AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 2, 2002
                                                       Registration No. 333-____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ______________

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                                  NETWORD, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                 ______________

             DELAWARE                 5140                    52-2143430
(State or Other Jurisdiction     (Primary Standard         (I.R.S. Employer
      of Incorporation or           Industrial          Identification Number)
        Organization)      Classification Code Number)

                             285 TANGLEWOOD CROSSING
                            LAWRENCE, NEW YORK 11559
                                 (516) 239-8067
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)
                                 ______________

                                 MICHAEL L. WISE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  NETWORD, INC.
                             285 TANGLEWOOD CROSSING
                            LAWRENCE, NEW YORK 11559
                                 (516) 239-8067
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                                 ______________

                                   Copies to:

              RUSSELL S. BERMAN, ESQ.           ERIC HONICK, ESQ.
       KRONISH LIEB WEINER & HELLMAN LLP     SNOW BECKER KRAUSS P.C.
           1114 AVENUE OF THE AMERICAS         605 THIRD AVENUE
            NEW YORK, NEW YORK 10036        NEW YORK, NEW YORK 10158
                  (212) 479-6000               (212) 687-3860
                                 ______________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective and all other conditions under the Agreement and Plan of Merger are satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ______________
                                 ______________

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------

 Title Of Each Class Of                       Proposed Maximum
    Securities To Be         Amount To Be    Offering Price Per   Amount Of Aggregate       Amount Of
      Registered(1)          Registered(2)          Share        Offering Price (3)(4)   Registration Fee
------------------------  -----------------  ------------------  ----------------------  -----------------

Common Stock               2,892,105 shares    Not applicable        $  3,455,365             $  318
------------------------  -----------------  ------------------  ----------------------  -----------------


     (1) This registration statement relates to common stock of Netword, Inc. to be issued to holders of common stock and preferred stock of Home Director, Inc. in connection with the merger of Webspeak Acquisition Corp., a wholly-owned subsidiary of Netword, with and into Home Director, as described in the Agreement and Plan of Merger dated as of April 9, 2002 by and among Netword, Webspeak and Home Director, a copy of which appears as Annex A to the information statement/proxy statement/prospectus forming a part of this registration statement.

     (2) The number of shares of Netword common stock to be registered is the product of the estimated exchange ratio determined as provided in the Agreement and Plan of Merger multiplied by the number of shares of Home Director common stock that will be outstanding or deemed to be outstanding immediately before the merger (including shares of Home Director common stock issued or issuable upon conversion of Home Director's outstanding convertible notes and preferred stock) and reflects a one-for-40 reverse split of Netword's common stock to be effected immediately before the merger.

     (3) Pursuant to Rule 457(f)(2) under the Securities Act, this amount was calculated based upon the book value of the Home Director common stock and preferred stock as of June 30, 2002.

     (4) No cash consideration will be paid for whole shares of Home Director. In lieu of the issuance of fractional shares, each Home Director stockholder who otherwise would be entitled to a fractional share of Netword common stock will receive a cash payment equal to the product obtained by multiplying the fractional share interest by the average of the high and low bid prices of Netword common stock as reported by Pink Sheets LLC (formerly known as the National Quotation Bureau) as of the last trading day before the effective date of the merger (adjusted to give effect to a one-for-40 reverse stock split of the Netword common stock to be effected immediately before the merger).

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

================================================================================

                                [GRAPHIC OMITED]


                               HOME DIRECTOR, INC.
                            2525 Collier Canyon Road
                          Livermore, California  94550
                           __________________________

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON _______, 2002

                           __________________________

To the Stockholders of Home Director, Inc.:

     Home Director, Inc. will hold a special meeting of its stockholders at ______________, on _______, 2002, at 10:00 a.m., local time, to vote on:

     1. approval of the Agreement and Plan of Merger by and among Netword, Inc., Webspeak Acquisition Corp. and Home Director, Inc. dated as of April 9, 2002, under which Webspeak is to be merged into Home Director and Home Director is to become a wholly-owned subsidiary of Netword; and

     2. any other matters that properly come before the meeting or any adjournments or postponements of the meeting.

     Record holders of Home Director common stock and preferred stock at the close of business on _______, 2002 will receive notice of and may vote at the meeting, including any adjournments or postponements of the meeting.

     The approval of the merger agreement will require the affirmative vote of holders of a majority of the outstanding voting power of (1) our common stock and preferred stock voting together as a single class, (2) our Series A Convertible Preferred Stock voting as a separate class, (3) our Series B Convertible Preferred Stock voting as a separate class and (4) our Series C Convertible Preferred Stock voting as a separate class.

     Under Delaware law, Home Director stockholders are entitled to assert appraisal rights in connection with the merger, as described in the enclosed information statement/proxy statement/prospectus.

     YOUR VOTE IS IMPORTANT. Please mark, sign, date and return your proxy promptly, whether or not you plan to attend the special meeting. Our board of directors unanimously recommends that you vote FOR approval of the matters to be voted on at our special meeting.

                                By order of the Board of Directors
                                of Home Director, Inc.


                                Daryl Stemm
                                Secretary
Livermore, California
_______, 2002

     ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR SHARES ARE REPRESENTED AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE PREVIOUSLY GIVEN YOUR PROXY, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              INFORMATION STATEMENT

               ACTION BY WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

                                  NETWORD, INC.
                             285 Tanglewood Crossing
                            Lawrence, New York 11559

     WE ARE NOT ASKING YOU FOR YOUR PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF OUR OUTSTANDING COMMON STOCK WHICH BECAME EFFECTIVE ON AUGUST ___, 2002. A MEETING AND VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

     Pursuant to requirements of the Delaware General Corporation Law, this information statement is being mailed on or about _______, 2002 to holders of record as of July 31, 2002 of our common stock. The approval by written consent was obtained in connection with the proposed merger of Webspeak Acquisition Corp., our wholly-owned subsidiary, into Home Director, Inc. Upon the merger, Home Director is to become our wholly-owned subsidiary and its stockholders are to receive shares of our common stock in exchange for their shares of Home Director stock. The following are the actions which were approved by the written consent:

     1.     amendment of our certificate of incorporation to:

     - effect a one-for-40 reverse split of our common stock immediately before the merger;

     -    change our name to "Home Director, Inc." upon the merger;

     - increase the number of authorized shares of our preferred stock from 10,000 to 2,000,000 upon the merger;

     - prohibit our stockholders from taking action after the merger by written consent without a meeting;

     - delete a requirement that we indemnify our employees and agents who are not directors and officers; and

     - require us to pay expenses to directors and officers incurred by them in defending any action, suit or proceeding in advance of a final disposition, to the fullest extent permitted by Delaware law; and

     2. amendment of our stock option plan to increase the number of shares of our common stock available for stock options after the reverse stock split.

                                    By order of the Board of Directors
                                    of Netword, Inc.

                                    Kent M. Klineman
                                    Secretary

Lawrence, New York
_______, 2002

                INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS
          TO THE STOCKHOLDERS OF NETWORD, INC. AND HOME DIRECTOR, INC.

                     MERGER PROPOSAL AND STOCKHOLDER NOTICE

     This document is an information statement/proxy statement/prospectus that relates to the proposed merger of Webspeak Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Netword, Inc., into Home Director, Inc. The merger is to take place pursuant to an Agreement and Plan of Merger by and among Netword, Webspeak and Home Director dated as of April 9, 2002. If the merger is approved by the stockholders of Home Director and if the other conditions specified in the merger agreement are satisfied or waived, Home Director will become a wholly-owned subsidiary of Netword and the holders of Home Director common stock and preferred stock will receive shares of Netword common stock in exchange for the Home Director stock they own. Cash will be paid to Home Director stockholders instead of fractional shares of Netword common stock. As a result of the merger, the former stockholders of Home Director will own approximately 84.6% of the Netword common stock and Netword will change its name to "Home Director, Inc." After the merger, Home Director's business will be Netword's principal business.

     Netword's common stock is quoted on the Nasdaq over-the-counter bulletin board under the trading symbol "NTWD." The closing sale price of Netword's common stock was $0.10 on April 12, 2002, the date the merger agreement was publicly announced, and the closing bid price was $0.07 on July 31, 2002. Home Director stockholders may wish to obtain current quotations for Netword's common stock before voting on the merger.


     This document is furnished by the board of directors of Home Director to Home Director stockholders as a proxy statement for the solicitation of proxies in connection with the special meeting of Home Director stockholders to be held on _______, 2002. IN CONSIDERING WHETHER TO APPROVE THE MERGER, THE HOME DIRECTOR STOCKHOLDERS SHOULD CAREFULLY REVIEW AND CONSIDER THE INFORMATION IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS DOCUMENT.

     This document also serves as a prospectus under the Securities Act of 1933, as amended, for Netword common stock to be issued to Home Director stockholders upon completion of the merger.

     This document is furnished to Netword stockholders as an information statement, pursuant to the requirements of Delaware corporate law, to disclose actions taken as of August ___, 2002, by written consent of holders of a majority of Netword's outstanding common stock. The consent approved certain amendments to Netword's certificate of incorporation and stock option plan. For more information on these amendments, please refer to the section entitled "The Written Consent of Netword Stockholders" on page 24.

     The information in this document concerning Netword and its affiliates has been furnished by Netword, and the information in this document concerning Home Director and its affiliates has been furnished by Home Director. The approximate date of mailing of this document is _______, 2002.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT/ PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this information statement/proxy statement/prospectus is _____________, 2002.

                   ADDITIONAL INFORMATION ABOUT NETWORD, INC.

     This document incorporates important business and financial information about Netword from other documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request to the following address:

     Netword, Inc.
     1270 Avenue of the Americas, Suite 1800
     New York, New York 10020
     Attention:  Murray M. Rubin
     Phone Number:  (212) 332-1890
     e-mail: murray@netword.com

     IF YOU WOULD LIKE TO REQUEST ANY DOCUMENTS, PLEASE DO SO BY _______, 2002 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING OF THE HOME DIRECTOR STOCKHOLDERS.

     For information on how to obtain copies of reports that Netword files with the SEC, please refer to the section entitled "Where You Can Find More Information" on page 88.

     Netword  is a registered trademark of Netword, Inc.   Home Director  and
Network Connection Center are registered trademarks of Home Director, Inc. Digital Interiors is a registered trademark of Digital Interiors, Inc. Other product and brand names used in this document are trademarks or registered trademarks of their respective holders.

                                TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER AND RELATED TRANSACTIONS . . . . .    1
SUMMARY OF THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS . . . . .    5
   The Companies. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
   Record Date and Vote Required. . . . . . . . . . . . . . . . . . . . .    5
   Home Director's Convertible Notes. . . . . . . . . . . . . . . . . . .    6
   Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   Terms of the Merger. . . . . . . . . . . . . . . . . . . . . . . . . .    6
   Closing and Effective Time of the Merger . . . . . . . . . . . . . . .    6
   Conditions of the Merger and Termination of the Agreement and Plan of
      Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
   Interests of Certain Persons in the Merger . . . . . . . . . . . . . .    7
   Approval of the Agreement and Plan of Merger by the Boards of
      Directors of Netword and Home Director. . . . . . . . . . . . . . .    8
   Approval of Other Actions by the Board of Directors and Stockholders
      of Netword. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
   Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . .    8
   Federal Income Tax Consequences. . . . . . . . . . . . . . . . . . . .    8
   Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
COMPARATIVE PER SHARE DATA. . . . . . . . . . . . . . . . . . . . . . . .   10
RISK FACTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
   The merger will result in reduction of the ownership percentages of the current Netword stockholders and the current Home
      Director stockholders.. . . . . . . . . . . . . . . . . . . . . . .   11
   Home Director's board of directors has not obtained an opinion of independent investment bankers as to the fairness to
      Home Director's stockholders of the exchange ratio provided
      for in the merger agreement.. . . . . . . . . . . . . . . . . . . .   11
   Netword's common stock is thinly traded, and the public market may provide little or no liquidity for the shares of Netword
      common stock to be issued in the merger.. . . . . . . . . . . . . .   11
   Liquidity on the Nasdaq bulletin board is limited, and, following the merger, Netword may be unable to obtain listing of its
      shares on a more liquid market. . . . . . . . . . . . . . . . . . .   11
   The NASD has announced that, subject to SEC approval, its
      over-the-counter bulletin board will be replaced by a new
      automated quotation system early in 2003; unless Netword's common stock is accepted for quotation on this new system
      (or another automated quotation system) within six months
      after the new system is introduced, quotations in the common
      stock will be available only in the "pink sheets".. . . . . . . . .   12
   Options and warrants to purchase Netword common stock which will be outstanding upon completion of the merger may dilute the interests of Netword's post-merger stockholders and hinder
      Netword's ability to raise equity capital.. . . . . . . . . . . . .   12
   Failure to complete the merger would have adverse consequences
      for both Netword and Home Director. . . . . . . . . . . . . . . . .   12
   Since Netword is no longer actively conducting any business, the merger will not result in any expansion or diversification of
      Home Director's existing business activities and could expose
      Home Director to claims related to Netword's prior activities.. . .   13
   The preferential rights of the holders of Home Director preferred
      stock will terminate upon the merger. . . . . . . . . . . . . . . .   13
   The directors and officers of Home Director and Netword have interests that are different from other stockholders of Home
      Director and Netword, which may have influenced them to support
      the merger. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
   Netword's certificate of incorporation will prohibit its stockholders from acting after the merger by written consent without a meeting, which could have an "anti-takeover" effect and reduce the
      vulnerability of Netword to takeovers . . . . . . . . . . . . . . .   13
   Netword's certificate of incorporation permits the issuance of
      "blank-check" preferred stock which may have voting, dividend and liquidation rights that are senior to the rights of holders of
      Netword common stock. . . . . . . . . . . . . . . . . . . . . . . .   13
   Netword's pro forma accounting for the merger may change.. . . . . . .   14

   In view of Home Director's history of operating losses since its
      inception, the combined companies may never be profitable.. . . . .   14
   Home Director's activities may require additional financing, which
      may not be obtainable.. . . . . . . . . . . . . . . . . . . . . . .   14
   Home Director is dependent on its relations with a limited number of home builders in limited geographical areas for a material
      portion of its revenues.. . . . . . . . . . . . . . . . . . . . . .   14
   Improvement in Home Director's business depends on its ability to increase consumer demand for its products and services and home
      builder participation in its marketing program. . . . . . . . . . .   14
   Home Director can no longer use the IBM name, and IBM may compete
      with Home Director. . . . . . . . . . . . . . . . . . . . . . . . .   15
   If Home Director's name does not achieve and maintain broad market recognition, it may fail to maintain or increase its market share.. 15 Home Director depends on a single distributor for most of its
      networking product sales. . . . . . . . . . . . . . . . . . . . . .   15
   Home Director's business is tied to the new housing market, which is inherently cyclical, seasonal and subject to continuing
      uncertainties.. . . . . . . . . . . . . . . . . . . . . . . . . . .   15
   Home Director's products may be perceived as luxury items, and its sales may be particularly sensitive to downturns in
      economic conditions.. . . . . . . . . . . . . . . . . . . . . . . .   15
   Home Director's systems installation business is geographically
      concentrated and may be difficult to expand into other areas. . . .   15
   Home Director's networking hardware and software products may, from time to time, suffer from design or manufacturing defects
      which could adversely affect its reputation and business. . . . . .   16
   Home Director faces significant competition, and its failure to compete effectively may limit or prevent any further development
      of its business.. . . . . . . . . . . . . . . . . . . . . . . . . .   16
   Home Director depends heavily on its executive officers and would
      have difficulty replacing them. . . . . . . . . . . . . . . . . . .   16
   Home Director's ability to operate and compete effectively requires that it hire and retain skilled technical personnel, who have been in short supply and may be unavailable to Home Director when
      it needs them.. . . . . . . . . . . . . . . . . . . . . . . . . . .   16
   Home Director's installation business requires it to hire, train and retain increasing numbers of skilled tradesmen, but it may periodically be unable to do so in the tight labor markets in
      which it operates.. . . . . . . . . . . . . . . . . . . . . . . . .   16
   Home Director may be exposed to significant costs of defense and damages in litigation stemming from product liability and
      related claims. . . . . . . . . . . . . . . . . . . . . . . . . . .   17
   Home Director's technology, whether or not patented, may be vulnerable to misappropriation by its competitors and the effects
       of competitive, non-infringing technology. . . . . . . . . . . . .   17
   Home Director may be subject to the costs and risks of claims for
      patent infringement asserted against it by others.. . . . . . . . .   17
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS. . . . . . . .   18
THE HOME DIRECTOR SPECIAL MEETING . . . . . . . . . . . . . . . . . . . .   19
   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   Record Date; Outstanding Shares. . . . . . . . . . . . . . . . . . . .   19
   Revocability of Proxies. . . . . . . . . . . . . . . . . . . . . . . .   19
   Voting and Solicitation. . . . . . . . . . . . . . . . . . . . . . . .   19
   Vote Required. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
   Quorum; Abstentions; Broker Non-Votes. . . . . . . . . . . . . . . . .   20
   Rights of Dissenting Stockholders. . . . . . . . . . . . . . . . . . .   20
   Appraisal Rights Procedures. . . . . . . . . . . . . . . . . . . . . .   20
   Interests of Certain Persons in Matters to be Acted Upon . . . . . . .   22
THE WRITTEN CONSENT OF NETWORD STOCKHOLDERS . . . . . . . . . . . . . . .   24
   Reverse Stock Split. . . . . . . . . . . . . . . . . . . . . . . . . .   24
   Name Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
   Increase of Number of Authorized Shares of Preferred Stock . . . . . .   26
   Prohibition on Stockholder Action by Written Consent . . . . . . . . .   27
   Board Discretion to Indemnify Employees and Agents . . . . . . . . . .   27

   Advancement of Expenses. . . . . . . . . . . . . . . . . . . . . . . .   28
   Form of Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . .   28
   Amendment to the Netword Stock Option Plan . . . . . . . . . . . . . .   28
HOME DIRECTOR PROPOSAL. . . . . . . . . . . . . . . . . . . . . . . . . .   30
APPROVAL OF THE AGREEMENT AND PLAN OF MERGER. . . . . . . . . . . . . . .   30
   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
   Joint Reasons for the Merger . . . . . . . . . . . . . . . . . . . . .   30
   Netword's Reasons for the Merger . . . . . . . . . . . . . . . . . . .   31
   Home Director's Reasons for the Merger and Recommendation of the Home
      Director Board of Directors . . . . . . . . . . . . . . . . . . . .   31
   Background of the Merger . . . . . . . . . . . . . . . . . . . . . . .   32
   Material Contacts between Netword and Home Director. . . . . . . . . .   33
   Material Federal Income Tax Consequences of the Merger . . . . . . . .   34
   Anticipated Accounting Treatment of the Merger . . . . . . . . . . . .   35
   Resale of Netword Common Stock Issued in the Merger. . . . . . . . . .   35
CONDITIONS AND TERMS OF THE AGREEMENT AND PLAN OF MERGER. . . . . . . . .   37
   Closing and Effective Time of the Merger . . . . . . . . . . . . . . .   37
   Effects of the Merger. . . . . . . . . . . . . . . . . . . . . . . . .   37
   Procedures for Exchange of Certificates. . . . . . . . . . . . . . . .   37
   Representations and Warranties . . . . . . . . . . . . . . . . . . . .   38
   Conduct of Business Pending the Merger . . . . . . . . . . . . . . . .   39
   Other Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
   Conditions to Completion of the Merger . . . . . . . . . . . . . . . .   41
   Termination of the Agreement and Plan of Merger. . . . . . . . . . . .   42
   Fees and Expenses; Termination Fee . . . . . . . . . . . . . . . . . .   42
   Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
   Payment of Cash in Lieu of Fractional Shares . . . . . . . . . . . . .   43
   Other Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
   Interests of Key Persons in the Merger . . . . . . . . . . . . . . . .   45
   Management of Home Director after the Merger . . . . . . . . . . . . .   45
   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
   Stockholder Approvals. . . . . . . . . . . . . . . . . . . . . . . . .   45
COMPARISON OF RIGHTS OF HOLDERS OF NETWORD COMMON STOCK AND HOME
      DIRECTOR CAPITAL STOCK. . . . . . . . . . . . . . . . . . . . . . .   46
   Authorized Capital Stock . . . . . . . . . . . . . . . . . . . . . . .   46
   Comparison of Rights of Holders of Home Director Preferred Stock and
      Netword Common Stock. . . . . . . . . . . . . . . . . . . . . . . .   46
   Comparison of Certificate of Incorporation and Bylaws of Netword and
      Home Director . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
PRO FORMA FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . .   52
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS. . . . . . . . .   56
   Netword. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
   Home Director. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
BUSINESS OF NETWORD . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
   Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
   History of Netword . . . . . . . . . . . . . . . . . . . . . . . . . .   58
   Revenues, Expenses and Research and Development Expenditures . . . . .   58
   Patents and Other Intellectual Property. . . . . . . . . . . . . . . .   58
   Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
   Government Approvals and Regulation. . . . . . . . . . . . . . . . . .   59
   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
   Description of Property. . . . . . . . . . . . . . . . . . . . . . . .   59
   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . .   59
   Changes and Disagreements with Accountants . . . . . . . . . . . . . .   59
NETWORD SELECTED HISTORICAL FINANCIAL INFORMATION . . . . . . . . . . . .   60
PRINCIPAL STOCKHOLDERS OF NETWORD . . . . . . . . . . . . . . . . . . . .   61
DESCRIPTION OF CAPITAL STOCK OF NETWORD . . . . . . . . . . . . . . . . .   62

   Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
   Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
BUSINESS OF HOME DIRECTOR . . . . . . . . . . . . . . . . . . . . . . . .   63
   Industry Overview and Market Opportunity . . . . . . . . . . . . . . .   64
   Home Director's Solution . . . . . . . . . . . . . . . . . . . . . . .   64
   Home Director's Products and Services. . . . . . . . . . . . . . . . .   65
   Sales and Marketing Strategy . . . . . . . . . . . . . . . . . . . . .   66
   Manufacturing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
   Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . .   68
   Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
   Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
   Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
   Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
   Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . .   69
   Changes in and Disagreements with Independent Accountants. . . . . . .   70
HOME DIRECTOR SELECTED HISTORICAL FINANCIAL DATA. . . . . . . . . . . . .   71
HOME DIRECTOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
      CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . .   72
   Overview . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   72
   Sale of Convertible Notes; Debt Restructuring. . . . . . . . . . . . .   72
   Results of Operations. . . . . . . . . . . . . . . . . . . . . . . . .   72
   Liquidity and Capital Resources. . . . . . . . . . . . . . . . . . . .   73
   Critical Accounting Policies . . . . . . . . . . . . . . . . . . . . .   73
NETWORD'S MANAGEMENT AFTER THE MERGER . . . . . . . . . . . . . . . . . .   75
   Executive Officers and Directors . . . . . . . . . . . . . . . . . . .   75
   Home Director Executive Compensation . . . . . . . . . . . . . . . . .   77
   Employment Contracts and Termination of Employment and
   Change-in-Control Arrangements . . . . . . . . . . . . . . . . . . . .   78
   Netword Executive Compensation . . . . . . . . . . . . . . . . . . . .   79
PRINCIPAL STOCKHOLDERS OF HOME DIRECTOR . . . . . . . . . . . . . . . . .   81
DESCRIPTION OF CAPITAL STOCK OF HOME DIRECTOR . . . . . . . . . . . . . .   83
   Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
   Convertible Notes. . . . . . . . . . . . . . . . . . . . . . . . . . .   85
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES
      ACT LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . .   86
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   87
STOCKHOLDER PROPOSALS . . . . . . . . . . . . . . . . . . . . . . . . . .   87
WHERE YOU CAN FIND MORE INFORMATION . . . . . . . . . . . . . . . . . . .   88
FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA . . . . . . . . . . . . . . .  F-1
ANNEX A  AGREEMENT AND PLAN OF MERGER AND AMENDMENT NO. 1 TO
      AGREEMENT AND PLAN OF MERGER. . . . . . . . . . . . . . . . . . . .  A-1
ANNEX B DELAWARE GENERAL CORPORATION LAW SECTION 262 APPRAISAL RIGHTS. . B-1 ANNEX C NETWORD'S FIRST CERTIFICATE OF AMENDMENT AND AMENDED AND
       RESTATED CERTIFICATE OF INCORPORATION. . . . . . . . . . . . . . .  C-1
ANNEX D  NETWORD'S AMENDED AND RESTATED BYLAWS. . . . . . . . . . . . . .  D-1

                   QUESTIONS AND ANSWERS ABOUT THE MERGER
                            AND RELATED TRANSACTIONS

Q1:  What is the merger transaction?

A1: In general, the merger transaction involves the merger of Webspeak, a wholly-owned subsidiary of Netword, into Home Director, with Home Director as the surviving corporation. Holders of Home Director common stock and preferred stock will receive Netword common stock in exchange for their Home Director shares. Upon the merger, the former stockholders of Home Director (including those persons who will become stockholders upon the automatic conversion of notes immediately before the merger) will own approximately 84.6% of Netword's outstanding common stock, and Netword will change its name to "Home Director, Inc." As a result of the merger, Home Director's current management will be the management of the combined companies, and Home Director's business will be Netword's principal business.

Q2: What is the purpose of this information statement/proxy statement/prospectus?

A2: This document serves as Netword's information statement and prospectus and as Home Director's proxy statement:

     - as an information statement, this document is being provided to Netword's stockholders to inform them that holders of a majority of Netword's outstanding common stock have delivered to Netword written consents approving certain amendments to its certificate of incorporation and an amendment to its stock option plan. For information regarding the actions consented to in writing by Netword's stockholders, please refer to the section entitled "The Written Consent of Netword Stockholders," beginning on page 24;

     - as a proxy statement, this document is being provided to Home Director's stockholders by Home Director because its board of directors is soliciting stockholder approval of the merger agreement; and

     - as a prospectus, this document is being provided to Home Director's stockholders by Netword because Netword is offering Home Director stockholders shares of Netword common stock in exchange for their shares of Home Director common stock and preferred stock.

Q3:  What will I receive in the merger?

A3: If the merger is completed, Home Director stockholders (including those persons who will become stockholders upon the automatic conversion of notes immediately before the merger) will receive a total of approximately 2,892,105 shares of Netword common stock in the merger. Each Home Director stockholder is expected to receive approximately .0295 shares of Netword common stock for each share of Home Director common stock that he or she holds or is entitled to receive by converting shares of preferred stock. These figures reflect a one-for-40 reverse stock split of Netword's common stock to occur immediately before the merger.

     Netword stockholders will not receive any consideration in the merger. The number of shares of Netword common stock owned by Netword stockholders will be unaffected by the merger, but the number of shares owned by the Netword stockholders will be reduced as a result of the one-for-40 reverse stock split of Netword's common stock that will be effected immediately before the merger.

Q4: What are the tax consequences of the merger to Netword and Home Director stockholders?

A4: The exchange of Home Director shares for Netword shares will generally be tax-free to the Home Director stockholders for U.S. federal income tax purposes, except for taxes payable on any gain recognized as a result of the receipt of cash in lieu of fractional shares. The merger will have no tax consequences to Netword stockholders. A summary of the material federal income tax consequences of the merger is included in the section entitled "Home Director Proposal - Approval of the Agreement and Plan of Merger - United States Federal Income Tax Consequences" beginning on page 34.

Q5: What transfer restrictions will apply to the shares of Netword common stock that the Home Director stockholders will receive in the merger?

A5: One-half of the shares of Netword common stock received by the Home Director stockholders in the merger will be subject to transfer restrictions for a period of three months following the effective date of the merger. In addition, all shares of Netword common stock that are issued to Home Director stockholders who are "affiliates" of Home Director at the time of the special meeting of stockholders will be subject to the transfer restrictions in Rule 145(c) under the Securities Act. Home Director stockholders who become affiliates of Netword upon or after the merger will be subject to transfer restrictions as provided in Rule 144 under the Securities Act.

Q6:  What am I being asked to vote upon?

A6: Home Director stockholders are being asked to approve the merger agreement. Approval of the merger agreement will include approval of all transactions which it contemplates, including the exchange of all of the outstanding shares of Home Director common stock and preferred stock for shares of Netword common stock, and the applicable exchange ratio.

     Netword stockholders are not being asked to vote on anything. Since Netword is not a party to the merger (because Home Director is to merge with Webspeak, Netword's wholly-owned subsidiary), approval of the merger by Netword's stockholders is not required. Several actions by Netword relating to the merger did, however, require stockholder approval, and these actions have been approved by written consent of holders of a majority of Netword's common stock. This document is being furnished to Netword stockholders because Delaware corporate law requires that Netword provide its stockholders with notice of corporate action taken by written consent. For information about the matters consented to in writing by Netword's stockholders, please refer to the section entitled "The Written Consent of Netword Stockholders" beginning on page 24.

Q7:  What stockholder approvals are required?

A7: By Home Director stockholders: Assuming a quorum is present, the merger proposal requires the affirmative vote of the holders of:

     - a majority of the outstanding voting power of the Home Director common stock and preferred stock voting together as a single class;

     - a majority of the outstanding voting power of the Home Director Series A Convertible Preferred Stock voting as a separate class;

     - a majority of the outstanding voting power of the Home Director Series B Convertible Preferred Stock voting as a separate class; and

     - a majority of the outstanding voting power of the Home Director Series C Convertible Preferred Stock voting as a separate class.

     If a stockholder of Home Director abstains or does not vote, the abstention or non-vote will have the same effect as a vote against the merger proposal.

     By Netword stockholders: Netword's stockholders are not required to Approve the merger and are not being asked to vote on any matter at this time.

Q8: What constitutes a quorum at the special meeting of the Home Director stockholders?

A8: A majority of the outstanding shares entitled to vote which are present or represented by proxy at the special meeting of the Home Director stockholders constitutes a quorum. A quorum must exist for the transaction of business at the meeting. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be considered part of the quorum. Broker non-votes, which are shares held by a broker or nominee that are represented at a stockholders' meeting, but which the broker or nominee is not empowered to vote on a proposal, are also included in determining the presence of a quorum.

Q9:  What do I need to do now?

A9: If you are a Home Director stockholder: After carefully reading and considering the information contained in this document, you should indicate on your proxy card how you want to vote and sign and mail it in the enclosed return envelope as soon as possible so that your shares will be represented at the special meeting of stockholders. You should return your proxy card whether or not you plan to attend the meeting. If you attend the meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

     If the merger is completed, you will receive a letter of transmittal describing how you should exchange your Home Director stock certificates for certificates representing Netword common stock. At that time, you will have to submit your Home Director certificates to Netword's transfer agent with your completed letter of transmittal. DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

     If you are a Netword stockholder: Netword stockholders are not currently required to take any action. You are encouraged to read and consider the information contained in this document for information only.

     After the merger, as a result of the reverse stock split, Netword stockholders will receive an information package from Netword's transfer agent regarding the exchange of old stock certificates for new stock certificates that represent the appropriate reduced number of shares. When you receive the information package from Netword's transfer agent, you should send your old certificates to the transfer agent with the executed letter of transmittal included in the package. Upon receipt of the old certificates and the properly executed letter of transmittal, Netword's transfer agent will send you new certificates representing the appropriate reduced number of shares.

Q10: What do I do if I want to change my vote after I have sent in my proxy card?

A10: Home Director stockholders: You can change your vote at any time before your proxy is voted at the stockholders' meeting. You can do this in one of three ways. First, you can send a written notice to Home Director stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card bearing a later date. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to Home Director before the special meeting. Finally, you can attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q11: What rights do the Home Director stockholders have if they oppose the merger?

A11: The Home Director stockholders may dissent and seek an appraisal of the fair market value of their shares, but only if they comply with the applicable procedures under Delaware law. For more information on the appraisal rights of Home Director's stockholders, please refer to the section of this document entitled "The Home Director Special Meeting - Appraisal Rights Procedures" beginning on page 20 and Annex B, which sets forth the text of Section 262 of the Delaware General Corporation Law, which is the Delaware appraisal rights statute.

Q12: When is the merger expected to be completed?

A12: If the required stockholder approvals are obtained, the merger should be completed soon after the special meeting of stockholders. But, since the merger cannot be completed until all of the conditions of the merger under the merger agreement have been satisfied or waived, we cannot predict when the merger will actually occur. Either Netword or Home Director may, but is not required to, terminate the merger agreement if the merger is not completed by November 30, 2002.

Q13: Are there risks that the Home Director stockholders should consider in deciding whether to vote in favor of the merger?

A13: Yes. The section of this document entitled "Risk Factors" beginning on page
     11 describes a number of risks that the Home Director stockholders should consider in deciding how to vote on the merger.

Q14: Who can I call with questions?

A14: If you have any questions regarding the proposal or how to submit your proxy, or if you need additional copies of this document or the enclosed proxy card or voting instructions, you should contact the individual named below:

        Home Director, Inc.
        2525 Collier Canyon Road
        Livermore, California 94550
        Attention: Daryl Stemm
        Phone Number: (925) 373-0438
        e-mail: dstemm@digitalinteriors.com

         SUMMARY OF THE INFORMATION STATEMENT/PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information from this document and may not contain all of the information that is important to you. We encourage you to read this entire document for a complete understanding of the proposed merger and related transactions. You should also review the other available information referred to in the section entitled "Where You Can Find More Information" beginning on page 88.

THE COMPANIES

Netword, Inc.

     Netword, which was incorporated in Delaware in February 1999, owns and operates the Netword System, a patented Internet utility. In January 2002, as a result of its decision to focus on the possible merger with another business, Netword terminated its marketing and sales efforts and all of its full-time employees.

     Netword's principal executive offices are located at 285 Tanglewood Crossing, Lawrence, New York 11559, and its telephone number is (516) 239-8067.

Webspeak Acquisition Corp.

     Webspeak Acquisition Corp. is a wholly-owned subsidiary of Netword. It was incorporated in Delaware in March 2002 solely for the purpose of merging with Home Director. Webspeak has no operations and no material assets or liabilities other than in connection with the proposed merger.

Home Director, Inc.

     Home Director was incorporated in Delaware in October 1999. Home Director is a private company that designs, manufactures, sells and installs home networking solutions that connect security systems, audio systems, video services, televisions, utilities, personal computers and the Internet. Home Director's first generation products and technology were developed by IBM and sold to Home Director in December 1999.

     Home Director's principal executive offices are located at 2525 Collier Canyon Road, Livermore, California 94550, and its telephone number is (925) 373-0438.

RECORD DATE AND VOTE REQUIRED

     The record date for stockholders entitled to vote at the special meeting of Home Director stockholders is _______, 2002. The affirmative vote of a majority of the outstanding voting power of Home Director's common stock and preferred stock voting together as a single class and the affirmative vote of a majority of the outstanding voting power of each series of Home Director's preferred stock, each voting as a separate class, is required to approve the merger agreement.

     Several Home Director stockholders have entered into an agreement in which they have agreed to vote all of their shares in favor of the merger. As of July 31, 2002, these Home Director stockholders represented approximately (1) 51% of the combined voting power of Home Director's common stock and preferred stock,
(2) 95% of the voting power of Home Director's Series A Convertible Preferred Stock, (3) 22% of the voting power of Home Director's Series B Convertible Preferred Stock and (4) 100% of the voting power of Home Director's Series C Convertible Preferred Stock.

     Home Director's directors and officers own common stock representing approximately 5% of the combined voting power of its outstanding common and preferred stock. They do not own any of its preferred stock.

     Netword stockholders are not required to approve the merger. Netword's directors and officers own approximately 19% of its outstanding common stock.

HOME DIRECTOR'S CONVERTIBLE NOTES

     From May through July 2002, Home Director privately sold $7,118,341 principal amount of its 8% secured convertible notes due 2003. Upon satisfying the minimum sale requirements, Home Director's outstanding exchangeable notes in the principal sum of $705,000 were automatically exchanged for an equal principal amount of convertible notes. All of the convertible notes, except those held by Netword, will automatically convert into Home Director common stock at a price of $0.10 per share (a total of 75,533,410 shares) immediately before the merger. The shares of Home Director common stock issuable in the conversion will not be outstanding as of the record date for determining stockholders entitled to vote at Home Director's special meeting.

RISK FACTORS

     In considering whether to approve the merger, the Home Director stockholders should carefully review and consider the information in the section entitled "Risk Factors" beginning on page 11, including information about current rights of the holders of Home Director preferred stock that will not survive the merger.

     Although they are not required to vote on the merger, Netword stockholders are also urged to review and consider the "Risk Factors."

TERMS OF THE MERGER

     Under the terms of the merger agreement, Webspeak will merge into Home Director and Home Director will be the surviving corporation. In the merger, Home Director stockholders will receive shares of Netword common stock in accordance with the exchange ratio described in the merger agreement. The exchange ratio will be approximately .0295 shares of Netword common stock for each share of Home Director common stock. Upon completion of the merger, the Home Director stockholders will own approximately 84.6% of the outstanding Netword common stock.

     Immediately before the merger, Netword will effect a one-for-40 reverse stock split of its common stock. Upon completion of the merger, the directors and officers of Home Director will become directors and officers of Netword, while both of Netword's existing directors will remain as directors. Upon the merger, Netword will change its name to "Home Director, Inc." and will change its trading symbol to reflect the name change.

CLOSING AND EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State, which will occur on or immediately after the date of the closing under the merger agreement. It is expected that the closing and the filing of the certificate will occur promptly after the satisfaction of the conditions to the merger, including the necessary approvals by Home Director stockholders. For more information about the closing of the merger, please refer to the section entitled "Conditions and Terms of the Agreement and Plan of Merger - Closing and Effective Time" on page 37.

CONDITIONS OF THE MERGER AND TERMINATION OF THE AGREEMENT AND PLAN OF MERGER

     The closing of the merger is subject to the satisfaction or waiver of several conditions, including:

     -    the necessary Home Director stockholder approvals;

     - the filing by Netword of a registration statement on Form 8-A registering Netword common stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     - Netword's having at least $900,000 in net cash and cash equivalents (less transaction costs related to the merger); and

     - the expiration or other termination of appraisal rights stemming from the merger with respect to at least 95% of the combined voting power of Home Director's capital stock.

     The merger agreement may be terminated if all required conditions are not
satisfied or waived.   Furthermore, Netword and Home Director may terminate the
merger agreement by mutual consent, and either of them may terminate the merger agreement if the merger is not completed by November 30, 2002. For more information, please refer to the section entitled "Conditions and Terms of the Agreement and Plan of Merger" beginning on page 37.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

Netword

     Kent M. Klineman and Michael L. Wise, the current directors of Netword, will remain directors of Netword following the merger. Certain stockholders of Netword and Home Director have entered into stockholders agreements in which they have agreed to vote their shares for Messrs. Klineman and Wise as directors of Netword for one to three years after the merger.

     The merger agreement provides that (1) the provisions in Netword's bylaws regarding indemnification of directors and officers will not be changed in a manner that would adversely affect their rights thereunder for at least six years after the merger and (2) Netword will, to the fullest extent permitted by law, indemnify its current and former directors and officers in accordance with its current certificate of incorporation and bylaws (whether or not the merger is completed) until April 9, 2008. Notwithstanding these provisions, Netword has recently adopted amendments to its bylaws which will enhance the indemnity rights of its directors and officers upon the merger. For more information, please refer to Annex D of this document, which includes the entire text of Netword's amended and restated bylaws, and the section entitled "Comparison of Rights of Holder of Netword Capital Stock and Home Director Capital Stock - Comparison of Certificate of Incorporation and Bylaws of Netword and Home Director" on page 48.

Home Director

     Pursuant to the merger agreement, upon the merger, the current directors and officers of Home Director will become directors and officers of Netword.

     Home Director has agreed that, if the merger occurs, it will pay Spencer Trask Ventures, Inc., its financial adviser and an affiliate of one of its principal stockholders, an investment advisory fee of $250,000.

     In February 2002, Donald B. Witmer, Home Director's chairman and chief executive officer, Robert Wise, Home Director's president and chief operating officer, and Spencer Trask Venture Partners, LLC, an affiliate of Spencer Trask Ventures, Inc., purchased $110,000, $55,000 and $270,000, respectively, of Home Director's exchangeable notes, which were automatically exchanged for an equal principal amount of Home Director's convertible notes in May 2002. Immediately prior to completion of the merger, these notes will convert at $0.10 per share into 1,110,000, 550,000 and 2,700,000 shares of Home Director common stock. In connection with the note purchases, Messrs. Witmer and Wise and Spencer Trask Investment Partners, LLC received warrants to purchase, respectively, 157,143, 78,571 and 385,714 shares of Home Director's common stock at a price of $0.70 per share.

     For its services as placement agent for the private sale of Home Director's convertible notes, Spencer Trask Ventures, Inc. received cash compensation of $711,834, payment of $213,550 for its non-accountable expenses and warrants to purchase 14,236,682 shares of Home Director common stock at $0.10 per share. In addition, Home Director's board of directors has approved the payment of a $200,000 bonus to Mr. Witmer in connection with Home Director's private sale of convertible notes and its related debt restructuring, $100,000 of which was paid on July 2, 2002, and $100,000 which will be, subject to board approval, paid at such time as Home Director has at least $100,000 of earings before interest, taxes, depreciation, and amortization for a consecutive six-month period.

APPROVAL OF THE AGREEMENT AND PLAN OF MERGER BY THE BOARDS OF DIRECTORS OF NETWORD AND HOME DIRECTOR

     Netword's board of directors has approved the adoption of the merger agreement and determined that the merger of Home Director with Netword's wholly-owned subsidiary is in the best interests of Netword and its stockholders. For more information, please refer to the section entitled "Home Director Proposal - Approval of the Agreement and Plan of Merger - Netword's Reasons for the Merger" on page 31.

     Home Director's board of directors has approved the adoption of the merger agreement and determined that the merger is in the best interests of Home Director and its stockholders. For more information, please refer to the section entitled "Home Director Proposal - Approval of the Agreement and Plan of Merger - Home Director's Reasons for the Merger and Recommendation of the Home Director Board of Directors" beginning on page 31.

APPROVAL OF OTHER ACTIONS BY THE BOARD OF DIRECTORS AND STOCKHOLDERS OF NETWORD

     On July 31, 2002, Netword's board of directors approved:

     1.     an amendment to its certificate of incorporation to:

          - effect a one-for-40 reverse split of its common stock immediately before the merger;

          -    change its name to "Home Director, Inc." upon the merger;

          - increase the number of its authorized shares of preferred stock from 10,000 to 2,000,000 upon the merger;

          - prohibit its stockholders from taking action after the merger by written consent without a meeting;

          - delete a requirement that Netword indemnify its employees and agents who are not directors or officers; and

          - require it to pay expenses incurred by directors and officers in defending any action, suit or proceeding in advance of a final disposition, to the fullest extent permitted by Delaware law; and

     2. an amendment to its stock plan to increase the number of shares of common stock available for stock options after the reverse stock split from 187,500 to 600,000.

     As of August ___, 2002, holders of a majority of Netword's common stock (the only outstanding class of Netword stock), acting by written consent without a meeting, approved each of these proposals by signing a written consent. A meeting and vote on these proposals by the remaining Netword stockholders is not necessary. For more information about the written consent of Netword's stockholders, please refer to the section entitled "The Written Consent of Netword Stockholders" beginning on page 24.

ACCOUNTING TREATMENT

     Although Netword will acquire Home Director in the merger, Home Director's stockholders will hold a majority of the voting interests in Netword upon completion of the merger. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition," and Home Director will be the "accounting acquirer."

FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Home Director shares for Netword shares will generally be tax-free to Home Director stockholders for U.S. federal income tax purposes, except for taxes payable on any gain recognized as a result of the receipt of cash in lieu of fractional shares. The merger will have no tax consequences to Netword stockholders. For more information, please refer to the section entitled "Home Director Proposal - Approval of the Agreement and Plan of Merger
- Material Federal Income Tax Consequences of the Merger" on page 34.

     There will generally be no tax consequences to Netword stockholders as a result of the one-for-40 reverse stock split. For more information, please refer to the section entitled "The Written Consent of the Netword Stockholders - Federal Income Tax Consequences" on page 26.

APPRAISAL RIGHTS

     Under Delaware corporate law, if the merger is approved, dissenting stockholders of Home Director may have appraisal rights which entitle them to receive cash equal to the fair market value of their shares. In order to be entitled to appraisal rights, Home Director stockholders must follow the procedures set forth in Section 262 of the Delaware General Corporation Law, the text of which is set forth in Annex B of this document. For more information on the appraisal rights procedures, please refer to the section entitled "The Home Director Special Meeting - Appraisal Rights Procedures" on page 20.

     Netword stockholders do not have appraisal rights in connection with the merger.

                           COMPARATIVE PER SHARE DATA

     The following information presents certain unaudited historical per share data of Netword and Home Director and pro forma per share data of Netword and Home Director after giving effect to the proposed merger as described in this document.

     The following information should be read together with the separate historical consolidated financial statements and related notes of Netword and Home Director and the unaudited pro forma condensed combined financial information included elsewhere in this document. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred if the merger had been consummated on that date.

                                                                 Year Ended    Six Months
                                                                 December 31, Ended June 30,
                                                                    2001         2002
                                                                   --------     -------
HISTORICAL NETWORD:
  Basic and diluted net loss per share (as previously reported)    $ (0.08)     $(0.02)
  Basic and diluted net loss per share (as adjusted for proposed
     one-for-40 stock split)                                       $ (3.08)     $(0.60)
  Book value per share (as adjusted for proposed one-for-40
     stock split)                                                  $  2.39      $ 2.00

HISTORICAL HOME DIRECTOR:
  Basic and diluted net loss per share before extraordinary gain   $(29.09)     $(2.41)
  Book value per share at the end of the period                    $  0.47      $ 2.69
  Book value per share at the end of the period (as adjusted for conversion of preferred stock and convertible notes
     outstanding at that date)                                     $  0.05      $ 0.04

HISTORICAL HOME DIRECTOR (AS ADJUSTED FOR THE ESTIMATED SHARES
 OUTSTANDING AFTER THE PROPOSED MERGER):
  Net loss before extraordinary gain per combined share - basic
     and diluted (1)                                               $ (8.89)     $(0.87)

NETWORD AND HOME DIRECTOR PRO FORMA COMBINED:
  Pro forma book value per combined share at the end of the
     period (2)                                                    N/A          $ 2.84
  Pro forma book value per equivalent share at the end of the
     period (3)                                                    N/A          $ 2.84


 ____________________

(1) As a result of Netword's decision to effectively discontinue its businesses, Netword will be a non-operating holding company with no continuing operations at the time of the merger. Therefore, the historical results of operations for Netword are not meaningful when combined with the historical results of operations of Home Director for purposes of the pro forma presentation. Comparative per share data for the combined companies has been computed by taking the historical results of Home Director divided by the estimated shares outstanding of the combined company immediately after the proposed merger.

 (2) The pro forma combined book value per share is computed by dividing pro forma stockholder's equity by the estimated number of shares outstanding immediately after the merger.

 (3) The number of shares of Netword common stock owned by its stockholders prior to the merger will remain unchanged in the merger. Accordingly, the Netword book value and loss per share in the combined company is equivalent to the combined per share amount stated above.

                                  RISK FACTORS
     The following risk factors, together with all of the other information included in this document, should be carefully considered in evaluating the proposed merger and related transactions.

RISKS RELATED TO THE MERGER

     THE MERGER WILL RESULT IN REDUCTION OF THE OWNERSHIP PERCENTAGES OF THE CURRENT NETWORD STOCKHOLDERS AND THE CURRENT HOME DIRECTOR STOCKHOLDERS.

     Upon the merger, after giving effect to the one-for-40 reverse stock split of Netword's common stock, an estimated total of 2,892,105 shares of Netword's common stock will be issued to the former Home Director stockholders, including those who became Home Director stockholders upon conversion of Home Director's convertible notes immediately before the merger. As a result, the shares held by the persons who were Netword stockholders and owned all of Netword's outstanding common stock immediately before the merger will represent approximately 15.4% of the common stock outstanding upon the merger, while the shares acquired by the persons who were Home Director stockholders and owned all of Home Director's capital stock before the merger will represent approximately 84.6% of the common stock outstanding upon the merger.

     HOME DIRECTOR'S BOARD OF DIRECTORS HAS NOT OBTAINED AN OPINION OF INDEPENDENT INVESTMENT BANKERS AS TO THE FAIRNESS TO HOME DIRECTOR'S STOCKHOLDERS OF THE EXCHANGE RATIO PROVIDED FOR IN THE MERGER AGREEMENT.

     While Home Director's board of directors was advised by a financial adviser in the negotiation of the merger agreement and the consideration to be received by Home Director stockholders in the merger and the board has determined that the exchange ratio provided for in the merger agreement is fair to the Home Director stockholders, the board has not obtained an opinion of independent investment bankers to this effect. Home Director's financial adviser is an affiliate of one of its principal stockholders.

     NETWORD'S COMMON STOCK IS THINLY TRADED, AND THE PUBLIC MARKET MAY PROVIDE LITTLE OR NO LIQUIDITY FOR THE SHARES OF NETWORD COMMON STOCK TO BE ISSUED IN THE MERGER.

     Subject to resale restrictions under the Securities Act applicable to persons who are currently affiliates of Home Director or become affiliates of Netword upon the merger, the Netword common stock to be issued to Home Director stockholders in the merger will be tradable in the public market immediately upon or within three months after the merger, without a restrictive legend. The number of shares so issued and tradable will more than triple the number of shares of Netword common stock previously available for trading in the public market (as adjusted for the one-for-40 reverse stock split of Netword's common stock that will become effective immediately before the merger). There has historically been only a limited trading market in Netword common stock, and an active trading market for Netword common stock may not develop after the merger. In view of the relatively large quantities of shares that will first become eligible for sale in the public market upon the merger and three months thereafter, persons desiring to sell their shares may find it difficult to find buyers for their shares at prices quoted in the market or at all.

     LIQUIDITY ON THE NASDAQ BULLETIN BOARD IS LIMITED, AND, FOLLOWING THE MERGER, NETWORD MAY BE UNABLE TO OBTAIN LISTING OF ITS SHARES ON A MORE LIQUID MARKET.

     Netword expects (although it cannot be certain) that its common stock will continue after the merger to be quoted on Nasdaq's over-the-counter bulletin board, which provides significantly less liquidity than a securities exchange (such as the American or New York Stock Exchange) or an automated quotation system (such as the Nasdaq National or SmallCap Market). Although Netword has agreed in the merger agreement to seek listing of its common stock on the Nasdaq National or SmallCap Market after the merger, there is considerable uncertainty that it will meet initial listing requirements or that its shares will be accepted for any such listing. Among other things, initial listing requirements include a minimum trading price for shares to be listed ($4.00 per share for the Nasdaq SmallCap Market), and there is no way to predict the price at which Netword's common stock will trade after the merger. While the merger contemplates a significant reduction (by way of a one-for-40 reverse stock split) in the number of outstanding shares of Netword's common stock as a means to increase the relative value and trading price per outstanding share, the actual effect on the trading price of Netword's common stock may be less than anticipated. In any event, the effect of the reverse stock split may not be sufficient to achieve a sustained level of trading at a price that satisfies the listing requirements.

     THE NASD HAS ANNOUNCED THAT, SUBJECT TO SEC APPROVAL, ITS OVER-THE-COUNTER BULLETIN BOARD WILL BE REPLACED BY A NEW AUTOMATED QUOTATION SYSTEM EARLY IN 2003; UNLESS NETWORD'S COMMON STOCK IS ACCEPTED FOR QUOTATION ON THIS NEW SYSTEM (OR ANOTHER AUTOMATED QUOTATION SYSTEM) WITHIN SIX MONTHS AFTER THE NEW SYSTEM IS INTRODUCED, QUOTATIONS IN THE COMMON STOCK WILL BE AVAILABLE ONLY IN THE "PINK SHEETS".

     The Nasdaq stock market has announced plans to establish a new automated quotation system during the first quarter of 2003. The new system, to be called the bulletin board exchange, is intended to replace the over-the-counter bulletin board, where Netword's common stock is currently traded and which will be discontinued six months after the new system is introduced. Listing requirements for the new system are expected to be less onerous than those of the Nasdaq SmallCap Market (e.g., they are not expected to impose a minimum trading price) but more restrictive than those of the over-the-counter bulletin board. If Netword should fail to satisfy the listing requirements for the new bulletin board exchange or another automated quotation system or exchange (such as the Nasdaq SmallCap Market) within the six month period, public quotation of its common stock would be available, if at all, only through the more limited facilities of the over-the-counter "pink sheets." Any reduction in the availability of quotations would likely further limit the liquidity of the market in Netword's common stock and make it more difficult for stockholders to dispose of their shares.

     OPTIONS AND WARRANTS TO PURCHASE NETWORD COMMON STOCK WHICH WILL BE OUTSTANDING UPON COMPLETION OF THE MERGER MAY DILUTE THE INTERESTS OF NETWORD'S POST-MERGER STOCKHOLDERS AND HINDER NETWORD'S ABILITY TO RAISE EQUITY CAPITAL.

     All of Home Director's options and warrants outstanding at the time of the merger will be assumed by Netword in the merger. Upon completion of the merger, Netword will have outstanding options and warrants to purchase 812,773 shares of common stock at exercise prices ranging from $0.34 to $424.00 per share (excluding a cashless exercise right of a former executive of Home Director to acquire 135,833 shares), of which options and warrants to purchase 641,954 shares will have been assumed in the merger. The number of shares purchasable pursuant to the outstanding options and warrants will represent approximately 19.2% of Netword's fully-diluted common stock upon completion of the merger. In addition, Netword has issued a warrant to a former strategic contractor, which allows the contractor to purchase shares constituting up to 15% of Netword's common stock on a fully diluted basis at any time until September 29, 2003, for a total exercise price of approximately $3.0 million. The exercise of outstanding options and warrants would dilute the ownership interests of Netword's stockholders, and the potential dilutive effects of such options and warrants may adversely affect Netword's ability to raise additional equity capital.


     FAILURE TO COMPLETE THE MERGER WOULD HAVE ADVERSE CONSEQUENCES FOR BOTH NETWORD AND HOME DIRECTOR.

     Completion of the merger remains subject to the satisfaction by Netword and Home Director of a number of conditions, including approval of the merger agreement by Home Director's stockholders. In addition, the merger agreement may be terminated by Netword or Home Director under certain circumstances. If the merger is abandoned for any reason (including termination of the merger agreement), Netword and Home Director would suffer certain adverse consequences, including the following:

          - if the merger agreement is terminated for any reason other than a breach by Netword, Home Director will be required to pay Netword a termination fee of $1.0 million;

          - if the merger agreement is terminated by Home Director due to a material breach by Netword, Netword will be required to pay Home Director a termination fee of $1.0 million;

          - the market price of Netword's common stock may decline to the extent that the market price before the abandonment of the merger reflects market assumptions that the merger will be completed and have a positive effect;

          - since Netword has ceased substantially all of its business activities, Netword will have no prospects of operating revenue;

          - Netword and Home Director will each bear significant costs related to the merger, such as legal, accounting, financial advisory and printing fees; and

          - up to $7,823,341 principal amount of Home Director's convertible notes, which would otherwise convert into shares of Home Director common stock immediately before the merger, will become due and payable in May 2003.

     SINCE NETWORD IS NO LONGER ACTIVELY CONDUCTING ANY BUSINESS, THE MERGER WILL NOT RESULT IN ANY EXPANSION OR DIVERSIFICATION OF HOME DIRECTOR'S EXISTING BUSINESS ACTIVITIES AND COULD EXPOSE HOME DIRECTOR TO CLAIMS RELATED TO NETWORD'S PRIOR ACTIVITIES.

     Netword's principal assets consist of intellectual property not directly related to Home Director's business, and cash. Netword has effectively ceased all marketing and sales activities and has minimal revenues. Creditors or stockholders of Netword could assert claims against Netword relating to Netword's pre-merger activities, and the defense of any such claims could exhaust any pre-merger assets of Netword or expose Netword's post-merger activities and assets (including those of Home Director) to financial risk.

     THE PREFERENTIAL RIGHTS OF THE HOLDERS OF HOME DIRECTOR PREFERRED STOCK WILL TERMINATE UPON THE MERGER.

     Upon the merger, holders of Home Director preferred stock will become holders of Netword common stock and will lose their preferential rights, which include dividend and liquidation preferences and, for certain classes of Home Director preferred stock, anti-dilution protection and preemptive rights. For more information, please refer to the section entitled "Comparison of Rights of Holders of Netword Common Stock and Home Director Capital Stock - Comparison of Holders of Home Director Preferred Stock and Netword Common Stock" on page 46.

     THE DIRECTORS AND OFFICERS OF HOME DIRECTOR AND NETWORD HAVE INTERESTS THAT ARE DIFFERENT FROM OTHER STOCKHOLDERS OF HOME DIRECTOR AND NETWORD, WHICH MAY HAVE INFLUENCED THEM TO SUPPORT THE MERGER.

     The directors and officers of Home Director will become directors and officers of Netword upon the merger. In addition, the two current directors of Netword will remain directors after the merger. The interests of these directors and officers are different from, or in addition to, the interests of the stockholders of Home Director and Netword. The stockholders of Netword and Home Director should consider whether the interests of these officers and directors may have influenced them to support or recommend the merger. For more information, please refer to the section entitled "The Home Director Special Meeting - Interests of Certain Persons to be Acted Upon," on page 22.

     NETWORD'S CERTIFICATE OF INCORPORATION WILL PROHIBIT ITS STOCKHOLDERS FROM ACTING AFTER THE MERGER BY WRITTEN CONSENT WITHOUT A MEETING, WHICH COULD HAVE AN "ANTI-TAKEOVER" EFFECT AND REDUCE THE VULNERABILITY OF NETWORD TO TAKEOVERS.

     Upon the merger, Netword's certificate of incorporation will be amended to prohibit Netword's stockholders from acting by written consent without a meeting. This amendment could have an "anti-takeover" effect and reduce Netword's vulnerability to takeovers by other corporations, groups or individuals, including those that Netword's stockholders may deem to be in their best interests. For more information, please refer to the section entitled "The Written Consent of Netword Stockholders - Prohibition on Action by Written Consent" on page 27.

     NETWORD'S CERTIFICATE OF INCORPORATION PERMITS THE ISSUANCE OF "BLANK-CHECK" PREFERRED STOCK WHICH MAY HAVE VOTING, DIVIDEND AND LIQUIDATION RIGHTS THAT ARE SENIOR TO THE RIGHTS OF THE HOLDERS OF NETWORD COMMON STOCK.

     Upon the merger, Netword's certificate of incorporation will be amended to increase its authorized preferred stock from 10,000 to 2,000,000 shares. Under Netword's certificate of incorporation, Netword's board of directors is authorized, without stockholder approval, to designate one or more classes of preferred stock and to fix the relative rights and preferences of each such class, all of which may be senior to the rights of the holders of the Netword common stock. Although there are currently no shares of Netword preferred stock outstanding, the issuance of additional shares of preferred stock could adversely affect the voting, dividend and liquidation rights of the holders of Netword common stock. In addition, depending upon the voting rights of any class of Netword preferred stock, the issuance of such shares could have an "anti-takeover" effect and reduce Netword's vulnerability to takeovers, including those takeovers that Netword's stockholders deem to be in their best interests.

     NETWORD'S PRO FORMA ACCOUNTING FOR THE MERGER MAY CHANGE.

     The unaudited pro forma combined financial information contained in this document is presented for illustrative purposes only and is not necessarily indicative of the combined financial position or results of operations of future periods or the results that actually would have been realized had the entities been a single entity during this period. Netword anticipates that the merger will be accounted for as a reverse merger, with Home Director being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer (Home Director) will become the historical financial statements of the combined companies. Netword and Home Director have estimated the impacts of the merger in developing the related pro forma information.
These estimates are subject to change pending a final analysis after completion of the merger. The impact of these changes could be material and negative to Netword's post-merger results of operations.

RISKS RELATED TO THE COMBINED COMPANIES AFTER THE MERGER

     In addition to risk factors related to the merger, after the merger, Netword and Home Director, as combined companies, will be subject to the following risks:

     IN VIEW OF HOME DIRECTOR'S HISTORY OF OPERATING LOSSES SINCE ITS INCEPTION, THE COMBINED COMPANIES MAY NEVER BE PROFITABLE.

     Home Director has a limited operating history and has never had income from operations. It experienced net losses of approximately $31.7 million and $30.4 million for the years ended December 31, 2000 and 2001 and a loss before extraordinary gain of approximately $2.1 million for the six months ended June 30, 2002. The results of operations of the combined companies after the merger will depend on a number of factors, including Home Director's ability to expand the market for its products and services. There can be no assurance that the combined companies will ever be profitable.

     HOME DIRECTOR'S ACTIVITIES MAY REQUIRE ADDITIONAL FINANCING, WHICH MAY NOT BE OBTAINABLE.

     Home Director intends to increase its operating expenses to expand its sales, marketing and product development efforts. Its failure to achieve anticipated revenues from these efforts on a timely basis or its inability to avoid unforeseen costs could adversely impact the results of operations of the combined companies and require them to seek additional capital, which may be difficult to obtain on acceptable terms or at all.

     HOME DIRECTOR IS DEPENDENT ON ITS RELATIONS WITH A LIMITED NUMBER OF HOME BUILDERS IN LIMITED GEOGRAPHICAL AREAS FOR A MATERIAL PORTION OF ITS REVENUES.

     Home Director's home networking systems installation business accounted for approximately 62% of its total revenues in 2001, and 10 home builders accounted for most of these sales. Its penetration of the new home market represents a small percentage of all new homes constructed by these builders. Loss or reduction of demand or increased pricing pressure from any of these builders could adversely affect Home Director's revenues and the ability of the combined companies to achieve profitability.

     IMPROVEMENT IN HOME DIRECTOR'S BUSINESS DEPENDS ON ITS ABILITY TO INCREASE CONSUMER DEMAND FOR ITS PRODUCTS AND SERVICES AND HOME BUILDER PARTICIPATION IN ITS MARKETING PROGRAM.

     Unless and until otherwise motivated by consumer demand, additional home builders may be unwilling to introduce or bear the costs of offering Home Director's systems to new home purchasers. Adverse events or economic or other conditions affecting markets for new homes, potential delays in product development, product and service flaws, changes in technology and the availability of competitive products are among a number of factors that could limit consumer demand for Home Director's products and services.

     HOME DIRECTOR CAN NO LONGER USE THE IBM NAME, AND IBM MAY COMPETE WITH HOME DIRECTOR.

     Although Home Director was initially permitted to use the IBM name and brand in connection with certain software and technology it acquired from IBM in 1999, its rights to do so expired in December 2000. The marketplace may to some extent continue to associate Home Director's products with IBM, but IBM itself retains a license to certain of the software and technology and to improvements developed by Home Director. IBM is free to compete with Home Director, directly or through licensees. Such competition could significantly undermine Home Director's business.

     IF HOME DIRECTOR'S NAME DOES NOT ACHIEVE AND MAINTAIN BROAD MARKET RECOGNITION, IT MAY FAIL TO MAINTAIN OR INCREASE ITS MARKET SHARE.

     Home Director believes that brand recognition is important to its marketing efforts and has spent substantial amounts to promote its name. These efforts and expenditures may not have achieved their objective or, even if Home Director's brand becomes more generally known, may not result in a recovery of advertising and promotional expenses or in any significant market penetration or increase in revenues.

     HOME DIRECTOR DEPENDS ON A SINGLE DISTRIBUTOR FOR MOST OF ITS NETWORKING PRODUCT SALES.

     A single distributor has historically been responsible for approximately 75% of Home Director's networking product sales (as distinguished from sales to home builders in its systems installation business). While Home Director intends to expand its distribution network, there can be no assurance that it will be able to do so. Home Director's primary distributor could at any time terminate or reduce its distribution of Home Director's networking products or demand changes in its business relationship with Home Director. Any such changes could adversely affect sales of Home Director's networking products and the related margins.

     HOME DIRECTOR'S BUSINESS IS TIED TO THE NEW HOUSING MARKET, WHICH IS INHERENTLY CYCLICAL, SEASONAL AND SUBJECT TO CONTINUING UNCERTAINTIES.

     Home Director's business is directly related to the level of housing starts, especially in those areas where Home Director operates its systems installation business. The housing industry is cyclical, and Home Director's revenues from new residential installations will be affected by factors that affect the housing industry, both generally and in the limited areas where Home Director operates its systems installation business. The home building market is also seasonal in many areas of the United States. As a result of all or any of these factors, revenues and operating results of the combined companies may fluctuate from period to period.

     HOME DIRECTOR'S PRODUCTS MAY BE PERCEIVED AS LUXURY ITEMS, AND ITS SALES MAY BE PARTICULARLY SENSITIVE TO DOWNTURNS IN ECONOMIC CONDITIONS.

     Since Home Director's products may be perceived as luxury or non-essential items, its sales may be particularly sensitive to a decline in general economic conditions or local or regional downturns in the areas where Home Director operates its systems installation business. Reductions of or delays in discretionary spending by consumers would adversely affect revenues and operating results of the combined companies.

     HOME DIRECTOR'S SYSTEMS INSTALLATION BUSINESS IS GEOGRAPHICALLY CONCENTRATED AND MAY BE DIFFICULT TO EXPAND INTO OTHER AREAS.

     Home Director's systems installation business is concentrated in several metropolitan areas and surrounding suburbs in the two states in which it currently operates. Accordingly, the performance of its business may be adversely affected by regional or local economic conditions in these areas in addition to broader economic conditions. Home Director's planned expansion into other areas will require it to invest in additional resources and personnel and achieve a significant volume of installations in these other areas to support the additional investment. Any expansion into new markets may not be successful, and failure of such an expansion may adversely affect operating results of the combined companies.

     HOME DIRECTOR'S NETWORKING HARDWARE AND SOFTWARE PRODUCTS MAY, FROM TIME TO TIME, SUFFER FROM DESIGN OR MANUFACTURING DEFECTS WHICH COULD ADVERSELY AFFECT ITS REPUTATION AND BUSINESS.

     Home Director's networking products are complex. Errors by Home Director or its suppliers could result in software, design or manufacturing defects that could be difficult to detect and correct. Any such defects at this early stage in its business could adversely impact market interest in or demand for Home Director's products and its reputation, credibility and relationships with current and prospective distributors and consumers. Despite Home Director's efforts and testing, its products (including new products and enhancements) may be susceptible to flaws or performance degradation, which could result in:

      -     loss of or delay in revenue;
      -     loss of market share;
      -     failure to achieve market acceptance;
      -     adverse publicity;
      -     diversion of development resources;
      -     claims against Home Director by customers; or
      -     injury to its reputation.

     HOME DIRECTOR FACES SIGNIFICANT COMPETITION, AND ITS FAILURE TO COMPETE EFFECTIVELY MAY LIMIT OR PREVENT ANY FURTHER DEVELOPMENT OF ITS BUSINESS.

     The market for home technology products in which Home Director operates, although at an early stage of development, is highly competitive and subject to rapid technological and other changes. Home Director expects this competition to increase and to exert downward pressure on its margins and its ability to maintain or increase its market share. Many of Home Director's current and potential competitors have significantly greater financial, technical, marketing and other resources and significantly greater name and brand recognition than it has. Many of them also have well-established relationships with current and potential distributors of Home Director's products. All or any of these factors may limit or prevent any further development of Home Director's business and the ability of the combined companies to achieve profitability.

     HOME DIRECTOR DEPENDS HEAVILY ON ITS EXECUTIVE OFFICERS AND WOULD HAVE DIFFICULTY REPLACING THEM.

     Home Director's future success depends to a significant degree on the skills, experience and efforts of its executive officers, who are expected to become Netword's executive officers upon the merger. Although Home Director has entered into employment agreements with most of its executive officers, it may be unable to retain their services or those of other key personnel. The loss of these personnel would adversely affect its business and the ability of the combined companies to achieve profitability.

     HOME DIRECTOR'S ABILITY TO OPERATE AND COMPETE EFFECTIVELY REQUIRES THAT IT HIRE AND RETAIN SKILLED TECHNICAL PERSONNEL, WHO HAVE BEEN IN SHORT SUPPLY AND MAY BE UNAVAILABLE TO HOME DIRECTOR WHEN IT NEEDS THEM.

     Home Director's business requires it to be able continuously to attract, train, motivate and retain highly skilled employees, particularly engineers and other senior technical personnel. Its failure to attract and retain the highly trained technical personnel who are integral to its direct sales, development and service teams may limit the rate at which it can generate sales and develop new products or product enhancements. Furthermore, Home Director's research and development facility is located in the Research Triangle Park area of North Carolina, where the competition for highly trained professionals has been intense. Home Director's inability to attract and retain the individuals it needs could adversely impact its business and the ability of the combined companies to achieve profitability.

     HOME DIRECTOR'S INSTALLATION BUSINESS REQUIRES IT TO HIRE, TRAIN AND RETAIN INCREASING NUMBERS OF SKILLED TRADESMEN, BUT IT MAY PERIODICALLY BE UNABLE TO DO SO IN THE TIGHT LABOR MARKETS IN WHICH IT OPERATES.

     Home Director must continue to attract, train, motivate and retain highly skilled tradesmen at competitive wage rates, to install and service its systems. Qualified skilled tradesmen are scarce and in great demand throughout the construction industry and particularly in the parts of California and Florida where Home Director's systems installation activities are currently conducted. Home Director's inability to attract and retain necessary skilled personnel, when it needs them and at rates it can afford, could adversely impact its business and the ability of the combined companies to achieve profitability.

     HOME DIRECTOR MAY BE EXPOSED TO SIGNIFICANT COSTS OF DEFENSE AND DAMAGES IN LITIGATION STEMMING FROM PRODUCT LIABILITY AND RELATED CLAIMS.

     In spite of Home Director's best efforts, it may become subject to claims that give rise to litigation resulting from the installation of its products and those of other manufacturers' products in a consumer's premises. While Home Director carries insurance that it believes is adequate to cover its potential exposure in these matters, the possibility exists that it may become subject to claims in amounts or for reasons that are outside the scope of its insurance coverage. Litigation involving personal injury or loss of life could lead to awards of enormous sums, which could exceed Home Director's insurance coverage and force the combined companies to liquidate or seek bankruptcy protection.

     HOME DIRECTOR'S TECHNOLOGY, WHETHER OR NOT PATENTED, MAY BE VULNERABLE TO MISAPPROPRIATION BY ITS COMPETITORS AND THE EFFECTS OF COMPETITIVE, NON-INFRINGING TECHNOLOGY.

     Home Director owns or has rights to use proprietary technology that it believes affords it a current competitive advantage. This technology is not, however, fully protected from infringement by competitors or from their introduction of non-infringing technologies. Home Director's patent rights and the additional steps it has taken to protect its intellectual property may not be adequate to deter misappropriation, and Home Director's proprietary position remains subject to the risk that its competitors will independently develop non-infringing technologies that are substantially equivalent or superior to its technologies.

     HOME DIRECTOR MAY BE SUBJECT TO THE COSTS AND RISKS OF CLAIMS FOR PATENT INFRINGEMENT ASSERTED AGAINST IT BY OTHERS.

     Home Director remains subject to the risk that third parties will assert infringement claims against it that will result in costly litigation, require it to redesign infringing products or obtain a license to use the intellectual property of third parties. Such licenses may not be available on reasonable terms or at all. Any infringement claims resolved against Home Director could adversely affect its ability to continue in business.

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING STATEMENTS

     This document contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management of Netword and Home Director, based on information currently available to each company's management. The use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should," "likely" or similar expressions, indicates a forward-looking statement.

     Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements. Many of the factors that will determine these results are beyond the ability of Netword and Home Director to control or predict. Stockholders are cautioned not to put undue reliance on any forward-looking statements. For those statements, Netword and Home Director claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors" beginning on page 11.

     The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                        THE HOME DIRECTOR SPECIAL MEETING


GENERAL

     The accompanying proxy is solicited by the Home Director board of directors for use at the special meeting of Home Director stockholders to be held on _______, 2002, at ___ a.m., local time, or at any adjournment thereof, for the purposes set forth in this document and in the accompanying Notice of Special Meeting of Stockholders. The special meeting will be held at ______________, located at _______________. Home Director's telephone number is (925) 373-0438.

     These proxy solicitation materials are being mailed on or about _______, 2002 to all stockholders entitled to vote at the special meeting.

RECORD DATE; OUTSTANDING SHARES

     Home Director stockholders of record at the close of business on _______, 2002 are entitled to notice of and to vote at the special meeting. As of July 31, 2002, Home Director had outstanding 1,446,378 shares of common stock, 33,333,334 shares of Series A Convertible Preferred Stock, 44,959,249 shares of Series B Convertible Preferred Stock and 10,000,000 shares of Series C Convertible Preferred Stock. Home Director's outstanding convertible notes will automatically convert into Home Director common stock immediately before the merger, but the common stock issuable upon conversion of these notes was not outstanding as of the record date, and the holders of the convertible notes, in their capacities as such, will not be entitled to vote at the special meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Home Director a written notice of revocation or a duly executed proxy bearing a later date or by attending the special meeting and voting in person.

VOTING AND SOLICITATION

     When the common stock and preferred stock vote together as a single class, each share of Home Director common stock has one vote and each share of Home Director preferred stock has the number of votes that the holder of such share would have if the shares were converted into shares of Home Director common stock.

     The cost of soliciting proxies will be borne by Home Director. Proxies may be solicited by Home Director's directors, officers and regular employees, without additional compensation, personally or by telephone, telefax, e-mail or otherwise.

VOTE REQUIRED

     Approval of the proposal to approve the merger agreement requires the affirmative vote of:

     - at least a majority of the outstanding voting power of the Home Director common stock and preferred stock voting together as a single class;
     - at least a majority of the outstanding voting power of the Home Director Series A Convertible Preferred Stock voting as a separate class;
     - at least a majority of the outstanding voting power of the Home Director Series B Convertible Preferred Stock voting as a separate class; and
     - at least a majority of the outstanding voting power of the Home Director Series C Convertible Preferred Stock voting as a separate class.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the special meeting is a majority of the votes eligible to be cast by the holders of Home Director common stock and preferred stock issued and outstanding on the record date. Shares that are voted "For," "Against" or "Abstain" on a matter and broker non-votes (i.e., shares held by brokers or nominees that are represented at the meeting, but which such broker or nominee is not empowered to vote on a particular proposal) are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the special meeting with respect to such matter. Abstentions and broker non-votes will have the same effect as a vote against the merger agreement.

RIGHTS OF DISSENTING STOCKHOLDERS

     The Delaware General Corporation Law grants appraisal rights in the merger to the holders of Home Director common stock and preferred stock who object to the merger and follow certain procedures. Under the Delaware General Corporation Law, Home Director stockholders may object to the merger and demand in writing that Home Director pay the fair value of their shares. Fair value takes into account all relevant factors, but excludes any appreciation or depreciation in anticipation of the merger. Stockholders who elect to exercise appraisal rights must strictly comply with all of the applicable procedures to preserve those rights. These procedures are set forth in Section 262 of the Delaware General Corporation law, which is set forth in Annex B to this document.

     Failure to comply with the procedures set forth in Section 262 may cause a stockholder to lose its appraisal rights. The following summary of appraisal rights and the related procedures is qualified in its entirety by the provisions of Section 262, which you should review for a complete description of the procedures. Home Director will not give any notice to its stockholders relating to appraisal rights other than as described in this document and required by the Delaware General Corporation Law.

APPRAISAL RIGHTS PROCEDURES

     If you are a Home Director stockholder and you wish to exercise your appraisal rights, you must comply with the provisions of Section 262 of the Delaware General Corporation Law. Section 262 requires, in part, the following:

     - You submit a written demand for appraisal: You must deliver a written demand for appraisal to Home Director before the vote is taken at the special meeting. The written demand must be separate and apart from any vote against the merger.

     - You refrain from voting for approval of the merger: You must not vote for approval of the merger agreement. If you vote in favor of the merger agreement, your right to appraisal will terminate, even if you previously submitted a written demand for appraisal.

     - You continuously hold Home Director shares: You must continuously hold your shares of Home Director stock from the date you make the demand for appraisal through the closing of the merger.

               - A written demand for appraisal of Home Director stock is only effective if it is delivered by, or for, the stockholder of record who owns such shares at the time the demand is made. The demand must be signed as the stockholder's name appears on its stock certificate(s). If you are the beneficial owner of Home Director stock but not the stockholder of record, you must have the stockholder of record deliver a written demand for appraisal.

               - If you own Home Director stock in a fiduciary capacity, such as a trustee, guardian or custodian, you must disclose the fact that you are delivering the demand for appraisal in that capacity.

               - If you own Home Director stock with more than one person, such as in a joint tenancy or tenancy in common, the demand for appraisal must be made by or on behalf of all record owners. An authorized agent, which could include one or more of the joint owners, may deliver the demand for appraisal for the stockholder of record; however, the agent must expressly identify the stockholders of record and state that the agent is delivering the demand as agent for these stockholders.

     - If you are a record owner, such as a broker, who holds Home Director stock as a nominee for others, you may exercise a right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising such right for other beneficial owners. In such a case, you should specify in the written demand the number of shares as to which you wish to demand appraisal and clearly identify the beneficial owners for whom you are demanding appraisal. If you do not expressly specify the number of shares, Home Director will assume that your written demand covers all the shares that are held in your name.

     - You should address the written demand to Home Director, 2525 Collier Canyon Road, Livermore, California 94550, Attention: Daryl Stemm. It is important that Home Director receive all written demands before the vote concerning the merger agreement is taken. As explained above, this written demand should be delivered by, or on behalf of, the stockholder of record. It should specify the stockholder's name and mailing address, the number of shares of stock owned, and that the stockholder is demanding appraisal of such stockholder's shares.

     - If you fail to comply with any of these conditions and the merger becomes effective, you will only be entitled to receive the merger consideration provided for in the merger agreement.

- Written Notice: Within 10 days after the closing of the merger, Netword must give written notice that the merger has become effective to each Home Director stockholder who has fully complied with the requirements of
     Section 262.

- Petition in the Chancery Court: Within 120 days after the closing of the merger, either Netword or any Home Director stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery. This petition should request that the chancery court determine the value of the shares of Home Director stock held by all of the stockholders who are entitled to appraisal rights. If you intend to exercise your rights of appraisal, you should expect to file such a petition in the chancery court. Netword has no intention at this time to file such a petition. Because Netword has no obligation to file such a petition upon the merger, if no dissenting stockholder files such a petition within 120 days after the closing, all dissenting stockholders will lose their rights of appraisal and receive the merger consideration provided for in the merger agreement.

- Withdrawal of Demand: If you change your mind and decide you no longer want appraisal rights, you may withdraw your demand for appraisal at any time within 60 days after the closing of the merger. You may also withdraw your demand for appraisal more than 60 days after the closing of the merger, but only with Netword's written consent. If you withdraw your demand for appraisal, you will receive the merger consideration provided for in the merger agreement.

- Request for Appraisal Rights Statement: If you have complied with the conditions of Section 262, you will be entitled to receive a statement from Netword that sets forth the number of shares that have demanded appraisal and the number of stockholders who own those shares. In order to receive this statement, you must send a written request to Netword within 120 days after the closing of the merger. Netword must mail the statement within 10 days after it receives the request.

- Chancery Court Procedures: If you or another stockholder properly files a petition for appraisal in the chancery court and delivers a copy to Netword, Netword will then have 20 days to provide the chancery court with a list of the names and addresses of all stockholders who have demanded appraisal rights and have not reached an agreement with Netword as to the value of their shares. The chancery court will then send notice of the time and place fixed for the hearing of the petition to Netword and all of the stockholders in the list submitted to the chancery court. If the chancery court decides it is appropriate, it has the power to conduct a hearing to determine whether the stockholders have fully complied with Section 262 of the Delaware General Corporation Law and whether they are entitled to appraisal rights under that section. The chancery court may also require a dissenting stockholder to submit his or her stock certificates to the Registry in Chancery so that it can note on the certificates that an appraisal is pending. If you do not follow the chancery court's directions, you may be dismissed from the proceeding.

- Appraisal of Chancery Shares: After the chancery court determines which stockholders are entitled to appraisal rights, the chancery court will appraise the shares. To determine the fair value of the shares, the chancery court will consider all relevant factors except for any appreciation or depreciation due to the anticipation or accomplishment of the merger. After the chancery court determines the fair value of the shares, it will direct Netword to pay that value to the stockholders who are entitled to appraisal rights. The chancery court can also direct Netword to pay interest, simple or compound, on that value if the chancery court determines that interest is appropriate. In order to receive the fair value for your shares, you must surrender your Home Director stock certificates to Netword.

- The chancery court could determine that the fair value of shares of Home Director stock is more than, the same as, or less than the merger consideration. In other words, if you exercise appraisal rights, you could receive less consideration than you would under the merger agreement.

- Costs and Expenses of Appraisal Proceeding: The costs and expenses of the appraisal proceeding may be assessed against Netword and the stockholders participating in the appraisal proceeding, as the chancery court deems equitable under the circumstances. You can request that the chancery court determine the amount of interest, if any, Netword should pay on the value of stock owned by stockholders entitled to the payment of interest. You may also request that the chancery court allocate the expense of the appraisal action incurred by any stockholder pro rata against the value of all of the Home Director shares entitled to the appraisal.

- Loss of Stockholders' Rights: If you demand appraisal, after the closing of the merger you will not be entitled to:

     - vote the shares of Home Director stock for which you have demanded appraisal;

     - receive payment of dividends or any other distribution with respect to such shares, except for dividends or distributions, if any, that are payable to holders of record as of a record date prior to the effective time of the merger; or

     - receive payment of the consideration provided for in the merger agreement.

   However, you can regain these rights if no petition for an appraisal is filed within 120 days after the closing of the merger, or if you deliver to Netword a written withdrawal of your demand for an appraisal and your acceptance of the merger, either within 60 days after the closing of the merger or with the written consent of Home Director. As explained above, these actions will also terminate your appraisal rights. An appraisal proceeding in the chancery court cannot be dismissed unless the chancery court approves. The chancery court may condition its approval of dismissal upon any terms that it deems just.

     If you fail to comply strictly with these procedures you will lose your appraisal rights. Consequently, if you wish to exercise your appraisal rights, you are strongly urged to consult a legal advisor before you attempt to do so.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Netword

     Following the merger, Kent M. Klineman and Michael L. Wise, the current directors of Netword, will remain directors. Certain stockholders of Netword and Home Director have entered into stockholders agreements in which they have agreed to vote their shares for Messrs. Klineman and Wise as directors for one to three years after the merger.

     The merger agreement provides that the provisions in Netword's bylaws regarding indemnification of directors and officers will not be changed in a manner that would adversely affect their rights thereunder for at least six years after the merger and that Netword will, to the fullest extent permitted by law, indemnify its current and former directors and officers in accordance with its current certificate of incorporation and bylaws (whether or not the merger is completed) until April 9, 2008. Notwithstanding these provisions, upon the merger, certain amendments to Netword's certificate of incorporation and bylaws will enhance the indemnity rights of its directors and officers. For more information, please refer to Annex D of this document, which includes the text of the Netword's amended and restated bylaws, and the section entitled "Comparison of Rights of Holders of Netword Capital Stock and Home Director

Capital Stock - Comparison of Certificate of Incorporation and Bylaws of Netword and Home Director" on page 48.

Home Director

     Pursuant to the merger agreement, upon the merger, the current directors and officers of Home Director will become directors and officers of Netword.

     Home Director has agreed that, if the merger occurs, it will pay Spencer Trask Ventures, Inc., its financial adviser and an affiliate of one of its principal stockholders, an investment advisory fee of $250,000.

     In February 2002, Donald B. Witmer, Home Director's chairman and chief executive officer, Robert Wise, Home Director's president and chief operating officer, and Spencer Trask Venture Partners, LLC, an affiliate of Spencer Trask Ventures, Inc., purchased $110,000, $55,000 and $270,000, respectively, of Home Director's exchangeable notes, which were automatically exchanged for an equal principal amount of Home Director's convertible notes in May 2002. Immediately prior to completion of the merger, these notes will convert at $0.10 per share into 1,110,000, 550,000 and 2,700,000 shares of Home Director common stock. In connection with the exchangeable note purchases, Messrs. Witmer and Wise, and Spencer Trask Investment Partners, LLC received warrants to purchase, respectively, 157,143, 78,571 and 385,714 shares of Home Director's common stock at a price of $0.70 per share.

     For its services as placement agent for the private sale of Home Director's convertible notes, Spencer Trask Ventures, Inc. received cash compensation of $711,834, a non-accountable expense allowance of $213,550 and warrants to purchase 14,236,682 shares of Home Director common stock at $0.10 per share. In addition, Home Director's board of directors has approved the payment of a $200,000 bonus to Mr. Witmer in connection with Home Director's private sale of convertible notes and its related debt restructuring, $100,000 of which was paid on July 2, 2002, and $100,000 which will be, subject to board approval, paid at such time as Home Director has earnings before interest, taxes, depreciation and amortization of at least $100,000 for a six-month period.

                   THE WRITTEN CONSENT OF NETWORD STOCKHOLDERS

     By this document, Netword is providing its stockholders with required notice of the following corporate actions that were approved by written consents signed by holders of majority of Netword's outstanding common stock, without a meeting, effective as of August ___, 2002:

     1.   an amendment to Netword's certificate of incorporation that will:

     - effect a one-for-40 reverse split of Netword's issued and outstanding common stock immediately before the merger;

     -    change Netword's name to "Home Director, Inc." upon the merger;


     - increase the number of shares of Netword's authorized preferred stock from 10,000 to 2,000,000 upon the merger;

     - prohibit Netword's stockholders from taking actions after the merger by written consent without a meeting;

     - delete a requirement that Netword indemnify its employees and agents who are not directors or officers; and

     - require it to pay expenses incurred by its directors and officers in advance of a final disposition, to the fullest extent permitted by Delaware law; and

     2. an amendment to Netword's stock option plan that will increase the number of shares of its common stock available for stock options after the reverse stock split from 187,500 to 600,000 shares.

     Under Section 228 of the Delaware General Corporation Law, any action permitted to be taken at an annual or special meeting of the stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. Delaware corporate law also requires that prompt notice of any stockholder action by written consent be given to those stockholders who have not consented to the action in writing. This document constitutes such notice.

     At the close of business on July 31, 2002, the record date for determining the number of outstanding shares of Netword common stock for purposes of calculating a majority of the outstanding shares, there were 21,010,289 shares of Netword common stock outstanding. Written consents were thereafter signed by Netword stockholders owning 10,634,267 shares of Netword common stock, or approximately 50.6% of Netword's outstanding common stock as of the record date. The approval by written consent became effective on August ___, 2002, the date on which Netword had received signed written consents from the required number of stockholders.

REVERSE STOCK SPLIT

     On July 31, 2002, Netword's board of directors approved an amendment to Netword's certificate of incorporation to effect a one-for-40 reverse split of Netword's outstanding common stock immediately before the merger. This amendment to Netword's certificate of incorporation is required to satisfy a condition of the merger under the merger agreement. It was approved by written consent of holders of a majority of the outstanding shares of Netword common stock as described above.

     The reverse stock split will not, by itself, adversely affect the proportionate equity interest of any stockholder of Netword or the relative rights, preferences, privileges or priorities of any Netword stockholder.
Please note, however, that the proportionate equity interest of all of Netword's stockholders will be materially affected as a result of the merger. For more information on the reduction in the ownership interests of pre-merger Netword stockholders as a result of the merger, please refer to the related risk factor in the section entitled "Risk Factors" on page 11.

     Neither the par value nor the number of authorized shares of Netword common stock will be changed as a result of the reverse stock split. The effect of the reverse stock split will be to decrease the number of outstanding shares of Netword common stock from 21,010,289 shares on July 31, 2002, to approximately 525,257 shares immediately before the merger.

     The merger agreement requires Netword, after the merger, to take commercially reasonable actions to satisfy Nasdaq's listing criteria for its SmallCap or National Market. The Nasdaq SmallCap Market and the Nasdaq National Market have listing requirements that include a minimum per share trading price of $4.00 and $5.00, respectively, at the time a company files its listing application. Netword's common stock is not currently listed on Nasdaq, but is quoted on the Nasdaq over-the-counter bulletin board. The closing sale price of Netword's common stock was $0.10 on April 12, 2002, the date the merger agreement was publicly announced, and the closing bid price was $0.07 on July 31, 2002.

     The reverse stock split will reduce the total number of shares of Netword common stock that would otherwise be outstanding after the merger, thereby increasing the book value per share and, potentially, the market price. Such an increase in the market price might enable Netword to meet the Nasdaq minimum price per share requirements.

     Although the reverse stock split may result in a higher trading price per share than would have prevailed if there had been no reverse stock split, the factors affecting the market price per share after the merger are expected to relate to the value accorded by the market to Home Director's business; therefore, the post-merger market price may bear little or no relationship to the pre-merger market price of Netword's stock or the ratio of the reverse stock split. The post-merger trading price of Netword common stock may never satisfy the Nasdaq minimum price requirements. Even if the post-merger trading price satisfies the Nasdaq requirements, Netword may not be able to satisfy other listing requirements, and its shares may never be listed on the Nasdaq SmallCap or National Market.

     In addition, the Nasdaq stock market has announced that, subject to SEC approval, its over-the-counter bulletin board, where Netword's common stock is currently quoted, will be replaced, early in 2003, by a new automated quotation system to be called the bulletin board exchange. For more information on the listing requirements of the bulletin board exchange, please refer to the risk factor regarding the replacement of the over-the-counter bulletin board in the section entitled "Risk Factors - Risks Related to the Merger" on page 11.

     Stock Certificates and Fractional Shares

     The reverse stock split will occur immediately before the merger without any further action on the part of Netword stockholders and without regard to the date or dates on which certificates are actually surrendered by each Netword stockholder for new certificates representing the reduced number of shares. As of the filing of the certificate of amendment effecting the reverse stock split, all existing certificates representing Netword common stock will represent the reduced number of shares of Netword common stock corresponding to the reduction effected by the reverse stock split. New certificates representing the reduced number of shares will be issued as old certificates are tendered for exchange to Netword's transfer agent, Continental Stock Transfer & Trust Company.

     No fractional shares of Netword common stock will be issued. In lieu of fractional shares, each Netword stockholder that would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive a whole share.

     Exchange of Stock Certificates

     Promptly after the reverse stock split, Netword will send to each of its stockholders of record at the effective time of the reverse stock split a transmittal form that the stockholder should use to transmit certificates representing pre-split Netword common stock to Netword's transfer agent for exchange. The transmittal form will contain instructions for the surrender of old certificates in exchange for new certificates representing the appropriate reduced number of whole shares of Netword common stock. Any stockholder whose certificate has been lost, stolen or destroyed will be entitled to issuance of a replacement certificate upon the making of an affidavit of that fact and the posting of any bond or security required by the transfer agent. In addition, the stockholder will be required to indemnify Netword and its transfer agent against any loss resulting from the issuance of a replacement certificate. No new certificates will be issued to a Netword stockholder until the stockholder has surrendered all old certificates together with a properly completed and executed transmittal form to the transfer agent.

     Upon delivery of a stockholder's stock certificates and properly completed and signed forms to the transfer agent, the stockholder will be entitled to receive new certificates representing the appropriate reduced number of whole shares of Netword common stock resulting from the reverse stock split.

     Any Netword stock certificate that bears a restrictive legend will be exchanged for a new certificate that bears the same legend. Holders of restricted securities will be able to tack the holding period of the shares represented by the old certificates to the holding period of shares represented by the new certificates to satisfy holding period requirements.

     Federal Income Tax Consequences

     As a result of the reverse stock split, the receipt of new certificates representing the reduced number of shares should not result in any taxable gain or loss to Netword stockholders for federal income tax purposes. The aggregate adjusted tax basis of the Netword stockholders will be the same with respect to the reduced number of shares resulting from the reverse stock split, and for purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of Netword common stock, a stockholder's holding period for the shares of Netword common stock prior to the reverse stock split will be included in the holding period for the shares of Netword common stock resulting from the reverse stock split.

     THE DISCUSSION SET FORTH ABOVE CONCERNING FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS INCLUDED FOR GENERAL INFORMATION ONLY. NETWORD STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM THAT COULD RESULT FROM THE REVERSE STOCK SPLIT.

NAME CHANGE

     On July 31, 2002, Netword's board of directors approved an amendment to Netword's certificate of incorporation that will change its name to "Home Director, Inc." effective upon the merger. This amendment was approved by written consent of holders of a majority of the outstanding shares of Netword's common stock as described above. The purpose of the name change is to comply with the requirement of the merger agreement and reflect the fact that after the merger the business of Home Director will be Netword's primary business. Upon the merger, Home Director will become a subsidiary of Netword and will change its name to "Home Director Technologies, Inc." or another name agreed upon by Netword and Home Director.

INCREASE OF NUMBER OF AUTHORIZED SHARES OF PREFERRED STOCK

     Netword's board of directors has approved an amendment to its certificate of incorporation increasing the number of its authorized shares of preferred stock from 10,000 to 2,000,000, effective upon the merger. This amendment was approved by holders of a majority of the outstanding shares of Netword's common stock as described above.

     Under Netword's certificate of incorporation, the preferred stock may be issued in one or more series, and Netword's board of directors is authorized, subject to any limitations prescribed by Delaware law, to establish the number, designation and all of the powers, preferences and the qualifications, limitations or restrictions of any series of the preferred stock, as provided in
Section 151 of the Delaware General Corporation Law.

     Except as is provided in any certificate of designation, any new series of preferred stock may be designated, fixed and determined by Netword's board of directors without approval of Netword's stockholders, and any such new series may have powers, preferences and rights, including voting, dividend, liquidation, redemption and conversion rights, that are senior to or on par with the rights of the holders of Netword's common stock or any other existing series of preferred stock.

     Issuance of shares of preferred stock could affect the rights of the Netword common stockholders if the shares of preferred stock, when designated and issued by the board of directors, have rights and preferences that are senior to the common stock. In addition, depending on the rights and preferences of such preferred stock, the issuance of shares of preferred stock could dilute the ownership interests of Netword's common stockholders and could have an "anti-takeover" effect on Netword. For more information, please refer to the risk factor regarding the Netword preferred stock included in the section entitled "Risk Factors - Risks Related to the Merger" on page 11.

     Netword's board believes that the increase in the number of shares of authorized preferred stock available after the merger is desirable because it will afford the combined companies more flexibility in connection with future equity financings or strategic relationships with other companies.

     There are currently no outstanding shares of Netword preferred stock, and Netword's board of directors has not designated any series of preferred stock.

PROHIBITION ON STOCKHOLDER ACTION BY WRITTEN CONSENT

     On July 31, 2002, Netword's board of directors approved an amendment to Netword's certificate of incorporation that will prohibit its stockholders from taking action after the merger by written consent without a meeting. This amendment was approved by written consent of a majority of the outstanding shares of Netword's common stock, as described above.

     Under Delaware corporate law, unless expressly prohibited in a corporation's certificate of incorporation, the stockholders can act, without notice and without a meeting, by written consent of stockholders representing the number of shares necessary to approve the action if it had been presented at a duly convened stockholders' meeting.

     As a result of this amendment to Netword's certificate of incorporation, its stockholders will only be able to act at an annual or special stockholders' meeting. The purpose of this amendment is to require that stockholder proposals that are not authorized by Netword's board of directors be approved only following full disclosure of the matter at a meeting of stockholders.

     This amendment to Netword's certificate of incorporation could have an "anti-takeover" effect and reduce the vulnerability of Netword to takeovers by other corporations, groups or individuals, including those that Netword's stockholders may deem to be in their best interests. The added provision may also make it less likely that incumbent management will be replaced, even though a majority of Netword's stockholders may deem it desirable. Also, the added provision might tend to encourage persons seeking control of Netword to negotiate terms of the proposed acquisition with Netword's board of directors which may impose a conflict of interest for some members of Netword's board of directors. For example, Netword's board may be confronted with the prospect of losing their positions as directors or officers if the transaction is consummated, yet the terms of the proposed transaction may be favorable to the stockholders. Additionally, a determined tender offeror may elect to proceed with his offer, but the price offered to Netword's stockholders may be lower than would be the case if the certificate of incorporation did not prohibit action by written consent of the stockholders.

BOARD DISCRETION TO INDEMNIFY EMPLOYEES AND AGENTS

     On July 31, 2002, Netword's board of directors approved an amendment to Netword's certificate of incorporation that, upon the merger, will delete a requirement that it indemnify Netword's employees and agents who are not directors or officers. This amendment was approved by written consent of holders of a majority of Netword's outstanding common stock, as described above.

     Under Netword's current certificate of incorporation it is required to indemnify its directors, officers, employees and agents to the fullest extent permitted under Delaware law. Delaware law provides that a corporation may indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them so long as they acted in a manner which they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal proceeding, they had no reasonable cause to believe that their conduct was unlawful.

     Upon the merger, although Netword's certificate of incorporation will continue to require it to indemnify its directors and officers to the fullest extent permitted under Delaware law (as summarized above), the amendment will entitle Netword's board of directors to exercise discretion whether to indemnify an agent or employee of Netword.

ADVANCEMENT OF EXPENSES

     On July 31, 2002, Netword's board of directors approved an amendment to its certificate of incorporation that will, upon the merger, require it to advance expenses incurred by a director or officer in connection with an action or proceeding under which Netword is providing indemnification upon an undertaking from the director or officer that he or she will repay the amounts advanced if it is later determined that he or she was not entitled to indemnification. The amendment provides that such expenses may be advanced to employees and agents who are not directors or officers upon terms and conditions that Netword's board of directors deem appropriate. This amendment was approved by written consent of a majority of Netword's outstanding common stock, as described above. Netword's current certificate of incorporation is silent with respect to the advancement of expenses relating to actions or proceedings brought against its directors or officers. Under Delaware law, a corporation may advance these expenses if the director or officer provides the undertaking described above.
In addition, Delaware law provides that expenses of former directors and officers and employees and agents may be advanced upon the terms and conditions that the corporation deems appropriate.

     As a result of the amendment, after the merger, the advancement of expenses to any of Netword's directors and officers will no longer be discretionary provided that the director or officer agrees to repay the amounts advanced if it is determined that he or she is not entitled to indemnification.

FORM OF AMENDMENT

     The forms of certificates of amendment effecting the amendments described above are included in this document as Annex C. The amendments other than the reverse stock split are included in a separate amended and restated certificate of incorporation that will become effective upon or immediately after the merger.

     Netword reserves the right, upon notice to its stockholders, to abandon or modify the forms of these certificates at any time prior to their filing with the Delaware Secretary of State.

AMENDMENT TO THE NETWORD STOCK OPTION PLAN

     On July 31, 2002, Netword's board of directors adopted an amendment to Netword's stock option plan to increase the number of shares of Netword common stock available for stock options after the reverse stock split to 600,000 shares. Netword's board of directors took this action because the reverse stock split will reduce the number of shares available under the plan from 7,500,000 to 187,500 shares. Netword is obligated under the merger agreement to assume all of Home Director's outstanding stock options. Netword's board of directors therefore adopted the amendment in order to provide for the Home Director options that will be assumed in the merger, offset the automatic reduction in the number of available shares that would result from the reverse stock split and provide sufficient availability of shares to allow for the grant of options to Netword's directors, senior management and key employees after the merger. The amendment was approved by written consent of the holders of a majority of the outstanding shares of Netword's common stock, as described above.

     Material Features of the Netword Stock Option Plan

     Pursuant to Netword's stock option plan, which expires on March 18, 2009, Netword may grant options to purchase an aggregate of 7,500,000 shares of Netword common stock. After giving effect to the reverse stock split, the number of shares authorized under the plan would be reduced to 187,500 and then immediately increased to 600,000 upon the merger. The plan provides for the grant to key employees of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, and for the grant of non-qualified stock options to eligible executive officers, directors and key employees of Netword.

     Netword's stock option plan is administered by Netword's board of directors. The purposes of Netword's stock option plan are to attract and retain the best available personnel to serve Netword, and to provide additional incentive to Netword employees and others to exert their maximum efforts toward the success of Netword by permitting such individuals to participate in Netword's ownership. The criteria used by Netword's board of directors for granting options pursuant to Netword's stock option plan are consistent with these purposes.

     Generally, options granted under Netword's stock option plan may be exercisable for periods of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of Netword's common stock on the date of grant. However, incentive stock options granted to stockholders owning more than 10% of the outstanding Netword common stock must be exercised within five years and the exercise price for such options may not be less than 110% of the fair market value of Netword's common stock on the date of grant. If the aggregate fair market value, as of the date of grant, of incentive stock options that first become exercisable by the grantee during any calendar year exceeds $100,000, the portion of such options that exceeds the $100,000 limitation is treated as a non-qualified stock option. Upon the exercise of an option, payment may be made by cash, check or any other means that the board of directors determines.

     As of July 31, 2002, options to purchase 2,373,661 shares of Netword common stock had been granted to various employees and directors. Options to purchase a total of 5,126,360 shares currently remain available for additional grants under the plan. After giving effect to the reverse stock split but without regard to the amendment and the merger, there would be options to purchase 59,341 shares of Netword common stock outstanding under the Netword stock option plan and options to purchase 128,159 shares available for additional grants.

     In the merger, Netword will assume options to purchase an estimated 1,510,494 shares of Home Director common stock, which will then become options to purchase 44,531 shares of Netword common stock. After the increase in the number of shares of Netword common stock available for issuance under the Netword stock option plan and after the assumption of the Home Director options in the merger, it is estimated that there will be options to purchase 103,872 shares of Netword common stock outstanding under the Netword stock option plan and 496,128 shares available for additional option grants.

     Netword's board of directors may, at any time, terminate Netword's stock option plan or from time to time make such modifications or amendments to it as the board may deem advisable. Netword's board of directors may not, however, modify or amend the plan:

     - in any way that would disqualify any incentive stock option issued pursuant to the plan as an incentive stock option;

     - increase the maximum number of shares of Netword common stock as to which options may be granted under the plan without approval by the affirmative vote of the holders of a majority of Netword's outstanding common stock; or

     - change the class of persons eligible to receive options under the plan.

                             HOME DIRECTOR PROPOSAL
                  APPROVAL OF THE AGREEMENT AND PLAN OF MERGER

GENERAL

     The descriptions in this document of the terms and conditions of the merger and the merger agreement are qualified in their entirety by reference to the full text of the merger agreement, as amended on July 31, 2002, which is included in this document as Annex A. You are encouraged to review the merger agreement for a full description of its provisions.

     The merger agreement provides for Netword's acquisition of Home Director through the merger of Webspeak, Netword's wholly-owned subsidiary, into Home Director, provided that all of the conditions of the merger agreement are satisfied or waived. If the merger is completed, Home Director will be the surviving corporation and will become a wholly-owned subsidiary of Netword.
Upon the merger, Netword will change its name to "Home Director, Inc." and the directors and officers of Home Director will become officers and directors of the parent company. The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State, which is expected to occur on or immediately after the date of the closing under the merger agreement. The merger agreement was executed on April 9, 2002, and Netword publicly announced the terms of the merger prior to the start of trading on April 12, 2002.

JOINT REASONS FOR THE MERGER

     The boards of directors of Netword and Home Director believe that the combination of Netword and Home Director will create a stronger, more fully developed company, by transforming Netword into an operating company with Home Director's management, products, technology and business plan, and providing Home Director with access to public equity markets to enhance financing possibilities and stockholder liquidity.

     Both boards of directors also recognize the risks inherent in the transaction, including:

     - the risk that the combined companies may not be able to fully realize the potential benefits of the combination;

     - the possibility that even if the merger is approved by the stockholders of Home Director, it may not be completed;

     -    the substantial costs to be incurred in connection with the merger;
          and

     - the other risks described under the section entitled "Risk Factors" beginning on page 11.

     Both boards of directors determined that the potential benefits of the merger outweigh the potential risks. In the course of its deliberations, the Home Director board of directors considered the desirability of establishing a public market for its stock, the continuing risks associated with Netword's former business, including its potential liabilities, the limited public trading market in Netword's common stock, the ownership dilution of Home Director's stockholders that would result from the merger, Netword's willingness to participate in Home Director's financing and the availability of Netword's cash resources. Netword's board of directors considered the limited options available to Netword with respect to its business operations and remaining financial resources and weighed these against the business and financial prospects of Home Director as well as the ownership dilution of the Netword stockholders that would result from the merger. Netword's board of directors determined, among other things, that the merger would have to be contingent upon Home Director's raising of at least $4.0 million of additional capital and a restructuring of a substantial portion of its debt, both of which Home Director has since accomplished.

     Each board of directors also determined that the provisions of the merger agreement, including the merger consideration, the parties' representations, warranties and covenants, and the conditions to their respective obligations, were the reasonable product of arm's-length negotiations. Each board also considered the provisions of the merger agreement that prohibit solicitation of third-party bids and the acceptance, approval or recommendation of any unsolicited third-party bid, and the provisions which require payment of $1.0 million by either party upon certain termination events. Each board concluded that the provisions of the relevant documents reasonably protected the interests of its stockholders and did not present any significant impediments to proceeding with the merger considering all of the circumstances.

NETWORD'S REASONS FOR THE MERGER

     In evaluating the proposed merger, the board of directors of Netword considered a variety of factors, including financial and operating information relating to Netword and Home Director. The material factors considered by Netword's board of directors included the following:

     - the opportunity for Netword's stockholders to participate in the future performance of another business in light of Netword's recent termination of its employees and marketing/sales efforts;

     - the relative financial conditions, results of operations and prospects of Netword and Home Director;

     - the potential $1.0 million fee payable by Home Director if the merger does not take place for any reason other than Netword's default; and

     -    the consideration to be paid in the merger.

     Netword's board of directors concluded, in light of these factors, that the merger is in the best interests of Netword and its stockholders. The board did not attempt to assign weights to the factors considered and the directors did not express a view as to which of the factors they deemed most important in arriving at their ultimate conclusion.

HOME DIRECTOR'S REASONS FOR THE MERGER AND RECOMMENDATION OF THE HOME DIRECTOR BOARD OF DIRECTORS

     In evaluating the proposed merger, the board of directors of Home Director considered a variety of factors, including financial and operating information relating to Netword and Home Director. The following material factors were considered by Home Director's board of directors:

     - the difficulty of raising additional capital without affording investors the potential liquidity of a public market;

     - Netword's available capital, including its $270,000 investment in Home Director;

     - the opportunity for Home Director's stockholders to participate in the future performance of a public company;

     - the difficulty of conducting an initial public offering of Home Director's stock based on its operating history and current market conditions;

     - the allocation of ownership in the combined companies as between Home Director's stockholders and Netword's stockholders; and

     - the expectation that the merger will be tax-free to Home Director and its stockholders.

     For these reasons, Home Director's board of directors concluded that the merger is in the best interests of Home Director and its stockholders. HOME DIRECTOR'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOME DIRECTOR'S STOCKHOLDERS APPROVE THE MERGER AGREEMENT. Approval of the merger agreement will constitute approval of all transactions that it contemplates, including the exchange of all outstanding shares of Home Director common stock preferred stock for Netword common stock and the applicable exchange ratio.

BACKGROUND OF THE MERGER

     During the latter part of 2001, Michael L. Wise and Kent M. Klineman, who are Netword's directors and, respectively, its president and chief executive officer and its secretary, became increasingly concerned by Netword's apparent inability to develop a successful business based on the Netword System and other Internet products it was developing. They approached several well-known Internet service providers to propose a sale of Netword's patents and other intellectual property, and began to consider other plans that would put Netword's modest remaining cash to productive use. In this process, they met Matthew Shilowitz, a financial consultant, who informally offered to help Netword identify investment bankers that might raise additional capital for Netword or arrange an acquisition or merger.

     On November 20, 2001, Mr. Shilowitz introduced Messrs. Wise and Klineman to Roger Baumberger, Adam Stern and several other representatives of Spencer Trask Ventures, Inc. at a meeting held at Spencer Trask's offices in New York. The purpose of the meeting was to discuss a possible merger between Netword and Home Director. The Spencer Trask representatives described Home Director's business and financial situation to Netword's representatives and stated that Home Director would be interested in merging with a public company that could provide Home Director with some working capital. At the meeting, Messrs. Wise and Klineman provided information about Netword and expressed interest in such a
merger.   They asked Spencer Trask to arrange a meeting with Donald B. Witmer,
Home Director's chief executive officer, to further explore the possibility of a
merger.   Subsequently, Netword agreed informally to pay Mr. Shilowitz a fee of
$25,000 if his introduction to Spencer Trask resulted in a merger with Home Director. Mr. Shilowitz did not participate in any further meetings or negotiations relating to the merger.

     On December 6, 2001, Messrs. Wise and Klineman met in New York with Mr. Witmer and representatives of Spencer Trask. Mr. Witmer described his personal and business background. He explained his investment and management involvement in Digital Interiors and that he had coordinated the sale of that company to Home Director in January 2001 and had become Home Director's chief executive officer shortly thereafter. The Spencer Trask representatives provided Netword with more detailed information concerning Home Director's business, including its operating history since its formation in December 1999 and its acquisition at that time of intellectual property and other assets from IBM. They outlined the extensive capital raising efforts undertaken by Spencer Trask, the changes in Home Director's business plan and management since its acquisition of Digital Interiors and why they believed that the prospects for its business had improved. They emphasized that Home Director's prospects depended to a significant extent on the raising of additional working capital for short- and long-term needs and the completion of a debt restructuring with a number of Home Director's creditors, including IBM.

     As of the December 6 meeting, Netword and Home Director entered into a mutual confidentiality agreement to protect the confidentiality of information being communicated about both companies in their discussions. From December 2001 through February 2002, Messrs. Wise and Klineman and Netword's lawyers participated in extensive negotiations with representatives of Home Director and Spencer Trask to work out the terms of a possible merger of Home Director and Netword. A number of drafts of a letter of intent and term sheet were exchanged, and the proposed form and terms of a merger were revised extensively to deal with legal and economic considerations.

     In light of its limited resources, Netword did not contact other investment bankers or business brokers to seek other merger or acquisition opportunities. Despite continuing efforts, Netword was unable to obtain a proposal for the
purchase of its patents and other intellectual property.   Messrs. Wise and
Klineman, Netword's sole directors, participated directly in the negotiations with Home Director and jointly made all of Netword's decisions relating to these matters.

     In the course of Netword's negotiations with Home Director, the further conservation of Netword's cash became an important factor, and Netword determined to curtail its ongoing activities relating to the Netword System and other Internet-related projects in order to redirect its corporate objectives toward completing a merger with Home Director or finding another investment opportunity. Among other things, it was clear that Home Director required an immediate infusion of working capital, and the opportunity to complete a merger with Home Director depended on Netword's participation in a bridge financing, which would allow Home Director to continue in operation until a merger could be completed and a second and significantly larger financing could be undertaken.

Home Director also required that Netword have available at the time of The merger at least $1.0 million in net cash less costs in connection with the merger. The merger agreement was amended as of July 31, 2002 to reduce the $1.0 million to $900,000. During January and February 2002, Netword took action to phase out all of its employees and most of its other overhead while continuing to maintain the Netword System through consultants.

     As discussions with Home Director and Spencer Trask continued, it became apparent that the second Home Director financing would also have to be completed prior to a merger. In the context of this larger financing, much attention was devoted to the relative values of the two companies. In valuing Netword, its directors considered the market value of Netword's remaining assets, primarily cash, as compared to the value of Home Director's assets, the improving state of Home Director's operations, the existence of a public market for Netword's common stock, the trading price of the stock, the total amount of capital that might be raised for Home Director prior to a merger and the number and terms of outstanding options and warrants of both companies. Among other things, the parties recognized that the number of outstanding shares of both companies would have to be reduced materially in order to permit a coherent post-merger public trading market in Netword's stock. Spencer Trask prepared an analysis of the relative values of the two companies. From this analysis the parties derived a fully diluted, pre-financing allocation of 17.5% of the post-merger equity of the combined companies to Netword stockholders and 82.5% to Home Director stockholders. Subject to adjustments to reflect the amount of financing ultimately raised by Home Director prior to the merger and the number and terms of outstanding options and warrants of the two companies at the time of the merger, this allocation expresses the relationship of values approved by both boards of directors as a basis for a merger.

     On January 30, 2002, Netword and Home Director reached an agreement in principle on the general terms of a merger and entered into a non-binding letter of intent and related term sheets which set forth these terms, including a number of conditions that would have to be satisfied prior to a merger. In particular, Netword was required immediately to invest $270,000 in Home Director as part of a $705,000 bridge financing in which a Spencer Trask affiliate and Messrs. Witmer and Robert Wise, Home Director's president and chief operating officer, were the other participants. Promptly after the signing of the letter of intent, Netword's lawyers began preparing documents for this financing, and the financing was completed on February 6, 2002. For its investment in Home Director, Netword received a $270,000 one-year secured note and warrants to purchase 3,857,143 shares of Home Director's common stock (since adjusted to 385,714 shares to reflect a one-for-10 reverse stock split of Home Director's common stock, which took place on May 3, 2002). The note and warrants held by Netword will be cancelled if the merger is completed. On February 8, 2002, Netword issued a press release in which it publicly announced the redirection of its corporate objectives, the agreement in principle regarding the proposed merger and its $270,000 investment in Home Director.

     From early February 2002 through April 9, 2002, Netword and Home Director and their respective lawyers conducted extensive due diligence and prepared and revised a number of drafts of a definitive merger agreement and related documents. Cisco Systems, Inc., as the holder of all of Home Director's outstanding Series C Convertible Preferred Stock, held a right of first negotiation with respect to an acquisition of Home Director and agreed to waive that right. The merger agreement was executed on April 9, 2002, and the terms of the merger were publicly reported on April 12, 2002, when Netword issued a press release and filed a report on Form 8-K.

     During the preparation and negotiation of the merger agreement, Home Director made arrangements for a debt restructuring with certain of its creditors and prepared to launch a private offering to be conducted by Spencer Trask, as placement agent, to raise from $4.0 million to $10 million of additional capital through a sale of Home Director's one-year convertible notes. Completion of this offering for at least $4.0 million and the completion of Home Director's debt restructuring with a portion of the proceeds of the offering were conditions of Netword's obligations to complete the merger. The offering began shortly after the execution of the merger agreement. The minimum offering and the debt restructuring were completed during the second week of May 2002. Following completion of the minimum offering, the parties began preparation of this document.

MATERIAL CONTACTS BETWEEN NETWORD AND HOME DIRECTOR

     Netword invested $270,000 in Home Director's bridge financing, as described above. The note and the warrants held by Netword as a result of this investment will be cancelled upon completion of the merger.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following is a discussion of the material federal income tax considerations relevant to the exchange of shares of Home Director common stock and preferred stock for Netword common stock pursuant to the merger that are generally applicable to the Home Director stockholders. This discussion assumes that the Home Director stockholders hold their shares as capital assets for investment. This discussion is based on currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the existing and proposed treasury regulations promulgated under the Code, current administrative rulings and court decisions, all of which are subject to change. Any change, which may or may not be retroactive, could materially affect the conclusions discussed below. The following discussion does not deal with all U.S. federal income tax consequences that may result from the merger and does not deal with all U.S. federal income tax considerations that may be relevant to particular stockholders in light of their particular circumstances, such as stockholders, if any, who are dealers in securities, banks, insurance companies, tax-exempt organizations, or are foreign persons, stockholders who acquired their stock through stock option or stock purchase plans or in other compensatory transactions, or who hold their stock as part of an integrated investment (including a "straddle") comprising shares of stock and one or more other positions, or stockholders who have entered into a constructive sale of their stock under the constructive sale provisions of the Code.

     The following discussion does not address the tax consequences of transactions effected prior to, at the time of, or after the merger (whether or not the transactions are in connection with the merger), including the exercise of options, warrants or similar rights to purchase stock, the exchange, assumption or substitution of options, warrants or similar rights to purchase Home Director stock for rights to purchase Netword common stock, or the conversion of debt securities into common stock. The discussion below assumes that the amount received in the merger with respect to each share of Home Director common stock and preferred stock is approximately equal to its fair market value. No ruling from the IRS will be requested concerning the federal income tax consequences of the merger. No assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court. Accordingly, each stockholder is urged and expected to consult his or her own tax advisor as to the specific tax consequences of the merger, including the applicable federal, state, local and foreign tax consequences and applicable tax return reporting requirements.

     Federal Income Tax Consequences of the Merger to Home Director Stockholders

     The tax discussion set forth below is not intended, and should not be construed, to be legal or tax advice to any particular stockholder. The merger is intended to constitute a tax-free "reorganization" within the meaning of
Section 368(a) of the Code, with the following federal income tax consequences:

     - Home Director stockholders will recognize no gain or loss based solely upon the receipt of Netword common stock in exchange for Home Director common stock or preferred stock in the merger (except to the extent of cash received in lieu of a fractional share of Netword common stock).

     - The receipt of cash in lieu of a fractional share of Netword common stock will be treated as if the fractional share had been issued in the merger and then had been redeemed for cash. If a Home Director stockholder receives cash in lieu of a fractional share, the stockholder will recognize gain or loss measured by the difference (if any) between the amount of cash received and such stockholder's tax basis in the fractional share.

     The aggregate tax basis of Netword common stock the Home Director stockholders receive in the merger will be the same as the aggregate tax basis of the Home Director common stock and preferred stock surrendered in the exchange, reduced by any amount allocable to a fractional share of Netword common stock for which cash is received.

     The holding period for tax purposes of Netword common stock that the Home Director stockholders receive in the merger will include the period during which the Home Director common stock or preferred stock surrendered in the exchange for Netword common stock was considered to be held.

     If any Home Director stockholder exercises appraisal rights with respect to Home Director common stock or preferred stock and receives a cash payment, such stockholder will recognize capital gain or loss measured by the difference between the amount of cash received and such stockholder's adjusted tax basis, provided the payment is neither essentially equivalent to a dividend within the meaning of Section 302 of the Code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the Code (collectively, a "Dividend Equivalent Transaction"). A sale of Home Director shares incident to an exercise of appraisal rights will generally not be a Dividend Equivalent Transaction if, as a result of the exercise, the Home Director stockholder owns no shares of Netword common stock (either actually or constructively within the meaning of Section 318 of the Code).

     A successful IRS challenge to the tax-free reorganization status of the merger would result in Home Director stockholders recognizing taxable gain or loss with respect to each share of common stock and preferred stock of Home Director surrendered. This gain or loss would be measured by the difference between the sum of the value of Netword common stock received by Home Director stockholders and any cash received in lieu of a fractional share of Netword common stock, and the adjusted tax basis in the shares of Home Director common stock or preferred stock surrendered. In this case, the aggregate tax basis in Netword common stock received by the Home Director stockholders would equal its fair market value and the holding period for the Netword common stock would begin on the day following the merger.

     Federal Income Tax Consequences of the Merger to Netword Stockholders

     Netword stockholders will not recognize any gain or loss as a result of the merger. For information on the Federal income tax consequences of the reverse stock split, please refer to the section entitled "Written Consent of the Netword Stockholders - Reverse Stock Split - Federal Income Tax Consequences" on page 26.

     Federal Income Tax Consequences of the Merger to the Companies

     The merger will not result in taxable income to Home Director, Netword or Webspeak. Because Netword will undergo an "ownership change" as a result of the merger and has discontinued its business, its net operating loss carryforwards of approximately $5,000,000 will be effectively eliminated.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. EACH HOME DIRECTOR STOCKHOLDER IS AGAIN URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS, INCLUDING THE EFFECTS OF ANY PROPOSED CHANGES IN THE TAX LAWS, AND OBLIGATIONS TO RETAIN INFORMATION REGARDING THE TRANSACTION.

ANTICIPATED ACCOUNTING TREATMENT OF THE MERGER

     Although the merger is structured as an acquisition of Home Director by Netword, as a result of the merger former Home Director stockholders will hold a majority of the voting interests in Netword. Accordingly, for accounting purposes, the acquisition will be a "reverse acquisition"and Home Director will be the "accounting acquirer." Further, as a result of Netword's decision to effectively discontinue its businesses, Netword will be a non-operating holding company with no continuing operations. As a result of these considerations, the transaction is expected to be accounted for as the issuance of common stock by Home Director for the net monetary assets of Netword, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the merged companies. Pre-acquisition stockholders' equity of Home Director will be retroactively restated for the equivalent number of shares of Netword received by Home Director in the merger, with differences between the par value of Netword's and Home Director's stock regarded as paid-in capital. Any transaction costs related to the merger are anticipated to be charged directly to equity. Netword and Home Director anticipate the transaction will not result in any additional goodwill or other intangible assets.

RESALE OF NETWORD COMMON STOCK ISSUED IN THE MERGER

     The shares of Netword common stock issuable to the Home Director stockholders in the merger will be registered under the Securities Act at the time of the merger. One-half of these shares will be freely tradeable upon the merger without restriction under the Securities Act by those stockholders who are not deemed to be "affiliates" (as defined under the Securities Act) of Home

Director at the time of the stockholders meeting. The other one-half of the shares will be held in escrow by a lock-up escrow agent for three months after the effective time of the merger. For a more detailed description of the lock-up restriction on one-half of the shares to be issued in the merger, please refer to the section entitled "Conditions and Terms of Agreement and Plan of Merger - Lock-Up Escrow Agreement" on page 44.

     Shares of Netword common stock received by those stockholders of Home Director who are deemed to be affiliates of Home Director at the time of the stockholders meeting may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. To the extent such persons become affiliates of Netword, their shares may be subject to further restrictions pursuant to Rule 144 under the Securities Act.

            CONDITIONS AND TERMS OF THE AGREEMENT AND PLAN OF MERGER

CLOSING AND EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State. This filing will occur as soon as practicable after the satisfaction or waiver of the conditions set forth in the merger agreement but in no event later than three business days after that date, unless Netword and Home Director agree to another date.

EFFECTS OF THE MERGER

     As of the effective time of the merger, by virtue of the merger and without any additional action on the part of the Home Director stockholders or Netword stockholders:

     - the separate existence of Webspeak will cease, and Webspeak will be merged with and into Home Director;

     - each issued and outstanding share of Home Director common stock will be converted into and exchanged for approximately .0295 fully-paid and nonassessable shares of Netword common stock, as determined in accordance with the exchange ratio set forth in the merger agreement;

     - each issued and outstanding share of Home Director preferred stock will be converted into and exchanged for a number of fully-paid and non-assessable shares of Netword common stock in accordance with the exchange ratio, based upon the number of shares of Home Director common stock into which the share of preferred stock was convertible;

     - the shares of common stock of Webspeak (all of which are held by Netword) issued and outstanding immediately prior to the effective time will be converted into an equal number of shares of common stock of Home Director, the surviving corporation;

     - any shares of Home Director common stock or preferred stock owned by Home Director as treasury stock will be cancelled and retired and will cease to exist; and

     - each outstanding option or warrant to purchase shares of Home Director common stock or preferred stock, whether vested or unvested, will be assumed by Netword and deemed to constitute the right to acquire, on the same terms and conditions as applied under the Home Director stock option or warrant, shares of Netword common stock based on the merger exchange ratio for the underlying Home Director common stock or preferred stock.

PROCEDURES FOR EXCHANGE OF CERTIFICATES

     Pursuant to the merger agreement, Continental Stock Transfer & Trust Company, Netword's transfer agent, will act as exchange agent and lock-up escrow agent with respect to the shares of Netword common stock to be issued as merger consideration to Home Director's stockholders. Prior to the effective time, Netword will instruct the exchange agent to prepare certificates representing the shares of Netword common stock to be issued to Home Director's stockholders in the merger. As soon as practicable after the effective time, the exchange agent will mail to each Home Director stockholder a letter of transmittal and instructions to surrender all certificates representing Home Director stock in exchange for certificates representing Netword common stock and, if applicable, cash in lieu of fractional shares of Netword common stock. After a Home Director stockholder surrenders his or her Home Director stock certificate(s) along with a duly executed and properly completed letter of transmittal (and any other required documents), the exchange agent will deliver to that stockholder the following as soon as practicable after the effective time of the merger:

     - a certificate representing the number of whole shares of Netword common stock to which that Home Director stockholder is entitled;

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
     - cash in lieu of any fractional share of Netword common stock to which that Home Director stockholder is entitled; and

     - the amount, without interest, of any dividends or other distributions declared on Netword common stock with a record date after the effective time of the merger and a payment date before surrender of the Home Director stock.

     In its capacity as lock-up escrow agent, the exchange agent will hold in escrow the certificates representing the remaining one-half of such shares until three months after the effective time, when such certificates will be released from escrow and the exchange agent will mail them to the former Home Director stockholders.

     After the effective time, certificates representing shares of Home Director common stock and preferred stock will be deemed for all purposes to evidence the right to receive the Netword common stock into which they were converted in the merger. Any Home Director stockholder whose certificate for Home Director stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the shares of Netword common stock into which such Home Director stock will have been converted, upon the making of an affidavit of that fact and the posting of any bond or security required by the exchange agent.

     HOME DIRECTOR STOCKHOLDERS SHOULD NOT FORWARD THEIR HOME DIRECTOR STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD NOR SHOULD THEY FORWARD THEIR HOME DIRECTOR STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED THE INFORMATION PACKET, INCLUDING A LETTER OF TRANSMITTAL, AS DESCRIBED ABOVE.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains various representations and warranties of Home Director, Netword and Webspeak, relating to, among other things, the following:

- their organization, incorporation, existence, good standing, corporate power and authority and similar corporate matters;

- their authorization, execution, delivery and performance of and the enforceability of the merger agreement and related transactions;

-     their capitalization;

- with respect to Netword, the documents, reports and financial statements filed with the Securities and Exchange Commission and the accuracy and completeness of the information in those filings;

- the absence of specified undisclosed material changes or events since December 31, 2001;

-     the accuracy and completeness of the information in this document;

-     pending or threatened investigations or litigation;

-     contracts and leases;

-     employee benefit plans and labor relations;

-     financial statements;

-     compliance with applicable laws, ordinances and regulations;

-     subsidiaries;

-     undisclosed liabilities;

-     with respect to Home Director, insurance;

-     intellectual property and other proprietary rights;

-     tax matters;

-     title to property and facilities; and

-     environmental matters.

CONDUCT OF BUSINESS PENDING THE MERGER

     The merger agreement requires that until completion of the merger or termination of the merger agreement, Home Director and its subsidiary will conduct their operations in the ordinary and usual course of business and will not take any actions which could adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement. Furthermore, the merger agreement specifies that, except as provided by the merger agreement, Home Director and its subsidiary will not declare or pay any dividends or distributions on any shares of Home Director common stock or preferred stock or sell or otherwise dispose of any of their tangible assets other than in the ordinary course of business.

     The merger agreement also specifies that until completion of the merger or termination of the merger agreement neither Netword nor Webspeak will take any action that could adversely affect the ability of the parties to consummate the transactions contemplated by the merger agreement or do any of the following without the prior written consent of Home Director:

-     amend or otherwise change its certificate of incorporation or bylaws;

- issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest;

-     acquire any corporation, partnership or other business organization;

-     make any loans or advances;

-     authorize any capital expenditures or purchase of fixed assets;

- increase the compensation payable or to become payable to its officers or employees;

- grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee;

- establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by applicable law;

- except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures;

- make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations; or

-     agree in writing to take any of the actions described above.

OTHER COVENANTS

     The merger agreement contains the following additional covenants of the parties:


     Access to Information

     Home Director and Netword each agreed to afford the other, and the other's officers, employees, accountants, legal counsel, financial advisors and other representatives, reasonable access during normal business hours in a manner so as not to interfere with normal operations, to all of its properties, books, contracts, commitments, records and personnel.

     No Solicitation

     Home Director and Netword and their respective subsidiaries agreed not to solicit, initiate, encourage or participate in any negotiations or discussions or enter into any agreement or commitment regarding any offer by any person or entity (other than for the transactions contemplated by the merger agreement) to purchase, acquire, merge or combine with Home Director or Netword or their respective subsidiaries.

     Registration Statement

     Netword and Home Director each agreed to use its best efforts to prepare and file this information statement/proxy statement/prospectus and have the related registration statement declared effective. Netword and Home Director also agreed to use their best efforts to complete any other filings required to carry out the transactions contemplated by the merger agreement. Home Director agreed to provide Netword with a list of all persons who, at the time of the Home Director special stockholders meeting, are "affiliates" for purposes of Rule 145 under the Securities Act and to cause each such person to sign an agreement to comply with the transfer restrictions contained in Rule 145 under the Securities Act.

     Public Announcements

     Netword and Home Director each agreed to obtain the approval of the other prior to issuing any press release, unless such release is required by law, and, to the extent required by law, to provide an advance copy of the press release to the other and allow the other a reasonable time to review and comment.

     Transfer Taxes

     Netword and Home Director each agreed to timely pay any stock transfer taxes or similar fees required to be paid in connection with the merger and to cooperate in the preparation and filing of any documents required in connection with such taxes or fees.

     Filings; Tax Elections

     Netword and Home Director agreed to promptly provide each other with copies of all tax-related filings made by each of them, and Home Director agreed to consult with Netword and its advisors before settling any material tax liability.

     Appointment of New Directors

     Netword agreed to cause each of Home Director's directors to become a director of Netword upon the closing of the merger.

     Listing of Netword Shares

     Netword agreed after the merger to take commercially reasonable actions to satisfy the criteria for listing its common stock on the Nasdaq SmallCap or National Market and to apply for such listing.

     Indemnification of Netword's Officers, Directors and Employees

     The merger agreement provides that all rights to indemnification and all limitations on liability of any officer, director or employee of Netword or any of its subsidiaries that are provided for in Netword's certificate of incorporation or bylaws will continue for at least six years after the merger.

     Voting Agreement

     Home Director agreed that, on or before April 30, 2002, it would cause stockholders holding approximately 52% of the voting power of Home Director's capital stock to enter into an agreement to vote all of their shares in favor of the merger. For a description of the terms of this agreement, please refer to the section entitled "Other Agreements - Voting Agreement" on page 43.

CONDITIONS TO COMPLETION OF THE MERGER

     Home Director is not obligated to complete the merger unless each of the following conditions is satisfied or Home Director waives its satisfaction:

     - the Securities and Exchange Commission has declared Netword's registration statement effective for registration of the Netword common stock to be issued to the Home Director stockholders in the merger;

     - Netword has at least $900,000 in net cash and cash equivalents (less costs of the transactions with Home Director) at the effective time of the merger;

     - Netword has contributed all of its assets other than cash to a newly formed wholly-owned subsidiary (other than Webspeak) and such subsidiary has assumed all of Netword's liabilities with respect to such assets;


     - Netword's stockholders have approved an amendment to Netword's certificate of incorporation effecting a one-for-40 reverse split of Netword's common stock immediately before the merger and changing its name to "Home Director, Inc." upon the merger;

     - Netword has filed a registration statement on Form 8-A registering Netword's common stock under Section 12 of the Exchange Act;

     - Netword has executed a lock-up escrow agreement providing for it to deliver to the lock-up escrow agent certificates representing one-half of the shares of Netword common stock to be issued in the merger; and

     -    Home Director's stockholders have approved the merger agreement.

     Netword is not obligated to complete the merger unless each of the following conditions is satisfied or Netword waives its satisfaction:

     - the Securities and Exchange Commission has declared Netword's registration statement effective for registration of the common stock to be issued to Home Director's stockholders in the merger;

     - Home Director has completed the private placement of at least $4.0 million of its 8% secured convertible notes due 2003 (this condition was satisfied in May 2002);

     -    Home Director's stockholders have approved the merger agreement;

     - Home Director has successfully completed its debt restructuring by satisfying approximately $7.0 million of its liabilities by making payments of approximately $2.3 million (this condition was satisfied in July 2002);

     - Netword has executed a lock-up escrow agreement providing for its delivery to the lock-up escrow agent of certificates representing one-half of its shares to be issued in the merger;

     - Netword's stockholders have approved an amendment to Netword's certificate of incorporation effecting a one-for-40 reverse stock split of Netword's common stock immediately before the merger and changing its name to "Home Director, Inc." upon the merger; and

     - rights of Home Director's stockholders to demand appraisal pursuant to Delaware corporate law in connection with the merger will have expired or been waived with respect to at least 95% of the voting power of Home Director's capital stock.

     In addition, neither Netword and Webspeak nor Home Director is obligated to complete the merger unless the other party's representations and warranties in the merger agreement are true and correct in all material respects on the effective date of the merger and the other party has materially performed or complied with all of its material agreements and covenants required to be performed or complied with before the effective time of the merger. Neither Netword and Webspeak nor Home Director is obligated to complete the merger if the merger is enjoined, prohibited or materially restricted or delayed by any order, judgment or decree of any court or any governmental entity.

TERMINATION OF THE AGREEMENT AND PLAN OF MERGER

     The merger agreement may be terminated prior to the effective time upon specified occurrences, including but not limited to the following:

     -    mutual written consent of Netword and Home Director;

     - election by either Netword or Home Director if the merger has not been completed on or before November 30, 2002;

     - election by Netword, if not in material breach of its obligations under the merger agreement, if (1) there has been a material breach by Home Director of its representations, warranties or other obligations under the merger agreement which is not curable or, if curable, is not cured prior to November 30, 2002, or (2) Home Director has not completed the private placement of at least $4.0 million of its 8% secured convertible notes due 2003 and completed its debt restructuring (as described above) on or prior to June 30, 2002;

     - election by Home Director, if not in material breach of its obligations under the merger agreement, if there has been a material breach by Netword of its representations, warranties or other obligations under the merger agreement which is not curable or, if curable, is not cured prior to November 30, 2002; or

     - election by either Netword or Home Director, if any court or governmental entity prohibits the consummation of the transactions contemplated by the merger agreement, and appeal or reconsideration has been rejected or is unavailable.

FEES AND EXPENSES; TERMINATION FEE

     If the merger is completed, all costs and expenses incurred in connection with the merger will be charged to and paid by Netword. If the merger is not completed, all costs and expenses incurred in connection with the merger will be charged to and paid by the party incurring such costs and expenses, subject to certain reimbursement obligations of Home Director with respect to Netword's legal expenses, as described in the merger agreement. All costs and expenses incurred in connection with printing and mailing this document to Home Director's stockholders will be paid by Home Director.

     If the merger agreement is terminated by Home Director due to a material breach by Netword, Netword is required to pay Home Director a termination fee of $1.0 million. If the merger agreement is terminated for any other reason, Home Director is required to pay Netword a termination fee of $1.0 million.

AMENDMENT

     Netword and Home Director may amend or supplement the merger agreement in writing at any time and have executed an amendment which is described below.

WAIVER

     The merger agreement permits the parties at any time before the effective time of the merger to:

     - extend the time to perform any of the obligations or other acts of the other parties;

     - waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to it;

     - waive compliance with any of the agreements of the other party contained in the merger agreement; and

     - waive any of the conditions of its obligations contained in the merger agreement.

     The merger agreement provides that a party's failure to assert any of its rights under the merger agreement will not constitute a waiver of those rights.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES

     No fractional shares of Netword common stock will be issued as a result of the merger. In lieu of fractional shares, a Home Director stockholder who otherwise would be entitled to a fractional share will receive a cash payment equal to the product of the fraction and the average of the high and low bid prices of one share of Netword common stock, as reported by Pink Sheets LLC (formerly known as the National Quotation Bureau), as of the last trading day preceding the effective date.

OTHER AGREEMENTS

     Voting Agreement

     As required by the merger agreement, several Home Director stockholders have signed a voting agreement, effective as of May 14, 2002, in which they have agreed with Netword to vote all of their shares of Home Director stock in favor of the merger. As of July 31, 2002, these stockholders constitute approximately
(1) 52% of the combined voting power of Home Director's common stock and preferred stock, (2) 95% of the voting power of Home Director's Series A Convertible Preferred Stock, (3) 22% of the voting power of Home Director's Series B Convertible Preferred Stock and (4) 100% of the voting power of Home Director's Series C Convertible Preferred Stock. This voting agreement will terminate upon the earliest of the effective time, termination of the merger agreement in accordance with its terms, or an amendment to the merger agreement that is reasonably likely to have a material adverse effect on Netword, Home Director or Home Director's stockholders. The shares to be voted pursuant to this agreement are sufficient to satisfy all of Home Director's required stockholder approvals, other than the class vote of the Home Director Series B Convertible Preferred Stock.

     Stockholders Agreements

     Pursuant to the merger agreement, (1) several stockholders of Netword and Home Director have entered into stockholders agreements with Netword pursuant to which each signatory has agreed to vote for Michael L. Wise and Kent M. Klineman as directors of Netword for one to three years after the effective time, and (2) Netword has agreed to include Messrs. Wise and Klineman in management's slate of nominees for election to Netword's board for three years after the effective time. By their terms, the stockholders agreements will terminate upon the earliest of:

     -    the first or third anniversary of the effective date;


     -    the termination of the merger agreement in accordance with its terms;


     - the date on which a court of competent jurisdiction finds that either Mr. Klineman or Mr. Wise has breached a fiduciary duty to Netword or is guilty of a criminal offense;

     -    a change of control of Netword (other than the merger); or

     - with respect to any stockholder, a public sale of all of such stockholder's shares of voting stock of Netword.

     Lock-Up Escrow Agreement

     It is a condition to the closing of the merger that Netword, Home Director and Netword's transfer agent, Continental Stock Transfer & Trust Company, enter into a lock-up escrow agreement pursuant to which one-half of the shares of Netword common stock to be issued in the merger will be held in escrow by Continental, as lock-up escrow agent, for three months after the effective time of the merger. At the end of the three-month period, the certificates are to be mailed to the persons entitled to them as of the effective date of the merger. Under the terms of the lock-up escrow agreement, the Home Director stockholders will be the owners of record of the escrow shares and will be entitled to all rights as holders of such shares (including voting rights), but will not be able to transfer such shares until the certificates are released by the lock-up escrow agent. The lock-up escrow agreement will terminate when all of the shares of Netword common stock held in escrow have been released and distributed to Home Director's stockholders.

     Rule 145 Letter Agreement

     Under the merger agreement, Home Director has agreed, for purposes of Rule 145 under the Securities Act, to provide Netword with a letter identifying all persons who are "affiliates" of Home Director at the time of the Home Director special meeting. Home Director has also agreed to use its commercially reasonable best efforts to cause each such person to execute and deliver a letter agreement by which such person acknowledges that it may be deemed an "affiliate" for purposes of Rule 145 and agrees to comply with the transfer restrictions of Rule 145 with respect to all shares of Netword common stock it receives in the merger.

     Amendment to the Merger Agreement

     Effective as of July 31, 2002, Netword, Webspeak and Home Director amended the merger agreement to, among other things:

     - change the amount of net cash (less transaction costs related to the merger) that Netword is required to have at the effective time from $1.0 million to $900,000;

     - change the amount of liabilities that Home Director must satisfy in its debt restructuring from $7.1 million to $7.0 million;

     - extend the optional termination date under the merger agreement from September 30, 2002 to November 30, 2002; and

     - permit the payment of a bonus and the issuance of stock options to Home Director's chairman and chief executive officer (as described in the section entitled "The Home Director Special Meeting - Interests of Certain Persons in Matters to be Acted Upon" on page 22), which was otherwise restricted by the terms of the merger agreement.

INTERESTS OF KEY PERSONS IN THE MERGER

     For information regarding the interests of Netword's and Home Director's directors, officers, principal stockholders and other affiliates with respect to the merger, please refer to the section entitled "The Home Director Special Meeting - Interests of Certain Persons in Matters to be Acted Upon" on page 22.

MANAGEMENT OF HOME DIRECTOR AFTER THE MERGER

     After the merger, the business and operations of Home Director will be conducted by it as a wholly-owned subsidiary of Netword. Pursuant to the merger agreement, (1) the directors of Home Director immediately before the merger will be the directors of Netword (together with Netword's two current directors) and Home Director after the merger, and (2) the officers of Home Director immediately prior to the merger will be the officers of Netword and Home Director after the merger.

EMPLOYEES

     Home Director's agreements and arrangements with its employees (including employment agreements with Messrs. Witmer and Wise) will remain in effect after the merger. Netword has no employees.

STOCKHOLDER APPROVALS

     Netword Stockholder Approval. The stockholders of Netword are not required to approve the merger agreement. The affirmative vote of the holders of a majority of the issued and outstanding shares of Netword common stock is required (and has been obtained by written consent) to effect the amendments to Netword's certificate of incorporation and stock option plan. For more information on these amendments, please refer to the section entitled "The Written Consent of Netword Stockholders" beginning on page 24.

     Webspeak Stockholder Approval. The Delaware General Corporation Law requires the affirmative vote of a majority of the issued and outstanding shares of Webspeak's common stock for approval of the merger agreement. Netword owns all of Webspeak's issued and outstanding shares and has approved the merger agreement by written consent.

     Home Director Stockholder Approval. For approval of the merger agreement, the Delaware General Corporation Law and Home Director's certificate of incorporation require (1) the affirmative vote of a majority of the combined voting power of the outstanding shares of Home Director common stock and preferred stock voting together as a single class, and (2) a majority of the voting power of the outstanding shares of each series of Home Director preferred stock voting as a separate class.

     Several Home Director stockholders have entered into an agreement in which they have agreed to vote all of their shares in favor of the merger. For more information regarding this agreement, please refer to the section entitled "Conditions and Terms of the Agreement and Plan of Merger - Voting Agreement" on page 43.

             COMPARISON OF RIGHTS OF HOLDERS OF NETWORD COMMON STOCK
                         AND HOME DIRECTOR CAPITAL STOCK

     If the merger is completed, holders of Home Director common stock and preferred stock will become holders of Netword common stock, and the rights of these former Home Director stockholders will be governed by Netword's certificate of incorporation and bylaws. This section describes material differences between the rights of holders of Netword common stock and Home Director capital stock under the companies' respective certificates of incorporation and bylaws, including differences that will become effective upon the merger. While Netword and Home Director believe that these descriptions address the material differences, this summary may not contain all of the information that is important to Home Director's stockholders. These stockholders should carefully read this entire document and the documents referred to in this summary for a more complete understanding of the differences between the rights of Netword stockholders, on the one hand, and Home Director stockholders, on the other.

     On July 31, 2002, Netword's board of directors adopted amended and restated bylaws to be effective upon the merger. Although the material changes are summarized below in the section entitled "Comparison of Certificate of Incorporation and Bylaws of Netword and Home Director," you are encouraged to read the entire text of Netword's amended and restated bylaws which are included in this document as Annex D. Netword and Home Director stockholders should also refer to the section entitled "The Written Consent of the Netword Stockholders" on page 24 for a description of the amendments to Netword's certificate of incorporation which will occur at or immediately before the effective time.

AUTHORIZED CAPITAL STOCK

     Netword is currently authorized to issue up to 40,000,000 shares of common stock and 10,000 shares of preferred stock. Upon the merger, the number of authorized shares of Netword preferred stock will be increased to 2,000,000.
For a detailed description of the rights of the holders of Netword common stock, please refer to the section entitled "Description of Netword Capital Stock" beginning on page 62.

     Home Director is authorized to issue up to 200,000,000 shares of common stock and 150,000,000 shares of preferred stock, of which 35,000,000 shares of preferred stock have been designated as Series A Convertible Preferred Stock, 100,000,000 shares of preferred stock have been designated as Series B Convertible Preferred Stock and 12,000,000 shares of preferred stock have been designated as Series C Convertible Preferred Stock. For a detailed description of the rights and preferences of the Home Director common stock and preferred stock, please refer to the section entitled "Description of Home Director Capital Stock" beginning on page 83.

COMPARISON OF RIGHTS OF HOLDERS OF HOME DIRECTOR PREFERRED STOCK AND NETWORD COMMON STOCK

     In the merger, the holders of each series of Home Director preferred stock will exchange their shares for Netword common stock and will therefore lose certain rights as preferred stockholders under Home Director's certificate of incorporation. The following is a summary of the rights that the holders of Home Director preferred stock will lose if and when they become holders of Netword common stock upon the merger.

     Liquidation Preference; Dividend Preference

     The holders of each series of Home Director preferred stock are entitled to a dividend preference and a liquidation preference under the certificate of designation of that series. These preferences entitle the holders of the Home Director preferred stock to be paid dividends or proceeds upon liquidation before any such payments are made to the holders of Home Director common stock. As holders of Netword common stock, the former holders of Home Director preferred stock will have no dividend or liquidation preference, but will share ratably with the other Netword common stockholders with respect to dividends and proceeds upon liquidation.

     Antidilution Protection

     Under the certificates of designation of the Home Director Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, each holder is entitled to the benefit of certain antidilution provisions. Under these provisions, sales of securities by Home Director may trigger an adjustment to the "conversion price" of the shares of these series so that each share becomes convertible into a greater number of shares of Home Director common stock. The amount of the adjustment depends upon the quantity and pricing of the sale which triggers the adjustment. As holders of Netword common stock after the merger, the former holders of the Home Director Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will have no antidilution protection.

     Preemptive Rights

     Pursuant to stockholder agreements entered into between Home Director and its preferred stockholders, the preferred stockholders have certain preemptive rights to purchase additional securities to be issued by Home Director. Where applicable, these preemptive rights require Home Director to offer the additional securities to its preferred stockholders in amounts sufficient to enable each preferred stockholder to maintain its percentage interest in the company. Exceptions to these preemptive rights include issuances pursuant to the exercise of existing options and warrants, an initial public offering (in the case of the Series A Convertible Preferred Stock), a merger or consolidation of Home Director or an offering to a strategic investor. These preemptive rights will be extinguished upon the merger.

     Class Votes

     Under the certificates of designation of the Home Director Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, holders of the shares of each of these series have the right to vote separately as a class on certain matters, including mergers and acquisitions and dispositions of assets and certain equity offerings or capital reorganizations or reclassifications involving the issuance or reclassification of securities ranking senior to, or, in the case of the Series C Convertible Preferred Stock, on par with, their shares. These class voting rights will be extinguished upon the merger.

     Under Delaware corporate law, the holders of each series of Home Director preferred stock are entitled to vote separately as a class under certain circumstances, including, (1) increases in the number of authorized shares of any such series, (2) changes in the par value of any such series and (3) changes in the powers, preferences or special rights of any such series. These class voting rights will be extinguished upon the merger.

     Liquidation Preferences

     The certificates of designation of the Home Director Series B Convertible Preferred Stock and Series C Convertible Preferred Stock each provide that, at the option of a majority of the outstanding shares of such series, a merger in which the stockholders of Home Director immediately before the merger own less than 50% of the combined voting power of the combined entity can be deemed a "liquidation," entitling the holders of such shares to receive their respective liquidation preferences of $1.00 per share. This option and the liquidation preferences will be extinguished upon the merger.

     Right to Receive Notices

     Under the certificates of designation of the Home Director Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, holders of shares of such series are entitled to receive advance written notice from Home Director of certain proposed transactions, including a recapitalization or reclassification of Home Director common stock or any merger of Home Director with or into another company. As holders of Netword common stock after the merger, the former holders of shares of such series will be entitled to receive only such notices as Netword is required to give to its common stockholders pursuant to its certificate of incorporation and bylaws or the requirements of applicable law, including Delaware corporate law and federal securities laws.

     Right to Receive Convertible Securities in a Merger

     The certificates of designation of each series of Home Director preferred stock provide that in any merger in which the holders of Home Director common stock receive securities, cash or assets, adequate and lawful provision must be made whereby the holders of each series of Home Director preferred stock have, upon conversion, the right to receive the securities, cash or assets that may be issued or payable with respect to or in exchange for the number of shares of Home Director common stock into which the shares of Home Director preferred stock are convertible. These and all other conversion rights of the preferred stock will be extinguished upon the merger.

COMPARISON OF CERTIFICATE OF INCORPORATION AND BYLAWS OF NETWORD AND
HOME DIRECTOR

     Date of Annual Stockholder Meetings

     Under Netword's amended and restated bylaws, the annual meeting of stockholders is required to be held on such date and at such time as may be designated from time to time by the board.

     Under Home Director's bylaws, the annual meeting of stockholders is required to be held after the close of Home Director's fiscal year on such date and at such time as may be designated by the board.

     Business (other than the Election of Directors) Properly Brought Before the Annual Meeting of Stockholders.

     Upon the merger, Netword's bylaws will require its stockholders to provide timely written notice to Netword's secretary to bring business before an annual meeting. To be timely, a stockholder's notice will need to be delivered to or mailed and received at Netword's principal executive offices at least 120 calendar days prior to the anniversary date of the previous annual meeting. If the date of the annual meeting is advanced by more than 60 days or delayed by more than 90 days from the anniversary date, the stockholder's notice must be received by the close of business on the later of (i) the 60th day prior to the annual meeting or (ii) the tenth day after the date that notice of the annual meeting was mailed. The stockholder's notice to Netword's secretary will need to include:

     - a brief description of the business to be brought and the reasons for conducting such business;

     - the name and address, as they appear in Netword's records, of the stockholder proposing the business;

     - the class and number of shares of Netword stock beneficially owned by the stockholder;

     -    any material interest of the stockholder in such business; and

     - any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act.

In addition, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders will need to provide notice as required by the regulations under the Exchange Act if those regulations require notice that is different from the notice described above.

     Home Director's bylaws do not contain a specific notice provision regarding stockholders bringing business before an annual meeting.

     Special Meetings

      Upon the merger, Netword's bylaws will be amended to provide that special meetings of stockholders may only be called by Netword's chief executive officer, a majority of the board of directors of Netword or the owners of 20% or more of Netword's outstanding shares entitled to vote.

     Under Home Director's bylaws, special meetings of stockholders may be called at any time by its president or the board.

     Notice Requirements for Special Meetings

     Upon the merger, Netword's bylaws will require that stockholder requests for a special meeting be sent in writing to the chairman of the board, the president, any vice president or the secretary of Netword. The officer receiving the request will be required to cause notice to be given to the stockholders entitled to vote at least 35 but not more than 60 days prior to the date of the special meeting. If such notice is not given within 20 days after the officer's receipt of the request, the persons calling the meeting will be permitted to deliver notice at least 10 days but not more than 60 days prior to the date of the special meeting.

     Under Home Director's bylaws, a request for a special meeting must be sent to each stockholder at least 10 days but not more than 60 days prior to the date of the special meeting.

     Consent of Stockholders without a Meeting

     Upon the merger, Netword's bylaws and its certificate of incorporation will prohibit Netword's stockholders from acting by written consent without a meeting. For more information about this provision, including possible "anti-takeover" effects, please refer to the section entitled "The Written Consent of Netword Stockholders - Prohibition on Action by Written Consent" on page 27.

     Under Home Director's bylaws, any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting, if a consent in writing setting forth the action so taken is signed by the holders of a majority of the outstanding stock authorized to take such action at a meeting at which all shares entitled to vote were present and voted.

     Proxy Representation

      Upon the merger, Netword's bylaws will require any stockholder that authorizes another person to act for him or her by proxy to file the proxy with Netword's secretary before or at the time of the meeting.

     Home Director's bylaws do not contain a provision requiring a proxy to be filed with its secretary before or at the time of an annual meeting.

     Voting of Shares by Certain Holders

     Upon the merger, Netword's bylaws will provide that shares of Netword stock registered in the name of another corporation may be voted by an officer, agent or proxy as provided in the bylaws of that corporation or, if no such provision exists, as the board of directors of that corporation may determine. In addition, shares held by an administrator, executor, guardian or conservator may be voted in person or by proxy, without a transfer of such shares into the name of the administrator, executor, guardian or conservator. Shares registered, held by, or under the control of a receiver may be voted by the receiver without the transfer of those shares into the receiver's name, provided, that authority to do so is contained in an appropriate order of the court by which the receiver was appointed. Shares of Netword stock belonging to it will not be deemed to be outstanding at any meeting for purposes of determining persons entitled to vote and the number of shares outstanding.

     Home Director's bylaws do not contain provisions governing votes by administrators, executors, guardians, conservators or receivers, or votes by Home Director of shares held in its name.

     Size of the Board

     Upon the merger, Netword's bylaws will provide that the size of Netword's board may be increased or decreased from time to time by the stockholders or the board, provided that the board must consist of at least three but not more than 15 directors. Upon the merger, Netword's board will consist of eight directors.

     Under Home Director's bylaws, the size of Home Director's board is fixed by the board, but it must consist of at least two directors but not more than 10 directors. Currently, Home Director's board of directors consists of six directors.

     Removal of Directors

     Upon the merger, Netword's bylaws will provide that the entire board or any individual member of the board may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of Netword's outstanding shares entitled to vote.

     Under Home Director's bylaws, Home Director's directors may be removed for cause by a vote of a majority of Home Director's board. Under Delaware law, Home Director's directors may also be removed with or without cause by the affirmative vote of holders of a majority of Home Director's shares entitled to vote.

     Vacancies on the Board

     Upon the merger, Netword's bylaws will provide that vacancies on the board of directors, including vacancies created by an increase in the number of directors, may be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. In addition, if, at the time of filling any vacancy caused by an increase in the number of directors, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), Netword's amended and restated bylaws provide that the Delaware Court of Chancery may, upon application of stockholders holding at least 10% of the total number of shares outstanding and entitled to vote, summarily order an election to fill any such vacancies, or to replace the directors chosen by the directors then in office.

     Under Home Director's bylaws, vacancies on Home Director's board may be filled by a majority of Home Director's directors then in office, even though such number may be less than a quorum. If the board fails to fill a vacancy, such inaction reduces the number of directors constituting the board of directors, unless the board otherwise provides. If a director resignation is effective as of a future date, the remaining directors, including the resigning director, may fill the vacancy.

     Meetings of Directors

     Upon the merger, Netword's bylaws will provide that the board must hold an annual meeting immediately following the annual meeting of stockholders.

     Home Director's bylaws provide for regular meetings of the board, but do not require the board to hold an annual meeting.

     Special Meetings of Directors

     Upon the merger, Netword's bylaws will provide that a special meeting of the board may be called by or at the request of the chairman of the board, the president or any two directors of Netword, and that notice must be given at least 24 hours prior to the time fixed for the special meeting, regardless of the form of notice.

     Under Home Director's bylaws, two days' notice of a special meeting of the board is required regardless of the form of notice.

     Quorum of the Board for the Transaction of Business

     Upon the merger, Netword's bylaws will provide that a majority of directors in office constitutes a quorum for the transaction of business at any meeting of the board, provided that the number of directors constituting a quorum may not be less than one-third of Netword's entire board (as determined assuming there are no vacancies on the board).

     Under Home Director's bylaws, a majority of the entire board constitutes a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum constitutes action by the board.

     Indemnification and Director's Liability

     Under Netword's current certificate of incorporation and bylaws, Netword is required to indemnify all persons whom it may indemnify pursuant to Section 145 of the Delaware General Corporation Law to the fullest extent permitted by such section. In addition, under Netword's current certificate of incorporation and bylaws, the personal liability of Netword's directors is limited to the fullest extent permitted by paragraph 7 of subsection (b) of Section 102 of the Delaware General Corporation Law. That section allows a Delaware corporation to include a provision in its certificate of incorporation that limits the personal liability of the corporation's directors to the corporation or its stockholders with respect to monetary damages for breaches of fiduciary duty except for (1) breaches of loyalty, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (3) unlawful payment of dividends, or (4) any transaction from which the director derived an improper personal benefit.

     Under Home Director's certificate of incorporation and bylaws, Home Director is required to indemnify all persons whom it may indemnify pursuant to law. Under Home Director's certificate of incorporation, directors are not personally liable to the corporation or its stockholders for monetary breaches for breach of fiduciary duty as a director unless otherwise required under Delaware law. Under Home Director's bylaws, Home Director must purchase and maintain insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer whether or not Home Director would have the power to indemnify such director or officer against such liability. Home Director is not required to purchase such insurance if it cannot be obtained on terms satisfactory to the board or, if in the business judgment of the board, the premiums are disproportionate to the amount of coverage, or the coverage is so limited so as to be insufficient for such purpose. Home Director's bylaws authorize the board, without prior approval of the stockholders, to borrow money on behalf of and pledge the assets of Home Director in order to discharge Home Director's indemnification and insurance obligations as described above.

     Upon the merger, Netword's certificate of incorporation and bylaws will require it to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law, but will entitle its board of directors to exercise discretion whether to indemnify Netword's agents and employees who are not directors or officers. In addition, upon the merger, Netword will be required to advance expenses incurred by its directors and officers in connection with a suit or proceeding for which indemnification is required. The advancement of expenses will be conditioned upon Netword's receipt of an undertaking by the director or officer to repay any amounts advanced if it is later determined that the director or officer is not entitled to indemnification. Advancement of expenses to Netword's agents and employees who are not directors or officers in connection with a suit or proceeding for which indemnification is being provided may be paid upon terms and conditions that Netword's board of directors deems appropriate.

                         PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma combined condensed balance sheet gives effect to the following events as if each had occurred on June 30, 2002:

     -    the proposed merger;

     - the one-for-40 reverse stock split of Netword's common stock anticipated to occur immediately prior to the merger;

     - the issuance of 8,827,874 shares of Home Director's Series B Convertible Preferred Stock and 1,963,528 shares of Home Director's Series C Convertible Preferred Stock as a result of anti-dilution adjustments occurring upon the conversion of Home Director's convertible notes;

     - the conversion of Home Director's preferred stock and convertible notes (including notes issued after June 30, 2002) into Home Director's common stock immediately prior to the merger;

     - the issuance of 1,500,000 shares of Home Director's common stock to former shareholders of Digital Interiors; and

     - the exchange upon the merger of all outstanding Home Director common stock for 2,892,105 shares of Netword common stock, based on an estimated exchange ratio of 0.0295 shares of Netword common stock for each share of Home Director common stock.

     As a result of the merger, former Home Director stockholders will hold a majority of the voting interests in Netword. Netword anticipates that this transaction will be accounted for as a reverse merger, with Home Director being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer (Home Director) will become the historical financial statements of the combined companies. The transaction is expected to be accounted for as the issuance of common stock by Home Director for the net monetary assets of Netword, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the combined companies.
Pre-acquisition stockholders' equity of Home Director will be retroactively restated for the equivalent number of shares of Netword received by Home Director in the merger, with differences between the par value of Netword's and Home Director's stock recorded as paid-in capital. Any transaction costs related to the merger are anticipated to be charged directly to equity. Netword and Home Director anticipate the transaction will not result in any additional goodwill or other intangible assets. Netword and Home Director have estimated the impacts of the merger in developing the accompanying pro forma balance sheet. These estimates are subject to change pending a final analysis after completion of the merger.

     As a result of Netword's decision to effectively discontinue its businesses, Netword will be a non-operating holding company with no continuing operations at the time of the merger. Therefore, the historical results of operations for Netword are not meaningful when combined with the historical results of operations of Home Director for purposes of the pro forma presentation. Accordingly, pro forma results of operations reflecting the merger have not been provided as they would be substantially the same as the historical results of Home Director.


     The unaudited pro forma combined condensed balance sheet should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," Netword's historical financial statements and related notes thereto and Home Director's historical financial statements and related notes thereto included in this document.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                   (UNAUDITED)
                                  JUNE 30, 2002



                                                     HISTORICAL                 PRO FORMA
                                          -----------------------------  ---------------------------

                                           HOME DIRECTOR     NETWORD      ADJUSTMENTS     COMBINED
                                          ---------------  ------------  -------------  -------------
Current assets:
  Cash . . . . . . . . . . . . . . . . .  $    1,929,847   $ 1,024,763   $   (423,637) a  $
                                                                              519,092  c   3,050,065
   Accounts receivable . . . . . . . . .       1,673,983             -              -      1,673,983
   Inventories . . . . . . . . . . . . .       1,076,542             -              -      1,076,542
   Note receivable . . . . . . . . . . .               -       270,000       (270,000)  a          -
   Other . . . . . . . . . . . . . . . .       2,456,080         3,847     (1,449,543)  g
                                                                             (626,363)  a    384,021
                                           ----------------------------------------------------------
Total current assets . . . . . . . . . .       7,136,452     1,298,610     (2,250,451)     6,184,611
Property and equipment, net                      468,953             -              -        468,953
Intangible assets, net . . . . . . . . .       5,881,436        25,095        (25,095)  b  5,881,436
                                           ----------------------------------------------------------
Total assets . . . . . . . . . . . . . .  $   13,486,841   $ 1,323,705   $ (2,275,546)   $12,535,000
                                           ==========================================================
Current liabilities:
   Accounts payable and accrued expenses  $    2,378,984   $   179,815   $          -    $ 2,558,799
   Convertible notes payable . . . . . .       7,063,142             -     (7,063,142)  c          -
   Other current liabilities . . . . . .         127,386        70,310              -        197,696
                                           ----------------------------------------------------------
Total current liabilities. . . . . . . .       9,569,512       250,125     (7,063,142)     2,756,495
Noncurrent liabilities . . . . . . . . .          31,057        22,334              -         53,391
                                           ----------------------------------------------------------
Total liabilities. . . . . . . . . . . .       9,600,569       272,459     (7,063,142)     2,809,886
                                           ----------------------------------------------------------
Stockholders' equity:
   Common stock. . . . . . . . . . . . .           1,446       210,103       (210,103)  f
                                                                               32,738   e     34,184
   Preferred stock . . . . . . . . . . .          88,292             -        (88,292)  d          -
   Additional paid-in capital. . . . . .      60,755,879    10,397,877    (10,397,877)  f
                                                                            7,823,341   c
                                                                               88,292   d
                                                                              (32,738)  e 68,634,774
   Warrants. . . . . . . . . . . . . . .       5,982,685             -              -      5,982,685
   Accumulated deficit . . . . . . . . .     (62,942,030)   (9,556,734)     9,556,734   f
                                                                             (293,849)  a
                                                                             (241,107)  c
                                                                           (1,449,543)  g (64,926,529)
                                           ----------------------------------------------------------
Total stockholders' equity . . . . . . .  $    3,886,272   $ 1,051,246   $  4,787,596     $ 9,725,114
                                           ----------------------------------------------------------
Total liabilities and equity . . . . . .  $   13,486,841   $ 1,323,705   $ (2,275,546)    $12,535,000
                                          ===========================================================

  See accompanying notes to pro forma combined condensed financial statements.

     (a) Reverse merger purchase price allocation - Following is the net monetary assets of Netword as of June 30, 2002:

                        Cash  . . . . . . . . . . .  $     1,024,763
                        Note receivable . . . . . .          270,000
                        Other assets  . . . . . . .            3,847
                        Liabilities   . . . . . . .         (272,459)
                                                    -----------------
                          Net monetary assets . . .  $     1,026,151
                                                    =================

           For purposes of this pro forma analysis, the above net monetary assets have been utilized to estimate the adjustment to Home Director's and Netword's combined pro forma stockholders' equity to reflect the reverse merger, as follows:


              Net monetary assets  . . . . . . . . . . . .  $   1,026,151
              Adjustments:
              Estimated transaction costs . . . . . . . . .    (1,050,000)
                Cancellation of convertible debt. . . . . .      (270,000)
                                                            ---------------
              Adjustment to Home Director's and Netword's
                combined pro forma stockholders' equity . . $    (293,849)
                                                            ===============

           Estimated transaction costs - Home Director and Netword estimate their transaction costs, to be reflected as a reduction of stockholders' equity upon completion of the merger, as follows:

              Financial advisory fees  . . . . . . . . . .  $     250,000
              Attorney and accountants fees. . . . . . . .        800,000
                                                            --------------
              Estimated transaction costs  . . . . . . . .  $   1,050,000
                                                            ==============

     The above estimate of transaction costs includes $626,363 of costs that have been incurred and are reflected in other assets on Home Director's June 30, 2002 balance sheet. The remaining $423,637 has been reflected as a reduction of cash in the pro forma presentation.

     Cancellation of convertible debt - Netword's $270,000 convertible note issued by Home Director will be cancelled if held by Netword upon completion of the merger.

     (b) Intangible assets, net - Netword's historical intangible assets will not be recorded by the merged company.

     (c) Convertible notes payable - Home Director's outstanding convertible notes payable ($7,553,341 principal amount as of July 26, 2002, excluding Netword's $270,000 convertible note that will be cancelled if held by Netword at the time of the merger) will automatically convert into 75,533,410 shares of Home Director common stock immediately prior to the merger. Home Director issued $596,658 face value of convertible notes after June 30, 2002. This has been reflected in the above pro forma information as an increase to cash of $519,092, increase to paid-in capital of $596,658 and an increase to accumulated deficit of $77,566, to recognize the issuance costs incurred. Home Director's exchangeable notes, issued in February 2002, were recorded at a discount. Any unamortized discount, which was $163,541 at June 30, 2002, will be reflected as an expense in Home Director's results of operations upon conversion of the notes to common stock. The unamortized amount at June 30, 2002 has been reflected as an increase to accumulated deficit and an increase to additional paid-in capital for purposes of the above pro forma presentation.

     (d) Preferred stock - Home Director's outstanding preferred stock will be treated as though converted into 19,620,660 shares of Home Director common stock immediately prior to the merger.

     (e) Common stock - After all equity transactions contemplated in the merger have been completed, it is estimated that there will be 3,418,445 shares of Netword common stock outstanding. Common stock will reflect those shares multiplied by the par value of $.01. This adjustment will be offset to additional paid-in capital.

     (f) Accumulated Deficit - Because Home Director will be the accounting acquirer, Netword's historical stockholders' equity will not be carried forward to the merged company.

     (g) Other assets - Home Director's deferred debt issuance costs related to the issuance of the convertible debt were $1,449,543 at June 30, 2002. The amount of deferred debt issuance costs not already amortized at the time of the merger will be reflected as an expense in Home Director's results of operations. Therefore, the amount at June 30, 2002 has been reflected as an increase in accumulated deficit for purposes of the above pro forma presentation.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NETWORD

     Market for Netword Common Stock and Related Stockholder Matters

     Netword's common stock began trading in the over-the-counter-market on July 29, 1999 under the symbol "NTWD". Quotations were limited to the NQB pink sheets until March 2, 2000, when trading began on the Nasdaq over-the-counter bulletin board. The following approximate high and low bid information for the common stock is as reported by Pink Sheets LLC (formerly known as the National Quotation Bureau); the prices stated represent inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions. The prices do not reflect the effects of the proposed one-for-40 reverse stock split to become effective immediately before the merger. As of July 31, 2002, there were approximately 200 holders of record of Netword's common stock.

                                           PRICE
                                           -----

                                         HIGH    LOW
                                         -----  -----

2000
  First quarter                          $4.25  $1.50
  Second quarter                          3.13   0.75
  Third quarter                           1.47   0.44
  Fourth quarter                          0.44   0.26


2001
  First quarter                           0.31   0.22
  Second quarter                          0.30   0.12
  Third quarter                           0.20   0.13
  Fourth quarter                          0.20   0.11


2002
  First quarter                           0.15   0.07
  Second quarter                          0.13   0.07
  Third quarter (through July 31, 2002)   0.09   0.07

     Netword has not paid any cash dividends on its common stock and does not anticipate declaring or paying any cash dividends in the foreseeable future. The holders of Netword common stock are entitled to dividends when and if declared by Netword's board of directors from legally available funds.

     Netword Equity Compensation Plan Information as of June 30, 2002

                                                                           Number of securities remaining
                                                                           available for future issuance
                         Number of securities to be    Weighted-average     under equity compensation
                         issued upon exercise of     exercise price of     plans (excluding securities
                        outstanding options(1)(2)  outstanding options(1)   reflected in first column)(1)(3)
Equity compensation
 plans approved by
 Netword stockholders           59,341                   $  54.40                           540,659

Equity compensation
 plans not approved by
 Netword stockholders             None                        N/A                               N/A

 Total                          59,341                   $  54.40                           540,659


____________
(1)  As adjusted to reflect the one-for-40 reverse stock split.
(2) Does not reflect the assumption of Home Director options outstanding at the time of the merger which, upon the merger, will entitle the holders to purchase an estimated 44,531 shares of Netword common stock at prices ranging from $6.78 to $339 per share (excluding a cashless exercise right of a former executive of Home Director to acquire 135,833 shares).
(3) As adjusted to reflect the increase to 600,000 authorized shares as approved by Netword's stockholders and to become effective immediately after the reverse stock split.

HOME DIRECTOR

     Market for Home Director Capital Stock and Related Stockholder Matters

     There is currently no public market for Home Director's common stock or preferred stock. Home Director has not declared or paid cash dividends since its inception and does not anticipate declaring or paying any cash dividends in the foreseeable future. As of June 30, 2002, there were approximately 180 holders of Home Director common stock, three holders of Home Director Series A Convertible Preferred Stock, 300 holders of Home Director Series B Convertible Preferred Stock and one holder of Home Director Series C Convertible Preferred Stock.

     Home Director Equity Compensation Plan Information as of June 30, 2002


                                                                               Number of securities remaining
                                                                               available for future issuance
                             Number of securities to     Weighted-average     under equity compensation plans
                             be issued upon exercise     exercise price of     (excluding securities reflected in
                            of outstanding options(1)  outstanding options(1)       first column)(1)(2)
Equity compensation plans
 approved by Home
 Director stockholders                1,510,494               $  2.87                   566,249

Equity compensation plans
 not approved by  Home
 Director stockholders                  106,000               $  8.40                       N/A

      Total                           1,616,494               $  3.23                   566,249

____________

(1) Does not give effect to the assumption by Netword of all outstanding options to purchase shares of Home Director common stock upon the merger or adjustments of the exercise prices pursuant to the exchange ratio in the merger agreement.
(2) Home Director's stock incentive plan will terminate upon the merger and outstanding options will be assumed by Netword under its stock option plan.

                               BUSINESS OF NETWORD

OVERVIEW

     Netword owns and maintains the Netword System, a patented Internet utility that offers an easy way to reach any Internet destination. With the Netword System, Internet users can create simple and memorable words, phrases, numbers or other sequences of characters, called Networds, and use them as Internet keywords. Networds are aliases or nicknames for the Internet addresses known as uniform resource locators or URLs.

     Netword's operations have never generated material revenues. Because of its inability to successfully market the Netword System and other internet utilities which it developed and a lack of sufficient resources to defend its patented intellectual property, Netword is currently seeking buyers for the assets that constitute the Netword System. As of July 31, 2002, there were no prospects for a sale of any of these assets.

     On January 31, 2002, Netword terminated all of its employees and retained consultants to maintain the Netword System. This and related actions resulted in a significant reduction of overhead and effectively terminated Netword's marketing and sales efforts.

     Since January 2002, Netword has focused primarily on negotiation of the merger agreement with Home Director and preparation for and completion of the merger.

     Investment in Home Director

     In February 2002, Netword made a $270,000 investment in Home Director in contemplation of the merger. For Netword's investment, it received Home Director's one-year secured promissory note in the principal amount of $270,000 and warrants to purchase 385,714 shares of Home Director common stock.

HISTORY OF NETWORD

     Netword is a Delaware corporation formed in February 1999. Immediately following its formation, it merged with Netword LLC, a Delaware limited liability company that owned and operated the Netword System. The sole purpose of this merger was to reorganize Netword LLC as a corporation. Netword LLC was formed in December 1996, when it acquired assets comprising various computer programs and systems that were key elements of the Netword System as it then existed.

REVENUES, EXPENSES AND RESEARCH AND DEVELOPMENT EXPENDITURES

     Netword's operating revenues for the fiscal years ended December 31, 2001 and 2000 were $5,845 and $12,405, respectively. For the 2001 and 2000 fiscal years, Netword had interest income of $80,504 and $184,088, respectively. Its operating revenues for the first six months of 2002 were $210.

     Netword's operating expenses for the fiscal years ended December 31, 2001 and 2000 were $1,574,016 and $3,395,058, respectively. For the fiscal year ended December 31, 2000, non-cash expenses included amortization of warrants issued in connection with an agreement to market the Netword System, in the amount of $1,125,000. Netword's operating loss for the first six months of 2002 was $319,797.

     Over the five fiscal years ended December 31, 2001, Netword spent approximately $1,492,000 for research and development. It has made no such expenditures since that date.

PATENTS AND OTHER INTELLECTUAL PROPERTY

     On June 9, 1998, Netword was issued patent No. 5,764,906, which describes the Netword System as a Universal Electronic Resource Denotation, Request and Delivery System that shares information and aliases among owners of Internet Web sites and other resources and Internet users. On August 8, 2000 Netword was issued a second United States patent, No. 6,101,537, which further clarifies and amplifies the intellectual property of the Netword System. Netword also owns various copyrighted software with special purpose components not found in any existing off-the-shelf software of which Netword is aware.

     Netword is registered as a trademark with the U.S. Patent and Trademark Office. On April 30, 1996, Netword acquired the exclusive rights to the common law and registered trademarks and trade names "Netword" and "Netword, Inc." for payments of $4,800 per year for seven years, and payments of $3,000 per year thereafter for the remainder of the life of the individual who sold these trademarks to Netword.

     To protect its rights to its proprietary technology, Netword has relied primarily upon its patents and confidentiality and non-disclosure agreements with its employees and consultants. Although these patents may afford some protection against third party misappropriation of Netword's proprietary information, they have not prevented competitors from creating systems similar to the Netword System. The steps Netword has taken may not deter unauthorized use of its proprietary information, and Netword does not anticipate that it will be able to afford the high cost of further enforcing its intellectual property rights through litigation.

COMPETITION

     The market for Internet services is intensely competitive, quickly evolving and subject to rapid change. The Netword System faces competition from a vast array of service providers and technologies, which Netword believes has stifled the development of its business.

GOVERNMENT  APPROVALS  AND  REGULATION

     Netword is not currently subject to direct federal, state or local government regulation, other than regulations applicable to businesses generally. There is only a small body of laws and regulations directly applicable to access to or commerce on the Internet.

     The creation and use of Networds entails the potential risk of possible infringement of third party rights, which could subject Netword to litigation and possible liability. The law regarding liability for contributory trademark infringement or facilitation of unfair competition on the Internet is still unsettled. Netword's published Terms and Conditions and operating procedures include measures to protect the rights of owners of registered trademarks. However, these measures and the scope and extent of Netword's insurance may not be adequate to shield or indemnify Netword from liability and the costs of litigation in the event of trademark infringement, dilution or unfair competition by Netword competitors.

EMPLOYEES

     After terminating all full-time employees on January 31, 2002, Netword has continued to retain part-time consultants who provide services on an as-needed basis.

DESCRIPTION OF PROPERTY

     Netword does not own or lease real or personal property. It maintains an office rent-free at the office of its president and chief executive officer.

LEGAL PROCEEDINGS

     In June 1998, a former employee instituted an action against Netword's predecessor in the Circuit Court of Arlington, Virginia, to recover $69,281 by reason of claims related to his resignation and other alleged items. That action has been inactive since 1999 and Netword assumes that it has been abandoned. Netword does not believe that its financial exposure with respect to this action, or unsettled claims of three other former employees, is material.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

     Netword has not changed nor has it had any material disagreements with its independent accountants within its last two fiscal years.

                NETWORD SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected consolidated financial data has been derived from Netword's financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. Netword's consolidated financial statements as of December 31, 2001 and for the years ended December 31, 2000 and 2001, and the related report of Mahoney Cohen & Company, CPA, P.C., and as of June 30, 2002 and for the six months ended June 30, 2001 and 2002, are included in the section entitled "Financial Statements and Supplementary Data" on page F-1. The selected consolidated financial data set forth below for the six months ended June 30, 2001 and 2002, and as of June 30, 2002, are derived from unaudited financial statements. The following data should be read in conjunction with Netword's consolidated financial statements.

                                         Year Ended December 31,     Six Months Ended June 30,
                                             2000          2001          2001        2002
                                         ------------  ------------  -----------  ------------

STATEMENT OF OPERATIONS DATA
Sales                                    $    12,405   $     5,845   $     3,282   $       210
Selling, general and administrative
 expenses                                  3,395,058     1,574,016       995,143       320,007
                                         ------------  ------------  ------------  ------------
Operating loss                            (3,382,653)   (1,568,171)     (991,861)     (319,797)
Interest and dividend income                 184,088        80,504        55,007         7,852
Net loss                                 $(3,198,565)  $(1,487,667)  $  (936,854)  $  (311,945)
                                         ------------  ------------  ------------  ------------
Basic and diluted loss per common share  $      (.17)  $      (.08)  $      (.05)  $      (.02)
                                         ============  ============  ============  ============

                                   December 31,    June 30,
                                      2001           2002
                                   ------------  -------------
BALANCE SHEET DATA
Total current assets                $ 1,409,480   $ 1,298,610
Total current liabilities               234,151       250,125
Accumulated deficit                  (9,244,789)   (9,556,734)
Total stockholders' equity            1,155,415     1,051,246

                        PRINCIPAL STOCKHOLDERS OF NETWORD

     The table below provides information as of July 31, 2002, before and after Netword's one-for-40 reverse stock split, with respect to Netword common stock held of record by:

     -          each of Netword's directors and executive officers;

     -          all directors and officers as a group; and

     -          each person who owns more than 5% of Netword's common stock.

     The address for each stockholder is c/o Netword, Inc., 285 Tanglewood Crossing, Lawrence, New York 11559. The amounts shown for each stockholder include shares underlying currently exercisable options, warrants and convertible securities held by the stockholder.

     Except as otherwise indicated in a footnote to this chart, each stockholder has sole voting and dispositive power with respect to the shares of common stock he holds. The shares of common stock of each stockholder do not include shares held by that person's spouse or children.

                                                          Amount Of              Percentage Of
                                                         Common Stock            Common Stock
                                                           Owned                    Owned
                                                           ------                   ------

                                                    Before Stock  After Stock   Before      After
                                                        Split         Split      Merger     Merger
                                                         -----        -----      ------     ------
Kent M. Klineman                                     4,575,650(1)     114,391     21.8%       *
Michael L. Wise                                      1,943,822(2)      48,596      9.3        *
Batya Wise(3)                                         1,733,093        43,327      8.2        *
Murray M. Rubin                                         194,873(4)      4,872        *        *
All directors and officers as a group (3 persons)     6,714,345(5)    167,859     32.0        *
____________
* Less than 1%

(1) Includes 797,705 shares underlying currently exercisable options and 704,617 shares underlying currently exercisable warrants.

(2) Includes 1,119,265 shares underlying currently exercisable options. Mr. Wise's spouse beneficially owns 1,733,093 shares of which he disclaims beneficial ownership.

(3)  Batya Wise is the wife of Michael L. Wise.

(4) Includes 52,650 shares underlying currently exercisable options and 29,673 shares underlying currently exercisable warrants. Mr. Rubin's spouse owns 100,195 shares of which he disclaims beneficial ownership.

(5) Includes 1,969,620 shares underlying currently exercisable options and 734,290 shares underlying currently exercisable warrants.

                     DESCRIPTION OF CAPITAL STOCK OF NETWORD

COMMON STOCK

     Netword is authorized to issue 40,000,000 shares of common stock, of which there were 21,010,289 shares outstanding as of June 30, 2002. Immediately before the merger, upon the effectiveness of the one-for-40 reverse stock split, the number of outstanding shares will be reduced to approximately 525,250. For more information about the reverse stock split, please refer to the section entitled "Written Consent of the Netword Stockholders - Reverse Stock Split" on page 24.

     All shares of Netword common stock are identical in all respects, and each share entitles the holder to the same rights and privileges as are enjoyed by other holders and is subject to the same qualifications, limitations and restrictions as apply to other shares.

     Holders of Netword common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of Netword common stock do not have cumulative voting rights. Accordingly, subject to any voting rights of holders of any preferred stock that may be issued, holders of a plurality of Netword common stock present at a meeting at which a quorum is present are able to elect all of the directors eligible for election. The holders of a majority of the voting power of Netword's issued and outstanding capital stock constitutes a quorum.

     The holders of Netword common stock are entitled to dividends when and if declared by Netword's board of directors from legally available funds. The holders of Netword common stock are also entitled to share pro rata in any distribution to stockholders upon Netword's liquidation or dissolution.


      None of the shares of Netword common stock:

     -     have preemptive rights;

     -     are redeemable;

     -     are subject to assessments or further calls;

     -     have conversion rights; or

     -     have sinking fund provisions.

PREFERRED STOCK

     Netword is currently authorized to issue 10,000 shares of preferred stock in one or more series. No shares of preferred stock are outstanding. Upon the merger, the number of authorized shares of preferred stock will be increased to 2,000,000. Netword's board of directors may determine the terms of the preferred stock at the time of its issuance without action by Netword's stockholders. The terms of any issuance of preferred stock may include:

     - voting rights, including the right to vote as a series on particular matters, which could be superior to those of Netword common stock;

     - preferences over Netword common stock as to dividends and distributions in liquidation;

     - conversion and redemption rights, including the right to convert into shares of Netword common stock; and

     -    sinking fund provisions.

     No shares of preferred stock are currently outstanding or are expected to be outstanding upon the merger.

                            BUSINESS OF HOME DIRECTOR

     Home Director designs, manufactures, sells and installs home networking solutions that interconnect security systems, audio systems, video services, televisions, utilities, personal computers and the Internet. Its products are marketed primarily for installation as basic infrastructure in new homes. Customers for Home Director's home networking systems include some of the largest home builders in the United States, including Centex, KB Homes, Richmond America, Toll Brothers, Genesis Homes and Arvida. Through its relationships and marketing arrangements with these and other home builders, Home Director has direct access to home buyers that it uses to facilitate sales of its products while the buyers are in the process of selecting options for their new homes. Home Director's products have been sold to over 45,000 home owners in the United States and Canada.

     Home Director's home networking solutions are intended to function as the electronic foundation needed to provide linked access to third-party services and technologies, including those that are currently available and those that may be offered in the future. Within a "connected" or "networked" home, Home Director's proprietary Network Connection Center interconnects a number of devices, appliances or gateways so they can be centrally controlled. With a properly featured Home Director system, a home owner can watch movies downloaded from the Internet on television, listen to downloaded music from speakers throughout the home, play different music in different areas of the home, store photographs, enjoy remote access to images from home security cameras from inside the home or from a remote web-access device, network different computers within the home and perform a variety of other automated functions. Home Director believes that as information technology and resources continue to expand, a home infrastructure which offers central access to information sources located throughout the home will become a standard new-home feature. Based on this expectation, Home Director has targeted the new home construction market and positioned its business to provide a cost-effective and flexible infrastructure option for the mass market.

     Currently, Home Director's business is channeled through two distinct marketing programs. Most of the company's revenues since January 2001 have been generated through sales of networking systems and related products in new home developments in local areas where Home Director participates directly in sales, installation and service activities. Secondarily, Home Director sells its networking products throughout the United States and Canada to distributors primarily for resale to regional integrators and installers who carry out their own installation activities with technical and training assistance from Home Director. In both marketing programs, Home Director's products are sold, directly or indirectly, primarily to home builders who include a Home Director home networking solution as an integral and financeable element of the new homes they sell to consumers. Home Director encourages these home builders to use its systems and solutions as a standard feature in their home developments. In the areas where Home Director conducts installation services, it works directly with home buyers and acts as a single source supplier to builders, offering assistance ranging from pre-sale design to post-installation support and including pre-packaged and custom options.

     Home Director currently carries on systems installation activities in California and Florida and is expanding an initiative begun through a strategic relationship with Sears, Roebuck & Co. in Tallahassee, Florida. As resources and demand permit over the next 24 months, the company expects to further extend its systems installation activities into the Arizona, Colorado, Nevada and Texas markets.

     Home Director's first generation products and technology were developed by IBM and sold to Home Director in December 1999. Initially, Home Director emphasized research and product development and based its marketing effort on the development of a broad-based distribution system. In January 2001, Home Director acquired Digital Interiors, a California-based home systems installer and integrator, adding these functions to its core business.

INDUSTRY OVERVIEW AND MARKET OPPORTUNITY

TARGET MARKET

     The new home construction industry offers the principal market for Home Director's products and services. An average of more than 1.5 million new homes (including residential apartment units) have been built in the United States during each of the past 10 years, and 1.6 million new homes were built in 2001. (Source: United States Bureau of the Census.) Based on its own experience, Home Director believes that only a relatively small number of these new homes were built with electronic networking capabilities but that the percentage of new homes incorporating these capabilities has been increasing.

INDUSTRY EVOLUTION

     The market for solutions that will facilitate the distribution and control of data within the home is relatively new and appears to be in an early stage of evolution. This market appears to be driven by a number of recent trends, including the following:

     - a demand for video, audio and voice capabilities throughout the home rather than in a single location;

     - the growing number of households with multiple personal computers and Internet capabilities;

     -    the rise in the number of people who work from home;

     - the increase in the availability of "last mile" bandwidth, via cable modem, DSL and satellite;

     -    the proliferation of new technology and digital applications;

     - the expectation that devices and technology will perform multiple functions; and

     - the decreasing cost of relatively sophisticated home networking solutions.

CURRENT INDUSTRY LIMITATIONS

     Demand appears to be increasing but has been constrained by the inability of many currently available home networking solutions to adequately address important consumer and home builder needs. The limitations of most available solutions appear to have hindered the development of a mass market.

     Limitations of many competing solutions include:

     -     inadequate or fixed capacity;

     -     confusing technologies that are complicated to manage;

     -     fragmented distribution with inconsistent quality; and

     -     high cost.

     For example, a number of competing home networking solutions require a relatively high degree of technical literacy on the part of the user and are simply inconvenient to use. Some have limited interconnectivity, do not support multiple and diverse mediums and protocols and are subject to obsolescence as available third-party services and technologies evolve. Many employ disparate technologies from different manufacturers which are costly to integrate and require the builder and consumer to deal with different sources for sales, installation and service.

HOME DIRECTOR'S SOLUTION

     By contrast, Home Director offers scaleable and upgradeable technology, established distribution channels, and single-source professional services and sales techniques. Home Director addresses prospective obsolescence by creating an infrastructure that handles multiple mediums, is scaleable and can be upgraded. Its home networking solutions can be easily controlled centrally from inside the home or remotely from web-access devices. It offers a full range of support from pre-sale design and installation to post-installation service, at a cost-effective price. To meet a broad range of demand from entry level to custom homes, it employs standardized base packages or modules with a menu of functional add-ons or upgrades to provide a range of performance capabilities responsive to the individual consumer's taste.

     Home Director's home networking solutions enable shared high-speed Internet access, linked computer peripherals, centrally controlled home security systems, distributed entertainment content and other services and capabilities. These solutions allow home owners to access information and entertainment in any room in the home and centrally control their security, energy and lighting. Home Director couples its networking hardware with scaleable and upgradeable proprietary software that delivers functionality and an intuitive "plug and play" user interface. Devices connected into Home Director's system can be controlled through control panels or television sets in the home or remotely by web-access devices.

HOME DIRECTOR'S PRODUCTS AND SERVICES

     Home Director's home networking solution consists of proprietary hardware and highly functional software. All of these solutions are based on Home Director's proprietary communications infrastructure, called the Network Connection Center, which has received awards from the National Association of Home Builders, Popular Science Magazine and the Home Automation and Networking Association. The Network Connection Center connects and coordinates all of the networked applications and devices within the home. The infrastructure can be scaled to high or low capacity levels in accordance with specific builder or consumer requirements and can support multiple applications to allow for the integration of "best of breed" technologies. With the Netword Connection Center, Home Director offers a menu of hardware and software add-ons and upgrades which determine the scope and capacity of each individual system. The cost of a system varies depending on the size of the home and the number of selected features. Typically, the price of a complete, installed home networking solution ranges from $1,500 to $4,000. Systems that Home Director sells through its project specific arrangements with home builders include full-service installation.

     Packages

     Home Director's installed systems are currently offered to home builders in four distinct "packages". In planning a new-home development, a participating builder selects and purchasers the package that affords the performance capabilities it believes will best suit the kind and style of homes it plans to build. Every package incorporates Home Director's proprietary Network Connection Center. All packages include high performance cables which replace traditional telephone and television wiring. Outlets are installed throughout the home in appropriate configurations to accommodate specific technologies and services to be connected and integrated. The four packages now offered are as follows:

     - Starter Package - appropriate for smaller homes and multi-dwelling units.

     -    Basic Package - includes video amplification capabilities.

     - Personal Package - features additional locations to accommodate automation and security accessories and has premium video amplification and distribution capabilities.

     - Signature Package - features additional locations for routers, cable modems, DSL modems, security circuit boards and other accessories.

     Home Director offers advanced options to enhance its packages, including:

     - Home Server - a residential gateway that acts as a "nerve center" within the Network Connection Center. This is a hardware platform on which Home Director's ControlPoint software is run; it manages and controls communications, linking the primary networking infrastructure with sub-networks throughout the home.

     - ControlPoint Software - Home Director's proprietary software, that enables the home owner to access the home networking systems via installed control panels or remote web-enabled devices. This software is designed to accommodate its incorporation into third-party residential gateways, set-top boxes, appliances, gaming consoles and consumer electronics.
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

     - Control Panels - user interfaces that can be installed in each room to allow the home owner to interact with the Network Connection Center.

APPLICATION MODULES

     Home Director currently offers the following four modules that are sold separately as enhancements to add functionality and features to its packages and can be purchased with any package:

     - Home Office and Communications - accommodating up to 16 separate telephone and fax lines in up to 32 locations in the home, allowing everyone in the home to share a single Internet service connection simultaneously and files and software on multiple computers.

     - Entertainment - permits reception of built-in surround sound and multi-room music, whole-home video distribution, audio and video equipment networking and control, including digital photography, and satellite television equipment and subscriptions. The video distribution features allow all connected televisions to display content from shared antennae (broadcast and HDTV), cable and satellite services and allow internal distribution of DVD, VCR and security camera content.

     - Safety/Security - allows integration of security systems, including fire detection, break-in detection and police and fire station notification, as well as remote in-house security video camera monitoring and intercom communication.

     - Home Management - incorporates the home server, ControlPoint Software and control panels throughout the home, facilitating on-site and remote control of heating, cooling, audio and video systems, appliances and lighting.

SALES AND MARKETING STRATEGY

     Home Director currently targets its products and services primarily to the new home market. Its systems involve in-wall construction activities and are therefore inherently more expensive and inconvenient to install in existing residences than in new homes under construction. To reach the new-home market, Home Director concentrates its marketing efforts on creating and enhancing relationships with home builders and developers who have direct access to purchasers of new homes at the very time when they are making decisions regarding the design, function and financing of their new homes.

     Home Director's "Intelligent Home Marketing Program" standardizes and streamlines its approach to sales, design, installation and customer support for its networking solutions. Using each participating builder's blueprints for a home development project, Home Director recommends the most appropriate standard packages and application modules for potential buyers and identifies standard locations for voice, video, data, security and home management features consistent with the overall designs contemplated by the blueprints. Home Director displays its products and system prototypes in the builder's showroom or model, where one of its sales representatives is available to consult with each home buyer at the same time the buyer is selecting other home options, such as cabinets, carpeting and tile.

     Home Builders

     Home Director currently has joint marketing relationships with home builders in California and Florida and, subject to demand and the availability of capital, plans to establish similar relationships with builders in Arizona, Colorado, Nevada and Texas over the next 24 months. In its existing relationships, Home Director tries to obtain the builder's commitment to purchase and include a home networking package in all of the housing units within a new-home development. With this commitment, Home Director is assured of a revenue stream from each home sale in the development, based on the package selected by the builder, and further revenue from sales of add-ons, upgrades and application modules selected by individual home buyers.

     Home Director's home networking solutions are flexible enough to accommodate builders' requirements for virtually all levels of housing units, including production, semi-custom and custom homes. Builders of production and semi-custom homes provide high-volume deployment of Home Director's networking infrastructure and products and services. Builders of custom homes provide early deployment of new technology in high-end home solutions and tend to yield useful feedback for future product and service offerings.

     Home Director believes that it will be able to maintain and increase its alliances with builders for a number of reasons, including the following:

     - Turnkey Solution - Home Director provides a single-source, turnkey home networking solution; it handles everything from pre-sale design to post-installation support and spares the builder the need to contract separately for these functions.

     - Competitive Advantage - Home Director affords its allied builders and developers a differentiated and technically-advanced product that distinguishes their business from that of their competitors.

     - Increased Revenues - Builders and developers generate additional revenue from sales of Home Director's products. They buy Home Director's systems and include them in the total cost of the homes they sell.

DISTRIBUTORS

     Home Director also sells its products to distributors who stock Home Director's line of home network hardware and software products and sell them primarily to regional installers and integrators or home builders. To support this business, Home Director provides its distributors and their customers with technical assistance and training.

     IBM sells and distributes Home Director's products to builders and installers in Canada under an agreement that is subject to annual renewal by agreement of both parties.

RESALE RELATIONSHIPS

     Home Director's direct link to home builders and home owners provides a potential marketing channel for resale of products and services offered by equipment manufacturers, regional Bell operating companies, Internet service providers and purveyors of software and media. The company has established resale relationships with name-brand suppliers of home entertainment and security products. Use of Home Director as a marketing resource can afford access to customers poised to make purchase decisions, with minimal incremental sales and marketing expenditure.

STRATEGIC ALLIANCES

     Home Director has strategic alliances with Sears, Roebuck and Co. for sales and with ITT Industries for manufacturing and market-driven product development.

     - Sears, Roebuck and Co. recently launched the Sears Connected-Home Initiative. This is an integrated home networking solution that is being offered to new home builders in Tallahassee, Florida and includes Home Director's home networking solutions and systems installation.

     - A division of ITT Industries, Inc. now manufactures and supplies some of Home Director's Network Connection Centers and components. Home Director believes that its strategic relationship with ITT Industries may result in reduced manufacturing costs.

HOUSING INDUSTRY RISKS

     The housing industry is cyclical and seasonal, and Home Director expects that its revenues from new residential installations will be affected by the factors that affect the housing industry, both generally and in the specific areas where Home Director conducts systems installation activities. These factors include:

     -    changes in economic conditions, interest rates and employment levels;

     -    consumer confidence and income;

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

     -     the availability and cost of mortgage financing; and

     -     demand for housing.

     The housing market is subject to various risks, including overbuilding, delays in construction schedules, changes in government regulations, increases in interest rates and energy costs and increases in real estate taxes and other local government fees. The home building industry has, from time to time, experienced fluctuating lumber prices and supply, limited availability of suitable land and construction funds as well as serious shortages of labor and materials. Home Director's business could be adversely affected by these factors or by other factors, such as adverse weather conditions and natural disasters, including hurricanes, tornadoes, droughts, floods and brushfires, which delay or prevent home building activities.

MANUFACTURING

     Home Director employees design and assemble the hardware and software components of Home Director's Network Connection Centers at its Durham, North Carolina facility. These components are manufactured to Home Director's proprietary specifications by several third parties suppliers in the United States and abroad, including ITT Industries. Home Director is not currently dependent upon any single manufacturer and believes that alternative manufacturing sources would be readily available without material delay in the event of the interruption of supplies from any of its current sources.

INTELLECTUAL PROPERTY

     Home Director owns or has rights to use proprietary technology that it believes affords it a current competitive advantage. This technology is not, however, fully protected from infringement by competitors or from their introduction of non-infringing technologies. Home Director has filed and intends to continue to file patent applications on various technologies in the United States and has obtained two patents. Nevertheless, it may not be able to obtain additional patents, and its existing patents or any additional patents it obtains could subsequently be invalidated for any of a variety of reasons. Even with patented technology, existing United States laws afford only limited intellectual property protection. Furthermore, the enforcement and defense of patents can be extremely costly and divert management and other resources from productive activity. Therefore, Home Director also relies on a combination of trade secret, copyright and trademark law, nondisclosure agreements and technical measures to protect its proprietary technology. Even these steps, however, may not be adequate to deter misappropriation, and Home Director's proprietary position remains subject to the risk that its competitors will independently develop non-infringing technologies that are substantially equivalent or superior to its technologies.

     Even to the extent Home Director obtains patent protection, it remains subject to the risk that third parties will assert infringement claims against it. Such claims could result in costly litigation or require Home Director to redesign infringing products or obtain a license to use the intellectual property of third parties. Such licenses might not be available on reasonable terms or at all. Any infringement claims resolved against Home Director could adversely affect its ability to continue in its business.

COMPETITION

     The market for home technology products in which Home Director operates, although at an early stage of development, is highly competitive and subject to rapid technological and other changes. Home Director expects this competition to increase and to exert downward pressure on its margins and its ability to maintain or increase its market share. Many of Home Director's current and potential competitors have significantly greater financial, technical, marketing and other resources and significantly greater name and brand recognition than it has. Many of them also have well-established relationships with current and potential distributors of Home Director's products. All or any of these factors may limit or prevent any further development of Home Director's business and its ability to achieve profitability.

     Home Director believes that in order to remain competitive, it will need to respond to frequent and rapid changes in technology and industry standards affecting the market for its products. For a variety of reasons, including lack of financial, technological and proprietary resources, Home Director may fail to recognize or be unable to respond to these changes in a timely or cost-effective manner. It may also encounter capabilities or technologies developed by others that render Home Director's products obsolete or not competitive.

     Home Director's competitors are rapidly changing. They currently include manufacturers of competitive products and local systems integrators who piece together and install products and services from disparate hardware, software and residential gateway providers. Other competitors are businesses that offer various aspects of home networking using a home's existing electrical wiring (called Powerline) or wireless home networking for data connectivity.

     In the area of hardware manufacturing, Home Director's major competitors include OnQ Technologies, Inc., USTec and FutureSmart Networks, all of which manufacture structured wiring systems and related hardware and software components. To Home Director's knowledge, none of these competitors currently provides integrated home networking systems design, installation and customer support.

REGULATION

     The home construction industry with which Home Director is closely allied is subject to various local, state and federal laws and regulations concerning zoning, resource protection (protection of wetlands, woodlands and hillside areas), building design, construction and similar matters. Sales of Home Director's products may be adversely affected by periodic delays in home building projects for a variety of regulatory reasons, including factors relating to local and regional environmental and infrastructure conditions and tax and assessment issues which may delay or halt construction or increase the costs of home development and decrease potential sales of its products.

     Home Director's business, products and services may become subject to governmental regulation in connection with the receipt, control and transmission of voice, video and Internet signals provided by its products. The risks to Home Director's business include, but are not limited to, adoption of laws and regulations, [such as the Security Systems Standards and Certification Act and the Digital Millennium Copyright Act], which may require changes in Home Director's products or services that are not technologically feasible, may render Home Director's products and services obsolete or may require Home Director to incur costs of compliance that it cannot finance or recover in the prices of its products and services.

EMPLOYEES

     As of June 30, 2002, Home Director had 82 full-time employees.

FACILITIES

     On August 1, 2002, Home Director relocated its corporate headquarters from San Jose, California to Livermore, California by entering into a sublease for a new facility that has a term expiring in 2008. The Livermore Facility has 11,470 square feet and will also be used by Home Director as its northern California service center and for general warehouse storage. Home Director also maintains a product development and manufacturing facility at 3751A South Alston Avenue, Durham, North Carolina 27713 under a lease that expires in 2004. Home Director closed its facility in Los Gatos, California in June 2002.


LEGAL PROCEEDINGS

     On June 18, 2001, Point West Ventures, LP, filed a complaint against Home Director in the New York State Supreme Court, County of New York, alleging misrepresentation in connection with Home Director's sale of Series B Convertible Preferred Stock to Point West and seeking rescission of Point West's $500,000 investment. Point West is currently in receivership and, although the receiver may elect to pursue this action at a later date, the proceedings have been stayed.

     Home Director is involved from time to time in other legal proceedings in the ordinary course of its business. None of such proceedings that is currently pending is believed to be material to its business.

CHANGES IN AND DISAGREEMENTS WITH INDEPENDENT ACCOUNTANTS

     Home Director has not changed or had any material disagreements with its independent accountants within its last two fiscal years.

                HOME DIRECTOR SELECTED HISTORICAL FINANCIAL DATA


The following selected consolidated financial data has been derived from Home Director's financial statements which have been prepared in accordance with U.S. generally accepted accounting principles. Home Director's consolidated financial statements as of and for the years ended December 31, 2000 and 2001, and as of and for the six months ended June 30, 2001 and 2002, are included in the section entitled "Financial Statements and Supplementary Data" on page F-1 of this document. The following summary interim consolidated financial data as of and for the six months ended June 30, 2001 and 2002 have been derived from the unaudited financial statements of Home Director included herein. In the opinion of Home Director's management, the unaudited historical financial statements contain all adjustments (consisting of normal recurring adjustments) necessary to present fairly the financial position of Home Director as of June 30, 2002. Historical results are not necessarily indicative of results of operations to be expected in the future, and the results for the six months ended June 30, 2002 are not necessarily indicative of results to be expected for the entire year. The following data should be read in conjunction with "Home Director Management's Discussion and Analysis of Financial Condition and Results of Operations" on page 72 of this document and Home Director's consolidated financial statements.

                                        Year ended December 31,     Six months ended June 30,
                                         2000           2001           2001           2002
                                     -------------  -------------  -------------  ---------------
STATEMENT OF OPERATIONS DATA
Revenues                             $  5,379,517   $ 13,226,480   $  6,676,831   $ 5,347,982
Operating expenses                     37,698,401     43,767,490     17,688,057     7,430,318(1)
                                     -------------  -------------  -------------  ---------------
Loss from operations                  (32,318,884)   (30,541,010)   (11,011,226)   (2,082,336)
Other income (expense), net               646,553        160,229         84,627      (879,301)(2)
                                     -------------  -------------  -------------  ---------------
Net loss before extraordinary gain    (31,672,331)   (30,380,781)   (10,926,599)   (2,961,637)
Extraordinary gain                              -              -              -     4,660,413
                                     -------------  -------------  -------------  ---------------
Net income (loss)                    $(31,672,331)  $(30,380,781)  $(10,926,599)  $ 1,698,776
                                     =============  =============  =============  ===============

                             December 31,      June 30,
                                2001            2002
                            -------------    -------------
BALANCE SHEET DATA
Total current assets        $  3,309,278   $   7,136,452
Total assets                  10,121,424      13,486,841
Total current liabilities      9,462,696       9,569,512 (1)
Accumulated deficit          (64,640,806)    (62,942,030)
Total shareholders' equity       525,929       3,886,272
_______________

     (1) Includes expenses totaling approximately $700,000 recorded in the quarter ended June 30, 2002 for bonuses resulting from Home Director's restructuring, an increase to provisions for bad debt and costs related to the consolidation of Home Director's facilities.

     (2) Includes expenses totaling approximately $878,000 recorded in the quarter ended June 30, 2002 for interest accrued on Home Director's convertible notes (which will be paid through the issuance of Home Director common stock) and amortization costs of Home Director's convertible notes offering.

 (3) Includes $6,956,683 of convertible notes and accrued interest which will convert into shares of Home Director common stock immediately prior to completion of the merger (excluding Netword's $270,000 convertible note which will be cancelled if held by Netword at the time of the merger).

         HOME DIRECTOR MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion of Home Director's financial condition and results of operations should be read together with Home Director's audited and unaudited financial statements and related notes included elsewhere in this document.
Some of the statements in this section that are not historical facts are forward-looking statements. You are cautioned that the forward-looking statements contained in this section are estimates and predictions, and that Home Director's actual results could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. The risks, uncertainties and assumptions include, but are not limited to, those discussed in this document.

OVERVIEW

     In December 1999, Home Director bought certain assets and assumed certain liabilities of an IBM business unit for approximately $7.5 million and commenced operations as an independent company. Home Director paid for the acquisition with cash of $1.9 million, promissory notes totaling $5.4 million and 1,666,667 shares of Home Director Series A Convertible Preferred Stock.

     During 2000, Home Director derived revenue primarily from the sale of its residential network control units called Network Connection Centers. It made a substantial investment during the year in developing sales channels and building internal infrastructure, including additional personnel, that could not be supported through the sale of a single product line.

     In January 2001, Home Director acquired Digital Interiors for approximately $3.0 million cash, 983,439 shares of Home Director common stock, 93,057 common stock warrants and the pro rata exchange of 121,835 stock options, for total consideration of approximately $18.0 million. Home Director is obligated to issue additional shares of its common stock to the sellers if specified operating goals are met or qualifying events occur. If such goals are not met and such events do not occur prior to the merger, Home Director will satisfy its obligation by issuing to the sellers a total of 1,500,000 additional shares of Home Director common stock immediately before the merger.

     Shortly after the acquisition of Digital Interiors, Donald B. Witmer, the chairman and chief executive officer of Digital Interiors, agreed to serve as Home Director's chief executive officer. Under Mr. Witmer, Home Director instituted a series of significant personnel and expense reductions. During 2001 and the first six months of 2002, Home Director reduced its employee headcount by 69% from 267 to 82 employees (as of June 30, 2002). The effects of these reductions are reflected in operating results for the first half of 2002 as compared to the corresponding period in 2001.

     Through June 30, 2002, Home Director experienced substantial net losses since inception and had an accumulated deficit of $62.9 million.

SALE OF CONVERTIBLE NOTES; DEBT RESTRUCTURING

     Since May 8, 2002, Home Director has raised additional capital through the private sale of its secured convertible notes and has used a portion of the proceeds to complete a restructuring with creditors that resulted in the satisfaction of approximately $7.0 million of its debt, accounts payable and other liabilities for total payments of approximately $2.3 million. In connection with one settlement with a creditor, Home Director issued three-year warrants to purchase 800,000 shares of its common stock at $0.30 per share. The restructuring left Home Director with liabilities (excluding its convertible notes) of approximately $2.5 million at June 30, 2002, which it believes it can service in the ordinary course of its business.

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2002 COMPARED TO SIX MONTHS ENDED JUNE 30, 2001

     Home Director's revenue for the first six months of 2002 was approximately $5.3 million, a decrease of approximately $1.3 million, or 20%, from the same period in 2001. This decrease is due primarily to inventory shortages stemming from cash constraints that affected Home Director's relations with certain key vendors during the first five months of 2002. Home Director believes that its receipt of proceeds from the sale of its convertible notes and completion of its debt restructuring have largely relieved these constraints.

     Total expenses in all categories decreased substantially in the first half of 2002 compared to the first half of 2001, and Home Director believes that its adherence to the cost reduction measures it began in 2001 will continue to have a favorable impact on comparative expenses in future periods. For the first half of 2002 compared to the first half of 2001, cost of revenues decreased by approximately $0.4 million (or 9%) which was primarily attributable to decreased revenues. For the first half of 2002, general and administrative expenses decreased by approximately $0.9 million (or 34%), sales and marketing expenses decreased by approximately $2.3 million (or 66%) and research and development expenses decreased by approximately $2.8 million (or 88%), as compared to the first half of 2001. Home Director's cost reduction measures included a reduction in headcount ($4.0 million), a reduction in its spending on new product development ($1.1 million), a reduction in its marketing and promotional expenses ($0.9 million) and a change in its sales strategy for its products ($0.3 million). These cost reduction measures were partially offset in the quarter ended June 30, 2002 by non-recurring expenses totaling approximately $0.7 million, including bonuses resulting from Home Director's restructuring of liabilities, an increase to the provision for bad debt and costs relating to the consolidation of Home Director's facilities.

     Interest expense for the six months ended June 30, 2002 was also adversely affected by certain expenses related to Home Director's debt financing. The charges include interest accrued on the convertible notes (which Home Director intends to pay by issuing its common stock immediately prior to completion of the merger) and the amortization of costs of its convertible notes offering, both of which totaled $0.9 million in the second quarter. The convertible notes will convert by their terms into Home Director common stock immediately prior to completion of the merger. Generally accepted accounting principles require the third-party costs associated with the notes to be treated as fees paid for obtaining the debt financing. Such fees are amortized over the expected term of the financing (i.e., the date of issuance through the anticipated closing date of the merger). If these transactions had been treated as a sale of Home Director common stock, the related costs would be netted against the proceeds and not presented as an expense in Home Director's results of operations. Home Director anticipates that these costs will result in approximately $1.7 million in expenses in the quarter ending September 30, 2002.

     Home Director's net income in the first half of 2002 was approximately $1.7 million, as compared to a net loss of approximately $10.9 million in the first half of 2001. The substantial improvement was primarily attributable to the items discussed above, the elimination of goodwill amortization as a result of a required change in accounting principle ($0.5 million), the non-recurrence of various restructuring charges incurred in the first half of 2001 ($3.0 million) and the extraordinary gain on extinguishment of certain liabilities recorded in 2002 ($4.7 million).

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     As a result of cost reduction measures tied to a more disciplined marketing plan, Home Director reduced its total general and administrative, sales and marketing, and research and development expenses by 45%, or $13.8 million, in 2001 as compared to 2000, and effected a 65% reduction in its employee headcount, from 267 to 94 (as of December 31, 2001), which was effected by the restructuring activities commenced in 2001 and attrition.

     For fiscal 2001, revenues increased by 144% to $13.2 million from $5.4 million for fiscal 2000. This increase was primarily attributable to the acquisition of Digital Interiors in January 2001. Cost of revenues for fiscal 2001 increased by 126% to $8.8 million from $3.9 million in 2000. This increase was primarily due to the higher sales volume resulting from the acquisition of Digital Interiors. General and administrative expenses decreased by 31% from $7.8 million in 2000 to $5.4 million in 2001. This decrease was due to the reduction in general and administrative headcount as well as the implementation of cost control measures. Sales and marketing expenses decreased by 59% from $13.9 million in 2000 to $5.8 million in 2001. This decrease was primarily due to the change in Home Director's sales strategy for its Network Connection Center products from a direct employee sales model to an indirect distributor and manufacturers representative sales model. In this connection, Home Director reduced its marketing and promotional expenses and eliminated expensive product launches. Research and development expenses decreased by 35% from $9.4 million in 2000 to $6.1 million in 2001. This decrease was due to greater emphasis on new home installations, the establishment of relationships with innovative technology suppliers and reduced spending on new product development. During 2001, Home Director also recorded a non-cash impairment charge of $8.6 million to write-down the value of certain long-lived assets, goodwill and intangibles. Home Director also recorded a restructuring provision of $4.7 million, including $3.9 million of severance costs related to 164 terminated employees.

LIQUIDITY AND CAPITAL RESOURCES

     The net increase in cash totaled approximately $1.4 million in the first half of 2002 as compared to a decrease of approximately $13.5 million in the same period last year. Cash used in operating activities in the first half of 2002 was approximately $4.0 million versus $10.1 million in the same period of 2001. This use of cash was primarily attributable to the loss from operations of $2.1 million together with an increase in accounts receivable ($0.9 million) and a decrease in accounts payable and accrued liabilities of $2.2 million, which excludes the impact of settlements with vendors. Net cash used in investing activities was approximately $0.6 million for the first half of 2002, consisting primarily of merger costs incurred in connection with the proposed merger. Home Director does not anticipate making large expenditures for property and equipment during the balance of 2002. Primarily as a result of the proceeds from the issuance of its convertible notes in February, May and June 2002, offset partially by financing costs, net cash provided by financing activities was $6.0 million for the six months ended June 30, 2002, which supplied a portion of the cash used in operating activities during the first half of 2002.

     For the year ended December 31, 2001, cash used in operations totaled $12.6 million. This was due to the net loss partially offset by non-cash expenses and a decrease in accounts receivable and inventories and an increase in accounts payable and accrued expenses. Cash used in investing activities in 2001 was $3.5 million and comprised primarily acquisitions and purchases of property and equipment. Cash used in financing activities in 2001 totaled $79,370 and consisted primarily of payments of capital lease obligations. Cash used in operations in 2000 totaled $24.4 million, primarily due to the net loss that was partially offset by non-cash expenses and an increase in accounts payable and accrued expenses and negatively impacted by an increase in accounts receivable and inventories. Cash used in investing activities was $2.5 million and comprised primarily purchases of property and equipment. Cash provided by financing activities totaled $43.7 million consisting of net proceeds from the issuance of preferred stock, borrowings under a line of credit and advances from shareholders, offset by the repayment of the line of credit and repayment of shareholders advances.

     In February 2002, Home Director privately sold $705,000 aggregate principal amount of secured notes and warrants to purchase up to 1,007,142 shares of its common stock. Through July 26, 2002, it sold $7.1 million principal amount of its 8% secured convertible notes due 2003 ($6.5 million sold through June 30, 2002). The notes sold in February 2002 automatically converted into convertible notes in May 2002. All of the convertible notes (except those held by Netword) will convert into shares of Home Director common stock at $0.10 per share (a total of 75,533,410 shares) immediately before the merger, but if the merger does not occur, unless otherwise converted, such notes will be due and payable (including any accrued and unpaid interest) on May 8, 2003.

     As of June 30, 2002, Home Director had $3.2 million in net current assets, excluding its convertible notes and related fees, which it considers adequate to meet its operating and capital requirements for at least 12 months based on anticipated levels of revenues and operating expenses; however, Home Director cannot be certain that it will achieve the anticipated levels of revenue or that it will not encounter unforeseen costs which would require it to seek additional capital. Furthermore, expansion of its business into new areas, including by way of one or more strategic acquisitions, might require additional capital. Home Director would expect to seek such capital (including to repay its convertible notes if the merger does not occur) through sales of additional equity or debt securities and/or loans from banks. There is no assurance that it will be able to obtain additional financing, if and when required, or that the terms of any such financing will be favorable.

CRITICAL ACCOUNTING POLICIES

     The methods, estimates and judgments Home Director uses in applying its most critical accounting policies have a significant impact on the results it reports in its consolidated financial statements. Home Director evaluates its estimates and judgments on an on-going basis. Home Director bases its estimates on historical experience and on assumptions that it believes to be reasonable under the circumstances. Home Director's experience and assumptions form the basis for its judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may vary from what Home Director anticipates, and different assumptions or estimates about the future could change its reported results. Home Director believes that the following accounting policies are its most critical in that they are important to the portrayal of its financial statements and require the most difficult, subjective or complex judgments in the preparation of its consolidated financial statements:

     Revenue Recognition. Home Director generally recognizes product revenue upon its shipment. Home Director also recognizes revenues using the percentage of completion method on installation projects, primarily by comparing contractual billing milestones with total contract value. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are identified.

     Allowance for Doubtful Accounts. Accounts receivable are unsecured and Home Director maintains allowances for doubtful accounts for estimated losses from customers' inability to make payments. Home Director assesses each account that is more than 90 days delinquent or others when information known to Home Director indicates amounts may be uncollectible. In order to estimate the appropriate level of the allowance, Home Director considers such factors as historical bad debts, current customer credit-worthiness, changes in customer payment patterns and any correspondence between Home Director and the customer. If the financial condition of its customers were to deteriorate and impair their ability to make payments, additional allowances might be required in future periods.

     Inventory. Home Director presents inventory value at the lower of cost or market and net of valuation allowances for excess and obsolete units. Establishing this reserve requires estimates of sales volumes and pricing. To the extent that Home Director is not able to correctly anticipate these trends, additional reserves may be required in future periods.

     Intangible Assets and Goodwill. Intangible assets include costs in excess of net assets acquired ("goodwill") and other purchased intangibles. The carrying amounts of goodwill and intangibles are reviewed annually under new accounting standards and if facts and circumstances suggest that they may be impaired. If this review indicates that goodwill and intangibles will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired, the carrying amount of the goodwill and other intangibles are reduced to their estimated fair value. This requires Home Director to estimate such factors as future sales volumes and costs of business produced by these intangibles. To the extent that Home Director is not able to correctly anticipate these trends, additional adjustments to estimated fair value may be required in future periods.

     Valuation of Common and Preferred Stock Warrants and other equity instruments. Home Director has entered, and may continue to enter, into transactions whereby it grants common or preferred stock warrants to non-employees or issues convertible debt instruments whose terms include beneficial conversion features. These transactions require Home Director to determine the fair value of these non-exchange traded instruments. The development of these fair values requires significant judgment and estimates by management. Home Director discloses the principal assumptions used in determining these fair values in its financial statements and believes these assumptions to be reasonable. However, the use of different valuation models, or differing assumptions from management's, could cause materially different values to be assigned to these instruments and could have a significant impact, positive or negative, on Home Director's reported results of operations.

                      NETWORD'S MANAGEMENT AFTER THE MERGER

EXECUTIVE OFFICERS AND DIRECTORS

     The following table provides information about the intended directors and executive officers of Netword after the merger. With the exception of Messrs. Klineman and Wise, each person listed currently holds the same position with Home Director.




  NAME                  AGE     POSITION
  ----                  ---     --------
  Donald B. Witmer       48     Chairman of the Board and Chief Executive Officer
  Robert Wise            40     President, Chief Operating Officer and Director
  Daryl Stemm            41     Director of Finance
  Mark D. Schmidt        37     Vice President of Marketing and Sales
  Vijay Bobba            39     Director
  Robert B. Clasen       57     Director
  Kent M. Klineman       70     Director
  Thomas H. LeFevre      52     Director
  Stephen B. Ste. Marie  52     Director
  Michael L. Wise        58     Director


     Donald B. Witmer has been the chief executive officer and a director of Home Director since January 2001 and the chairman of the board of Home Director since November 2001. From December 1999 to January 2001, Mr. Witmer was employed by Digital Interiors, most recently as its chairman of the board and chief executive officer. From June 1997 to February 2000, Mr. Witmer was president and chief executive officer of Amazing Smart Card Technologies, a smart-card Internet solutions company. From November 1995 to June 1997, he was chief operating officer of Delta Point Inc., an Internet tools company. From August 1990 to October 1995, Mr. Witmer was chief financial officer of Catalyst Semiconductor, Inc., a nonvolatile memory semiconductor company. Mr. Witmer received his M.B.A. from the University of Montana and a B.A. from Northern Montana College.

     Robert Wise has been the president and chief operating officer of Home Director since January 2002. Mr. Wise was a director of Digital Interiors prior to its acquisition by Home Director in January 2001, when he joined Home Director's board of directors. From March 2000 to June 2001, Mr. Wise was chief technology officer of marchFIRST, a global professional services firm. From September 1998 to March 2000, he was chief operating officer at USWeb/CKS (an Internet professional services firm), and from June 1996 to September 1998, he was vice president of worldwide consulting for Novell. He was a co-founder and, from December 1986 to June 1996, the chief executive officer of USConnect, the largest nationwide network systems integrator for Microsoft, Novell and Lotus. Mr. Wise received a B.S. in computer science from the University of Puget Sound.

     Daryl Stemm has been director of finance of Home Director since January 2001. Prior to joining Home Director, he was director of finance of Digital Interiors from January 2000 to December 2000. From June 1998 to December 1999, Mr. Stemm was director of finance and administration of Amazing Smart Card Technologies, and from September 1989 to May 1998 he was the chief financial officer and controller of Catalyst Semiconductor, Inc., a nonvolatile memory semiconductor company. Mr. Stemm received a B.A. in business economics from the University of California at Santa Barbara.

     Mark D. Schmidt has been the vice president of marketing and sales of Home Director since December 1999, and is responsible for sales, strategic business partner development, new channel development and strategic marketing programs. Prior to joining Home Director, Mr. Schmidt held various product management positions with IBM from June 1988 until December 1999, and was the director of marketing and business development for IBM's home networking unit from 1996 until the sale of its assets to Home Director in December 1999.

     Vijay Bobba became a director in October 2000. He is a partner at The McKenna Group, a strategy consulting firm based in Silicon Valley. Mr. Bobba received a B.S. in electrical engineering from the University of Madras, an M.S. in applied mathematics and computer science from the University of Georgia, and an M.B.A. from the Haas School of Business at the University of California at Berkeley.

     Robert B. Clasen has been a director since January 2001. He is chairman and chief executive officer of Inetcam, Inc., which provides streaming video and audio over the Internet. From 1999 to 2001, he was chairman and chief executive officer of ICTV, which provides solutions for delivery of broadband Internet TV services to digital set-tops. From November 1984 to February 1991, Mr. Clasen was the president of Comcast Cable Communications. In 1999, he served as chairman of Vivid Technologies, a video-on-demand system provider that merged with Concurrent Computer Corporation in November 1999. From January 1998 until its sale in December 1998, Mr. Clasen was president and chief executive officer of ComStream Corporation, an international provider of digital transmission solutions for voice, data, imaging, audio and video applications for satellite and terrestrial broadband systems. Mr. Clasen is a graduate of Bowling Green State University in Ohio, where he earned his graduate degree in counseling psychology.

     Kent M. Klineman became an officer and director of Netword in December 1996. Since 1994, he has owned and operated Klineman Holding Corp., a New York venture capital firm. He is also chairman of the board of Business Alliance Capital Corp., a commercial finance company, and a manager of UV Equities LLC, a private investment fund. Mr. Klineman is a graduate of Dartmouth College and Harvard Law School and holds a masters degree in taxation from N.Y.U. Law School's graduate tax program.

     Thomas H. LeFevre has been a director since January 2001. He is a member of The Angels' Forum, an organization of fifteen former entrepreneurs and high technology executives that invests in and mentors technology companies. He was a co-founder and, from 1987 to 1992, the chief operating officer of Intuit, which developed Quicken software. Mr. LeFevre earned bachelors and masters degrees in engineering from Rensselaer Polytechnic Institute and an M.B.A. from Stanford University.

     Stephen B. Ste. Marie has been a director since January 2001. He is the president and chief operating officer of Intertainer, an entertainment-on-demand service. From July 1998 to October 2000, he was the chief executive officer for CareerPath.com. Prior to that, he served for six years at DIRECTV Inc. as senior vice president. Mr. Ste. Marie also previously served as senior vice president at American Television and Communications Corporation (now Time Warner Cable) and vice president of marketing at Viacom International. He has served as director of Martin Media and iSearch. Mr. Ste. Marie earned his M.B.A. at Pace University and a B.S. in industrial management at the Georgia Institute of Technology.

     Michael L. Wise joined Netword in December 1996 as chairman of the board and became its president and chief executive officer in August 1997. Mr. Wise is also a director of Finelot plc, which is in the art and antique auction business. He has been a director of nStor Technologies, Inc., a manufacturer of RAID subsystems and information storage solutions, since 1998. He served as chairman of the board and an officer of nStor Technologies, Inc. from 1992 to 1997. He founded IMNET Systems, Inc., an imaging and information solutions systems provider, and served as a director and officer of that company from 1986 to 1995. Mr. Wise has a Ph.D. in theoretical physics from Brandeis University.

HOME DIRECTOR EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by Home Director's chief executive officer, its former president and chief executive officer who resigned in January 2001 and its two other most highly compensated executive officers whose total compensation for 2001 exceeded $100,000 in fiscal 2001.

                                                       Long-Term
                                  Annual Compensation   Compensation
                                  -------------------   ------------

                                                         Securities
Name and Principal                                       Underlying
Positions                           Year       Salary    Options(1)
-----------------------------    -----------  ----------  ----------


Donald B. Witmer                      2001  $  270,675    312,741
  Chairman and Chief                  2000     273,847(2)      -
  Executive Officer                   1999        -            -

Mary E. Walker (3)                    2001     164,987         -
  President and Chief                 2000     174,167    135,833
  Executive Officer                   1999        -            -

Mark Schmidt                          2001    132,568          -
  Vice President of Marketing         2000    120,676       83,854
  and Sales                           1999        -            -

Daryl Stemm                           2001     96,462       11,783
 Director of Finance and              2000    107,038          -
 Secretary                            1999        -            -

---------------------

(1) Does not give effect to adjustment to the number of options upon the merger.

(2) Includes $129,616 of deferred compensation earned during fiscal 2000 and paid in fiscal 2001.

(3)  Mary E. Walker resigned in January 2001.


     The following tables summarize stock options granted to and exercised by the officers identified in the "Summary Compensation Table" during 2001.

                          OPTION GRANTS IN FISCAL 2001

                    Number of    Percentage of
                    Securities   Total Options
                    Underlying    Granted to
                     Options       Employees
Name                Granted(1)      in 2001     Exercise Price(1)  Expiration Date
-----------------  ------------  -------------  -----------------  ---------------

Donald B. Witmer     62,741(2)         9.18          $   10.00       1/25/2011
                    250,000(3)        36.58               2.20       9/24/2011

Daryl Stemm           6,783(4)         0.99              10.00       1/25/2011
                      5,000            0.73              10.00       2/26/2011
_______________

(1) Does not give effect to adjustment to the number of options upon the merger.

(2) Represents options to purchase 62,741 shares of Digital Interiors common stock that were assumed by Home Director pursuant to the merger between Home Director and Digital Interiors in 2001.

(2) Includes 62,500 options that vested on September 24, 2001; the remaining options vest quarterly over a two-year period that began on September 24, 2001.

(3) Represents options to purchase 6,783 shares of Digital Interiors common stock that were assumed by Home Director pursuant to the merger between Home Director and Digital Interiors in 2001.

  AGGREGATED OPTION EXERCISES IN FISCAL 2001 AND FISCAL YEAR-END OPTION VALUES

                                                  Number of Shares
                                               Underlying Unexercised
                       Shares Acquired       Options at December 31, 2001
Name                    on Exercise           Exercisable/Unexercisable
--------------  -------------------------  ------------------------------

Mary E. Walker             10,000                    135,833/0

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Donald B. Witmer, Chairman and Chief Executive Officer. Mr. Witmer is employed by Home Director under an employment agreement dated September 24, 2001 for a term that expires on December 31, 2003, subject to automatic renewal for successive one-year terms until terminated in accordance with its terms. The agreement provides for an annual base salary of $275,000, subject to increase in the discretion of Home Director's board of directors, an annual cash bonus of not less than 35% of the annual base salary, based on criteria established by the compensation committee of Home Directors's board of directors. The agreement also provides that Mr. Witmer is to receive a cash bonus of $200,000 upon the occurrence of certain events. The terms of the bonus are described in the section entitled "The Home Director Special Meeting - Interests of Certain Persons in Matters to be Acted Upon" on page 22.


     In connection with his employment agreement, Mr. Witmer was granted options to purchase 250,000 shares of Home Director common stock at $2.20 per share, 25% of which vested immediately and the balance of which vest quarterly over a two-year period. Vesting of these stock options will accelerate upon Home Director's initial public offering or a change in control. Pursuant to His employment agreement, Mr. Witmer was granted additional options to purchase 50,000 shares of Home Director common stock at $0.10 per share, all of which vested immediately upon the placement of Home Director's convertible notes. In addition, pursuant to his employment agreement, Mr. Witmer was granted options to purchase 180,000 shares of Home Director common stock at $0.10 per share. These options vest quarterly over a two-year period that began on ______ 2002.

     Robert Wise, President and Chief Operating Officer. Robert Wise, Home Director's president and chief operating officer, is employed by Home Director under an employment agreement dated January 17, 2002, for a term that expires on December 31, 2004, subject to automatic renewal for successive one-year terms until terminated in accordance with its terms. The agreement provides for an annual base salary of $240,000, subject to increase in the discretion of Home Director's board of directors. In connection with his employment agreement, Mr. Wise has been granted options to purchase 250,000 shares of Home Director's common stock at 0.10 per share that vest quarterly over three years from with the date Mr. Wise was hired. Such options will vest immediately upon a change in control of Home Director. In addition, Mr. Wise has been granted options to purchase 30,000 shares of Home Director common stock for $10.00 per share in connection with his role as a director and 4,239 shares of Home Director common stock at $10.00 per share in connection with Home Director's acquisition of Digital Interiors.

     Mark Schmidt, Vice President, Marketing and Sales. Mark Schmidt, Home Director's vice president of marketing and sales is employed by Home Director under an employment agreement dated January 1, 2000, for a term that expires on December 31, 2002, subject to automatic renewal for successive one-year terms until terminated in accordance with its terms. The agreement provides for an annual base salary of $150,000, subject to increase in the discretion of Home Director's board of directors. The agreement provides that Mr. Schmidt shall receive an annual cash bonus of not less than 35% of the annual base salary provided that he meets the performance related criteria set by Home Director's board of directors. In connection with his employment agreement, Mr. Schmidt has been granted options to purchase 83,854 shares of Home Director common stock at $0.24 per share, one-third of which vested on December 8, 2000 and the balance of which vest in equal quarterly installments thereafter, subject to accelerated vesting upon a change in control of Home Director.

NETWORD EXECUTIVE COMPENSATION

       The table below provides the compensation of Michael L. Wise and Kent M. Klineman, both of whom will remain directors of Netword after the merger, for each of the last three fiscal years.





                       Annual Compensation   Long-Term Compensation
                       -------------------   ----------------------

Name and Principal
Position                   Year    Salary    Securities Underlying Options
-------------------------  ----  ----------  ------------------------------

Michael L. Wise
  President and            2001  $  96,000           -
  Chief Executive Officer  2000     96,000           -
                           1999     64,000        825,000(1)

Kent M. Klineman           2001   48,000(2)          -
  Secretary                2000     48,000           -
                           1999     32,000        550,000(3)
________________

(1) The 825,000 options are exercisable until February 17, 2004 at an exercise price of $1.25 per share. After giving effect to the one-for-40 reverse stock split to be effected immediately before the merger, the number of underlying shares will be decreased to 20,625 and the exercise price will be increased to $50 per share.

(2) Mr. Klineman was paid a retainer during 2001 for various administrative services at the monthly rate of $4,000.

(3) The 550,000 options are exercisable until February 17, 2004 at an exercise price of $1.25 per share. After giving effect to the one-for-40 reverse stock split to be effected immediately before the merger, the number of underlying shares will be decreased to 13,750 and the exercise price will be increased to $50 per share.

     During fiscal 2001, Netword's executive officers were not granted stock options or stock appreciation rights or awards pursuant to a long-term incentive plan, and the executive officers did not exercise stock options or stock appreciation rights.

     On January 2, 2002, Netword's board of directors reduced the exercise price of options to purchase 2,173,537 shares of Netword common stock from $0.166 per share to $0.125 per share, the fair market value of those shares as evidenced by the closing bid price of Netword's common stock on that date on the over-the-counter bulletin board. Thereafter, options to purchase 1,662,206 shares of Netword common stock subject to the repricing were exercised, including options to purchase 1,526,072 shares exercised by Netword's officers and directors. On February 17, 2002, the remaining repriced options expired unexercised.

                     PRINCIPAL STOCKHOLDERS OF HOME DIRECTOR

     The following table sets forth certain information as of June 30, 2002 regarding the beneficial ownership of Home Director's common stock and preferred stock by:

     - each person who was at that date the beneficial owner of more than 5% of the common stock or any class of preferred stock;

     -    each  director  and  executive  officer;  and

     -    all directors and executive officers as a group.

     Except as otherwise indicated or to the extent voting and investment power may be shared with a spouse, the persons listed below have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise indicated, the address of each person listed is in care of Home Director at 2525 Collier Canyon Road, Livermore, California 94550.

                              Series A       Series B      Series C
                            Convertible    Convertible   Convertible
Name and Address             Preferred      Preferred     Preferred     Common         Percent of Total
of Beneficial Owner            Stock()       Stock(1)      Stock(1)      Stock           Voting Power
------------------           ------------  ------------  ------------  ----------       ----------------
                                                                                      Before           After
                                                                                     Merger(2)       Merger(3)
                                                                                    ----------     -----------

Spencer Trask Intellectual
Capital Company, LLC
535 Madison Avenue
New York, New York 10022     2,850,000(4)        -             -             -           2.9           2.5

Spencer Trask Ventures, Inc.
535 Madison Avenue
New York, New York 10022       316,667         2,664,760(5)   592,706(5) 17,415,453(5)  18.1           15.7

Motorola, Inc.
1303 East Algonquin Road
Schaumburg, Illinois 60196          -          2,963,528(6)       -       1,000,000(6)   4.0            3.4

Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California 95134          -                -      2,963,528(7)       -         3.0            2.6

Vijay Bobba                         -                -             -         18,332(8)     *              *

Robert B. Clasen                    -                -             -         20,000(9)     *              *

Thomas H. LeFevre                   -                -             -         53,722(10)    *              *

Mark D. Schmidt                     -                -             -         76,866(11)    *              *

Stephen B. Ste. Marie               -                -             -         20,000(12)    *              *

Robert Wise                         -                -             -        747,330(13)    *              *

Donald B. Witmer                    -                -             -      2,091,219(14)    *              *

Daryl Stemm                         -                -             -         48,583(15)    *              *

Executive officers and directors
 as a group (8 persons)             -                -             -      3,076,053(16)    *              *

---------------
* Less than 1%

1 Represents the number of shares of Home Director common stock into which such shares of Home Director preferred stock are convertible.

2 Represents the percent of the total voting power of Home Director immediately before the merger and includes the issuance of 1,500,000 shares of Home Director common stock to be issued to the former stockholders of Digital Interiors immediately before the merger.

3 Represents the percent of the total voting power of Netword upon the merger after the exchange of Home Director's shares for Netword common stock in accordance with the applicable exchange ratio and includes 1,500,000 shares of Home Director common stock to be issued upon the merger to the former stockholders of Digital Interiors.

4 Spencer Trask Intellectual Capital Company, LLC is the beneficial owner of approximately 86% of Home Director's outstanding Series A Convertible Preferred Stock.

5 The 2,664,760 shares of Home Director common stock underlying the Series B Convertible Preferred Stock, the 592,706 shares of Home Director common stock underlying the Series C Convertible Preferred Stock and the 17,415,453 shares of Home Director common stock represent shares issuable upon exercise of warrants that are exercisable within 60 days.

6    Motorola, Inc. owns approximately 22% of Home Director's outstanding
     Series B Convertible Preferred Stock. The 1,000,000 shares of Home Director common stock represent shares issuable upon exercise of warrants exercisable within 60 days.

7 Cisco Systems, Inc. is the beneficial owner of 100% of Home Director's Series C Convertible Preferred Stock.

8 Includes 18,332 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days. Does not include 11,668 shares that may become issuable upon exercise of options not exercisable within 60 days or 12,500 shares issuable upon exercise of warrants issued to The McKenna Group, of which Mr. Bobba is a partner and as to which he disclaims beneficial ownership.

9 Includes 20,000 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days. Does not include 10,000 shares that may become issuable upon exercise of options not exercisable within 60 days.

10 Includes 20,000 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days, 16,316 shares owned by Angels Forum LLC, of which Mr. LeFevre is a member and 13,167 shares issuable immediately before the merger to Mr. Lerevre as a former stockholder of Digital Interiors. Does not include 10,000 shares that may become issuable upon exercise of options not exercisable within 60 days.

11 Includes 76,866 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days. Does not include 106,988 shares that may become issuable upon exercise of options not exercisable within 60 days.

12 Includes 20,000 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days. Does not include 10,000 shares that may become issuable upon exercise of options or warrants not exercisable within 60 days.

13 Includes 143,328 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days, 550,000 shares issuable upon conversion of notes immediately before the merger and 38,404 shares issuable immediately before the merger to Mr. Wise as a former stockholder of Digital Interiors. Does not include 219,482 shares that may become issuable upon exercise of options not exercisable within 60 days.

14 Includes 440,196 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days, 1,100,000 shares issuable upon conversion of notes immediately before the merger and 473,841 shares issuable immediately before the merger to Mr. Witmer as a former stockholder of Digital Interiors. Does not include 297,198 shares that may become issuable upon exercise of options or warrants not exercisable within 60 days.

15 Includes 10,845 shares of Home Director common stock issuable upon exercise of options exercisable within 60 days, and 27,651 shares issuable immediately before the merger to Mr. Stemm as a former stockholder of Digital Interiors. Does not include 150,938 shares that may become issuable upon exercise of options not exercisable within 60 days.

16 Includes 749,567 shares issuable upon exercise of options exercisable within 60 days, 1,650,000 shares issuable upon conversion of notes immediately before the merger and 539,896 shares issuable to directors and officers who are former stockholders of Digital Interiors. Does not include 816,264 shares that may become issuable upon exercise of options not exercisable within 60 days.

                  DESCRIPTION OF CAPITAL STOCK OF HOME DIRECTOR

     Home Director is authorized to issue 200,000,000 shares of common stock and 150,000,000 shares of preferred stock, comprising 35,000,000 shares of Series A Convertible Preferred Stock, 100,000,000 shares of Series B Convertible Preferred Stock, 12,000,000 shares of Series C Convertible Preferred Stock and 3,000,000 shares of undesignated preferred stock. As of July 31, 2002, Home Director had outstanding 1,446,378 shares of common stock, 33,333,334 shares of Series A Convertible Preferred Stock, 44,959,249 shares of Series B Convertible Preferred Stock and 10,000,000 shares of Series C Convertible Preferred Stock. The following statements are brief summaries of certain provisions relating to Home Director's capital stock.

COMMON STOCK

     The holders of Home Director common stock are entitled to one vote for each share held of record on all matters on which the holders of Home Director common stock are entitled to vote. The holders of Home Director common stock are entitled to receive, ratably, dividends when, as and if declared by Home Director's board of directors out of funds legally available therefor, subject to the rights of holders of preferred stock. In the event of Home Director's liquidation, dissolution or winding up, the holders of Home Director common stock are entitled, subject to the rights of holders of preferred stock, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each series of preferred stock.
     The holders of Home Director common stock have no preemptive or conversion rights, and they are not subject to further calls or assessments by Home Director. There are no redemption or sinking fund provisions applicable to the Home Director common stock. The outstanding shares of Home Director common stock are fully paid and nonassessable.

PREFERRED STOCK

     Dividends are payable on Home Director's preferred stock when, as and if declared by Home Director's board of directors, and no dividends accrue unless declared by the board of directors. Except as provided by law, the holders of the Home Director Series A, Series B and Series C Convertible Preferred Stock vote on an as-converted basis, together with the holders of the Home Director common stock, as one class on matters submitted to a vote of stockholders of Home Director. In addition, so long as any shares of Home Director Series B or Series C Convertible Preferred Stock are outstanding, without the prior consent of at least 51% of the outstanding Home Director Series B and Series C Convertible Preferred Stock, each voting as a separate class, Home Director may not:
     - consummate an acquisition, merger or similar transaction in which the stockholders immediately prior to the transaction will own less than 50% the voting securities of the surviving entity;

     -    sell all or substantially all of the assets of Home Director;


     - authorize or issue any equity securities ranking senior to the Home Director Series B or Series C Convertible Preferred Stock with respect to dividends, distributions or rights upon liquidation or ranking senior to or on a par with the Series C Preferred Stock with respect to rights, privileges or preferences; or

     - consummate any capital reorganization or reclassification of equity securities into equity securities ranking senior to the Home Director Series B or Series C Convertible Preferred Stock with respect to dividends, distributions or rights upon liquidation.

     Furthermore, without the prior consent of at least 51% of the outstanding Home Director Series C Convertible Preferred Stock, Home Director may not amend its certificate of incorporation in a way that adversely affects the Home Director Series C Convertible Preferred Stock, redeem, repurchase or otherwise acquire any of its securities (other than in connection with its stock option plan) or increase or decrease the total number of authorized shares of preferred stock.

     Each share of Home Director Series A, Series B or Series C Convertible Preferred Stock is convertible, at the option of the holder at any time, into one-tenth of a share of Home Director common stock, subject to adjustment. In addition, each share of Home Director Series A Convertible Preferred Stock automatically converts into Home Director common stock upon the closing of an underwritten public offering, and each share of Home Director Series B or Series C Convertible Preferred Stock automatically converts into Home Director common stock at the closing of a firmly underwritten public offering of Home Director common stock in which Home Director receives gross proceeds of at least $15.0 million and at least $5.00 per share.

     The conversion price of the Home Director preferred stock is subject to adjustment in the event of certain stock dividends, distributions, subdivisions, combinations and the issuance to holders of Home Director common stock of rights or warrants entitling them to purchase Home Director common stock or the distribution to them of capital stock, evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any of Home Director's securities. In addition, in the event of any capital reorganization or reclassification of Home Director's capital stock or any sale or merger of Home Director, then, as a condition to such event, Home Director is required to make adequate provision so that each share of Home Director preferred stock will thereafter, upon conversion, have the right to receive such shares of capital stock, securities or assets as may be issued or payable with respect to or in exchange for the Home Director preferred stock on an as-converted basis.

     The conversion price of the Home Director Series B and Series C Convertible Preferred Stock is subject to adjustment on a broad weighted-average basis for certain issuances of Home Director common stock at a purchase price less than the then-effective conversion price (or on a proportional basis, in the case of stock splits, stock dividends, combinations, distributions, recapitalizations and like transactions as discussed above). No such adjustments are required in connection with:

     - the issuance of Home Director common stock upon conversion of the Home Director Series A, Series B or Series C Convertible Preferred Stock;

     - the issuance of capital stock to employees, consultants, officers, advisors, directors or any strategic ally directly or pursuant to stock purchase or option plans approved by Home Director's board of directors (limited to 2,000,000 shares in the case of the Series C Convertible Preferred Stock);

     - the issuance pursuant to options, warrants or convertible securities outstanding on May 8, 2000 (in the case of the Series B Convertible Preferred Stock) or June 16, 2000 (in the case of the Series C Convertible Preferred Stock);

     - the issuance of securities in connection with certain merger or acquisition transactions;

     -    stock splits, stock dividends or like transactions; or

     - the issuance of securities to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions.

     Upon any liquidation, dissolution or winding up of Home Director, holders of shares of the Home Director Series A, Series B and Series C Convertible Preferred Stock are entitled to receive a liquidation preference of $0.06, $1.00 or $1.00 per share, respectively, plus an amount equal to all declared and unpaid dividends on such shares. Holders of preferred stock are entitled to receive such distributions in full before any payments are made on Home Director's common stock. After the holders of the Home Director Series A, Series B and Series C Convertible Preferred Stock are paid the full amount of their liquidation preferences, the holders thereof are not entitled to further liquidation distributions.

     At the option of the holders of a majority of the shares of outstanding Series B or Series C Convertible Preferred Stock, voting as a separate class, any of the following events may be deemed to be a liquidation:

     - the consolidation or merger of Home Director with or into any other corporation or other entity, or any other corporate reorganization, in which Home Director's stockholders immediately prior to such consolidation, merger or reorganization own capital stock of the entity surviving such merger, consolidation or reorganization representing less than 50% of the combined voting power of the outstanding securities of such entity immediately after such consolidation, merger or reorganization, or any other transaction or series of related transactions in which capital stock representing in excess of 50% of Home Director's voting power is transferred to any single entity or group of related entities; or

     - a sale, lease or other disposition of all or substantially all of Home Director's assets.

     Holders of Home Director's Series A, Series B and Series C Convertible Preferred Stock are entitled to preemptive rights to acquire equity securities that Home Director may issue, to the extent necessary to maintain their respective ownership percentages of the shares to be outstanding after such securities are issued. The preemptive rights of the holders of Series A Convertible Preferred Stock will terminate on December 7, 2002, and the preemptive rights of the holders of the Home Director Series B and Series C Convertible Preferred Stock will terminate upon the occurrence of an initial public offering or certain kinds of mergers, consolidations, combinations or other liquidity events. Home Director has no right or obligation to redeem any of the outstanding preferred stock.

     There are 3,000,000 authorized but unissued shares of Home Director preferred stock for which Home Director's board has not designated any rights or preferences. Under Home Director's certificate of incorporation, the board could designate one or more series of these shares and fix the rights and preferences of any such series without the approval of Home Director's stockholders other than holders of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. The rights and preferences of any such series of preferred stock could rank senior to the rights of Home Director's common stock, and, if consented to by the holders, to the rights of the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock.

CONVERTIBLE NOTES

     Home Director has outstanding $7,823,341 principal amount of secured convertible notes due May 8, 2003 as of July 26, 2002. The notes bear interest at an annual rate of 8%, are guaranteed by Digital Interiors and are secured by a first priority security interest on substantially all of the assets of Home Director and Digital Interiors. The notes are convertible into shares of Home Director common stock at the option of the holder and convert automatically, immediately before the merger, at a conversion price of $0.10 per share, subject to adjustment as provided in the notes.

                        DISCLOSURE OF COMMISSION POSITION
                ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Netword's current certificate of incorporation and bylaws provide that Netword shall indemnify all persons (including its officers and directors) whom it may indemnify to the fullest extent permitted by Delaware law and that none of its directors will be liable to Netword or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     - for any breach of the director's duty of loyalty to Netword or its stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

     - under section 174 of the Delaware General Corporation Law for the unlawful payment of dividends; or

     - for any transaction from which the director derives an improper personal benefit.

     These provisions require Netword to indemnify its directors and officers unless restricted by Delaware law and eliminate Netword's rights and those of its stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect Netword's ability or that of its stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Netword pursuant to the foregoing provisions, Netword has been informed that in the opinion of the Securities and Exchange Commission, indemnification of this type is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

     The validity of the shares of Netword common stock to be issued pursuant to the merger agreement will be passed upon for Netword by Kronish Lieb Weiner & Hellman LLP, New York, New York.

                                     EXPERTS

     The consolidated financial statements of Home Director, Inc. at December 31, 2001, and for each of the two years in the period ended December 31, 2001, included in and made a part of this document, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about Home Director's ability to continue as a going concern as described in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Netword, Inc. and subsidiary at December 31, 2001, and for the years ended December 31, 2001 and 2000, included in and made part of this document, have been audited by Mahoney Cohen & Company, CPA, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of Netword stockholders must be received by Netword at its principal executive office located at 285 Tanglewood Crossing, Lawrence, New York 11559, a reasonable time before Netword begins to print and mail its proxy materials for its next annual meeting, and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Netword's proxy statement for that meeting and the other requirements contained in Netword's bylaws.

                       WHERE YOU CAN FIND MORE INFORMATION

     Netword files annual, quarterly and special reports and other information with the SEC. You may read and copy any reports, statements or other information filed by Netword at the SEC's public reference rooms in Washington D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Netword's filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

     Netword has filed a registration statement on Form S-4 under the Securities Act with the SEC covering the Netword common stock to be issued pursuant to the merger agreement. As permitted by the rules and regulations of the SEC, this document does not contain all information set forth in the registration statement and exhibits thereto, all of which are available for inspection as set forth above. For further information, please refer to the registration statement, including the exhibits thereto. Statements contained in this document relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of that contract or other document filed as an exhibit to the registration statement or other document, and each statement of this type is qualified in all respects by that reference.

     All information in this document concerning Netword has been furnished by Netword, and all information in this document concerning Home Director has been furnished by Home Director. No person is authorized to give any information or make any representation not contained in this document. You should not rely on any information provided to you that is not contained in this document. This information statement/proxy statement/prospectus does not constitute an offer to exchange or sell, or a solicitation of an offer to exchange or purchase, the securities described herein, or the solicitation of a proxy, in any jurisdiction in which, or to any person to whom, it is unlawful to make the offer or solicitation. Neither the delivery of this document nor any distribution of shares of Netword common stock made hereunder shall, under any circumstances, create any implication that there has not been any change in the affairs of Netword or Home Director as of any time subsequent to the date hereof.

                          INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED  FINANCIAL  STATEMENTS  OF  HOME DIRECTOR, INC. FOR THE YEARS ENDED
   DECEMBER  31,  2001  AND  2000

<BTB>
Report of Independent Auditors                                                       F-1
Consolidated Balance Sheet                                                           F-2
Consolidated Statements of Operations                                                F-3
Consolidated Statements of Shareholders' Equity (Deficit)                            F-4
Consolidated Statements of Cash Flows                                                F-5
Notes to Consolidated Financial Statements                                           F-6

CONDENSED  CONSOLIDATED  FINANCIAL STATEMENTS OF HOME DIRECTOR, INC. FOR THE SIX
MONTHS  ENDED  JUNE  30,  2002  AND  2001  (UNAUDITED)

Condensed Consolidated Balance Sheets - June 30, 2002 and December 31, 2001         F-20
Condensed Consolidated Statements of Operations - Six Months Ended June 30, 2002
  and 2001                                                                          F-22
Condensed Consolidated Statements of Shareholders' Equity (Deficit) - Six Months
  Ended June 30, 2002 and Twelve Months Ended December 31, 2001                     F-23
Condensed Consolidated Statements of Cash Flows - Six Months Ended June 30, 2002
  and 2001                                                                          F-24
Notes to Condensed Consolidated Financial Statements                                F-25

CONSOLIDATED  FINANCIAL STATEMENTS OF NETWORD, INC. FOR THE YEARS ENDED DECEMBER
31,  2001  AND  2000

Report of Independent Auditors                                                      F-33
Consolidated Balance Sheet                                                          F-34
Consolidated Statements of Operations                                               F-35
Consolidated Statements of  Stockholders' Equity                                    F-36
Consolidated Statements of Cash Flows                                               F-37
Notes to Consolidated Financial Statements                                          F-38

CONDENSED  CONSOLIDATED FINANCIAL STATEMENTS OF NETWORD, INC. FOR THE SIX MONTHS
ENDED  JUNE  30,  2002  AND  2001  (UNAUDITED)

Condensed Consolidated Balance Sheets - June 30, 2002 and December 31, 2001         F-45
Condensed  Consolidated Statements of Operations -Six Months Ended June 30, 2002
  and 2001                                                                          F-46
Condensed  Consolidated Statements of Cash Flows -Six Months Ended June 30, 2002
  and 2001                                                                          F-47
Notes to Condensed Consolidated Financial Statements                                F-48

                         REPORT OF INDEPENDENT AUDITORS


Board  of  Directors
Home  Director,  Inc.

We have audited the accompanying consolidated balance sheet of Home Director, Inc. as of December 31, 2001 and the related statements of operations, shareholders' equity (deficit), and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Home Director, Inc. at December 31, 2001 and the consolidated results of its operations and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Home Director, Inc. will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses since inception and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Notes 2 and 15. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/  Ernst  &  Young  LLP



March 8, 2002, except for Note 15,
as to which the date is July 26, 2002

                               HOME DIRECTOR, INC.

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2001


ASSETS


Current assets:
  Cash and cash equivalents                                                               $   563,046
  Accounts receivable, net of allowance of $274,200                                         1,105,393
  Costs and estimated earnings in excess of billings on uncompleted contracts                 134,765
  Inventories, net of allowance of $2,583,200                                               1,234,318
  Other current assets                                                                        271,756
                                                                                         ---------------
Total current assets                                                                        3,309,278
                                                                                         ===============

Property and equipment                                                                        612,194
Business process, net of accumulated amortization of $8,530                                     4,094
Customer lists, net of accumulated amortization of $387,191                                   370,205
Assembled workforce, net of accumulated amortization of $222,293                              224,133
Goodwill, net of accumulated amortization of $1,654,837                                     5,601,520
                                                                                         ---------------
Total assets                                                                             $ 10,121,424
                                                                                         ===============

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable and accrued expenses                                                   $ 7,450,500
  Billings in excess of costs and estimated earnings on uncompleted contracts                 164,348
  Payables to affiliate and employees                                                       1,580,192
  Notes payable                                                                               125,000
  Current portion of capital lease obligations                                                142,656
                                                                                         ---------------
Total current liabilities                                                                   9,462,696

Capital lease obligations, less current portion                                               132,799

Shareholders' equity:
  Common Stock, $0.001 par value; 200,000,000 shares authorized; 1,123,372 shares
     issued and outstanding as of December 31, 2001                                             1,123
  Series A Convertible Preferred Stock, $0.001 par value; 35,000,000 shares authorized;
     33,333,334 shares issued and outstanding as of December 31, 2001 (aggregate
     liquidation preference of $2,000,000)                                                     33,333
  Series B Convertible Preferred Stock, $0.001 par value; 100,000,000 shares authorized; 44,959,249 shares issued and outstanding as of December 31, 2001
     (aggregate liquidation preference of $44,959,249)                                         44,959
  Series C Convertible Preferred Stock, $0.001 par value; 12,000,000 shares authorized;
     10,000,000 shares issued and outstanding as of December 31, 2001 (aggregate
     liquidation preference of $10,000,000)                                                    10,000
  Additional paid-in capital                                                               60,107,185
  Warrants - Preferred Stock and Common Stock                                               4,970,135
  Accumulated deficit                                                                     (64,640,806)
                                                                                         ---------------
Total shareholders' equity                                                                   525,929
                                                                                         ---------------
Total liabilities and shareholders' equity                                              $ 10,121,424
                                                                                         ===============


See  accompanying  notes.

                               HOME DIRECTOR, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                         YEAR ENDED DECEMBER 31,
                                                                           2001          2000
                                                                     --------------------------------


Revenues                                                              $ 13,226,480   $  5,379,517

Operating expenses:
Cost of revenues                                                         8,774,512      3,876,751
General and administrative                                               5,421,653      7,825,635
Sales and marketing                                                      5,752,232     13,904,552
Research and development                                                 6,087,067      9,377,681
Impairment of long lived assets                                          8,590,051      1,483,442
Restructuring charges                                                    4,701,233              -
Depreciation and amortization                                            4,440,742      1,230,340
                                                                     --------------------------------

Loss from operations                                                   (30,541,010)   (32,318,884)

Other income/(expense):
Interest income                                                            257,059        913,510
Interest expense                                                           (96,830)      (266,957)
                                                                     --------------------------------
Net loss                                                              $(30,380,781)  $(31,672,331)
                                                                     ================================

Net loss per common share - basic and diluted                         $     (29.09)  $  (4,287.58)
                                                                     ================================

Shares used in computing basic and diluted net loss per common share     1,044,254          7,387
                                                                     ================================


See  accompanying  notes.

                               HOME DIRECTOR, INC.

            CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                             Series A            Series B               Series C
                                       Common Stock        Preferred Stock     Preferred Stock       Preferred Stock
                                    ---------------------------------------------------------------------------------
                                     Shares    Amount     Shares    Amount     Shares    Amount     Shares    Amount
                                    ---------------------------------------------------------------------------------
Balance at December 31, 1999                -  $     -  33,333,334  $33,333           -  $     -           -  $     -
Issuance of Series B preferred
 stock, net                                 -        -           -        -  44,959,249   44,959           -        -
Issuance of Series C preferred
 stock, net                                 -        -           -        -           -        -  10,000,000   10,000
Issuance of warrants to purchase
 Series B preferred stock                   -        -           -        -           -        -           -        -
Issuance of common stock
 warrants to purchase Series C
 preferred stock                            -        -           -        -           -        -           -        -
Issuance of common stock
 warrants in exchange for
 consulting services                        -        -           -        -           -        -           -        -
Acceleration of vesting of options
 to purchase common stock
 pursuant to severance agreement            -        -           -        -           -        -           -        -
Issuance of common warrants
 pursuant to research and
 development agreement                      -        -           -        -           -        -           -        -
Exercise of common stock
 options                               90,282       90           -        -           -        -           -        -
 Net loss                                   -        -           -        -           -        -           -        -
                                   -----------------------------------------------------------------------------------
Balance at December 31, 2000           90,282       90  33,333,334   33,333  44,959,249   44,959  10,000,000   10,000
 Exercise of common stock options      49,632       50           -        -           -        -           -        -
Issuance of common stock in
 connection with acquisitions         983,458      983           -        -           -        -           -        -
Issuance of stock options in
 connection with acquisitions               -        -           -        -           -        -           -        -
Issuance of common stock warrants
 in connection with acquisition             -        -           -        -           -        -           -        -

Issuance of common stock warrants
 for consulting services, less
deferred compensation of $218,943           -        -           -        -           -        -           -        -
Acceleration of vesting of certain
 stock options                              -        -           -        -           -        -           -        -
Net loss                                    -        -           -        -           -        -           -        -
                                   -----------------------------------------------------------------------------------
Balance at December 31, 2001        1,123,372  $ 1,123  33,333,334  $33,333  44,959,249  $44,959  10,000,000  $10,000
                                   ===================================================================================

                                     Additional                            Total Shareholders'
                                      Paid-In                  Accumulated      Equity
                                      Capital      Warrants      Deficit       (Deficit)
                                   ------------   ----------  -------------  -------------
Balance at December 31, 1999        $ 1,946,004   $        -  $ (2,587,694)  $   (608,357)
Issuance of Series B preferred
stock, net                           39,201,295            -             -     39,246,254
Issuance of Series C preferred
 stock, net                           9,965,000            -             -      9,975,000
Issuance of warrants to purchase
 Series B preferred stock            (2,877,392)   2,877,392             -              -
Issuance of common stock
 warrants to purchase Series C
 preferred stock                       (640,000)     640,000             -              -
Issuance of common stock
 warrants in exchange for
 consulting services                          -        5,386             -          5,386
Acceleration of vesting of options
 to purchase common stock
 pursuant to severance agreement         89,527            -             -         89,527
Issuance of common warrants
 pursuant to research and
 development agreement                        -      235,410             -        235,410
Exercise of common stock
 options                                 21,466            -             -         21,556
Net loss                                      -            -   (31,672,331)   (31,672,331)
                                   -------------------------------------------------------
Balance at December 31, 2000         47,705,900    3,758,188   (34,260,025)    17,292,445
Exercise of common stock options         24,875            -             -         24,925
Issuance of common stock in
 connection with acquisitions         9,833,602            -             -      9,834,585
Issuance of stock options in
 connection with acquisitions           731,000            -             -        731,000
Issuance of common stock warrants
 in connection with acquisition               -      930,567             -        930,567

Issuance of common stock warrants
 for consulting services, less
deferred compensation of $218,943             -      281,380             -        281,380
Acceleration of vesting of certain
 stock options                        1,811,808            -             -      1,811,808
Net loss                                      -            -   (30,380,781)   (30,380,781)
                                    -----------------------------------------------------
Balance at December 31, 2001        $60,107,185   $4,970,135  $(64,640,806)  $    525,929
                                    =====================================================

See Accompanying notes.

                               HOME DIRECTOR, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                              YEAR  ENDED  DECEMBER  31,
                                                                                  2001          2000
                                                                             --------------------------------

OPERATING ACTIVITIES
Net loss                                                                     $(30,380,781)  $(31,672,331)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                 4,440,742      1,230,340
  Impairment of long lived assets                                               8,590,051      1,483,442
  Noncash consulting fees                                                         281,380          5,386
  Noncash severance expense                                                     1,811,808         89,527
  Noncash research and development                                                      -        235,410
  (Decrease)/increase in accounts receivable allowance                           (162,098)       303,794
  Increase in inventory reserve                                                 1,250,608      1,252,553
  Changes in operating assets and liabilities, net of assets and liabilities acquired:
    Accounts receivable                                                         1,907,587     (2,193,646)
    Inventories                                                                   802,565     (1,404,899)
    Other assets                                                                  392,723       (222,288)
    Accounts payable and accrued expenses                                      (1,572,190)     6,489,384
                                                                             --------------------------------
Net cash used in operating activities                                         (12,637,605)   (24,403,328)

INVESTING ACTIVITIES
Purchases of property and equipment                                              (767,324)    (1,761,321)
Change in restricted certificates of deposit                                      426,697       (426,697)
Increase in long-term assets                                                            -       (329,650)
Acquisitions of companies                                                      (3,166,513)             -
                                                                             --------------------------------
Net cash used in investing activities                                          (3,507,140)    (2,517,668)

FINANCING ACTIVITIES
Bank overdraft                                                                          -        (27,038)
Borrowings under line of credit                                                         -      5,672,146
Repayments on line of credit                                                            -     (5,672,146)
Advances from and payable to shareholders                                               -      4,542,878
Repayments of shareholder advances and payables                                         -     (8,824,383)
Issuance of notes receivable                                                            -     (1,200,000)
Repayment of capital lease obligations                                           (104,295)       (26,110)
Proceeds from issuance of common stock                                             24,925         21,556
Proceeds from issuance of preferred stock, net                                          -     49,221,254
                                                                             --------------------------------
Net cash provided by financing activities                                         (79,370)    43,708,157
                                                                             --------------------------------
Net (decrease) increase in cash                                               (16,224,115)    16,787,161

Cash and cash equivalents at beginning of year                                 16,787,161              -
                                                                             --------------------------------
Cash and cash equivalents at end of year                                     $    563,046   $ 16,787,161

SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                                       $     75,462   $    268,639
                                                                             ================================

NONCASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligations incurred                                           $    108,889   $    224,403
                                                                             ================================
Purchase of Digital Interiors and Los Gatos for stock and note               $ 11,646,152   $          -
                                                                             ================================
Issuance of preferred stock warrants to placement agent                      $          -   $  3,517,392
                                                                             ================================


See  accompanying  notes

                               Home Director, Inc.

                   Notes to Consolidated Financial Statements

                                December 31, 2001


Note  1  -  Organization  and  Description  of  the  Business

Home Director, Inc. (the "Company") was incorporated on October 13, 1999 under the laws of the State of Delaware. The Company, which is headquartered in San Jose, California, commenced operations on December 8, 1999, subsequent to acquiring the assets of and assuming certain liabilities of IBM Corporation's Home Director business unit.

The Company operates in a single industry, the provision of infrastructure components for home networking, and is engaged in the design, sale and installation of home networking products and services for the new home construction market.

The Company acquired Digital Interiors, Inc. ("DI"), an installer of home networking products, on January 25, 2001. The aggregate purchase price for DI was $18,056,506 (including the assumption of certain liabilities totaling $3,569,041, of which certain amounts are held in escrow for periods outlined in the purchase agreement). The Company acquired DI for 983,439 shares of common stock valued at $10.00 per share, the pro rata exchange of 121,835 stock options valued at $731,000, the issuance of 93,057 common stock warrants valued at $930,567, and payment of liabilities and acquisition fees of $2,991,513. The excess of aggregate purchase price over the fair market value of the net assets acquired of approximately $16,295,000 was recorded as goodwill (and related intangibles) and is being amortized over period ranging from one to seven years (see Note 12 - Impairment of Long Lived Assets). In addition, certain sellers can "earn out" additional stock consideration based on obtaining specific operating goals over a period of one to three years from the date of the acquisition as outlined in the purchase agreement. Also, additional shares are issuable upon the occurrence of defined events (including a sale or merger of the Company). The Company's financial advisor is entitled to receive additional warrants based on the earn-outs obtained by DI as outlined in the agreement.

The Company also acquired certain assets from Los Gatos Home Theatre, an installer of home networking products, on May 14, 2001 for an aggregate purchase price for $325,000. The Company paid $175,000 in cash and issued a promissory note for $150,000. The excess of aggregate purchase price over the fair market value of the net assets acquired of approximately $293,000 was recorded as goodwill and is being amortized over eight years (see Note 12 - Impairment of Long Lived Assets).

The Company accounted for these acquisitions using the purchase method of accounting with results of operations of the acquired companies included in the Company's operations from the respective dates of the acquisitions. In connection with the acquisitions, the Company entered into employment agreements with certain employees of the acquired companies ranging from one to two years.

Note  2  -  Summary  of  Significant  Accounting  Policies

Principles  of  Consolidation

The accompanying consolidated financial statements include the accounts of Home Director, Inc. and its wholly owned subsidiary, DI. All significant intercompany accounts and transactions have been eliminated in consolidation.

                               Home Director, Inc.

Note  2  -  Summary  of  Significant  Accounting  Policies  (continued)

Basis  of  Presentation

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred a net loss of $30,380,781 during the year ended December 31, 2001 and had limited cash resources at that date. These factors indicate that the Company's continuation as a going concern at that date was dependent upon its ability to obtain adequate financing necessary to continue development and growth of its products and services and to satisfy its obligations. In this regard, management raised additional financing. (See Note 15 - Subsequent Events).

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financials statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete and slow moving inventory, certain severance accruals and estimates regarding the recoverability of long lived assets. Actual results can differ from those estimates.

Cash  and  Cash  Equivalents

The Company considers all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market. Costs are determined by the weighted average costing method. Inventories are presented net of valuation allowances of $2,583,200 at December 31, 2001.

Fair  Value  of  Financial  Instruments

Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable and accrued liabilities approximate fair value because of their short maturities.

                               Home Director, Inc.

Note  2  -  Summary  of  Significant  Accounting  Policies  (continued)

Credit  Risk,  Significant  Customers  and  Concentrations

Financial instruments that potentially subject the Company to credit risk consist principally of accounts receivable and cash investments. Receivables are unsecured. The Company provides an allowance for doubtful accounts equal to the estimated losses expected to be incurred in the collection of accounts receivable.

Cash and cash equivalents are deposited with high credit quality financial institutions which invest primarily in U.S. government securities, highly rated commercial paper and certificates of deposit guaranteed by banks which are members of the FDIC. Deposits held at banks may at times exceed the amount of insurance provided. Generally, these deposits may be redeemed upon demand and therefore bear minimal risk.

The Company relies on a limited number of hardware manufacturers. The inability of any supplier or manufacturer to fulfill supply requirements of the Company could materially impact future operating results.

As of December 31, 2001, two customers accounted for 64% and 51% of the accounts receivable balance and annual revenues, respectively.

Loss  per  Share

In accordance with SFAS 128, basic and diluted net loss per common share has been computed using the weighted-average number of shares of common stock outstanding during the period.

The effect of convertible preferred stock which is convertible into 8,829,258 shares of the Company's common stock during 2001 and 2000 using the if-converted method was not included in the computation of diluted net income per share because the effect would be antidilutive.

The effect of options to purchase 1,379,161 and 1,165,035 shares of the Company's common stock outstanding during 2001 and 2000, respectively, was not included in the computation of diluted net income per share because their effect would be antidilutive.

The effect of warrants to purchase 2,192,241 and 2,099,184 shares of the Company's common stock outstanding during 2001 and 2000, respectively, was not included in the computation of diluted net income per share because their effect would be antidilutive.

                               Home Director, Inc.

Note  2  -  Summary  of  Significant  Accounting  Policies  (continued)

Revenue  Recognition

The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, fee is fixed or determinable, and collectibility is probable. The Company accrues for sales returns, rebate programs and warranty costs based on its experience.

The Company recognizes revenues on installation projects using the percentage of completion method, based primarily on revenue milestones compared with total estimated milestones. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenues recognized in excess of amounts billed are classified as current assets under "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts." Amounts billed in excess of revenues recognized to date are classified as current liabilities under "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts."

Property  and  Equipment

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives which generally range from two to five years. Property and equipment includes certain equipment under capital leases. These items are depreciated over the shorter of the lease period or the estimated useful life of the equipment.

Intangible  Assets

Intangible assets include costs in excess of net assets acquired ("goodwill") and other purchased intangibles. Goodwill is amortized over period ranging from seven to ten years. Other intangible assets are amortized ratably over estimated useful lives ranging from one to eight years.

The carrying amounts of goodwill and intangibles are reviewed if facts and circumstances suggest that it may be impaired. If this review indicates that goodwill and intangibles will not be recoverable, as determined based on the estimated undiscounted cash flows of the entity acquired, the carrying amount of the goodwill and other intangibles are reduced to their estimated fair value. In addition, the Company assesses long-lived assets for impairment under FASB Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Under those rules, goodwill associated with assets acquired in a purchase business combination is included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable (see Note 13 - Restructuring Costs).

Research  and  Development  Costs

Research  and  development  costs  are  charged  to  operations  as  incurred.

Advertising  Costs

The Company expenses advertising costs as incurred. The amount of advertising expensed during the years ended December 31, 2001 and 2000 was $56,500 and $2,810,674, respectively.

                               Home Director, Inc.

Note  2  -  Summary  of  Significant  Accounting  Policies  (continued)

Income  Taxes

The Company accounts for income taxes using the liability method which requires the recognition of deferred tax assets or liabilities for the temporary differences between the financial reporting and tax basis of the Company's assets and liabilities and for tax carryforwards at enacted statutory rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Accounting  for  Stock-Based  Compensation

As permitted by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to account for its stock-based compensation to employees and outside directors, where appropriate, under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations and amendments. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Recent  Accounting  Pronouncements

Effective as of the beginning of 2001, the Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, which requires that derivative instruments be reported on the balance sheet at fair value. The standard also establishes criteria for designation and effectiveness of hedging relationships. Due to the absence of derivative instruments subject to SFAS No. 133, the adoption of the new standard did not have a material impact on the Company's financial position or results of operations.

In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 141 eliminates the pooling of interests method of accounting for business combinations that were initiated prior to July 1, 2001. SFAS 141 also includes new criteria to recognize intangible assets separately from goodwill. The requirements of SFAS 141 are effective for any business combination accounted for by the purchase method that is completed after June 30, 2001. Under SFAS 142, goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed annually, or more frequently if impairment indicators arise, for impairment. Separable intangible assets that are not deemed to have an indefinite life will continue to be amortized over their useful lives. The provisions of SFAS 142 requiring non-amortization of goodwill and indefinite-lived intangible assets apply to goodwill and indefinite-lived intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior the July 1, 2001, the Company is required to adopt SFAS 142 on January 1, 2002. Application of the non-amortization provisions of the standard is expected to result in an increase of net loss of approximately $1,175,000 in 2002, in the absence of impairment write-downs. The Company has not yet performed the required annual impairment tests on the Company's goodwill and other intangible assets in 2002, thus, the effect of these tests on the Company's financial position and results of operations has not yet been determined.

                               Home Director, Inc.

Note  2  -  Summary  of  Significant  Accounting  Policies  (continued)

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," which is effective for fiscal years beginning after December 15, 2001. This statement supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," and portions of Accounting Principles Board Opinion No. 30, "Reporting Results of Operations - Reporting the Effects of Disposal of a Segment of a Business." SFAS 144 provides a single accounting model for long-lived assets to be disposed of and changes the criteria that would have to be met in order to classify an asset as held-for-sale. The provisions of SFAS No. 144 generally are to be applied prospectively.

Note  3  -  Property  and  Equipment

Property  and  equipment  consisted  of  the  following  at  December  31, 2001:

   Computer equipment and software                    $ 514,612
   Furniture and fixtures                               502,840
   Office equipment                                      84,438
   Vehicles                                              58,158
   Leasehold improvements                                25,437
                                                     --------------
                                                      1,185,485
   Less accumulated depreciation and amortization      (573,291)
                                                     --------------
                                                     $  612,194
                                                     ==============




The net book value of assets acquired under capital leases at December 31, 2001 was $61,742. Amortization of assets recorded under capital leases is included with depreciation expense.

NOTE  4  -  INCOME  TAXES

The Company had no income tax expense for the years ended December 31, 2001 and 2000 due to net losses. At December 31, 2001, the Company had federal and state net operating loss carryforwards of approximately $37,400,000. The federal net operating loss carryforwards expire beginning in the year 2019 and the state net operating loss carryforwards begin to expire in 2014. The deferred tax asset of $21,263,535, relating primarily to differences between book and tax treatment of net operating losses, was fully reserved as of December 31, 2001. The Company has established a valuation allowance of $21,263,535 for the year 2001 to reduce the deferred tax assets due to the uncertainty surrounding the realization of such assets. The Tax Reform Act of 1986 contains provisions that limit the ability to utilize net operating loss carryforwards in the case of certain events including significant changes in ownership interests.

                               HOME DIRECTOR, INC.

NOTE  4  -  INCOME  TAXES  (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows at December 31, 2001:

Deferred tax assets:
  Accounts receivable                                   $    108,282
  Inventory                                                1,019,977
  Depreciation                                             1,546,789
  Net operating loss carryforwards                        14,789,924
  Amortization                                             2,087,756
  Reserves                                                   742,788
  Other                                                      968,019
                                                        -------------
  Deferred tax assets                                     21,263,535
  Less valuation allowance                               (21,263,535)
                                                        -------------
Net deferred taxes                                      $         -
                                                        =============

NOTE  5  -  NOTES  PAYABLE

Notes payable consist of $125,000 remaining on a note payable to an individual that matured on August 24, 2001 and is in default. The note bears interest at 10% and accrued interest of $21,000 was recorded at December 31, 2001.

NOTE  6  -  CAPITAL  STOCK

On January 5, 2000, the Company converted all outstanding shares of common stock into an equal number of shares of Series A convertible preferred stock. On April 10, 2000, the Company declared a 3,333.33-for-one stock split for all common and preferred shareholders. On May 2, 2002 (see Note 15 - Subsequent Events), the Company declared a one-for-10 reverse common stock split. All share and per share information has been retroactively restated to reflect these transactions.

As of December 31, 2001, the Company has authorized 200,000,000, 35,000,000, 100,000,000 and 12,000,000 shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, respectively, each with a par value of $0.001. The Company also has authorized 3,000,000 shares of preferred stock, which are undesignated, with a par value of $0.001.

Between May and October 2000, the Company sold 44,959,249 shares of Series B convertible preferred stock at a price of $1.00 per share, which resulted in net proceeds of $39,246,254. In connection with this offering, the Company issued 8,991,850 warrants valued at $2,877,392 to purchase the Company's Series B convertible preferred stock at a price of $1.00 per share to a holder of the Company's Series A convertible preferred stock who served as a placement agent.

                               HOME DIRECTOR, INC.

NOTE  6  -  CAPITAL  STOCK  (CONTINUED)

In July 2000, the Company sold 10,000,000 shares of Series C convertible preferred stock at a price of $1.00 per share, which resulted in net proceeds of $9,975,000. In connection with this offering, the Company issued 2,000,000 warrants valued at $640,000 to purchase the Company's Series C convertible preferred stock at a price of $1.00 per share to a holder of the Company's Series A convertible preferred stock who served as a placement agent. The Company also entered into an agreement with the sole holder of its Series C convertible preferred stock which allows the Series C convertible preferred shareholder ten days in which it may present an offer to acquire the Company, after any date in which the Company receives an offer to be acquired by means of a merger, consolidation or other business combination, as defined in the agreement. The agreement shall terminate upon the consummation of a firm underwritten public offering of the Company's common stock with gross proceeds of at least $15,000,000 at a minimum per share price of at least $5.00.

RIGHTS,  PREFERENCES  AND  TERMS  OF  CAPITAL  STOCK

The following is a summary of the rights, preferences and terms of the Company's outstanding common and preferred stock:

Dividends

The holders of all series of the Company's convertible preferred stock are entitled to receive non-cumulative dividends, when and if declared by the Board of Directors. The holders of all series of the Company's convertible preferred stock shall be entitled to receive dividends on a pro rata, as converted, basis with common stock dividends when and if declared by the Board of Directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of Series A, Series B and Series C convertible preferred stock shall be entitled to receive, on a pro rata basis based on their respective liquidation values, an amount equal to $0.06, $1.00 and $1.00 per share, respectively, plus any accrued and unpaid dividends. After all payments have been made to holders of the Company's convertible preferred stock, any remaining assets will be distributed on a pro rata basis to the holders of common stock. If the assets and funds of the Company are insufficient to pay the holders of Series A, Series B and Series C convertible preferred stock the full amount, then all assets and funds shall be distributed ratably among the holders of all preferred holders on a pro rata basis.

Conversion

Each share of Series A, Series B and Series C convertible preferred stock, at the option of the holder, is convertible into shares of common stock of the Company at a ten to one ratio, subject to certain adjustments as defined. Conversion is automatic for holders of Series A convertible preferred stock upon the consummation of a firm underwritten public offering of the Company's common stock. Conversion is automatic for holders of Series B and Series C convertible preferred stock upon the consummation of a firm underwritten public offering of the Company's common stock with gross proceeds of at least $15,000,000 at a minimum per share price of at least $5.00.

                               HOME DIRECTOR, INC.

NOTE  6  -  CAPITAL  STOCK  (CONTINUED)

Voting

Each holder of Series A, Series B and Series C convertible preferred stock is entitled to the number of votes equal to the number of whole shares of common stock into which the preferred shares are convertible.

NOTE  7  -  STOCK-BASED  COMPENSATION

In December 1999, the Board of Directors approved the Home Director, Inc. 1999 Stock Incentive Plan (the "Plan"). The Company has reserved a total of 2,500,000 shares of common stock for issuance under the Plan. The Plan permits the granting of incentive stock options, nonqualified stock options and stock appreciation rights. The terms of stock option grants are determined by the Board of Directors. The Company's stock options generally vest over three years and have a maximum life of ten years. Separate from the Plan, the Company has granted stock options and warrants to consultants as compensation for their consulting services; for this purpose, the Company has reserved an additional 55,000 shares of common stock. Shares available for future issuance under the Plan and shares available as compensation for consultants total 1,087,977 at December 31, 2001.

The following summarizes the stock option activity for the years ended December 31, 2001 and 2000:



                                                            WEIGHTED
                                                            AVERAGE
                                                 OPTIONS    EXERCISE
                                                OUTSTANDING   PRICE
                                               ---------------------------

Balance at December 31, 1999                              -   $    -
  Granted (exercise price = fair value)           1,333,638     1.20
  Granted (exercise price > fair value)               7,500    10.00
  Exercised                                         (90,282)    0.20
  Canceled                                          (85,821)    0.50
                                                ---------------------------
Balance at December 31, 2000                      1,165,035     1.40
  Granted (exercise price = fair value)             658,723     6.60
  Granted (exercise price > fair value)              98,500     8.30
  Exercised                                         (49,632)    0.50
  Canceled                                         (493,465)    4.20
                                                ---------------------------
Balance at December 31, 2001                      1,379,161   $ 3.40
                                                ===========================


In connection with the Company's acquisition of DI on January 25, 2001, the Company issued 121,835 stock options, each having an exercise price of $10.00 per share, in exchange for the outstanding stock options of DI. The fair value of these exchanged stock options was $731,000 as of January 25, 2001.

During the years ended December 31, 2001 and 2000, the Company recorded non-cash compensation expense of $500,323 and $5,385, respectively, for the fair value of stock options granted to consultants. This expense, which equates to per share amounts of $5.10 and $0.70 for the years ended December 31, 2001 and 2000, respectively, was computed using the Black-Scholes option-pricing model or, if appropriate, using the actual value of the services rendered. The following weighted-average assumptions were used in this model: expected dividend yield 0%, risk-free interest rate 4.9%, expected life of 5.9 years and stock price volatility of 90%. As of December 31, 2001 and 2000, the related amount of deferred compensation was $218,943 and $0, respectively.

                               HOME DIRECTOR, INC.

NOTE  7  -  STOCK-BASED  COMPENSATION  (CONTINUED)

During the year ended December 31, 2001, the Company recorded an additional non-cash compensation expense of $1,811,808 for the fair value of stock option amendments for certain terminating employees to extend the life of the stock options; inasmuch as this expense was incurred in connection with the restructuring discussed in Note 13, it is reported on the Statement of Operations under Restructuring Charges. This expense, which equates to $5.90 per share, was computed using the Black-Scholes option-pricing model. The following weighted-average assumptions were used in this model: expected dividend yield 0%, risk-free interest rate 4.3%, expected life of 5.3 years and stock price volatility of 90%.

Pro forma information regarding net loss is also required by SFAS 123 and has been determined as if the Company had accounted for all of its employee stock options under the fair value method of that Statement. The Company computes fair value for this purpose using the minimum value option-pricing model. The weighted-average assumptions used in this model to estimate fair value and the resulting values are as follows:



                                                   2001     2000
                                             ------------------------
     Expected dividend yield                       0.0%     0.0%
     Risk-free interest rate                       4.2%     6.6%
     Expected life (in years)                      3.0      4.0
     Weighted-average fair value per share        $0.80    $0.30


For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information is as follows:

                                             YEAR ENDED DECEMBER 31,
                                                  2001     2000
                                                               ------------------------
Net loss as reported (in thousands)           $  (30,381)  $(31,672)
Pro forma net loss (in thousands)             $  (30,567)  $(31,729)


Selected  information  regarding  stock options as of December 31, 2001 follows:



                                             WEIGHTED-
                               NUMBER OF     AVERAGE     NUMBER OF
                   EXERCISE     OPTIONS     REMAINING     OPTIONS
                    PRICES     OUTSTANDING     LIFE     EXERCISABLE
            --------------------------------------------------------------
                 $   0.20       666,690        7.5        525,973
                 $   2.20       268,100        9.7         86,071
                 $   2.50        40,000        4.4         40,000
                 $   4.50        43,500        9.0         30,666
                 $  10.00       308,871        8.4        169,635
                 $  12.50        52,000        6.0          2,000
                             --------------            --------------
                              1,379,161        8.0        854,345
                             ==============            ==============

                               HOME DIRECTOR, INC.

NOTE  8  -  COMMON  STOCK  RESERVED  FOR  FUTURE  ISSUANCE

At December 31, 2001, the Company had reserved a total of 13,488,637 of its authorized 200,000,000 shares of common stock for future issuance as follows:

     For conversion of Series A Convertible Preferred Stock       3,333,333
     For conversion of Series B Convertible Preferred Stock       4,495,925
     For conversion of Series C Convertible Preferred Stock       1,000,000
     Outstanding preferred stock warrants                         1,099,185
     Outstanding common stock warrants                            1,093,056
     Outstanding stock options                                    1,379,161
     Possible future issuance under stock option plans            1,087,977
                                                                ------------
                                                                 13,488,637
                                                                ------------

NOTE  9  -  LEASES

The Company leases certain furniture and equipment under various non-cancelable capital leases and its office space and certain equipment under non-cancelable operating leases. Future minimum payments under the non-cancelable capital and operating leases at December 31, 2001 are as follows:

                                                                    CAPITAL   OPERATING
                                                                    LEASES     LEASES
                                                                  -----------------------

2001                                                                $ 163,696   $ 93,480
2002                                                                  123,977     67,877
2003                                                                   14,156          -
                                                                   -----------------------
Total minimum payments                                                301,829   $161,357
                                                                               ===========
Less amounts representing interest                                    (26,374)
                                                                   ------------
Present value of minimum lease payments                               275,455

Less current portion of capital lease obligations                    (142,656)
                                                                   ------------
Long-term portion of capital lease obligations                      $ 132,799
                                                                   ============

Rent expense during the year ended December 31, 2001 and 2000 was $720,374 and $384,860, respectively.

                               Home Director, Inc.

Note  10  -  Related  Party  Transactions

Affiliate  advances  and  payables

Included in payables to affiliates and employees at December 31, 2001 is $1,430,192, which represents amounts owed to a certain shareholder for the net book value of certain inventory transferred to the Company in connection with the acquisition of a certain shareholder's Home Director business unit. The amounts due to the shareholder are collateralized by certain inventory of the Company. The Company is required to remit monthly payments to a certain shareholder for the amount of inventory sold by the Company in the preceding month. Any remaining amounts outstanding were due in full in June 2001 and the amount due is now in default. The Company did not remit any payments to the shareholder based on inventory sold during the year ended December 31, 2001.

During the year ended December 31, 2001, a certain shareholder provided the Company with certain information technology, financial consulting and support services (including office space). Additionally, a certain shareholder paid certain operating expenses on behalf of the Company. The Company repaid this shareholder $180,443 during the year ended December 31, 2001 for operating expenses.

Included in payables to affiliates and employees at December 31, 2001 is $150,000, which represents amounts owed to a certain employee for the acquisition of Los Gatos. The Company is required to remit the entire amount due plus accrued interest in May 2002.

Research  and  development  contract

During the year ended December 31, 2000, the Company entered into a two-year technical services agreement with a holder of the Company's Series B convertible preferred stock, whereby the shareholder would perform certain research and development activities. Under the terms of the agreement, the research and development activities would be provided over a two-year period in exchange for cash of $5,000,000 and warrants to purchase 999,999 shares of the Company's common stock at a price of $12.50 per share (valued at $235,410 using the Black-Scholes pricing model). During the year ended December 31, 2000, the Company recorded research and development expenses of $5,235,410 related to this contract.

Placement  and  other  fees

An affiliate of a holder of the Company's Series A convertible preferred stock served as a placement agent for the Company's sale of Series B and Series C convertible preferred stock. In exchange for these services, the affiliate of the shareholder received a total of 10,991,850 warrants to purchase the Company's Series B and Series C convertible preferred stock (see Note 6) and cash fees of $4,495,925. In connection with the DI acquisition, the placement agent received warrants to purchase an additional 93,057 shares of common stock.

Various shareholders and directors have provided services to the Company for compensation of $549,748 for the year ending December 31, 2001. These amounts were recorded as general and administrative expenses in the statement of operations.

                               Home Director, Inc.

Note  11  -  Employee  Benefit  Plan

The Company has a 401(k) Plan (the "401(k) Plan") which covers substantially all employees. Employees may elect to contribute up to 15% of eligible compensation during any 401(k) Plan year subject to IRS limits. Matching contributions to the 401(k) Plan are made at the discretion of the Board of Directors. Through December 31, 2001, the Company has not made any matching contributions to the 401(k) Plan.

Note  12  -  Impairment  of  Long  Lived  Assets

During the year ended December 31, 2001, the Company substantially reduced its number of employees, exited certain facilities, reduced overall expenses, had limited access to cash to fund operations and/or experienced other significant changes in its business, which indicated potential impairment of its recorded property and equipment, goodwill and related intangible values from current year (see Note 1) and prior year acquisitions. The Company determined that certain property and equipment and intangible assets were no longer in use and that recorded goodwill and certain other intangible assets had become fully and permanently impaired. This decision was based on an analysis of the estimated undiscounted future cash flows of the associated operations. Accordingly, an impairment loss of $8,590,051 was recorded and is included in the consolidated statements of operations as impairment of long-lived assets. Property and equipment, goodwill and intangible amounts and the associated accumulated amortization were written off in conjunction with the impairment.



                                     2001
                                  -----------

   Goodwill                     $ 5,799,084
   Assembled workforce            1,368,965
   Customer lists                   383,309
   Other Intangibles                295,906
   Property and Equipment           742,787
                                  -----------
                                $ 8,590,051
                                  ===========

NOTE  13  -  RESTRUCTURING  COSTS

During 2001, the Company recorded $4,701,233 of restructuring charges associated with the its decision to reduce its headcount and reduce its overall facilities. The charges were recognized in accordance with EITF 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The amounts recorded consist primarily of the costs associated with future obligations on non-cancelable leases for exited facilities and employee severance cost for 164 employees.

As  of  December  31,  2001,  the  following  amounts  were  recorded:



                                         WRITE-OFFS/
                                         PAYMENTS IN        BALANCE AT
                              ACCRUALS       2001        DECEMBER 31, 2001
                         --------------------------------------------------

Severance cost            $  3,887,900  $  2,878,170      $ 1,009,730
Future lease obligations       813,333             -          813,333
                         --------------------------------------------------
Totals                    $  4,701,233  $  2,878,170      $ 1,823,063
                         ==================================================

Unpaid amounts at December 31, 2001 related to the restructurings are included in accrued expenses in the Company's balance sheet.

                               HOME DIRECTOR, INC.

NOTE  14  -  CONTINGENCIES

The Company is subject to various legal proceedings and claims, which have arisen in the ordinary course of its business and have not been fully adjudicated. It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, management is of the opinion, based upon information presently available, that it is unlikely that any such liability, to the extent not provided for through insurance or otherwise, would be material in relation to the Company's consolidated financial position or results of operations.

On June 18, 2001, Point West Ventures, LP ("Point West") filed a complaint against the Company and Spencer Trask Ventures, Inc., the placement agent for the Company's Series B convertible preferred stock financing. Point West, one of the investors in that financing, has alleged misrepresentation in connection with that financing and is seeking rescission of its $500,000 investment. As of February 11, 2002, Point West is in receivership and, although the receiver may wish to pursue this action at a later date, the proceedings have been stayed.

On January 30, 2002, a lawsuit for $1.9 million was brought against the Company for lack of payment on leased property for its abandoned lease located in North Carolina. The Company obtained a conditional acceptance from the plaintiff to dismiss the case for a payment of $139,481 and the issuance of 800,000 in warrants to be received no later than April 30, 2002. The conditional acceptance states that if Company does not issue the warrants or make the payment by April 30, 2002, the legal proceedings will be reinstated for the full amount of the initial claim. The Company has accrued the amount due under the conditional acceptance at December 31, 2001.

NOTE  15  -  SUBSEQUENT  EVENTS

Agreement  and  Plan  of  Merger

On April 9, 2002, the Company executed an Agreement and Plan of Merger with Netword, Inc. and a wholly owned subsidiary of Netword, Inc. The merger is contingent upon a number of conditions, including a private placement offering of at least $4.0 million of the Company's securities and a reduction in outstanding liabilities. As of July 26, 2002, the Company had sold approximately $7.1 million of its convertible notes and extinguished approximately $7.0 million in outstanding liabilities. The Company expects the remaining contingencies to be residual and anticipates closing the merger by November 30, 2002. In related transactions, the Company received investments, totaling $705,000, for exchangeable notes with warrants to purchase up to 1,007,142 shares of the Company's common stock. The exchangeable notes were exchanged for convertible notes upon the first closing of the private placement.

Restructuring  of  Outstanding  Obligations

In 2002, the Company entered into negotiated agreements with certain of its vendors and others to settle outstanding liabilities at amounts less than the original amounts owed. Management is in the process of further negotiations to attempt to settle certain other outstanding obligations. As of July 26, 2002, the Company had settled $7.0 million in outstanding liabilities for total payments of $2.3 million, including the issuance of 800,000 common stock warrants. The settlement included amounts due under the conditional acceptance referenced in Note 14.

Stock  Split

On April 1, 2002, the Board of Directors approved a one-for-10 reverse common stock split which was subsequently approved by stockholders as of May 2, 2002. An amendment to the Company's Certificate of Incorporation effecting the stock split was filed with the State of Delaware on May 2, 2002. All common share and per common share amounts for all periods presented in the accompanying financial statements have been restated to reflect the effect of this common stock split.

                               HOME DIRECTOR, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                JUNE 30,
                                                                                 2002      DECEMBER 31,
                                                                              (UNAUDITED)      2001
                                                                             --------------------------
ASSETS
Current assets:
Cash and cash equivalents                                                    $ 1,929,847  $   563,046
Accounts receivable, net of allowance of $497,200 and $274,200,
   respectively                                                                1,673,983    1,105,393
Costs and estimated earnings in excess of billings on uncompleted contracts      236,834      134,765
Inventories, net of allowance of $2,055,200 and $2,583,200, respectively       1,076,542    1,234,318
Deferred financing costs, net of $483,181 in accumulated amortization          1,449,543            -
Deferred merger costs                                                            626,363            -
Other current assets                                                             143,340      271,756
                                                                             --------------------------
Total current assets                                                           7,136,452    3,309,278

Property and equipment                                                           468,953      612,194
Business process, net of accumulated amortization of $12,624 and $8,530,
    respectively                                                                       -        4,094
Customer lists, net of accumulated amortization of $593,807 and $387,191,
     respectively                                                                163,589      370,205
Assembled workforce, net of accumulated amortization of $330,098 and
    $222,293, respectively                                                       116,327      224,133
Goodwill                                                                       5,601,520    5,601,520
                                                                                                         --------------------------
Total assets                                                                 $13,486,841  $10,121,424
                                                                           ==========================

                                                                                JUNE 30,
                                                                                  2002         DECEMBER 31,
                                                                               (UNAUDITED)         2001
                                                                              -------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses                                        $  2,378,984   $  7,450,500
Billings in excess of costs and estimated earnings on uncompleted contracts       102,702        164,348
Payables to affiliate and employees                                                     -      1,580,192
Notes payable                                                                           -        125,000
Convertible notes, net of $163,541 in discounts                                 7,063,142              -
Current portion of capital lease obligations                                       24,684        142,656
                                                                             ---------------------------
Total current liabilities                                                       9,569,512      9,462,696
Capital lease obligations, less current portion                                    31,057        132,799

Shareholders' equity:
Common Stock, $0.001 par value; 200,000,000 shares authorized;
    1,446,378 and 1,123,372 shares issued and outstanding as of June 30,
    2002 and December 31, 2001, respectively                                        1,446          1,123
Series A Convertible Preferred Stock, $0.001 par value; 35,000,000 shares authorized; 33,333,334 shares issued and outstanding as of
    June 30, 2002 and December 31, 2001 (aggregate liquidation
    preference of $2,000,000)                                                      33,333         33,333
Series B Convertible Preferred Stock, $0.001 par value; 100,000,000 shares authorized; 44,959,249 shares issued and outstanding as of
     June 30, 2002 and December 31, 2001(aggregate liquidation
     preference of $44,959,249)                                                    44,959         44,959
Series C Convertible Preferred Stock, $0.001 par value; 12,000,000 shares authorized; 10,000,000 shares issued and outstanding as of
    June 30, 2002 and December 31, 2001(aggregate liquidation
    preference of $10,000,000)                                                     10,000         10,000
Additional paid-in capital                                                     60,755,879     60,107,185
Warrants - Preferred Stock and Common Stock                                     5,982,685      4,970,135
Accumulated deficit                                                           (62,942,030)   (64,640,806)
                                                                             ----------------------------
Total shareholders' equity                                                      3,886,272        525,929
                                                                             ----------------------------
Total liabilities and shareholders' equity                                   $ 13,486,841   $ 10,121,424
                                                                             ============================


See  accompanying  notes.

                               HOME DIRECTOR, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                SIX MONTHS
                                                                              ENDED  JUNE  30,
                                                                       ----------------------------
                                                                           2002           2001
                                                                       ----------------------------

Revenues                                                               $ 5,347,982   $  6,676,831

Operating expenses:
  Cost of revenues                                                       3,613,159      3,969,034
  General and administrative                                             1,821,969      2,760,084
  Sales and marketing                                                    1,167,380      3,478,689
  Research and development                                                 361,837      3,130,854
  Restructuring charges                                                          -      3,025,746
  Depreciation and amortization                                            465,973      1,323,650
                                                                       ----------------------------

Loss from operations                                                    (2,082,336)   (11,011,226)

Interest (expense) income                                                 (879,301)        84,627
                                                                       ----------------------------
Net loss before extraordinary gain                                      (2,961,637)   (10,926,599)

Extraordinary gain from extinguishment of certain liabilities            4,660,413              -

Net income (loss)                                                      $ 1,698,776   $(10,926,599)

NET LOSS PER COMMON SHARE - BASIC AND DILUTED:
Net loss before extraordinary gain                                     $     (2.41)  $     (11.30)
Extraordinary gain from extinguishment of certain liabilities                 3.79              -
                                                                       ----------------------------
Net income (loss)                                                      $      1.38   $     (11.30)
                                                                       ============================
Shares used in computing basic and diluted net loss per common share     1,230,865        966,760
                                                                       ============================

See  accompanying  notes.

                               HOME DIRECTOR, INC.
       CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                                           Series A              Series B             Series C
                                         Common Stock        Preferred Stock       Preferred Stock      Preferred Stock
                                      -----------------------------------------------------------------------------------
                                        Shares    Amount     Shares    Amount     Shares    Amount     Shares    Amount
                                      -----------------------------------------------------------------------------------
Balance at December 31, 2000              90,282  $    90  33,333,334  $33,333  44,959,249  $44,959  10,000,000  $10,000
Exercise of common stock options          49,632       50           -        -           -        -           -        -
Issuance of common stock in
 connection with acquisitions            983,458      983           -        -           -        -           -        -
Issuance of stock options in
 connection with acquisitions                  -        -           -        -           -        -           -        -
Issuance of common stock warrants
 in connection with acquisition                -        -           -        -           -        -           -        -
Issuance of common stock warrants
 for consulting services, less
 deferred compensation of $218,943             -        -           -        -           -        -           -
Acceleration of vesting of certain
 stock options                                 -        -           -        -           -        -           -        -
 Net loss                                      -        -           -        -           -        -           -        -
                                      ----------------------------------------------------------------------------------
Balance at December 31, 2001           1,123,372    1,123  33,333,334   33,333  44,959,249   44,959  10,000,000   10,000
Exercise of common stock options
 and warrants                            323,006      323           -        -           -        -           -        -
Issuance of common stock warrants
 in connection with issuance of
 convertible debt                              -        -           -        -           -        -           -        -
Issuance of common stock warrants
 to non-employees                              -        -           -        -           -        -           -        -
Beneficial conversion for
 convertible debt                              -        -           -        -           -        -           -        -
Compensation related to consulting
 services                                      -        -           -        -           -        -           -        -
Net income                                     -        -           -        -           -        -           -        -
                                      ----------------------------------------------------------------------------------
Balance at June 30, 2002 (Unaudited)   1,446,378  $ 1,446  33,333,334  $33,333  44,959,249  $44,959  10,000,000  $10,000
                                      ==================================================================================

                                                                                   Total
                                      Additional                               Shareholders'
                                       Paid-In                  Accumulated       Equity
                                       Capital     Warrants       Deficit       (Deficit)
                                    --------------------------------------------------------
Balance at December 31, 2000          $47,705,900  $3,758,188   $(34,260,025)  $ 17,292,445
Exercise of common stock options           24,875           -              -         24,925
Issuance of common stock in
 connection with acquisitions           9,833,602           -              -      9,834,585
Issuance of stock options in
 connection with acquisitions             731,000           -              -        731,000
Issuance of common stock warrants
 in connection with acquisition                 -     930,567              -        930,567
Issuance of common stock warrants
 for consulting services, less
 deferred compensation of $218,943              -     281,380              -        281,380
Acceleration of vesting of certain
 stock options                          1,811,808           -              -      1,811,808
Net loss                                        -           -    (30,380,781)   (30,380,781)
                                    --------------------------------------------------------
Balance at December 31, 2001           60,107,185   4,970,135    (64,640,806)       525,929
Exercise of common stock options
 and warrants                             418,213    (385,100)             -         33,436
Issuance of common stock warrants
 in connection with issuance of
 convertible debt                               -     244,568              -        244,568
Issuance of common stock warrants
 to non-employees                               -     934,139              -        934,139
Beneficial conversion for
 convertible debt                         230,481           -              -        230,481
Compensation related to consulting
 services                                       -     218,943              -        218,943
Net income                                      -           -      1,698,776      1,698,776
                                    --------------------------------------------------------
Balance at June 30, 2002 (Unaudited)  $60,755,879  $5,982,685   $(62,942,030)  $  3,886,272
                                    ========================================================

See  accompanying  notes.

                               HOME DIRECTOR, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         SIX MONTHS
                                                                       ENDED  JUNE  30,
                                                                ----------------------------
                                                                    2002           2001
                                                                ----------------------------


OPERATING ACTIVITIES
Net income (loss)                                                $ 1,698,776   $(10,926,599)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization                                        465,973      1,323,650
Gain from extinguishment of certain liabilities                   (4,660,413)             -
Change in accounts receivable allowance                              223,000        (63,551)
Change in inventory allowance                                       (528,000)     1,424,899
Noncash expenses from warrant issuances                              235,677      2,093,186
Interest expense on debt discount and amortization of deferred
    financing fees                                                   794,689              -
Change in operating assets and liabilities:
Accounts receivable and costs in excess of billings                 (893,659)       605,940
Inventories                                                          685,776       (681,849)
Other assets                                                         128,416        287,294
Accounts payable and accrued expenses                             (2,177,941)    (4,142,192)
                                                                ----------------------------
Net cash used in operating activities                             (4,027,706)   (10,079,222)

INVESTING ACTIVITIES
Purchases of property and equipment                                   (4,216)      (351,279)
Change in restricted certificates of deposit                               -        142,232
Acquisitions of companies and merger costs                          (626,363)    (3,166,513)
                                                                ----------------------------
Net cash used in investing activities                               (630,579)    (3,375,560)

FINANCING ACTIVITIES
Repayment of capital lease obligations                              (219,714)       (26,073)
Proceeds from issuance of common stock                                33,436         24,925
Proceeds from issuance of convertible notes                        7,226,683              -
Debt financing costs                                              (1,015,319)
                                                                ----------------------------
Net cash provided by financing activities                          6,025,086         (1,148)
                                                                ----------------------------
Net increase (decrease) in cash                                    1,366,801    (13,455,930)
Cash and cash equivalents at beginning of period                     563,046     16,787,161
                                                                ----------------------------
Cash and cash equivalents at end of period                       $ 1,929,847   $  3,331,231
                                                                ============================

SUPPLEMENTAL DISCLOSURES
Cash paid for interest                                           $    11,250   $     11,512

NONCASH INVESTING AND FINANCING ACTIVITIES
Capital lease obligation incurred                                $         -   $    108,889
Purchase of Digital Interiors and Los Gatos for stock and note   $         -   $ 11,646,152


                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE  1  -  BASIS  OF  PRESENTATION  AND  DESCRIPTION  OF  THE  BUSINESS

Home Director, Inc. (the "Company") was incorporated on October 13, 1999 under the laws of the State of Delaware. The Company, which is headquartered in San Jose, California, commenced operations on December 8, 1999, subsequent to acquiring the assets of and assuming certain liabilities of IBM Corporation's Home Director business unit.

The Company operates in a single industry, the provision of infrastructure components for home networking, and is engaged in the design, sale and installation of home networking products and services for the new home construction market.

Principles  of  Consolidation

The accompanying consolidated financial statements include the accounts of Home Director, Inc. and its wholly owned subsidiary, Digital Interiors, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Unaudited  Interim  Financial  Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles and applicable Securities and Exchange Commission (SEC) regulations for interim financial information. These financial statements are unaudited and, in the opinion of management, include all adjustments necessary to present fairly the balance sheets, statements of operations and statements of cash flows for the periods presented in accordance with accounting principles generally accepted in the United States. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to SEC rules and regulations. Operating results for the six months ended June 30, 2002 are not necessarily indicative of the results that may be expected for the year ending December 31, 2002. These financial statements and notes should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2001 included elsewhere in this Registration Statement.

The balance sheet at December 31, 2001 has been derived from the audited consolidated financial statements of the Company.

The accompanying financial statements have been adjusted retroactively to reflect a one-for-10 reverse stock split, which was effective on May 2, 2002.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred significant operating losses since inception and has limited cash resources. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing necessary to continue development and growth of its products and services and to satisfy its obligations. In this regard, management has raised additional financing during the six months ended June 30, 2002 (see Note 6 - Debt Issuances) and has entered into a merger agreement with Netword, Inc. (see Note 5 - Merger). However, there can be no assurances that management will continue to be successful in executing its plan to improve its operating results or that the Company can continue to raise additional capital should the need arise.

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

NOTE  1  -  BASIS  OF  PRESENTATION  AND DESCRIPTION OF THE BUSINESS (CONTINUED)

Summary  of  Significant  Accounting  Policies

USE  OF  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financials statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete and slow moving inventory, certain severance accruals and estimates regarding the recoverability of long lived assets. Actual results can differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original or remaining maturity of less than three months at the date of purchase to be cash equivalents.

INVENTORIES

Inventories consist of finished goods and are stated at the lower of cost or market. Costs are determined by the weighted average costing method. Inventories are presented net of valuation allowances of $2,055,200 and $2,583,200 at June 30, 2002 and December 31, 2001, respectively.


SIGNIFICANT CUSTOMERS AND CONCENTRATIONS

The Company relies on a limited number of hardware manufacturers. The inability of any supplier or manufacturer to fulfill supply requirements of the Company could materially impact future operating results.

As of June 30, 2002, two customers accounted for 52% and 45% of the accounts receivable balance and six month revenues, respectively. As of December 31, 2001, two customers accounted for 64% and 51% of the accounts receivable balance and annual revenues, respectively.

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE  1  -  BASIS  OF  PRESENTATION  AND DESCRIPTION OF THE BUSINESS (CONTINUED)

REVENUE RECOGNITION

The Company generally recognizes product revenue when persuasive evidence of an arrangement exists, delivery has occurred, fee is fixed or determinable, and collectibility is probable. The Company accrues for sales returns, rebate programs and warranty costs based on its experience.

The Company recognizes revenues on installation projects using the percentage of completion method, based primarily on revenue milestones compared with total estimated milestones. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenues recognized in excess of amounts billed are classified as current assets under "Costs and Estimated Earnings in Excess of Billings on Uncompleted Contracts." Amounts billed in excess of revenues recognized to date are classified as current liabilities under "Billings in Excess of Costs and Estimated Earnings on Uncompleted Contracts."


NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS

On January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." As such, all goodwill and indefinite-lived intangible assets are no longer amortized but reviewed at least annually for impairment. Other intangible assets continue to be amortized over their useful lives.

As of June 30, 2002, the Company had approximately $5,601,520 of goodwill. The Company has concluded its "Step I" testing as required by SFAS 142. The results of these tests did not indicate additional impairment of the Company's recorded goodwill. Through December 31, 2001, goodwill was amortized on a straight-line basis over periods from seven to 10 years. The following is a summary of reported net loss and net loss per share, as adjusted to exclude goodwill and indefinite lived intangible assets amortization expense:

                                                                              Six Months
                                                                                 Ended
                                                                             June 30, 2001
                                                                              (Unaudited)
                                                                            -------------
Net loss                                                                    $(10,926,599)
Add:  goodwill amortization                                                      827,420
Less:  income tax benefit                                                              -
                                                                            --------------
Adjusted net loss                                                           $(10,099,179)
                                                                            =============

Adjusted net loss per share:
     Basic and Diluted                                                      $     (10.45)
                                                                            =============
Shares used in computing adjusted net loss per share - Basic and Diluted         966,760
                                                                            =============


                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE 2 - RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Amortization expense associated with identifiable intangible assets was $318,517 and $309,008 for the six months ended June 30, 2002 and 2001, respectively.

Estimated amortization expense for existing identifiable intangible assets is approximately $461,800 and $43,596 per year for the years ending December 31, 2002 and 2003, respectively. Estimated amortization expense will be affected by various factors including future acquisitions.

In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which is effective for fiscal years beginning after December 15, 2002, with earlier application encouraged. This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of SFAS No. 146 are to be applied prospectively from the date of adoption. The Company has not yet assessed any potential impact the issuance of this standard may have on its financial position or future results of operations.


NOTE  3  -  INCOME  TAXES

At December 31, 2001, the Company had federal and state net operating loss carryforwards of approximately $37,400,000 and had recorded a valuation allowance of $21,263,535 to fully offset the net deferred tax asset position of the Company as of December 31, 2001, due to the uncertainty surrounding the realization of such assets. Accordingly, even though the Company had net income for the six months ended June 30, 2002, the Company has not recorded any income tax expense or benefit as a result of the available net operating loss carryforwards, which are fully reserved by a valuation allowance. The Tax Reform Act of 1986 contains provisions that limit the ability to utilize net operating loss carryforwards in the case of certain events, including significant changes in ownership interests.

NOTE  4  -  CAPITAL  STOCK

As of June 30, 2002, the Company has authorized 200,000,000, 35,000,000, 100,000,000 and 12,000,000 shares of common stock, Series A convertible preferred stock, Series B convertible preferred stock and Series C convertible preferred stock, respectively, each with a par value of $0.001. The Company also has authorized 3,000,000 shares of preferred stock, which are undesignated, with a par value of $0.001.

During the six months ended June 30, 2002, 273,006 options and 50,000 warrants were exercised for total proceeds of $33,436. During the six months ended June 30, 2002, the Company granted to employees 730,000 options to acquire company stock at an exercise price of $0.10 per share.

In connection with the issuance of the exchangeable and convertible notes (see note 9), the Company issued 1,007,143 warrants to purchase common stock at $0.70 per share and 200,000 warrants to purchase common stock at $0.10 per share. The Company also issued 13,043,366 warrants at $0.10 per share to an affiliate of a shareholder as placements fees related to the convertible notes (see note 5).

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

NOTE 4 - CAPITAL STOCK (CONTINUED)

Common Stock Reserved for Future Issuance

The Company reserved a total of 118,995,446 of its authorized 200,000,000 shares of common stock for future issuance as follows:


  For conversion of Series A Convertible Preferred Stock          3,333,333
  For conversion of Series B Convertible Preferred Stock         13,323,799
  For conversion of Series C Convertible Preferred Stock          2,963,528
  Outstanding preferred stock warrants                            3,257,466
  Outstanding common stock warrants                              17,007,167
  For conversion of convertible notes                            75,533,410
  Outstanding stock options                                       1,510,494
  Possible future issuance under stock option plans                 566,249
  For earn-out shares related to Digital Interiors acquisition    1,500,000
                                                                -----------
                                                                118,995,446
                                                                -----------
NOTE  5  -  RELATED  PARTY  TRANSACTIONS

Affiliate  advances  and  payables

Included in payables to affiliates and employees at December 31, 2001 is $1,430,192, which represents amounts owed to a certain shareholder for the net book value of certain inventory transferred to the Company in connection with the acquisition of a certain shareholder's Home Director business unit. In connection with the Company's liability restructuring (Note 7), the Company paid $615,142 to this affiliate during 2002 in satisfaction of this liability, with the difference of $815,050 recorded as an extraordinary gain.

Included in payables to affiliates and employees at December 31, 2001 is $150,000, which represents amounts owed to a certain employee for the acquisition of Los Gatos Home Theater. In May 2002, the Company paid $161,250, including accrued interest of $11,250, in satisfaction of the note.

Placement  and  other  fees

An affiliate of a holder of the Company's Series A convertible preferred stock served as a placement agent for the Company's sale of exchangeable notes and convertible notes. In exchange for these services, the affiliate of the shareholder received a total of 13,043,366 warrants to purchase the Company's common stock (see notes 4 and 9) and cash fees of $847,819.

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE 6 - NET LOSS PER SHARE

In accordance with Statement of Financial Accounting Standards No. 128 "Earnings Per Share", basic and diluted net loss per common share has been computed using the weighted-average number of shares of common stock outstanding during the period.

The potentially dilutive effect of the Company's common stock equivalents has not been included in the computation of diluted net loss per share because the effects would be antidilutive on net loss before extraordinary gain per share for all periods presented. Potentially dilutive securities outstanding convert to common share equivalents as follows:

                                     JUNE 30,
                             -----------------------

                                2002         2001
                             -----------  ----------
Options on common stock        1,510,494   1,126,611
Common stock warrants         16,199,721   1,093,056
Preferred stock warrants       1,099,185   1,099,185
Convertible preferred stock    8,829,258   8,829,258
Convertible notes             69,566,830           -
                             -----------------------
Total                         97,205,488  12,148,110
                             =======================


As indicated in Note 9, the Company issued $596,658 of principal amount of convertible notes after June 30, 2002. These notes are convertible into 5,966,580 shares of common stock.

NOTE  7  -  EXTRAORDINARY  GAIN  FROM  EXTINGUISHMENT  OF  CERTAIN  LIABILITIES

Throughout early 2002, the Company completed a restructuring of several liabilities through negotiations with vendors for settlement and/or abatement, which resulted in the satisfaction of approximately $7.0 million of debt, accounts payable and other liabilities for total payments of approximately $2.3 million. In connection with this restructuring of liabilities, the Company recorded a gain from extinguishment of certain liabilities of approximately $4.7 million.

NOTE  8  -  MERGER

As of April 9, 2002, Home Director, Inc. entered into an Agreement and Plan of Merger with Netword, Inc. ("Netword") and its newly formed, wholly-owned subsidiary, Webspeak Acquisition Corp. Under the terms of the merger agreement, Webspeak will merge into Home Director and Home Director will be the surviving corporation. In the merger, Home Director stockholders will receive shares of Netword common stock in accordance with the exchange ratio described in the merger agreement. Upon completion of the merger, the Home Director stockholders will own approximately 85% of the outstanding Netword common stock, subject to certain adjustments described in the Agreement and Plan of Merger.

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE  8  -  MERGER  (CONTINUED)

The Company anticipates that this transaction will be accounted for as a reverse merger, with the Company being the acquirer for accounting purposes. The pre-acquisition financial statements of the accounting acquirer (Home Director) will become the historical financial statements of the combined company. The transaction is expected to be accounted for as the issuance of common stock by the Company for the net monetary assets of Netword, accompanied by a recapitalization to reflect the legally issued and outstanding shares of the merged companies. Pre-acquisition stockholders' equity of the Company will be retroactively restated for the equivalent number of shares of Netword received by the Company in the merger, with differences between the par value of Netword's and the Company's stock recorded as paid-in capital. Any transaction costs related to the merger are anticipated to be charged directly to equity. The Company anticipates the transaction will not result in any additional goodwill or other intangible assets.

NOTE  9  -  DEBT  ISSUANCES

In February 2002, Donald B. Witmer, chairman of the Board of Directors and chief executive officer, Robert Wise, president, chief operating officer and a director of the Company, and Spencer Trask Venture Partners, LLC, an affiliate of the Company's financial adviser and one of its principal stockholders, purchased $110,000, $55,000 and $270,000 of exchangeable notes, which included 621,428 detachable warrants to purchase Home Director common stock at $0.70 per share. The exchangeable notes were exchangeable into convertible notes upon satisfying the minimum sale requirements of the private placement of convertible debt. These notes were exchanged for an equal principal amount of Home Director's convertible notes in May 2002. Of the $705,000 proceeds received by the Company, inclusive of $270,000 notes from Netword, $230,481 was assigned as the fair value of the detachable warrants. The exchangeable notes contained a beneficial conversion feature determined to be $230,481 at the date of issuance. This amount was recorded as an increase to interest expense during the quarter ended June 30, 2002 when the notes were exchanged into secured convertible notes. From May through July 2002, Home Director sold $7.1 million principal amount of its 8% secured convertible notes due in May 2003 at par ($6.5 million outstanding as of June 30, 2002). All of the convertible notes will automatically convert into Home Director common stock at a price of $0.10 per share (a total of 75,533,410 shares, which excludes 2,700,000 shares that will not be issued if owned by Netword) immediately prior to the contemplated merger with Netword.

NOTE  10  -  RESTRUCTURING  CHARGE

During 2001, the Company recognized a restructuring charge of $4,701,233 associated with its decision to reduce its headcount and reduce its overall facilities. The restructuring charge consisted of $3,887,900 related to severance payments for 164 employees and $813,333 of exit costs (future obligations on non-cancelable leases).

Activity during the first six months of 2002 was as follows for the 2001 restructuring plan:

                               Balance Accrued
                               At December 31, Settlement/    Balance At
                                    2001        Payments    June 30, 2002
                                 ----------    ----------   --------------
Severance and related costs (1)  $1,009,730    $1,009,730   $            -
Exit costs (1)                      813,333       813,333                -
                                 ----------    ----------   --------------
                                 $1,823,063    $1,823,063   $            -
                                 ==========    ==========   ==============

                               HOME DIRECTOR, INC.

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


NOTE  10  -  RESTRUCTURING  CHARGE  (CONTINUED)

The above provisions and related restructuring reserves are estimates based on the Company's judgment at June 30, 2002. Adjustments to the restructuring provisions may be necessary in the future based on further developments related to the Company's ongoing restructuring efforts.

(1) As part of the Company's efforts to restructure its liabilities, the Company reached settlements with certain of its lessors and former executives to reduce the Company's obligations to them. These settlements resulted in a reduction of the restructuring liability of approximately $0.7 million which has been reflected as a component of the extraordinary gain on extinguishment of liabilities.


NOTE  11  -  CONTINGENCIES

The Company is subject to various legal proceedings and claims, which have arisen in the ordinary course of its business and have not been fully adjudicated. It is impossible at this time for the Company to predict with any certainty the outcome of such litigation. However, management is of the opinion, based upon information presently available, that it is unlikely that any such liability, to the extent not provided for through insurance or otherwise, would be material in relation to the Company's consolidated financial position or results of operations.

On June 18, 2001, Point West Ventures, LP ("Point West") filed a complaint against the Company and Spencer Trask Ventures, Inc., the placement agent for the Company's Series B convertible preferred stock financing. Point West, one of the investors in that financing, has alleged misrepresentation in connection with that financing and is seeking rescission of its $500,000 investment. As of February 11, 2002, Point West is in receivership and, although the receiver may wish to pursue this action at a later date, the proceedings have been stayed.

                          INDEPENDENT AUDITOR'S REPORT


The  Board  of  Directors  and  Stockholders
Netword,  Inc.


     We have audited the accompanying consolidated balance sheet of Netword, Inc. and subsidiary as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Netword, Inc. and subsidiary as of December 31, 2001 and the results of their operations and their cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

                         /s/  Mahoney  Cohen  &  Company,  CPA,  P.C.


New  York,  New  York
January  23,  2002,  except
for  Footnote  12,  as  to  which
the  date  is  February  12,  2002

                          NETWORD, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2001


ASSETS

Current assets:
Cash                                                                  $ 1,407,151
Prepaid expense                                                             2,329
                                                                      ------------
Total current assets                                                    1,409,480

Property and equipment, net (Note 3)                                        6,069
Trademark, net                                                             27,883
                                                                      ------------
                                                                      $ 1,443,432
                                                                      ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term liability (Note 4)                       $     4,800
Convertible note payable (Note 5)                                          23,303
Loans payable (Note 6)                                                     33,027
Accounts payable                                                          120,521
Due to shareholders                                                        52,500
                                                                      ------------
Total current liabilities                                                 234,151
Long-term liability, net of current portion (Note 4)                       22,334
Note payable (Note 7)                                                      31,532

Commitments and contingencies (Note 11)

Stockholders' equity:
Common stock, $.01 par value: authorized - 40,000,000 shares, issued
 and outstanding - 19,348,083 shares                                      193,481
Additional paid-in capital                                             10,206,723
Accumulated deficit                                                    (9,244,789)
                                                                      ------------
Total stockholders' equity                                              1,155,415
                                                                      ------------
                                                                      $ 1,443,432
                                                                      ============

                            See accompanying notes.

                          NETWORD, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                               Year ended December 31,
                                                   2001          2000
                                               --------------------------
Sales                                          $     5,845   $    12,405
Selling, general and administrative expenses    (1,574,016)   (3,395,058)
                                               ------------  ------------
Operating loss                                  (1,568,171)   (3,382,653)
Interest and dividend income                        80,504       184,088
                                               ------------  ------------
Net loss                                       $(1,487,667)  $(3,198,565)
                                               ============  ============

Basic and diluted loss per common share        $      (.08)  $      (.17)
                                               ============  ============
Weighted average number of shares outstanding   19,348,083    18,812,993
                                               ============  ============



                             See accompanying notes

                          NETWORD, INC. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                        Additional                                    Total
                                                      Common Stock       Paid-In     Accumulated  Subscriptions   Stockholders'
                                                   Shares      Amount    Capital       Deficit      Receivable      Equity
                                                 -----------------------------------------------------------------------------
Balance at January 1, 2000                       16,923,924   $169,239   $ 7,017,668   $(4,558,557)  $   (11,299)  $ 2,617,051
Exercise of warrants                              1,642,159     16,422     2,036,277             -             -     2,052,699
Redemption of warrants                                    -          -       (10,000)            -             -       (10,000)
Issuance of stock options and warrants for
 consulting, legal and marketing services                 -          -       254,397             -             -       254,397
Reclassification of redeemable common stock and
 common stock warrants to stockholders' equity,
 net of offering costs                              782,000      7,820       919,680             -             -       927,500
Net loss                                                  -          -             -    (3,198,565)            -    (3,198,565)
                                                 -----------------------------------------------------------------------------
Balance at December 31, 2000                     19,348,083    193,481    10,218,022    (7,757,122)      (11,299)    2,643,082
                                                 ------------------------------------------------------------------------------
Write-off subscription receivable                         -          -       (11,299)            -        11,299             -
Net loss                                                  -          -             -    (1,487,667)            -    (1,487,667)
                                                 ------------------------------------------------------------------------------
Balance at December 31, 2001                     19,348,083   $193,481   $10,206,723   $(9,244,789)  $         -   $ 1,155,415
                                                 ==============================================================================




                             See accompanying notes.

                          NETWORD, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                       Year ended December 31,
                                                                          2001          2000
                                                                     --------------------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                              $(1,487,667)  $(3,198,565)
Adjustments to reconcile net loss to net cash used in operating activities
Issuance of stock options and warrants for consulting, legal and
 marketing services                                                             -       158,000
Depreciation and amortization                                              54,115        44,086
Amortization and prepaid expense                                                -     1,125,000
Interest on convertible note payable                                        1,200         1,200
Interest on note payable for legal services                                 1,532             -
Change in assets and liabilities:
Prepaid expenses                                                          254,495      (160,427)
Accounts payable                                                         (201,328)       (6,553)
Due to shareholders                                                        52,500             -
                                                                      ------------  ------------
Net cash used in operating activities                                  (1,325,153)   (2,037,259)

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisition of property and equipment                                           -        (5,577)

CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of warrants                                                          -       (10,000)
Exercise of warrants                                                            -     2,052,699
Principal payments on long-term liability                                  (4,800)       (4,800)
                                                                      ------------  ------------
Net cash provided by (used in) financing activities                        (4,800)    2,037,899
                                                                      ------------  ------------
Net decrease in cash                                                   (1,329,953)       (4,937)
Cash at beginning of year                                               2,737,104     2,742,041
                                                                      ------------  ------------
Cash at end of year                                                   $ 1,407,151   $ 2,737,104
                                                                      ============  ============

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Exchange of note payable for accounts payable                         $    30,000   $         -
                                                                      ============  ============
Reclassification of redeemable common stock and common stock
warrants, net of offering cost                                        $         -   $   927,500
                                                                      ============  ============
Write-off subscription receivable against
Additional paid-in capital                                            $    11,299   $         -
                                                                      ============  ============

Increase in trademark for long-term liability                         $    17,534   $         -
                                                                      ============  ============

                             See accompanying notes.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  -  BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles  of  Consolidation

The accompanying consolidated financial statements include the accounts of Netword, Inc. ("Netword") and its wholly-owned subsidiary, Rabbit Media, Inc. ("Rabbit"), incorporated on August 21, 2001 (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

Nature  of  Business

The Company owns and operates an Internet utility known as the Netword System, which it believes offers a comprehensive solution to problems created by a lack of consumer-friendly addresses, or URL's, for Internet resources (see
Note 12).

In February 2001, the Company commenced development of a custom online digital media player directed at the entertainment and media industries. Online digital media players may be downloaded from the Internet to personal computers to play video and/or audio files from those computers. The Company commenced marketing its media player in the fourth quarter of 2001; however, to date, no revenues have been generated from it (see Note 12).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Property  and  Equipment

Property and equipment is recorded at cost. Furniture and fixtures and computer equipment are depreciated using an accelerated method over the estimated useful lives of the related assets, ranging from three to five years. Major additions and betterments are capitalized and repairs and maintenance are charged to operations in the period incurred.

Trademark

The trademark is stated at cost and is amortized using the straight-line method over ten years. The trademark is reported net of accumulated amortization of $27,883 at December 31, 2001.

Income Taxes

The Company accounts for deferred income taxes using the liability method. Deferred income taxes are measured by applying enacted statutory rates to net operating loss carryforwards. Deferred tax assets are reduced, if necessary, by a valuation allowance for any tax benefits which are not expected to be realized.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic and Diluted Loss Per Share

The Company calculates net income (loss) per share, as required by Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128"). SFAS 128 replaced the calculation of primary and fully diluted EPS with a presentation of basic EPS and, if applicable, diluted EPS. Basic EPS excludes dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted and the resulting additional shares are dilutive because their inclusion decreases the amount of EPS. The effects on loss per share of the Company's outstanding options are antidilutive and therefore not included in the calculation of the weighted average number of common shares outstanding.

Fair  Value  of  Financial  Instruments

The Company applies the provisions of Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" ("SFAS 107"). SFAS 107 requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. SFAS 107 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At December 31, 2001, management believes the fair value of all financial instruments approximated carrying value.

Stock-Based Compensation

The Company applies the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), which requires entities to recognize as expense over the vesting period the fair value as of the date of grant of all stock awards. Alternatively, SFAS No. 123 allows entities to apply the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, and to provide pro forma net income and pro forma net income per share disclosures for employee stock option grants as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25, under which compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price, and provide the pro forma disclosure provisions of SFAS No. 123 in its financial statements (see Note 8).

Impairment of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS No. 121"), long-lived assets are evaluated for possible impairment through a review of undiscounted expected future cash flows. The carrying value of a long-lived asset is considered impaired if the sum of the undiscounted expected future cash flows is less than the carrying amount of that asset. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets.

New  Accounting  Pronouncement

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Impairment or Disposal of Long-Lived Assets" which is effective for fiscal years beginning after December 31, 2001. The provisions of this statement provide a single accounting model for impairment of long-lived assets. The Company is currently assessing the impact of this new standard.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Advertising and Marketing Expenses

Advertising and marketing expenses are charged to operations in the period in which the advertising first takes place. Advertising expenses amounted to approximately $323,800 and $401,000 for the years ended December 31, 2001 and 2000, respectively.

Research  and  Development

Research and development costs amounted to approximately $283,000 and $273,000 for the years ended December 31, 2001 and 2000, respectively.

Reclassification

Certain amounts reported in the 2000 financial statements have been reclassified to conform with the 2001 presentation.

NOTE  2  -  CONCENTRATION  OF  CREDIT  RISK

The Company maintains cash balances at several banks and one stock brokerage firm. Accounts at each bank are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances at the stock brokerage firm are insured up to $500,000 (with a limit of $100,000 for cash) by the Securities Investor Protection Corporation.

NOTE 3 - PROPERTY AND EQUIPMENT

At December 31, 2001, property and equipment consists of:

  Furniture and fixtures           $  29,725
  Computer equipment                 137,229
                                   -----------
                                     166,954

  Less:  Accumulated depreciation    160,885
                                   -----------
                                    $  6,069
                                   ===========

NOTE 4 - LONG-TERM LIABILITY

The Company assumed a long-term liability related to the purchase of the Netword trademark that is payable in annual installments of $4,800 until April 30, 2003. Thereafter, the Company is obligated to pay the seller annual installments of $3,000 during her lifetime and has recorded that obligation based upon actuarial table assumptions of seller's life expectancy discounted to present value at the time the trademark was purchased.

NOTE  5  -  CONVERTIBLE  NOTE  PAYABLE

In April 1999, the Company issued a $20,000 6% Convertible Note due March 31, 2002 in exchange for legal services. Such note is convertible into common stock at $1 per share at the option of the holder of the note at any time. At December 31, 2001, the note included $3,303 in accrued interest.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  6  -  LOANS  PAYABLE

At December 31, 2001, the Company had $33,027 of loans payable to individuals who did not fully fund their subscriptions to a 1997 commitment.

NOTE 7 - NOTE PAYABLE

On March 1, 2001, Netword issued a $30,000 6% Promissory Note due March 31, 2003 in exchange for a trade account payable. At December 31, 2001, the note included $1,532 in accrued interest.

NOTE  8  -  OPTIONS

The weighted average Black-Scholes value of options granted under the stock option plans during 2000 was $.80. Value was estimated using a weighted average expected life of five years, volatility of .84, expected dividend 0 and risk-free interest rate of 5%. No options were granted during 2001.

The Black-Scholes model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its managers and key employee options.

The Company follows Accounting Principles Board Opinion 25, Accounting for Stock Issued to Employees, to account for stock option and employee stock purchase plans. An alternative method of accounting for stock options is SFAS 123, Accounting for Stock-Based Compensation. Under SFAS 123, employee stock options are valued at grant date using the Black-Scholes valuation model, and this compensation cost is recognized ratably over the vesting period. Had compensation cost for the Company's stock option and employee stock purchase plans been determined as prescribed by SFAS 123, pro forma income statements for 2001 and 2000 would have been as follows:

                                         2001             2000
                                 ---------------------------------

Pro forma net loss               $  (1,589,510)      $  (3,299,312)
Pro forma net loss per share     $        (.08)      $        (.18)

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE  8  -  OPTIONS  (CONTINUED)

A summary of applicable option activity and related information for the years ended December 31, 2001 and 2000 is as follows:

                                            2001                        2000
                                 --------------------------------------------------------
                                                Weighted                      Weighted
                                                 Average                       Average
                                   Options    Exercise Price    Options    Exercise Price
                                 --------------------------------------------------------

Outstanding, beginning of year  5,121,222   $           .91  4,898,765   $           .76
Granted                                 -                 -    438,000              2.42
Exercised                               -                 -          -                 -
Forfeited                         (75,000)             3.33   (215,543)              .69
                                ---------------------------------------------------------
Outstanding at end of year      5,046,222   $           .87  5,121,222   $           .91
                                =========================================================

Exercisable at end of year      5,046,222   $           .87  5,121,222   $           .91
                                =========================================================

The weighted-average fair value of options granted during 2000 was $2.42. Exercise prices for options outstanding as of December 31, 2001 ranged from $.17 to $5.00. These options expire at various times through August 2005.

NOTE 9 - INCOME TAXES


At December 31, 2001, the Company has a federal net operating loss carryforward to reduce future taxable income of approximately $4,655,000. The net operating loss carryforward expires through 2021.

At December 31, 2001, the Company has a deferred tax asset of approximately $1,908,550 representing the benefits of its net operating loss carryforward. The Company has not recorded a benefit from its net operating loss carryforward because realization of the benefit is uncertain and therefore a valuation allowance has been fully provided against the deferred tax asset.

NOTE  10  -  EQUITY  TRANSACTIONS

In March 2000, the Company issued warrants and options to an individual to purchase 300,000 shares of the Company's common stock at a price of $2.00 per option and $.79 per warrant. At the date of the agreement, using the Black-Scholes option pricing method, such warrants and options were valued at $236,000. In addition, the Company paid $250,000 to this individual for services rendered which has been amortized over the term of the contract.

In 2000, the Company issued warrants to purchase 18,590 shares of the Company's common stock at prices ranging from $.57 to $1.25 per share. Using the Black-Scholes option pricing method, such warrants were valued at $18,397.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE  11  -  COMMITMENTS  AND  CONTINGENCIES

Operating  Lease

The Company leases an office under a non-cancelable operating lease expiring in 2003. Future minimum lease payments are as follows:

     Year ending December 31,
     2002                             $  43,000
    2003                                 33,000
                                      ----------
                                      $  76,000
                                      ==========

Rent charged to operations for the years ended December 31, 2001 and 2000 was approximately $43,000 and $40,000, respectively.

Litigation

In June 1998, a former employee brought an action against the Company in the Circuit Court of Arlington, Virginia, seeking approximately $70,000 for issues related to his resignation from the Company. That action is currently inactive and the Company assumes that it has been abandoned. The Company does not believe that its financial exposure with respect to said action, or unsettled claims of three other former employees, is material.

NOTE 12 - SUBSEQUENT EVENTS

Option Repricing

On January 2, 2002, the Company's Board of Directors reduced the exercise price of options to purchase 2,173,537 shares of common stock from $0.1666 per share to $0.125 per share, the fair market value of those shares on that date, as represented by their closing price. Thereafter, options to purchase 1,662,206 shares of Netword common stock subject to the repriced options were exercised, including options to purchase 1,526,072 shares exercised by officers and directors of the Company. On February 17, 2002, the remaining repriced options expired unexercised.

Restructuring  of  Operations

On January 31, 2002, the Company terminated all of its employees, relocated its Internet server equipment to its Gaithersburg, Maryland facility and retained consultants to maintain the Netword System. These actions resulted in a significant reduction of overhead and effectively terminated marketing and sales efforts for the Netword System and the Rabbit Media Player.

On February 12, 2002, the Company announced that is had decided to offer its Netword System for sale because of its inability to successfully market that system and the lack of sufficient resources to defend its patented intellectual property. The Company subsequently decided to offer its Rabbit Media Player technology and related intellectual property for sale as well. To date there are no immediate prospects of a sale of either system.

                          NETWORD, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - SUBSEQUENT EVENTS

Investment  in  Home  Director

On February 12, 2002, the Company announced that it had made a $270,000 investment in Home Director, Inc. ("Home Director") with a view to a possible merger of the two companies. The Company received a $270,000 one-year secured promissory note and warrants to purchase Home Director common stock. The promissory note and warrants would be cancelled if a merger were completed. Home Director is a private company that develops, markets, installs and services systems that control delivery and distribution of electronic content in private homes.

Since the announcement, the parties have actively negotiated the terms of a proposed merger agreement which contemplates that Home Director would be merged with a proposed newlyformed subsidiary of the Company and the stockholders of Home Director would receive shares of the Company's common stock in exchange for their shares of Home Director stock. Certain material terms of the proposed merger agreement remained under discussion.

If and when the parties agree on the remaining terms, a definitive merger agreement is expected to include a number of material conditions, including SEC registration, stockholder approvals, restructuring of certain of Home Director's liabilities and the obtaining of additional financing by Home Director. If a merger is completed, the shares owned by Netword's current stockholders would represent a minority, and probably less than 15%, of Netword's outstanding stock after the merger, persons designated by Home Director would represent a majority of Netword's board of directors and Netword would continue Home Director's current business as its primary business activity.

                         NETWORD, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                            June 30,     December 31,
                                                                              2002          2001
                                                                          ------------  -------------
                                                                            (Unaudited)      (Note)
ASSETS
Current assets:
 Cash                                                                      $ 1,024,763   $ 1,407,151
 Note receivable (Note 2)                                                      270,000             -
 Prepaid expenses                                                                3,847         2,329
                                                                           ------------  -------------
Total current assets                                                         1,298,610     1,409,480

Property and equipment, net                                                          -         6,069
Intangible asset - trademark, net                                               25,095        27,883
                                                                           ------------  -------------
Total assets                                                               $ 1,323,705   $ 1,443,432
                                                                           ============  =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term liability                                    $     4,800   $     4,800
 Convertible note payable                                                            -        23,303
 Loans payable                                                                  33,027        33,027
 Note payable                                                                   32,483             -
 Accounts payable                                                              179,815       120,521
 Due to shareholders                                                                 -        52,500
                                                                          ------------  -------------
Total current liabilities                                                      250,125       234,151

Long-term liability, net of current portion                                     22,334        22,334

Note payable                                                                        -         31,532

Stockholders' equity:
 Common stock, $.01 par value; authorized - 40,000,000 shares, issued and outstanding - 21,010,289 shares at June 30, 2002 and 19,348,083 shares
  at December 31, 2001                                                        210,103        193,481
 Additional paid-in capital                                                10,397,877     10,206,723
 Accumulated deficit                                                       (9,556,734)    (9,244,789)
                                                                          ------------  -------------
Total stockholders' equity                                                  1,051,246      1,155,415
                                                                          ------------  -------------
Total                                                                     $ 1,323,705   $  1,443,432
                                                                          ============  =============

Note:  The  balance sheet at December 31, 2001 has been derived from the audited financial  statements  at  that  date  but  does  not  include  all  of the information  and  footnotes  required  by  generally  accepted  accounting principles  for  complete  financial  statements.

                         NETWORD, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                Six months ended June 30,
                                                    2002          2001
                                                --------------------------
                                                      (Unaudited)
Sales                                           $       210   $     3,282
Selling, general and administrative expenses       (320,007)     (995,143)
                                                ------------  ------------

Operating loss                                     (319,797)     (991,861)

Interest income                                       7,852        55,007
                                                ------------  ------------

Net loss                                        $  (311,945)  $  (936,854)
                                                ============  ============
BASIS AND DILUTED LOSS PER COMMON SHARE         $      (.02)  $      (.05)
                                                ============  ============

Weighted average number of shares outstanding    20,734,785    19,348,083
                                                ============  ============


See accompanying notes.

                         NETWORD, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                        SIX MONTHS ENDED JUNE 30,
                                                                             2002         2001
                                                                          -----------  -----------
                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                  $ (311,945)  $ (936,854)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization                                                  5,956       23,167
Loss on abandonment of property and equipment                                  2,901            -
Interest on notes payable                                                        949        1,202
Loan to employee for moving expenses                                               -       (8,000)
Change in assets and liabilities:
Prepaid expenses                                                              (1,518)     256,527
Accounts payable                                                              59,296     (102,313)
Due to shareholders                                                          (52,500)           -
                                                                          -----------  -----------
Net cash used in operating activities                                       (296,861)    (766,271)

CASH FLOWS USED IN INVESTING ACTIVITIES
Purchase note receivable - Home Director                                    (270,000)           -
                                                                          -----------  -----------
Net cash used in investing activities                                       (270,000)           -

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of note payable                                                    (23,303)           -
Exercise of stock options                                                    207,776            -
                                                                          -----------  -----------
Net cash provided by financing activities                                    184,473            -
                                                                          -----------  -----------

Net decrease in cash                                                        (382,388)    (766,271)
Cash at beginning of period                                                1,407,151    2,737,104
                                                                          -----------  -----------
Cash at end of period                                                     $1,024,763   $1,970,833
                                                                          ===========  ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Exchange of note payable for accounts payable                             $        -   $   30,000
                                                                          ===========  ===========


See  accompanying  notes.

                         NETWORD, INC. AND SUBSIDIARIES

              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2002
                                   (Unaudited)


NOTE  1  -  BASIS  OF  PRESENTATION

The accompanying consolidated financial statements include the accounts of Netword, Inc. ("Netword") and its wholly-owned subsidiaries, Rabbit Media, Inc. ("Rabbit") and Webspeak Acquisition Corp. ("Webspeak") (collectively, the "Company," "us," "we" or "our"). All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of our management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Consolidated operating results for the six month period ended June 30, 2002 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2002, These unaudited consolidated financial statements should be read in conjunction with the consolidated financial statements and footnotes thereto included in our Annual Report on Form 10-KSB for the year ended December 31, 2001.

NOTE  2  -  INVESTMENT  IN  HOME  DIRECTOR,  INC.

In February 2002, the Company invested $270,000 in Home Director, Inc. ("HDI"), with a view to a possible merger of the two companies. For its investment, the Company received a $270,000 Senior Exchangeable Note ("Note") and warrants ("Warrants") to purchase up to 385,714 shares of HDI's common stock. The Note which bears interest at 8% per annum was exchanged in May 2002 for HDI's convertible note due May 8, 2003. The Warrants are exerciseable at a price of $0.70 per share, commencing August 6, 2002, and expire on February 5, 2005. The number of shares subject to the Warrants and the exercise price for such shares were adjusted after giving effect to a one-for-10 reverse split of Home Director's common stock on May 3, 2002.

Subsequent to the investment in HDI, the Company, HDI and Webspeak entered into an Agreement and Plan of Merger dated as of April 9, 2002 (the "Merger Agreement") providing for the Merger of Webspeak with and into HDI (the "Merger"). Pursuant to the terms of the Merger Agreement, the stockholders of HDI will receive shares of Netword common stock in exchange for their shares of HDI stock and HDI will become a wholly-owned subsidiary of Netword. Based upon the formula contained in the Merger Agreement, we estimate that our stockholders immediately prior to the merger will hold between 13% and 20% of our common stock outstanding immediately after the merger. The Merger is subject to various conditions set forth in the Merger Agreement. If the Merger is completed, the Note and the Warrants held by the Company at that time will be cancelled.

                         NETWORD, INC. AND SUBSIDIARIES

                                  JUNE 30, 2002
                                   (Unaudited)


NOTE  3  -  RESTRUCTURING  OF  OPERATIONS

During the quarter ended March 31, 2002, the Company terminated all of its employees and retained consultants to maintain the Netword System. These actions resulted in a significant reduction of overhead and effectively terminated the Company's marketing and sales efforts. The Company has offered the Netword System, the Rabbit Media Player and their technologies and related intellectual property for sale. As of July 15, 2002, there were no immediate prospects of a sale of any of these assets and the Netword System was being maintained at a remote site by consultants.

To further reduce overhead, the Company negotiated the termination of its lease of the Gaithersburg, Maryland facility on May 31, 2002 and vacated that facility on that date. At March 31, 2002 the Company had established a $15,000 reserve for expenses related to its restructuring, including the termination of its Gaithersburg, Maryland lease. At June 30, 2002, approximately $3,000, representing the write off of the net book value of furniture and fixtures and approximately $5,200 representing the lease termination fee, had been charged to the reserve.

NOTE  4  -  OPTION  REPRICING  AND  EXERCISE  OF  OPTIONS

On January 2, 2002, the Company's Board of Directors reduced the exercise price of options to purchase 2,173,537 shares of common stock from $0.1666 per share to $0.125 per share, the fair market value of those shares on that date, as represented by their closing price. Thereafter, options to purchase 1,662,206 shares of Netword common stock subject to the repriced options were exercised, including options to purchase 1,526,072 shares exercised by Company's officers and directors. In connection with the exercise of the options, the Company received $207,776. The price paid for the shares of the Company's common stock upon exercise of the options approximated the market price of the Company's common stock at that time; accordingly, no compensation cost was recorded. On February 17, 2002, the remaining repriced options expired unexercised.

                                     ANNEX A


                         AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                                 NETWORD, INC.,
                           WEBSPEAK ACQUISITION CORP.,
                                       AND
                              HOME DIRECTOR, INC.,



                            Dated as of April 9, 2002

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----
ARTICLE  I     THE  MERGER  . . . . . . . . . . . . . . . . . . . . . . .     3

1.1     The  Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
1.2     Closing  and  Closing  Date  . . . . . . . . . . . . . . . . . . .    3
1.3     Effective  Time  of  the  Merger;  Parent  Amendment . . . . . . .    3
1.4     Effect of  the  Merger   . . . . . . . . . . . . . . . . . . . . .    3

ARTICLE  II     THE SURVIVING  CORPORATION   . . . . . . . . . . . . . . .    4

2.1     Certificate  of  Incorporation . . . . . . . . . . . . . . . . . .    4
2.2     Bylaws  . . . .  . . . . . . . . . . . . . . . . . . . . . . . . .    4
2.3     Board  of  Directors;  Officers  . . . . . . . . . . . . . . . . .    4

ARTICLE  III     CONVERSION  OF  HD  SHARES  . . . . . . . . . . . . . . .    4

3.1     Merger Consideration   . . . . . . . . . . . . . . . . . . . . . .    4
3.2     Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . .    6
3.3     Exchange  of  Certificates.  . . . . . . . . . . . . . . . . . . .    7
3.4     No Further  Rights   . . . . . . . . . . . . . . . . . . . . . . .    8
3.5     Closing of  HD's  Transfer  Books  . . . . . . . . . . . . . . . .    8

ARTICLE  IV     REPRESENTATIONS  AND  WARRANTIES  OF  HD . . . . . . . . .    8
4.1     Organization  and  Qualification   . . . . . . . . . . . . . . . .    8
4.2     Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
4.3     Capitalization   . . . . . . . . . . . . . . . . . . . . . . . . .    9
4.4     Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . .   10
4.5     No  Conflicts,  Required  Filings  and  Consents   . . . . . . . .   10
4.6     Financial Statements;  Books  and  Records . . . . . . . . . . . .   11
4.7     Absence of  Changes  . . . . . . . . . . . . . . . . . . . . . . .   11
4.8     Undisclosed  Liabilities;  Debt  Restructuring   . . . . . . . . .   12
4.9     Title to  Properties   . . . . . . . . . . . . . . . . . . . . . .   13
4.10    Equipment . . . . . . . . . . . . . . . . . . . . . . . . .  . . .   13
4.11    Intellectual  Property . . . . . . . . . . . . . . . . . . . . . .   13
4.12    Real  Property . . . . . . . . . . . . . . . . . . . . . . . . . .   15
4.13    Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
4.14    Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
4.15    Directors  and  Officers . . . . . . . . . . . . . . . . . . . . .   17
4.16    Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
4.17    Employee  Benefit  Plans/Labor  Relations. . . . . . . . . . . . .   17
4.18    ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
4.19    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
4.20    Compliance with  Applicable  Laws  . . . . . . . . . . . . . . . .   20
4.21    Stockholder  Approval. . . . . . . . . . . . . . . . . . . . . . .   20
4.2     Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
4.23    Environmental  Matters   . . . . . . . . . . . . . . . . . . . . .   20
4.24    Interest  in  Customers,  Suppliers  and  Competitors  . . . . . .   21
4.25    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
4.26    Product  and  Service  Warranties  . . . . . . . . . . . . . . . .   21
4.27    Territorial  Restrictions    . . . . . . . . . . . . . . . . . . .   21
4.28    Inventories    . . . . . . . . . . . . . . . . . . . . . . . . . .   21
4.29    Suppliers  and  Customers  . . . . . . . . . . . . . . . . . . . .   21

4.30    Disclosure   . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
4.31    Information  Supplied  . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE  V     REPRESENTATIONS  AND  WARRANTIES  OF  PARENT  AND  SUB. . .   22

5.1     Organization  and  Qualification . . . . . . . . . . . . . . . . .   22
5.2     Authority   . .  . . . . . . . . . . . . . . . . . . . . . . . . .   23
5.3     No  Conflicts,  Required  Filings  and  Consents . . . . . . . . .   24
5.4     Brokers    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.5     Capitalization.  . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.6     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
5.7     Intellectual  Property . . . . . . . . . . . . . . . . . . . . . .   24
5.8     Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.9     Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.10    Title  to  Properties  . . . . . . . . . . . . . . . . . . . . . .   27
5.11    Taxes    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
5.12    Employee  Benefit  Plans;  Labor  Relations. . . . . . . . . . . .   28
5.13    Undisclosed  Liabilities . . . . . . . . . . . . . . . . . . . . .   29
5.14    SEC  Filings;  Parent  Financial  Statements . . . . . . . . . . .   29
5.15    Compliance  with  Applicable  Laws . . . . . . . . . . . . . . . .   30
5.16    Absence  of  Material  Adverse  Effect . . . . . . . . . . . . . .   30
5.17    Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
5.18    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
5.19    Information Supplied . . . . . . . . . . . . . . . . . . . . . . .   31

ARTICLE  VI     ADDITIONAL  AGREEMENTS   . . . . . . . . . . . . . . . . .   31

6.1     Conduct  of  the  Business  by  HD and Parent Pending the Merger .   31
6.2     Access  to  Information  . . . . . . . . . . . . . . . . . . . . .   32
6.3     Filings;  Tax  Elections   . . . . . . . . . . . . . . . . . . . .   33
6.4     Public  Announcements   . . . . . . . . . . . . . .  . . . . . . .   33
6.5     Transfer  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .   33
6.6     Options  and  Warrants   . . . . . . . . . . . . . . . . . . . . .   33
6.7     Employment.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
6.8     Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
6.9     Preparation  of  Proxy  Statement;  Registration Statement
          on Form S-4. . . . . . . . . . . . . . . . . . . . . . . . . . .   36
6.10    Appointment  of  New  Directors  . . . . . . . . . . . . . . . . .   37
6.11    Rights  Offering   . . . . . . . . . . . . . . . . . . . . . . . .   37
6.12    Listing  of  Parent  Shares    . . . . . . . . . . . . . . . . . .   37
6.13    Further  Assurances    . . . . . . . . . . . . . . . . . . . . . .   37
6.14    Indemnification  of  Parent  Officers,  Directors and Employees. .   37
6.15    Parent  Guaranty   . . . . . . . . . . . . . . . . . . . . . . . .   38
6.16    Voting  Agreement  . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE  VII     CONDITIONS  PRECEDENT  . . . . . . . . . .  . . . . . . .   38

7.1     Conditions  to  Obligations  of  HD  to  Effect  the  Merger . . .   38
7.2     Conditions to Obligations of Parent and Sub to Effect the Merger .   39
7.3     Mutual  Covenants  and  Obligations  . . . . . . . . . . . . . . .   41

ARTICLE  VIII     TERMINATION,  AMENDMENT  AND  WAIVER . . . . . . . . . .   41

8.1     Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

8.2     Fees  and  Expenses;  Termination  Fee   . . .. . . . . . . . . . .  42
8.3     Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
8.4     Waiver   . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .  42

ARTICLE  IX     [INTENTIONALLY  OMITTED]  . . . . . . . . . . . . . . . . .  43

9.1     Intentionally Omitted . . . . . . . . . . . . . . . . . . . . . . .  43

ARTICLE  X     GENERAL  PROVISIONS  . . . . . . . . . . . . . . . . . . . .  43

10.1     Survival;  Recourse  . . . . . . . . . . . . . . . . . . . . . . .  43
10.2     Notices    . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
10.3     Entire  Agreement;  Enforcement    . . . . . . . . . . . . . . . .  44
10.4     Assignments;  Parties  in  Interest   . . . .  . . . . . . . . . .  44
10.5     Governing  Law;  Consent  to  Jurisdiction.  . . . . . . . . . . .  45
10.6     Headings;  Interpretation    . . . . . . . . . . . . . . . . . . .  45
10.7     Counterparts;  Facsimile   . . . . . . . . . . . . . . . . . . . .  45
10.8     Severability   . . . . . . . . . . . . . . . . . . . . . . . . . .  45
10.9     Currency    . . . . . . . . . .  . . . . . . . . . . . . . . . . .  46
10.10    Certain  Definitions   . . . . . . . . . . . . . . . . . . . . . .  46

Annex  A       Terms  of  the  Rights  Offering

                                    EXHIBITS


Exhibit  A     Form  of  Lock-Up  Escrow  Agreement
Exhibit  B     Form  of  Parent  Amendment
Exhibit  C     Form  of  Voting  Agreement
Exhibit  D     Form  of  Stockholders  Agreement
Exhibit  E     Form  of  HD  Rule  145  Agreement
Exhibit  F     Form  of  opinion  of  Parent's  legal  counsel.
Exhibit  G     Form  of  opinion  of  HD's  legal  counsel

                                    SCHEDULES

HD  Disclosure  Schedule
Parent  Disclosure  Schedule

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------
     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 9th day of April, 2002, by and among Netword, Inc. a Delaware corporation ("Parent"), Webspeak Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Home Director, Inc., a Delaware corporation ("HD").
                                R E C I T A L S:
                                - - - - - - - -


                                R E C I T A L S:
     A. HD and Digital Interiors, Inc., a California corporation and a wholly-owned subsidiary of HD ("DI"), are engaged in the business of providing home networking infrastructure, technology and services (the "Business").

     B. HD and Parent desire to merge their respective companies and business operations through the statutory merger of Sub with and into HD, with HD as the surviving corporation, all on the terms and subject to the conditions set forth herein (the "Merger").

     C. The authorized capital stock of HD consists of (i) 35,000,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share ("HD Series A Preferred"), (ii) 100,000,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share ("HD Series B Preferred"), (iii) 12,000,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share ("HD Series C Preferred"), (iv) 150,000,000 shares of Common Stock, par value $0.001 per share ("HD Common", and together with the HD Series A Preferred, the HD Series B Preferred, and the HD Series C Preferred, the "HD Shares"), and (iv) options, warrants and other rights to acquire HD Shares, including the Interim Notes, the Interim Warrants, the Bridge Notes and the Agency Warrants (as such terms are defined below).

     D. In contemplation of the Merger, certain investors (including Parent) have invested a total of $705,000 in HD (the "Interim Financing") by purchasing
(i) 8% convertible notes issued by HD (each, an "Interim Note"), and (ii) warrants to purchase in the aggregate 10,071,429 shares of HD Common at an initial exercise price of $0.07 per share ("Interim Warrants").

     E.     In contemplation of the Merger, Spencer Trask Ventures, Inc.
("ST"), has agreed to act as placement agent to assist HD in conducting an offering (the "Rights Offering") of HD securities to holders of HD Series A Preferred, HD Series B Preferred and HD Series C Preferred (collectively, "HD Preferred") and others promptly after the date hereof on the material terms set forth in Annex A hereto, pursuant to which (a) such holders and others will be offered units ("Units") of $100,000, each comprising an 8% convertible note of HD automatically convertible immediately prior to the Effective Time (as defined in Section 1.3) into shares of HD Common (a "Bridge Note"), and (b) ST will receive warrants ("Agency Warrants") to purchase shares of HD Common, or, if exercised after the Effective Time, Parent Shares, pursuant to the terms of a Placement Agency Agreement between HD, ST and certain HD stockholders.

     F. Prior to commencing the Rights Offering, HD will have entered into commitments or other arrangements with its existing creditors for the restructuring of certain of its trade debt and other debt (the "Debt Restructuring"), as specifically described in Section 4.8(b) of the HD Disclosure Schedule (as defined in Article IV).

     G. Upon the closing of the Rights Offering, the Interim Notes will automatically convert into Bridge Notes.

     H. Pursuant to the Merger, among other things, (i) all of the issued and outstanding HD Shares are to be converted into the right to receive shares of common stock of Parent, par value $0.01 per share ("Parent Shares"), on the terms set forth herein, and (ii) all issued and outstanding options to purchase HD Shares ("HD Options") and warrants to purchase HD Shares, including the

Interim Warrants, the Agency Warrants and any other warrants held by ST ("HD Warrants"), are to be assumed by Parent and exchanged for options or warrants to purchase Parent Shares, pursuant to the exchange procedures set forth herein.

     I. 50% of the Parent Shares issuable by Parent in connection with the Merger are to be placed in escrow with the Lock-Up Escrow Agent (as defined herein), to be released pursuant to and in accordance with the lock-up restrictions set forth in a Lock-Up Escrow Agreement, substantially in the form attached hereto as Exhibit A (the "Lock-Up Escrow Agreement").

     J. The respective Boards of Directors of Parent, Sub and HD have approved the Merger, upon the terms and subject to the conditions set forth herein. The Board of Directors of Parent has determined to recommend that the stockholders of Parent consent to, adopt and approve certain amendments to the Parent's Certificate of Incorporation in contemplation of the Merger, including
(i) the Parent Split (as defined below), and (ii) a change of the name of Parent to "Home Director, Inc." (the "Parent Stockholder Consent"). A form of the Parent's Certificate of Amendment, to be filed with the office of the Secretary of State of Delaware prior to the Effective Time, is attached hereto as Exhibit B (the "Parent Amendment"). The Board of Directors of HD has determined to recommend that the stockholders of HD adopt and approve this Agreement and approve the Merger.

     K. HD has agreed to cause stockholders owning approximately 52% of the HD Shares entitled to vote on the Merger to enter into a voting agreement with Parent on or before April 30, 2002, substantially in the form attached hereto as Exhibit C (the "Voting Agreement"), whereby such stockholders will agree to vote all HD Shares beneficially owned by them in favor of approval and adoption of this Agreement and approval of the Merger.

     L. It is contemplated that at or prior to the Effective Time, Parent will effect a 1 for 40 reverse split of the Parent Shares (the "Parent Split"), and prior to consummation of the Rights Offering, HD will effect a 1 for 10 reverse split of the HD Common (the "HD Split").

     M. The parties intend that the Merger will qualify, for federal income tax purposes, as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the covenants, representations and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                    ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time, (a) Sub shall be merged with and into HD, (b) the separate existence of Sub shall cease, and (c) HD shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name "Home Director Technologies, Inc." (or another name as Parent and HD may mutually agree) in a transaction intended to qualify as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. For purposes of this Agreement, HD shall be referred to, for the period commencing as of the Effective Time, as the "Surviving Corporation."

     1.2 Closing and Closing Date. Unless this Agreement shall have been terminated pursuant to Section 8.1 and the transactions herein contemplated shall have been abandoned, the closing of the Merger (the "Closing") will take place as soon as practicable, but in no event later than 5:00 p.m. New York time on the third business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time as Parent and HD may mutually agree (the "Closing Date"). The Closing shall take place at the offices of Kronish

Leib Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, unless another place is mutually agreed by Parent and HD.

     1.3  Effective  Time  of  the  Merger;  Parent  Amendment.

          (a) At the Closing, the parties hereto shall cause a certificate of merger (the "Certificate of Merger") to be filed with the office of the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL. The Merger shall become effective at the time and on the date when the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware (the "Effective Time" and "Effective Date," respectively).

          (b) Prior to the Effective Time, Parent shall file the Parent Amendment with the office of the Secretary of State of the State of Delaware.

     1.4 Effect of the Merger. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of the Agreement, then the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                   ARTICLE II
                            THE SURVIVING CORPORATION

     2.1 Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of HD shall be the Certificate of Incorporation of the Surviving Corporation; provided, however, that at the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety so that it will read as Sub's Certificate of Incorporation, except that the name of the Surviving Corporation shall be "Home Director Technologies, Inc." (or another name as Parent and HD may mutually agree). As so amended, the Certificate of Incorporation of HD as in effect immediately prior to the Effective Time shall thereafter continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until further altered or amended as provided therein or by Applicable Law.

     2.2 Bylaws. The Bylaws of HD, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by Applicable Law.

     2.3  Board  of  Directors;  Officers.

     (a) The directors of HD immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the Certificate of Incorporation and Bylaws of the Surviving Corporation, until their respective successors are duly elected and qualified. At least five days prior to the Effective Date, Parent shall (i) cause the number of directors constituting the Board of Directors of Parent to be increased to 10, and (ii) cause each of the directors of HD as of such date to become directors of Parent effective as of the Effective Time.

          (b) The officers of HD immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Surviving Corporation until their respective successors are duly appointed and qualified.

                                  ARTICLE III
                            CONVERSION OF HD SHARES

     3.1 Merger Consideration. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub, HD, the holders of HD Shares (the "HD Stockholders"), or the holders of common stock of Sub, par value $0.01 per share (the "Sub Common Stock"), the following shall occur:

          (a) Cancellation of Treasury Stock. Each issued HD Share held by HD as treasury stock shall be cancelled and retired immediately prior to the Effective Time and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (b) Merger Consideration. Parent shall issue to the HD Stockholders, in accordance with the conversion provisions set forth in Section 3.1(c) and after giving effect to the Parent Split, a number of Parent Shares equal to 2,295,500 if the gross proceeds from the Rights Offering are at least $4,000,000, plus an additional number of Parent Shares equal to the product of .251 multiplied by the number of dollars, if any, by which the gross proceeds from the Rights Offering exceed $4,000,000 but do not exceed $10,000,000; provided, however, that such number of Parent Shares shall be reduced or increased to the extent that the aggregate number of Excluded HD Options is more or less than 312,988 in the aggregate (the total number of Parent Shares to be so issued, as so reduced or increased, the "Merger Consideration").

          (c) Conversion of HD Common. (i) At the Effective Time, each share of HD Common issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as defined in Section 3.2) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the number of fully paid and nonassessable Parent Shares equal to the Exchange Ratio (the "Common Stock Merger Consideration"), and (ii) each share of HD Common issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and extinguished. For the avoidance of doubt, the shares of HD Common issuable upon conversion of the Bridge Notes (other than Bridge Notes held by Parent) shall be deemed to be issued and outstanding immediately prior to the Effective Time.

               (ii) Conversion of HD Series A Preferred. At the Effective Time, each share of HD Series A Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the number of fully paid and nonassessable Parent Shares equal to the Exchange Ratio multiplied by the number of shares of HD Common issuable upon conversion of one share of HD Series A Preferred immediately prior to the Effective Time (the "Series A Preferred Merger Consideration"), and (ii) each share of HD Series A Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and extinguished.

               (iii) Conversion of HD Series B Preferred. At the Effective Time, each share of HD Series B Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the number of fully paid and nonassessable Parent Shares equal to the Exchange Ratio multiplied by the number of shares of HD Common issuable upon conversion of one share of HD Series B Preferred immediately prior to the Effective Time (the "Series B Preferred Merger Consideration"), and (ii) each share of HD Series B Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and extinguished.

               (iv) Conversion of HD Series C Preferred. At the Effective Time, each share of HD Series C Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be converted and exchanged, without any action on the part of the holders thereof, into the right to receive the number of fully paid and nonassessable Parent Shares equal to the Exchange Ratio multiplied by the number of shares of HD Common issuable upon conversion of one share of HD Series C Preferred immediately prior to the Effective Time (the "Series C Preferred Merger Consideration") and (ii) each share of HD Series C Preferred issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) shall be cancelled and extinguished.

          (d) HD Options; HD Warrants. At the Effective Time, (i) all HD Options shall be assumed by Parent and shall be modified in accordance with Section 6.6, (ii) all HD Warrants (other than HD Warrants held by Parent) shall be assumed by Parent and shall be modified in accordance with Section 6.6, and
     (iii) all HD Warrants held by Parent shall be cancelled and extinguished.

          (e) Common Stock of Sub. At the Effective Time, each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully-paid and nonassessable share of common stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any shares of Sub Common Stock shall continue to evidence ownership of shares of common stock of the Surviving Corporation and shall not be converted into any other securities or cash. No shares of Sub Common Stock will be issued pursuant to the Merger.

          (f) Reservation of Shares. Parent will reserve a sufficient number of Parent Shares for issuance pursuant to this Agreement.

          (g) Fractional Shares. No fraction of a Parent Share will be issued by virtue of the Merger, but in lieu thereof each holder of HD Shares who is entitled to a fraction of a Parent Share (after aggregating all fractional Parent Shares that otherwise would be received by such holder) shall upon surrender of such holder's stock certificates, receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of such fraction, multiplied by the average of the high and low bid price of one Parent Share as reported by the National Quotation Bureau for the last trading day preceding the Effective Date.

     3.2 Dissenting Shares. Notwithstanding any provision hereof to the contrary, any HD Shares held by a Dissenting Stockholder (as hereinafter defined) shall not be converted as described in Section 3.1, but instead such shares (the "Dissenting Shares") shall be converted into the right to receive such consideration as may be determined to be due a Dissenting Stockholder pursuant to the DGCL; provided, however, that if a Dissenting Stockholder shall fail to perfect his demand, withdraw his demand or otherwise lose his right of appraisal under the terms of the DGCL, then the HD Shares held by such Dissenting Stockholder shall not be Dissenting Shares and shall be deemed to be converted as of the Effective Time in accordance with the provisions hereof, including Section 3.1. HD shall not voluntarily make any payment with respect to, settle, or offer to settle or otherwise negotiate, any such demands. All amounts paid to Dissenting Stockholders shall be paid without interest thereon (to the extent permitted by Applicable Law) by the Surviving Corporation. For purposes hereof, the term "Dissenting Stockholder" shall mean a holder of HD Shares who has demanded and perfected its right to appraisal of such shares in accordance with Section 262 of the DGCL.

     3.3  Exchange  of  Certificates.

          (a) Exchange Procedures. At the Effective Time, upon surrender for cancellation to Parent of all certificates representing HD Shares held of record by any HD Stockholder (each, an "Old Certificate") and subject to the Lock-Up Escrow Agreement, each such stockholder shall be entitled to receive in exchange therefor certificates representing the number of Parent Shares into which the HD Shares represented by such Old Certificate(s) shall have been converted at the Effective Time pursuant to Section 3.1(b) ("New Certificates"). On the Closing Date, Parent shall deliver (i) New

     Certificates representing 50% of the Parent Shares ("Lock-Up Certificates") to be issued to the HD Stockholders pursuant to Section 3.1(b) to Continental Stock Transfer & Trust Company (the "Lock-Up Escrow Agent"), and (ii) New Certificates representing 50% of the Parent Shares to be issued to the HD Stockholders pursuant to Section 3.1(b) to each such HD Stockholder on a pro-rata basis, reflecting the conversion of each such stockholder's HD Shares into Parent Shares pursuant to Section 3.1(b). The Lock-Up Certificates shall be delivered by the Lock-Up Escrow Agent to each HD Stockholder pursuant to the terms of the Lock-Up Escrow Agreement.

          (b) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Shares with a record date on or after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate with respect to the Parent Shares represented thereby until the holder of record of such Old Certificate shall surrender such Old Certificate in accordance with clause
     (a) above. Subject to the effect of Applicable Law, following surrender of any such Old Certificate, there shall be paid to the record holder of the New Certificate(s) issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time which theretofore became payable, but which were not paid by reason of the immediately preceding sentence, with respect to such Parent Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date on or after the Effective Time, but prior to surrender, and a payment date subsequent to surrender payable with respect to such Parent Shares.

          (c) Lost, Stolen or Destroyed Certificates. In the event that any Old Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Old Certificate(s) to be lost, stolen or destroyed, Parent will instruct the Lock-Up Escrow Agent, subject to the restrictions of the Lock-Up Escrow Agreement, to issue New Certificates representing the Merger Consideration pursuant to
     Section 3.1 deliverable in respect of the HD Shares represented by such lost, stolen or destroyed Old Certificate(s) and such Old Certificate(s) shall be deemed to be cancelled.

     3.4 No Further Rights. The Merger Consideration delivered to the Lock-Up Escrow Agent and the HD Stockholders upon the surrender for exchange of Old Certificates representing HD Shares in accordance with the terms hereof (including any dividends or distributions) shall be deemed to have been issued in full satisfaction of all rights pertaining to such HD Shares. From and after the Effective Time, holders of Old Certificates theretofore evidencing HD Shares shall cease to have any rights as stockholders of HD, except as provided herein or by Applicable Law.

     3.5 Closing of HD's Transfer Books. At the Effective Time, the stock transfer books of HD shall be closed and no transfer of HD Shares shall be made thereafter. If after the Effective Time, Old Certificates are presented to Parent or the Surviving Corporation, such Old Certificates shall be cancelled and exchanged for Merger Consideration in accordance with Section 3.1, subject to the terms of the Lock-Up Escrow Agreement and, in the case of Dissenting Stockholders, Applicable Law.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF HD

     As of the date hereof, or such earlier date as may be specified in any instance, HD makes the following representations and warranties to Parent and Sub. Such representations and warranties include and are qualified by the HD Disclosure Schedule delivered to Parent concurrently with the execution and delivery of this Agreement (the "HD Disclosure Schedule"), and to the extent specifically referenced in the following Sections of this Article IV.

     4.1 Organization and Qualification. HD and each Subsidiary (as defined in
Section 4.4) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of HD and each Subsidiary has the requisite corporate power and authority to carry on its business as it is now being conducted and each is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character

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of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for those jurisdictions the absence of which would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 10.10). Set forth in Section 4.1 of the HD Disclosure Schedule is a list of all states and foreign jurisdictions in which HD and each Subsidiary is qualified to do business. Complete and correct copies of the Certificate of Incorporation and Bylaws of HD and each Subsidiary have been delivered to Parent and such Certificates of Incorporation and Bylaws have not been amended and are in full force and effect. The minute book of each of HD and DI, true and complete copies of which have been delivered or made available to Parent, (a) accurately reflect in all material respects all action taken by the directors and stockholders of HD and DI at meetings of the Board of Directors or stockholders of HD and DI and (b) contain true and complete copies, or originals, of the respective minutes of all meetings or consent actions of the HD directors or stockholders and the DI directors or stockholders.

     4.2 Authority. Each of HD and each Subsidiary have the necessary corporate power and authority to execute and deliver this Agreement. The execution and delivery hereof and the consummation of the transactions contemplated hereby by HD have been duly and validly authorized and approved by the HD Board of Directors and no other corporate or stockholder proceedings on the part of HD or its Board of Directors are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby, except for the approval and adoption of this Agreement and the Merger by (i) the holders of HD Shares, voting together as one class, (ii) the holders of the HD Series A Preferred, voting as a separate class, (iii) the holders of the HD Series B Preferred, voting as a separate class, and (iv) the holders of the HD Series C Preferred, voting as a separate class (collectively, the "HD Stockholder Approval"). The HD Board of Directors has recommended that the stockholders of HD approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by HD, and assuming due authorization, execution and delivery by Parent and Sub, constitutes the valid and binding obligation of HD, enforceable in accordance with its terms.

     4.3 Capitalization. (a) The authorized capital stock of HD consists of (i) 150,000,000 shares of Preferred Stock, $0.001 par value, of which (A) 35,000,000 shares are designated as HD Series A Preferred, of which 33,333,333 shares are issued and outstanding, (B) 100,000,000 shares are designated as HD Series B Preferred, of which 44,959,249 shares are issued and outstanding, and (C) 12,000,000 shares are designated as HD Series C Preferred, of which 10,000,000 shares are issued and outstanding; and (ii) 150,000,000 shares of HD Common, of which 11,233,723 shares are issued and outstanding. All outstanding capital stock of HD was issued in accordance with applicable federal and state securities laws. Except as set forth in Section 4.3 of the HD Disclosure Schedule and other than the Interim Notes, the Bridge Notes, the Interim Warrants and the Agency Warrants, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate HD to issue, deliver or sell shares of its capital stock, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. Except as set forth in Section 4.3 of the HD Disclosure Schedule, as of the date hereof, HD has no bond, debenture, note or other indebtedness issued or outstanding that has voting rights in HD. HD has provided to Parent a list of (i) all holders of record of (A) HD Shares, and (B) options, warrants, convertible notes or other rights to purchase capital stock of HD (collectively "HD Stock Rights"); and (ii) the number of HD Shares held by each HD Stockholder and the number of HD Shares represented by the HD Stock Rights; and (iii) the exercise price for each HD Stock Right.

     (b) All of the issued and outstanding HD Shares are validly issued, fully paid and nonassessable. Except as set forth in Section 4.3 of the HD Disclosure Schedule, to the knowledge of HD, each HD Share held by any HD Stockholder is free and clear of any Lien (as defined in Section 10.10).

     (c) Except as set forth in Section 4.3 of the HD Disclosure Schedule, no Person has any right to cause HD or any Subsidiary to effect, or to participate in, the registration under the Securities Act of any HD Shares.

     (d) The authorized capital stock of DI consists of (a) 10,000,000 shares of common stock, par value $0.001 per share ("DI Common"), of which 1,000,000

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
shares are issued and outstanding, all of which are directly owned by HD, and
(b) 10,000,000 shares of preferred stock, par value $0.001 per share ("DI Preferred"), of which no shares are issued and outstanding. There are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate DI to issue, deliver or sell shares of its capital stock and all of the issued and outstanding shares of DI Common are validly issued, fully paid and nonassessable.

     4.4 Subsidiaries. Except as set forth in Section 4.4 of the HD Disclosure Schedule, HD does not own or control, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any corporation, partnership, limited liability company, joint venture, association or other business entity (any of the foregoing, a "Subsidiary").

     4.5 No Conflicts, Required Filings and Consents. Except as set forth in
Section 4.5 of the HD Disclosure Schedule, none of (i) the execution and delivery of this Agreement by HD, (ii) the consummation by HD of the transactions contemplated hereby (including the Merger) or (iii) compliance by HD with any of the provisions hereof will:

          (a) conflict with or violate the Certificate of Incorporation or the Bylaws of HD or any Subsidiary;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to either of HD or any Subsidiary, or by which either HD or any Subsidiary or any of their properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to any other Person (as defined in Section 10.10) any right of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation, to which HD or any Subsidiary is a party or by which HD or any Subsidiary or any of their properties or assets may be bound or affected;

          (d) result in the creation of any Lien on any of the property or assets of HD or any Subsidiary; or

          (e) other than the SEC Approval and the HD Stockholder Approval, require any consent, waiver, license, approval, authorization, order, permit, registration or filing with, or notification to (any of the foregoing, a "Consent") (i) any government or subdivision thereof, whether domestic or foreign, or any administrative, governmental or regulatory authority, agency, commission, court, tribunal or body, whether domestic, foreign or multinational (any of the foregoing, a "Governmental Entity"), or (ii) any other Person.

     4.6  Financial  Statements;  Books  and  Records.

          (a) HD has furnished Parent with a true and complete copy of (i) the consolidated balance sheet of HD and its Subsidiaries as at December 31, 2000 and related consolidated statements of income and statements of cash flow for the fiscal year ended December 31, 2000; and (ii) the consolidated audited balance sheet of HD and its Subsidiaries as at December 31, 2001, and the related consolidated audited statements of income and statements of cash flow of HD and its Subsidiaries for the fiscal year ended December 31, 2001, in each case as audited by Ernst & Young LLP and accompanied by their audit report thereof (the financial statements referenced in clauses (i) and (ii) above are collectively herein referred to as the "HD Financial Statements"). Except as disclosed therein, the HD Financial Statements have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods indicated, and present fairly, in all material respects, the consolidated financial position and operating results of HD and its Subsidiaries as of the dates, and for the periods, indicated therein.

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
          (b) All of the books and records relating to the Business are located at either HD's principal place of business located at 3751-A South Alston Avenue, Durham, North Carolina 27713, or DI's principal place of business located at 7132 Santa Teresa Blvd., San Jose, California 95139.

     4.7 Absence of Changes. Except as set forth in Section 4.7 of the HD Disclosure Schedule and except as contemplated hereby or specifically referenced in the recitals, since December 31, 2001:

          (a) neither HD nor any Subsidiary has entered into any transaction other than transactions in the ordinary course of business consistent with past practice;

          (b) there has been no sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any asset or property of HD or any Subsidiary that was not in the ordinary course of business consistent with past practice;

          (c) there has been (i) no declaration or payment of a dividend, or any other declaration, payment or distribution of any type or nature to any stockholder of HD or any Subsidiary in respect of its stock, whether in cash or property, and (ii) no purchase or redemption of any share of the capital stock of HD or any Subsidiary;

          (d) there has been no declaration, payment, or commitment for the payment, by HD or any Subsidiary, of a bonus or other additional salary, compensation, or benefit to any employee of HD or any Subsidiary that was not in the ordinary course of business consistent with past practice or in any event, in excess of $50,000, whether or not in the ordinary course of business consistent with past practice;

          (e) other than in connection with the Debt Restructuring, there has been no release, compromise, waiver or cancellation of any debt to or claim by HD or any Subsidiary, or waiver of any right of HD or any Subsidiary;

          (f) there have been no capital expenditures by HD or any Subsidiary in excess of $50,000 for any single item, or $200,000 in the aggregate;

          (g) there has been no change in accounting methods or practices or revaluation of any asset of HD or any Subsidiary;

          (h) there has been no material damage or destruction to, or loss of, physical property (whether or not covered by insurance) adversely affecting the Business or the operations of HD or any Subsidiary;

          (i) there has been no loan by HD or any Subsidiary, or guaranty by HD or any Subsidiary of any loan, to any employee of HD or any Subsidiary;

          (j) neither HD nor any Subsidiary has ceased to transact business with any customer, or received notice that any customer intends to cease transacting business with HD or any Subsidiary, that, as of the date of such cessation or notice, represented more than 5% of the annual gross revenues of HD for the fiscal year ended December 31, 2001;

          (k) there has been no termination or resignation of any key employee or officer of HD or any Subsidiary, and to the knowledge of HD, no such termination or resignation is threatened;

          (l) there has been no amendment or termination of any material oral or written contract, agreement or license related to the Business, to which HD or any Subsidiary is or was a party or by which HD or any Subsidiary is or was bound, except in the ordinary course of business or as expressly contemplated hereby;

          (m) there has been no agreement or commitment by HD or any Subsidiary to do any of the foregoing; and

          (n) there has been no other event or condition of any character that has had, or could reasonably be expected to have, a Material Adverse Effect as to HD or any Subsidiary.

     4.8 Undisclosed Liabilities; Debt Restructuring. (a) Except as set forth in
Section 4.8(a) of the HD Disclosure Schedule, neither HD nor any Subsidiary has any debt, liability or obligation of any kind, whether accrued, contingent, absolute or otherwise, including any liability or obligation on account of litigation, taxes or any governmental charge or penalty, interest or fine, except (a) liabilities incurred in the ordinary course of business after December 31, 2001 that do not exceed $25,000 in the aggregate which are not reflected in the HD Financial Statements; (b) liabilities reflected in the HD Financial Statements; (c) liabilities under the Interim Notes and the Bridge Notes; and (d) liabilities incurred as a result of the transactions contemplated hereby.

          (b) Set forth in Section 4.8(b) of the HD Disclosure Schedule is a true and complete list of the outstanding debts, claims and liabilities of HD and each Subsidiary that are subject to the Debt Restructuring (the "Restructured Debts"). All of the Restructured Debts will be either paid in full or otherwise satisfied prior to Closing Date.

     4.9 Title to Properties. Except as set forth in Section 4.9 of the HD Disclosure Schedule, HD has good and valid title to, or a good and valid leasehold interest in, all tangible property and assets used in the Business, in each case, free and clear of any and all Liens other than Permitted Liens (as defined in Section 10.10).

     4.10 Equipment. HD owns or leases under valid and subsisting leases all items of tangible personal property (including computer hardware) used in the operation of the Business (the "HD Equipment"). Each item of HD Equipment (i) is in good condition and repair, ordinary wear and tear excepted; (ii) has received continued repair and replacement in accordance with past practice through the date hereof; (iii) is suitable for its current use; and (iv) is currently in use by HD or a Subsidiary in the operation of the Business. The HD Equipment is free of any material structural or engineering defects. Each plant and facility, including all equipment and supplies used to operate such plant or facility, of HD and each Subsidiary is not in violation of any use or occupancy restriction, limitation, commission or covenant of record, or any material zoning or building law, code or ordinance or public utility or other easements, including without limitation the Americans with Disabilities Act of 1990, as amended, and all rules and regulations promulgated thereunder and all rules, regulations and orders of the Occupational Safety and Health Administration.

     4.11     Intellectual Property.

          (a) Set forth in Section 4.11(a) of the HD Disclosure Schedule is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks, and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to HD or any Subsidiary by third parties of patent rights, trademark rights, trade name rights and service mark rights, used by HD or any Subsidiary in the conduct of the Business (together with trade secrets and know how used in the conduct of the Business, and expressly excluding any software used in the Business, the "HD Intellectual Property Rights"). Except as set forth in Section 4.11(a) of the HD Disclosure Schedule, HD, or a Subsidiary, owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the HD Intellectual Property Rights, free of any Lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending against HD or any Subsidiary or threatened against HD or any Subsidiary, that HD or a Subsidiary is infringing or otherwise violating the rights of any Person with regard to any HD Intellectual Property Right or that any HD Intellectual Property Right is invalid or unenforceable. To the knowledge of HD, Person is infringing the rights of HD or any Subsidiary with respect to any HD Intellectual Property Right nor, to the knowledge of HD, has any Person threatened to do so. To the knowledge of HD, neither HD, any Subsidiary nor any of their employees, agents or independent contractors, in connection with the performance of such Person's services with HD or a Subsidiary, as the case may be, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person without the right to do so, or otherwise violated any confidential relationship with any other Person, other than such actions that were not, or would not reasonably be expected to be, materially adverse to the Business.

          (b) Except as set forth in Section 4.11(b) of the HD Disclosure Schedule, neither HD nor its Subsidiaries license any software to third parties in the conduct of the Business. Except as set forth in Section 4.11(b) of the HD Disclosure Schedule, HD currently owns, or is validly licensing or otherwise has the right to use or exploit, as currently used or exploited, all material computer software used by HD or any Subsidiary in the conduct of the Business (the "HD Software"), including, without limitation, any upgrade, alteration or enhancement with respect thereto which HD or any of its Subsidiaries uses and, in the case of HD Software internally developed by HD or any of its Subsidiaries, all source code and system specifications. With respect to the HD Software, HD further represents and warrants:

               (i) the HD Software is not subject by agreement to any operational limitations;

               (ii) the HD Software has been maintained with appropriate confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein;

               (iii) the HD Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain;

               (iv) HD and its Subsidiaries have complete and exclusive right, title and interest in and to the HD Software owned by HD;

               (v) Except as set forth in Section 4.11(b) of the HD Disclosure Schedule, HD and its Subsidiaries have developed the owned HD Software through their own efforts and for their own account without the aid or use of any consultants, agents, independent contractors or other Persons (other than Persons that are employees of HD or its Subsidiaries or, to the extent developed prior to December 7, 1999, were employees of IBM at such time);

               (vi) no claims are pending against HD, or any Subsidiary, or, to the knowledge of HD, threatened against HD or any Subsidiary, alleging that the HD Software is infringing or otherwise violating the copyright or other intellectual property rights of any Person;

               (vii) except as set forth in Section 4.11(b) of the HD Disclosure Schedule, there are no agreements or arrangements with HD or any Subsidiary in effect with respect to the marketing, distribution, licensing or promotion of the HD Software by any other Person (other than the license agreements granting HD or such Subsidiary, as the case may be, certain licenses to the HD Software developed by third parties); and

               (viii) the HD Software, together with the HD Intellectual Property Rights, constitute all of the intellectual property and software currently used by HD and its Subsidiaries and which are necessary to conduct the Business as it is presently conducted.

     (c) HD and its Subsidiaries have registered, or are validly licensing or otherwise have the right to use, all domain names (i) registered to or used by HD or any Subsidiary, or (ii) registered to any employee of HD or a Subsidiary used in the conduct of the Business (collectively, "HD Domain Names").

     (d)  Except as set forth in Section 4.11(d) of the HD Disclosure Schedule:

               (i) All former and current consultants or contractors of HD and its Subsidiaries have executed and delivered written instruments with HD or such Subsidiary, as the case may be, that assign to HD or such Subsidiary, all rights to any inventions, improvements, discoveries or information developed by them to HD or such Subsidiary. All employees of HD and its Subsidiaries who participated in the creation or contributed to the development of the HD Intellectual Property Rights, the HD Software or the HD Domain Names were employees of HD or such Subsidiary or IBM at the time of rendering such services, such services were within the scope of their employment and such employees have validly assigned any rights to the HD Intellectual Property Rights, the HD Software and the HD Domain Names to HD or such Subsidiary or IBM; and

               (ii) HD and its Subsidiaries have taken all such security measures as they have determined are commercially reasonable and appropriate, including entering into appropriate confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other Persons with access to the trade secrets or know how of HD and its Subsidiaries, to protect the secrecy, confidentiality and value of all such trade secrets or know how. There has not been any breach by HD, nor, to the knowledge of HD, any other party to any such agreement, other than such actions that could not reasonably be expected to cause a Material Adverse Effect.

     4.12 Real Property. Except as set forth in Section 4.12 of the HD Disclosure Schedule:

     (a) Each of HD and each Subsidiary has a good and valid leasehold interest in all real property (including all buildings, improvements and fixtures thereon) used in the operation of the Business (the "HD Real Property"). Except for Permitted Liens, and for the items set forth in Section 4.12 of the HD Disclosure Schedule, there are no Liens on HD's or such Subsidiary's interest in any of the HD Real Property. Section 4.12 of the HD Disclosure Schedule lists the location of each item of HD Real Property. Neither HD nor any Subsidiary owns any real property.

     (b) There are no parties in possession of any portion of the HD Real Property other than HD and its Subsidiaries, whether as sublessees, subtenants at will or trespassers.

     (c) There is no law, ordinance, order, regulation or requirement now in existence or under active consideration by any Governmental Entity that would require, under the provisions of any of the Leases (as defined in Section 4.13), any material expenditure by HD or any Subsidiary to modify or improve any of the HD Real Property to bring it into compliance therewith.

     4.13 Leases. Section 4.13 of the HD Disclosure Schedule sets forth a list of each lease pursuant to which HD or a Subsidiary lease, as lessor or lessee, real or personal property used in operating the Business (or otherwise) that requires payments by HD or any Subsidiary in excess of $50,000 in the aggregate (the "HD Leases"). Copies of the HD Leases, all of which have previously been provided to Parent, are true and complete copies thereof. Except as set forth in
Section 4.13 of the HD Disclosure Schedule, all of the HD Leases are valid, binding and enforceable against HD or a Subsidiary, as the case may be, and, to the knowledge of HD, against the other parties thereto, in accordance with their respective terms, and there is not under any such Lease any existing default by HD or a Subsidiary or, to the knowledge of HD, by any other party thereto, or any condition or event that, with notice or lapse of time or both, would constitute a default. Neither HD nor any Subsidiary has received notice that the lessor of any of the HD Leases intends to cancel, suspend or terminate such Lease or to exercise or not exercise any option thereunder.

     4.14     Contracts.

          (a) Section 4.14 of the HD Disclosure Schedule sets forth a true and complete list of each contract, agreement and commitment (whether written or oral) that provides for payments by or to HD or any Subsidiary exceeding $50,000 in the aggregate, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, employment agreements, agreements relating to HD Intellectual Property Rights and the like, to which HD or a Subsidiary is, directly or indirectly, a party (in its own name or as a successor in interest), or by which either HD or a Subsidiary or any of their properties or assets is otherwise bound, (collectively, the "HD Contracts").

          (b) True and complete copies of all HD Contracts (or a true and complete narrative description of any oral HD Contract) have previously been provided or made available to Parent. Neither HD, any Subsidiary, nor, to the knowledge of HD, any other party to any of the HD Contracts (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the HD Contracts, or (y) has waived any right it may have under any of the HD Contracts. All of the HD Contracts constitute the valid and binding obligations of HD or a Subsidiary, as the case may be, enforceable against HD or such Subsidiary in accordance with their respective terms, and, to the knowledge of HD, of the other parties hereto.

     4.15 Directors and Officers. Section 4.15 of the HD Disclosure Schedule sets forth an accurate list of the name of each director and officer of HD and each Subsidiary and the position(s) held by each.

     4.16   Litigation.

          (a) Except as set forth in Section 4.16 of the HD Disclosure Schedule, there is no suit, action, claim, demand, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry, or investigation, civil, criminal, regulatory or otherwise, in law or in equity ("Action"), pending or, to the knowledge of HD, threatened against or affecting HD, any Subsidiary, any of the directors or officers of HD or the Business, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against any of the foregoing.

          (b) There is no Action pending, or to the knowledge of HD, threatened, by or against or affecting HD, any Subsidiary or any of the directors or officers of HD in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     4.17   Employee Benefit Plans/Labor Relations.

          (a) Section 4.17 of the HD Disclosure Schedule sets forth a true and complete list of all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all bonus, stock option, stock purchase, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, welfare or other employee benefit plans, programs or arrangements, in each case for the benefit of, or relating to, current employees or former employees of HD or any Subsidiary (collectively, the "HD Plans"). HD has delivered to Parent, with respect to each HD Plan, a copy of the HD Plan document, summary description of the HD Plan and the most recent annual report and Internal Revenue Service ("IRS") determination letter, if any.

          (b) Neither HD nor any Subsidiary is a party to any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any of the employees of HD or its Subsidiaries; no representation campaign or election is now in progress with respect to any employee of HD or any Subsidiary; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of HD, threatened, relating to or affecting the Business. To the knowledge of HD, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

          (c) Each of HD and each Subsidiary has complied in all material respects with all federal, state or local laws with respect to the payment of wages and employment matters.

        4.18     ERISA.

          (a) The only HD Plan intended to be a "qualified plan" under section 401(a) of the Code is a 401(k) plan with respect to which HD has received an IRS opinion letter as to the qualification status of such plan.

          (b) Each HD Plan is in compliance in all material respects with the applicable provisions of the Code, ERISA and other applicable laws, rules and regulations relating to the HD Plan (including the health care continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA). The HD Plans have operated in accordance with their respective material terms.

          (c) All reports required by any governmental agency with respect to an HD Plan have been timely filed. All contributions to each Plan have been timely made and no premium payments with respect to insured HD Plans are currently outstanding.

          (d) Except as provided in Section 4.18 of the HD Disclosure Schedule, neither HD or any Subsidiary, nor any trade or business (whether or not incorporated) which, together with HD or any Subsidiary, would be treated as a single employer (an "ERISA Affiliate") under ERISA, is a contributing employer to a multiemployer plan as defined in section 3(37) of ERISA. Neither HD or any Subsidiary nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation under ERISA, nor is there a reasonable basis to believe that any such liability will be incurred.

          (e) No reportable event (as defined in section 4043(e) of ERISA), prohibited transaction (as defined in section 406 of ERISA or section 4975 of the Code), accumulated funding deficiency (as defined in section 302 of ERISA) or plan termination (as defined in Title IV of ERISA or section 411(d) of the Code) has occurred with respect to any of the HD Plans or with respect to any employee benefit plan (as defined in section 3(37) of ERISA) of an ERISA Affiliate. Neither HD nor any Subsidiary has engaged in any transaction described in section 4069 of ERISA.

          (f) Other than the health care continuation requirements of the Code and ERISA, there are no benefits to be provided to current retirees under any of the HD Plans which constitutes a welfare benefit plan.

          (g) No Action with respect to the administration or investment of the assets of any HD Plan or plan of an ERISA Affiliate is pending or, to the knowledge of HD, threatened. Neither HD nor any Subsidiary has any knowledge of any basis for any such Action.

          (h) Upon execution and consummation of this Agreement, Parent shall have no liability for any withdrawal liability with respect to any present or former employee of HD or any Subsidiary under any HD Plan or plan of an ERISA Affiliate.

          (i) Except as disclosed in Section 4.18 of the HD Disclosure Schedule or pursuant to the terms of the HD Plans, neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby will (a) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or other employee of HD or any Subsidiary, (b) increase any benefit otherwise payable under any HD Plan, or (c) result in acceleration of the time of payment or vesting of any such benefit to any extent.

     4.19     Taxes.  Except as set forth in Section 4.19 of the HD Disclosure
Schedule:

          (a) Each of HD and each Subsidiary has duly and timely filed all federal, state and local or foreign income, franchise, excise, real and personal property and other Tax returns and reports, including extensions, required to have been filed on or prior to the Closing Date. HD and each Subsidiary have made adequate provision in the HD Financial Statements (in accordance with GAAP) for the payment of all such Taxes attributable to any period ending on or prior to the Closing Date but not currently due and payable. HD and each Subsidiary have duly and timely paid all Taxes and other governmental charges, and all interest and penalties with respect thereto (whether by way of withholding or otherwise) to any federal, state, local, foreign or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the HD Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit will have been paid or settled.

          (b) All monies required to be withheld by HD or any Subsidiary from employees, independent contractors, creditors, customers or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate taxing authorities or (if not yet due for payment) set aside in accounts for such purposes.

          (c) Neither HD nor any Subsidiary is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

          (d) Neither HD nor any Subsidiary has consented to have the provisions of Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and neither HD nor any Subsidiary has agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          (e) Neither HD nor any Subsidiary is a party to any pending action or proceeding by any Governmental Entity for the assessment or collection of any Taxes or fees. Neither HD nor any Subsidiary has executed a closing agreement with the United States government with respect to any federal income tax. Neither HD nor any Subsidiary has waived (and neither HD nor any Subsidiary is subject to a waiver of) any statute of limitations in respect of the payment of Taxes nor agreed to any extension of time with respect to any Tax assessment or deficiency (other than with respect to limitation periods that have since expired). There are no Liens for Taxes on any of the assets of HD or any Subsidiary, other than Liens for Taxes which are not yet due or payable or which have been provided for in the HD Financial Statements.

     4.20 Compliance with Applicable Laws. HD and its Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of their assets and properties, as appropriate, and to carry on the Business as now conducted (the "HD Permits"). HD and its Subsidiaries are in material compliance with Applicable Law and the terms of each of the HD Permits. True and complete copies of the HD Permits have previously been provided or made available to Parent.

     4.21 Stockholder Approval. The Board of Directors of HD has determined to recommend that the HD Stockholders approve and adopt this Agreement and approve the Merger.

     4.22 Brokers. Except as set forth in Section 4.22 of the HD Disclosure Schedule, no broker or finder is entitled to any broker's, banker's or finder's fee or other commission in connection with the transactions contemplated hereby as a result of arrangements made by or on behalf of HD and its Subsidiaries.

     4.23 Environmental Matters. Except as set forth in Section 4.23 of the HD Disclosure Schedule:

          (a) There has been no release of any Hazardous Substances (as defined in Section 10.10) from any real property currently or formerly owned or operated by HD or any Subsidiary that would require remediation under any Environmental Law (as defined in Section10.10).

          (b) Neither HD nor any Subsidiary is a party to any Action nor, to the knowledge of HD, is any Action threatened against HD or any Subsidiary, that, in either case, asserts or alleges that HD or any such Subsidiary (i) is in violation of any Environmental Law; (ii) is required to remediate or take any other response action due to a release of a Hazardous Substance; or (iii) is required to pay a portion of any response or remedial costs related to the release of a Hazardous Substance.

          (c) To the knowledge of HD, there are not now nor have there previously been tanks or other facilities on, under, or at any real property owned, leased, used or occupied by HD or any Subsidiary containing materials that, if known to be present in soil or ground water, would require remedial or response action under Environmental Laws.

          (d) Neither HD nor any Subsidiary is subject to any judgment, order or citation related to or arising out of any Environmental Law and to the knowledge of HD, neither HD nor any Subsidiary has been named or listed as a potentially responsible party by any Governmental Entity in a matter related to or arising out of any Environmental Law.

     4.24 Interest in Customers, Suppliers and Competitors. To the knowledge of HD, no officer, director, stockholder or employee of HD or any Subsidiary and no family member (including a spouse, parent, sibling or lineal descendent of any of the foregoing), has any direct or indirect material interest in any customer, supplier or competitor of HD or any Subsidiary, or in any Person from whom or to whom HD or any Subsidiary leases any real or personal property, or in any other Person with whom HD or any Subsidiary is doing business whether directly or indirectly (including as a debtor or creditor), whether in existence as of the date hereof or proposed, other than the ownership of stock of publicly traded corporations.

     4.25 Insurance. HD currently maintains, in full force and effect, insurance policies (the "HD Insurance Policies") in scope and amount of coverage consistent with industry practice. True and complete copies of all HD Insurance Policies have previously been provided or made available to Parent. Neither HD nor any Subsidiary (a) is in default under the provisions of any HD Insurance Policy; (b) has failed to pay any premiums due thereunder; nor (c) has failed to present any notice or material claim thereunder in a due and timely fashion. There are no claims by HD or any Subsidiary pending under any of the HD Insurance Policies as to which coverage has been denied or disputed by the underwriters of such policies.

     4.26 Product and Service Warranties. Except as set forth in Section 4.26 of the HD Disclosure Schedule, there are no pending or, to the knowledge of HD, threatened, claims, suits, actions or proceedings involving HD or any Subsidiary with respect to any warranties express or implied, written or oral, with respect to the products or services manufactured, sold or provided by HD and its Subsidiaries. HD has provided or made available to Parent, the form of all written warranties furnished by HD and its Subsidiaries to purchasers of any product or service offered by HD and its Subsidiaries since their respective dates of formation.

     4.27 Territorial Restrictions. Neither HD nor any Subsidiary is restricted by any agreement or understanding with any other Person from carrying on its business anywhere in the world.

     4.28 Inventories. Except as set forth in Section 4.28 of the HD Disclosure Schedule and net of reserves as reflected in the HD Financial Statements, (a) inventories are of such quality as to meet the quality control standards of HD and its Subsidiaries and are of such a quality and quantity as to be usable in the ordinary course of business, and (b) inventories that are finished goods are saleable in the ordinary course of business.

     4.29 Suppliers and Customers. Section 4.29 of the HD Disclosure Schedule sets forth (i) the five largest suppliers of HD and each Subsidiary, (ii) all sole source suppliers of HD and each Subsidiary and (iii) the five largest customers of HD and each Subsidiary for the period from January 1, 2001 through the date hereof. During such period, none of such customers has cancelled in whole or in part its agreement or commitment with HD or such Subsidiary to purchase products or services (or threatened in writing to do any of the foregoing) and none of such suppliers and sole source suppliers has cancelled in whole or in part its agreement or commitment to supply services or supplies to HD or such Subsidiary (or threatened in writing to do any of the foregoing). To the knowledge of HD, the relationship of HD and its Subsidiaries, with each of its suppliers and each of its customers is a good commercial working relationship. To the knowledge of HD, no supplier or customer has threatened to cancel or otherwise substantially modify its relationship with HD or any Subsidiary or to limit its services, supplies or materials to HD or any Subsidiary, or its usage or purchase of the services and products of HD or any Subsidiary either as a result of the transactions contemplated hereby or otherwise.

     4.30 Disclosure. No statement of fact by HD contained herein and no written statement of fact furnished by HD to Parent or Sub in connection herewith, taken as a whole (inclusive of the HD Disclosure Schedule), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they were made.

     4.31 Information Supplied. None of the information supplied or to be supplied by HD or any Subsidiary specifically for inclusion or incorporation by reference in (i) the Registration Statement (as defined in Section 6.9) will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or (ii) the Proxy Statement (as defined in Section 6.9) will, at the date it is first mailed to the stockholders of HD and Parent or at the time of the HD Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the respective rules and regulations promulgated thereunder. No representation or warranty is made by HD with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

                                    ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     As of the date hereof, or such earlier date as may be specified in any instance, Parent and Sub jointly and severally make the following representations and warranties to HD. Such representations and warranties include and are qualified by the Parent Disclosure Schedule delivered to HD concurrently with this Agreement (the "Parent Disclosure Schedule") and to the extent specifically referenced in the following Sections of this Article V.

     5.1 Organization and Qualification. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub was formed for the sole purpose of effecting the Merger and has not conducted any business or incurred any liabilities or obligations since its formation. Complete and correct copies of the Certificate of Incorporation and Bylaws of Parent and Sub, each as in effect on the date hereof, have been delivered or made available to HD. Each of Parent and Sub has the requisite corporate power and authority to carry on its business as it is now being conducted and is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

5.2 Authority. Each of Parent and Sub has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery hereof and the consummation of the transactions contemplated hereby by Parent and Sub have been duly and validly authorized and approved by Parent's and Sub's Board of Directors and no other corporate or stockholder proceedings on the part of Parent or Sub are necessary to authorize or approve this Agreement or to consummate the transactions contemplated hereby, except for the Parent Stockholder Consent. This Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by HD, constitutes the valid and binding obligation of Parent and Sub, enforceable against each in accordance with its terms.

     5.3 No Conflicts, Required Filings and Consents. Except as set forth in
Section 5.3 of the Parent Disclosure Schedule, none of the execution and delivery hereof by Parent or Sub, the consummation by Parent and Sub of the transactions contemplated hereby, or compliance by Parent and Sub with any of the provisions hereof, will:

          (a) conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Sub;

          (b) result in a violation of any statute, ordinance, rule, regulation, order, judgment or decree applicable to Parent or Sub, or by which Parent or Sub, or their properties or assets may be bound or affected;

          (c) result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any note, bond, mortgage or indenture, or any contract, agreement, arrangement, lease, license, permit, judgment, decree, franchise or other instrument or obligation to which Parent or Sub is a party or by which Parent or Sub or any of their properties or assets may be bound or affected;

          (d) result in the creation of any Lien on any of the property or assets of Parent or Sub; or

          (e) other than the SEC Approval, require any Consent of (i) any Governmental Entity (except for compliance with any applicable requirements of any applicable securities laws), or (ii) any other Person.

     5.4 Brokers. No broker or finder is entitled to any broker's or finder's fee in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Sub.

     5.5  Capitalization.

          (a) The authorized capital stock of Parent consists (i) of 40,000,000 Parent Shares, of which 21,010,289 shares are issued and outstanding, (ii) 10,000 shares of Parent Preferred, of which no shares are issued and outstanding and (iii) options and warrants to acquire a total of 6,453,720 Parent Shares. On the Closing Date, the capitalization of Parent will be adjusted to reflect the Parent Split. All outstanding capital stock of Parent was issued in accordance with Applicable Law. Except as set forth in
     Section 5.5 of the Parent Disclosure Schedule, there are no options, warrants, calls, convertible notes, agreements, commitments or other rights presently outstanding that would obligate Parent to issue, deliver or sell Parent Shares, or to grant, extend or enter into any such option, warrant, call, convertible note, agreement, commitment or other right. Parent has no bond, debenture, note or other indebtedness issued or outstanding that has voting rights in Parent.

          (b) Except as set forth in Section 5.5 of the Parent Disclosure Schedule, no Person has any right to cause Parent to effect, or participate in, the registration under the Securities Act of any Parent Shares.

          (c) When delivered to the HD Stockholders in accordance with the terms ofthis Agreement, the Parent Shares will be (i) duly authorized, fully paid and nonassessable, and (ii) free and clear of all Liens other than restrictions imposed by federal and state securities laws and by the lock-up restrictions set forth in the Lock-Up Escrow Agreement.

          (d) The Parent Shares issued to the HD Stockholders pursuant to this Agreement will be voting stock as required under Section 368(a)(2)(E) of the Code.

     5.6 Subsidiaries. Except for Parent's ownership of all of the issued and outstanding shares of Sub Common Stock, neither Parent nor Sub owns or controls, directly or indirectly, any equity interest, or any security convertible into an equity interest, in any entity, other than as listed in Section 5.6 of the Parent Disclosure Schedule.

     5.7  Intellectual  Property.

               (a) Set forth in Section 5.7(a) of the Parent Disclosure Schedule is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks, and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to Parent or Sub by third parties of patent rights, trademark rights, trade name rights and service mark rights, used by Parent or Sub in the conduct of Parent's business (together with trade secrets and know how used in the conduct of Parent's business, and expressly excluding any software used in the Parent's business, the "Parent Intellectual Property Rights"). Except as set forth in Section 5.7(a) of the Parent Disclosure Schedule, Parent owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, all of the Parent Intellectual Property Rights, free of any Lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise). No claims are pending against Parent or Sub or threatened against Parent or Sub, that Parent or Sub is infringing or otherwise violating the rights of any Person with regard to any Parent Intellectual Property Right or that any Parent Intellectual Property Right is invalid or unenforceable. To the knowledge of Parent, no Person is infringing the rights of Parent or Sub with respect to any Parent Intellectual Property Right nor, to the knowledge of Parent, has any Person threatened to do so. To the knowledge of Parent, neither Parent, Sub nor any of their employees, agents or independent contractors, in connection with the performance of such Person's services with Parent or Sub, as the case may be, has used, appropriated or disclosed, directly or indirectly, any trade secret or other proprietary or confidential information of any other Person without the right to do so, or otherwise violated any confidential relationship with any other Person, other than such actions that were not, or would not reasonably be expected to be, materially adverse to Parent's business.

               (b) Neither Parent nor Sub license any software to third parties in the conduct of Parent's business. Except as set forth in Section 5.7(b) of the Parent Disclosure Schedule, Parent currently owns, or is validly licensing or otherwise has the right to use or exploit, as currently used or exploited, all material computer software used by Parent or Sub in the conduct of Parent's business (the "Parent Software"), including, without limitation, any upgrade, alteration or enhancement with respect thereto which Parent or Sub uses and, in the case of Parent Software internally developed by Parent or Sub, all source code and system specifications. With respect to the Parent Software, Parent and Sub further represent and warrant:

                    (i) the Parent Software is not subject by agreement to any operational limitations;

                    (ii) the Parent Software has been maintained with
               appropriate confidentiality and non-disclosure agreements and such other measures as are reasonably necessary to protect the proprietary, trade secret or confidential information contained therein;

                    (iii) the Parent Software has been registered or is eligible for protection and registration under applicable U.S. copyright law and has not been forfeited to the public domain;

                    (iv) Parent and Sub have complete and exclusive right, title and  interest  in  and  to  the  Parent Software owned by Parent;

                    (v) Parent and Sub have developed the owned Parent Software through their own efforts and for their own account without the aid or use of any consultants, agents, independent contractors or other Persons (other than Persons that are employees of Parent or Sub);

                     (vi) no claims are pending against Parent, or Sub, or, to
               the knowledge of Parent, threatened against Parent or Sub, alleging that the Parent Software is infringing or otherwise violating the copyright or other intellectual property rights of any Person;

                    (vii) except as set forth in Section 5.7(b) of the Parent
               Disclosure Schedule, there are no agreements or arrangements with Parent or Sub in effect with respect to the marketing, distribution, licensing or promotion of the Parent Software by any other Person (other than the license agreements granting Parent or Sub, as the case may be, certain licenses to the Parent Software developed by third parties); and

                    (viii) the Parent Software, together with the Parent
               Intellectual Property Rights, constitute all of the intellectual property and software currently used by Parent and Sub and which are necessary to conduct Parent's business as it is presently conducted.

          (c) Parent and Sub have registered, or are validly licensing or otherwise have the right to use, all domain names (i) registered to or used by Parent or Sub, or (ii) registered to any employee of Parent or Sub used in the conduct of the Parent's business (collectively, "Parent Domain Names").

          (d)  Except  as  set  forth in Section 5.7(d) of the Parent Disclosure
     Schedule:

               (i) All former and current consultants or contractors of Parent and Sub have executed and delivered written instruments with Parent or Sub, as the case may be, that assign to Parent or Sub, all rights to any inventions, improvements, discoveries or information developed by them to Parent or Sub. All employees of Parent and Sub who participated in the creation or contributed to the development of the Parent Intellectual Property Rights, the Parent Software or the Parent Domain Names were employees of Parent or Sub at the time of rendering such services, such services were within the scope of their employment and such employees have validly assigned any rights to the Parent Intellectual Property Rights, the Parent Software and the Parent Domain Names to Parent or Sub; and

               (ii) Parent and Sub have taken all such security measures as they have deemed commercially reasonable and appropriate, including entering into appropriate confidentiality and nondisclosure agreements with all of their employees, consultants and contractors, and any other Persons with access to the trade secrets or know how of Parent and Sub, to protect the secrecy, confidentiality and value of all such trade secrets or know how. There has not been any breach by Parent, nor, to the knowledge of Parent, any other party to any such agreement, other than such actions that could not reasonably be expected to cause a Material Adverse Effect.

          5.8     Contracts.

          (a) Section 5.8 of the Parent Disclosure Schedule sets forth a true and complete list of each contract, agreement and commitment (whether written or oral) that provides for payments by or to Parent or Sub exceeding $50,000 in the aggregate, including any service agreements, customer agreements, supplier agreements, agreements to lend or borrow money, employment agreements, agreements relating to Parent Intellectual

     Property Rights and the like, to which Parent or Sub is, directly or indirectly, a party (in its own name or as a successor in interest), or by which either Parent or Sub or any of their properties or assets is otherwise bound, (collectively, the "Parent Contracts").

          (b) True and complete copies of all Parent Contracts (or a true and complete narrative description of any oral Parent Contract) have previously been provided or made available to HD. Neither Parent, Sub, nor, to the knowledge of Parent, any other party to any of the Parent Contracts (x) is in default under (nor does there exist any condition that, with notice or lapse of time or both, would cause such a default under) any of the Parent Contracts, or (y) has waived any right it may have under any of the Parent Contracts. All of the Parent Contracts constitute the valid and binding obligations of Parent or Sub, as the case may be, enforceable against Parent or Sub in accordance with their respective terms, and, to the knowledge of Parent, of the other parties hereto.

     5.9 Leases. Section 5.9 of the Parent Disclosure Schedule sets forth a list of each lease pursuant to which Parent or Sub lease, as lessor or lessee, real or personal property used in operating Parent's business (or otherwise) that requires payments by or to Parent or Sub that exceed $50,000 in the aggregate (the "Parent Leases"). Copies of the Parent Leases, all of which have previously been provided to HD, are true and complete copies thereof. All of the Parent Leases are valid, binding and enforceable against Parent or Sub, as the case may be, and, to the knowledge of Parent, against the other parties thereto, in accordance with their respective terms, and there is not under any such Lease any existing default by Parent or Sub or, to the knowledge of Parent, by any other party thereto, or any condition or event that, with notice or lapse of time or both, would constitute a default. Neither Parent nor Sub has received notice that the lessor of any of the Parent Leases intends to cancel, suspend or terminate such Lease or to exercise or not exercise any option thereunder.

     5.10 Title to Properties. Except as set forth in Section 5.10 of the Parent Disclosure Schedule, Parent has good and valid title to, or a good and valid leasehold interest in, all tangible property and assets used in the conduct of its business, in each case, free and clear of any and all Liens other than Permitted Liens.

     5.11  Taxes.  Except  as set forth in Section 5.11 of the Parent Disclosure
Schedule:

          (a) Each of Parent and Sub has duly and timely filed all federal, state and local or foreign income, franchise, excise, real and personal property and other Tax returns and reports, including extensions, required to have been filed on or prior to the Closing Date. Parent and Sub have made adequate provision in the Parent Financial Statements (in accordance with GAAP) for the payment of all such Taxes attributable to any period ending on or prior to the Closing Date but not currently due and payable. Parent and Sub have duly and timely paid all Taxes and other governmental charges, and all interest and penalties with respect thereto (whether by way of withholding or otherwise) to any federal, state, local, foreign or other taxing authority (except to the extent the same are being contested in good faith, and adequate reserves therefor have been provided in the Parent Financial Statements). As of the Closing Date, all deficiencies proposed as a result of any audit will have been paid or settled.

          (b) All monies required to be withheld by Parent or Sub from employees, independent contractors, creditors, customers or other third parties for Taxes have been collected or withheld, and either duly and timely paid to the appropriate taxing authorities or (if not yet due for payment) set aside in accounts for such purposes.

          (c) Neither Parent nor Sub is a party to, or bound by, or otherwise in any way obligated under, any tax sharing or similar agreement.

          (d) Neither Parent nor Sub has consented to have the provisions of
     Section 341(f)(2) of the Code (or comparable state law provisions) apply to it, and neither Parent nor Sub has agreed or been requested to make any adjustment under Section 481(c) of the Code by reason of a change in accounting method or otherwise.

          (e) Neither Parent nor Sub is a party to any pending action or proceeding by any Governmental Entity for the assessment or collection of any Taxes or fees. Neither Parent nor Sub has executed a closing agreement with the United States government with respect to any federal income tax. Neither Parent nor Sub has waived (and neither Parent nor any Sub is subject to a waiver of) any statute of limitations in respect of the payment of Taxes nor agreed to any extension of time with respect to any Tax assessment or deficiency (other than with respect to limitation periods that have since expired). There are no Liens for Taxes on any of the assets of Parent or Sub, other than Liens for Taxes which are not yet due or payable or which have been provided for in the Parent Financial Statements.

       5.12  Employee  Benefit  Plans;  Labor  Relations.

          (a) Except as disclosed in Section 5.12 of the Parent Disclosure Schedule, there are no employee benefit plans, agreements or arrangements maintained by Parent or Sub, or in which Parent or Sub participates as a co-employer, including (i) "employee benefit plans" within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (ii) current or deferred compensation, bonus, pension, profit sharing, vacation or severance plans or programs; or (iii) medical, hospital, accident, retiree medical or life insurance, disability or death benefit plans (all of the foregoing, collectively, "Parent Benefit Plans").

          (b) Neither Parent nor Sub is a party to any collective bargaining agreement; no collective bargaining agent has been certified as a representative of any of the employees of Parent or Sub; no representation campaign or election is now in progress with respect to any employee of Parent or Sub; and there are no labor disputes, grievances, controversies, strikes or requests for union representation pending, or, to the knowledge of Parent, threatened, relating to or affecting the Parent's business. To the knowledge of Parent, no event has occurred that could give rise to any such dispute, controversy, strike or request for representation.

          (c) Each of Parent and Sub has complied in all material respects with all federal, state or local laws with respect to the payment of wages and employment matters.

     5.13 Undisclosed Liabilities. Except as set forth in Section 5.13 of the Parent Disclosure Schedule, neither Parent nor Sub has any debt, liability or obligation of any kind, whether accrued, contingent, absolute or otherwise, including any liability or obligation on account of litigation, taxes or any governmental charge or penalty, interest or fine, except (a) liabilities incurred in the ordinary course of business after December 31, 2001 that do not exceed $25,000 in the aggregate which are not reflected in the Parent Financial Statements; (b) liabilities reflected in the Parent Financial Statements; and
(c) liabilities incurred as a result of the transactions contemplated hereby.

     5.14  SEC  Filings;  Parent  Financial  Statements.


          (a) Except as set forth in Section 5.14 of the Parent Disclosure Schedule, Parent has timely filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 2001. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports, including each Parent SEC Report filed after the date hereof until the Closing, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or,

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
     in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (iii) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments.

          (c) Parent has heretofore furnished HD with a true and complete copy of (i) the audited balance sheet of Parent as at December 31, 2001 and related audited statements of income and statements of cash flow for the fiscal year ended December 31, 2001, as set forth in Parent's Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2001; and (ii) the unaudited balance sheet of Parent as at September 30, 2001, and the related unaudited statements of income and statements of cash flow of Parent for the nine-month period ended September 30, 2001, as set forth in Parent's Form 10-QSB filed with the SEC for the fiscal quarter ended September 30, 2001 (all of the financial statements referenced in clauses
     (i) and (ii) are collectively herein referred to as the "Parent Financial Statements"). Except as disclosed therein, the Parent Financial Statements have been prepared in accordance with GAAP (except for the absence of footnotes and normal year end adjustments in all unaudited Parent Financial Statements) consistently followed throughout the period indicated, and present fairly, in all material respects, the financial position and operating results of Parent as of the dates, and during the periods, indicated therein.

     5.15 Compliance with Applicable Laws. Parent holds all material permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary to own, lease or operate all of its assets and properties, as appropriate, and to carry on Parent's business as now conducted (the "Parent Permits"). Both Parent and Sub are in material compliance with Applicable Law and the terms of the Parent Permits. True and complete copies of all Parent Permits have been delivered or made available to HD

     5.16 Absence of Material Adverse Effect. Except as set forth in the Parent SEC Reports or in Section 5.16 of the Parent Disclosure Schedule and except as contemplated hereby, since December 31, 2001, there has been no event or condition of any character that has had, or could reasonably be expected to have, a Material Adverse Effect as to Parent or Sub.

     5.17   Litigation.

     (a) Except as set forth in Section 5.17 of the Parent Disclosure Schedule and except as disclosed in the Parent SEC Reports, there is no Action pending or, to the knowledge of Parent, threatened against or affecting Parent or Sub or the business of Parent or Sub, nor is there any judgment, decree, injunction or order of any applicable Governmental Entity or arbitrator outstanding against Parent or Sub.

     (b) There is no Action pending, or to the knowledge of Parent, threatened, by or against or affecting Parent or Sub in connection with or relating to the transactions contemplated by this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated hereby.

     5.18 Disclosure. No statement of fact by Parent or Sub contained herein and no written statement of fact furnished by Parent or Sub to HD in connection herewith, taken as a whole (inclusive of the Parent Disclosure Schedule), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein contained, in light of the circumstances in which they were made, not misleading.

     5.19 Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in
(i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Proxy Statement will, at the


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date it is first mailed to the stockholders of HD and Parent or at the time of the HD Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the respective rules and regulations promulgated thereunder. No representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Registration Statement or the Proxy Statement based on information supplied by HD specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement, as the case may be.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

     6.1 Conduct of the Business by HD and Parent Pending the Merger. (a) From and after the date hereof and prior to the Closing, except as contemplated hereby, or as specified in Section 6.1 of the HD Disclosure Schedule, unless Parent shall otherwise agree in advance in writing, HD and each Subsidiary shall
(i) conduct its operations only in the ordinary course of business consistent with past practice, (ii) use commercially reasonable efforts to preserve intact its present business organization, keep available the services of its officers, consultants and key employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with HD or such Subsidiary, as the case may be, as well as with officials and employees of Governmental Entities which regulate HD or any Subsidiary, to the end that its goodwill and on-going businesses shall not be impaired in any material respect at the Closing by its failure to do any of the foregoing, and (iii) not take any action which could adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, except where required by Applicable Law. Without limiting the generality of the foregoing and except as contemplated by this Agreement, the Interim Financing and the Rights Offering, from the date hereof until the Closing Date, HD and each Subsidiary shall (x) not declare or pay any dividend or distribution on the HD Shares, and (y) not sell or otherwise dispose of any of its tangible assets (other than inventory in the ordinary course of business).


     (b) From and after the date hereof and prior to the Closing, except as contemplated hereby, or as specified in Section 6.1 of the Parent Disclosure Schedule, unless HD shall otherwise agree in writing, Parent and Sub shall not take any action which could adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement, except where required by Applicable Law. Without limiting the generality of the foregoing and except as contemplated by this Agreement, the Interim Financing and the Rights Offering, from the date hereof until the Closing Date, Parent and Sub shall not
(i) amend or otherwise change its Certificate of Incorporation or Bylaws; (ii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in Parent; (iii) (A) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, (B) make any loans or advances to any Person, (C) authorize any capital expenditures or purchases of fixed assets, or (D) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
Section 6.1(b)(iii); (iv) (A) increase the compensation payable or to become payable to its officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee of Parent or Sub, or (C) establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by Applicable Law; (v) except as may be required as a result of a change in law or in generally accepted accounting principles, take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable); (vi) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local, or foreign tax liability or agree to an extension of a statute of limitations; or (vii) take, or agree in writing to take, any of the actions described in Sections 6.1(b)(i) through (vi) above.

     6.2 Access to Information. From the date hereof through the Closing, HD, Parent and Sub shall, and shall each cause its authorized representatives (including its officers, directors, employees, counsel, advisors, accountants and financial advisors) to (a) provide to the authorized representatives of the other, full and complete access during normal business hours (and at such other times as the parties may mutually agree), upon reasonable notice, to its properties, books, contracts, commitments, records and personnel and, during such period, shall furnish promptly to the other all information concerning its business, properties and personnel as the other may reasonably request; and (b) furnish to the other and its authorized representatives all information reasonably requested and as customarily furnished in transactions of this nature. Without limiting the generality of the foregoing, immediately following the execution and delivery of this Agreement, each of HD, Parent and Sub shall, and shall cause its representatives to, provide to the other and its authorized representatives full and complete access to its financial and accounting records, together with all written or oral agreements, instruments, notices, documents, licenses, permits, financial data or other information related or ancillary thereto, or reasonably requested by the other in connection with its evaluation thereof. Each of HD, Parent, Sub and their authorized representatives, shall, in the exercise of the rights described in this Section 6.2, not unduly interfere with the operation of the business of the other parties.

     6.3 Filings; Tax Elections. Each of HD, each Subsidiary, Parent and Sub shall promptly provide the other parties hereto with copies of all filings made by it with any Governmental Entity in connection herewith and the transactions contemplated hereby. HD shall, before settling or compromising any material income tax liability, consult with Parent and its advisors as to the positions and elections that will be taken or made with respect to such matter.

     6.4 Public Announcements. Prior to the Closing Date, no news release or other public announcement pertaining in any way to the transactions contemplated by this Agreement will be made by any party hereto without the prior consent of the other parties hereto (which consent shall not be unreasonably withheld, conditioned or delayed) unless such release or announcement is required by Applicable Law. If such release or announcement is required by Applicable Law, the party making such release or announcement shall provide a copy thereof to the other party within a reasonable time prior to publication, and the other party shall have the right to review and comment on such release or announcement.

     6.5 Transfer Taxes. Each of Parent and HD, respectively, shall timely pay any stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes or fees not including any income tax, gross receipts tax or any similar tax measured with respect to gross or net income (collectively, the "Transfer Taxes") imposed on it at or prior to the Closing in connection with the transactions contemplated hereunder that are required to be paid in connection therewith. Parent and HD shall cooperate in the preparation, execution and filing of all tax returns, questionnaires, applications, or other documents regarding any such Transfer Taxes.

     6.6 Options and Warrants. (a) At the Effective Time, each HD Option under the HD Stock Option Plan or otherwise, shall by virtue of the Merger, be assumed by Parent. Each HD Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the HD Stock Option Plan and any other document governing such option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that (i) each HD Option will be exercisable (or will become exercisable in accordance with its terms) for that number of Parent Shares equal to the product of the number of shares of HD Common that were issuable upon exercise of such HD Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded up to the nearest whole number of Parent Shares, and (ii) the per share exercise price for the Parent Shares issuable upon exercise of such assumed HD Option (the "Adjusted Option Price") shall be equal to the quotient of (A) the aggregate exercise price for the shares of HD Common otherwise purchasable pursuant to such HD Option divided by (B) the aggregate number of Parent Shares deemed purchasable pursuant to such HD Option (each, as so adjusted, an "Adjusted Option"); provided that such exercise price shall be rounded down to the nearest whole cent, and (iii) any restriction on the exercisability of such HD Option shall continue in full force and effect, and the term, exercisability, vesting schedule, acceleration provisions and other provisions of such HD Option shall remain unchanged. It is the intention of the parties that the HD Options so assumed by Parent following the Effective Time will remain incentive stock options as defined in Section 422 of the Code to the extent such options qualified as incentive stock options prior to the Effective Time. As soon as practicable after the Effective Time, Parent shall issue to each Person who, immediately prior to the Effective Time was a holder of an outstanding HD Option under the HD Stock Option Plan or otherwise, a document evidencing the foregoing assumption of such HD Option by Parent.

     (b) At the Effective Time, by virtue of the Merger and without the need for any further corporate action, each HD Warrant (other than any HD Warrant held by Parent) outstanding immediately prior to the Effective Time shall be automatically converted into a warrant to acquire, on the same terms and conditions, including registration rights, as were applicable under such HD Warrant immediately prior to the Effective Time, the number of Parent Shares (rounded up to the nearest whole share) determined by multiplying the number of shares of HD Common subject to such HD Warrant (or in the case of HD Warrants to purchase shares of HD Preferred, the number of shares of HD Common issuable upon conversion of such shares of HD Preferred immediately prior to the Effective
Time) by the Exchange Ratio, at a price per Parent Share (the "Adjusted Warrant Price") equal to the quotient of (A) the aggregate exercise price for shares of HD Common otherwise purchasable pursuant to such HD Warrant (or in the case of HD Warrants to purchase shares of HD Preferred, the aggregate exercise price for shares of HD Preferred purchasable pursuant to such HD Warrant plus the aggregate conversion price of the shares of HD Common underlying the shares of HD Preferred subject to such HD Warrant immediately prior to the Effective Time) divided by (B) the aggregate number of shares of Parent Shares deemed purchasable pursuant to such HD Warrant; provided that such exercise price shall be rounded down to the nearest whole cent.

      6.7     Employment.

     (a) Existing Employment Agreements. Effective at the Effective Time, any employment agreements between Parent and any of its officers or other employees shall be terminated.

     (b) Benefits. All employees of HD and its Subsidiaries will continue to be eligible to participate in employee benefit plans, agreements and arrangements maintained by, or contributed to by, HD or its Subsidiaries. Nothing in this Agreement shall be deemed to entitle the employees of HD and its Subsidiaries to a continuing employment relationship with Parent or the Surviving Corporation following the Closing.

     (c) No Third Party Beneficiary. The provisions of this Agreement, including without limitation Section 6.6 and this Section 6.7, are intended to bind, and inure to the benefit of, the parties hereto only, and provisions contained herein shall not be construed as granting rights to or vesting rights in any other Person as a third party beneficiary or otherwise.

     6.8 Exclusivity. (a) HD, each Subsidiary, Parent, Sub and each of their respective officers, directors and employees, covenants and agrees that, from the date hereof until the earlier to occur of (i) the Closing or (ii) the termination of this Agreement in accordance with Section 8.1 (the "Exclusivity Period"), it and each of them shall forebear from directly or indirectly negotiating, soliciting or accepting any offer with or from any other Person to purchase, acquire, or merge or combine with, as applicable, HD, any Subsidiary, Parent or Sub or any capital stock or assets of the foregoing, or any interest in any of the foregoing. Without limiting the generality of the foregoing:

          (i) During the Exclusivity Period, HD, each Subsidiary, Parent and Sub shall not, nor will it authorize or permit any of its officers, directors, affiliates, stockholders or employees or any investment banker, attorney or other advisor or representative retained by any of them to, directly or indirectly, (A) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal (as defined in clause (ii)), (B) participate in any discussions or negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (C) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of these provisions, (D) approve, endorse or recommend any Acquisition Proposal or
     (E) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. HD, each Subsidiary, Parent and Sub shall immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding two sentences by any officer, director or employee of HD, any Subsidiary, Parent or Sub or any investment banker, attorney or other advisor or representative of HD, any Subsidiary, Parent or Sub shall be deemed to be a breach of this Section 6.8 by HD, any Subsidiary, Parent or Sub, as the case may be.

          (ii) For purposes of this Agreement, "Acquisition Proposal" shall mean any bona fide offer or proposal (other than an offer or proposal by Parent) relating to any Acquisition Transaction. For the purposes of this Agreement, "Acquisition Transaction" shall mean any transaction or series of related transactions other than the transactions contemplated by this Agreement involving: (A) any acquisition or purchase from HD, any Subsidiary, Parent or Sub by any Person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 35% interest in the total outstanding voting securities of HD, any Subsidiary, Parent or Sub or any tender offer or exchange offer that if consummated would result in any Person or "group" beneficially owning 35% or more of the total outstanding voting securities of HD, any Subsidiary, Parent or Sub or any merger, consolidation, business combination or similar transaction involving HD, any Subsidiary, Parent or Sub pursuant to which the stockholders of HD, such Subsidiary, Parent or Sub, as the case may be, immediately preceding such transaction hold less than 65% of the equity interests in the surviving or resulting entity of such transaction; (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 25% of the assets of HD, any Subsidiary, Parent or Sub; or (C) any liquidation or dissolution of HD, any Subsidiary, Parent or Sub.

     6.9  Preparation  of  Proxy  Statement; Registration Statement on Form S-4.

          (a) As promptly as practicable after the execution of this Agreement,
     (i) Parent and HD will prepare and file with the SEC, a Joint Information Statement and Proxy Statement describing the terms of the Merger (the "Proxy Statement"); which shall, (x) on behalf of HD, solicit the HD Stockholder Approval, and (y) on behalf of Parent, furnish information comparable to the information required by Schedule 14C promulgated under the Exchange Act or required by relevant state laws relating to the Parent Stockholder Consent, and (ii) Parent and HD will prepare and file with the SEC a Registration Statement on Form S-4 for purposes of registering the Parent Shares issuable to the HD Stockholders upon consummation of the Merger (the "Registration Statement"), in which the Proxy Statement will be included as a prospectus. Each of Parent and HD will respond to any comments of the SEC, will use its respective commercially reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and each of Parent and HD will cause the Proxy Statement to be mailed to its respective stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Each of HD and Parent will prepare and use commercially reasonable efforts to file any other filings required to be filed by it under the Exchange Act, the Securities Act or any other federal, state or foreign laws relating to the Merger and the transactions contemplated by this Agreement. Parent and HD each shall promptly supply the other with any information which may be required in order to effectuate any filings pursuant to this Section 6.9.

          (b) If at any time prior to the Effective Time any event or circumstance relating to Parent, Sub or their respective directors or officers is discovered by Parent which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent shall promptly inform HD. All documents that Parent is

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
     responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

          (c) If at any time prior to the Effective Time, any event or circumstance relating to HD, or any Subsidiary or any of their respective directors or officers is discovered by HD or any Subsidiary which is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, HD shall promptly inform Parent.

          (d) Parent shall advise HD, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or any comments thereon or responses thereto.

          (e) HD shall deliver to Parent true and complete copies of the HD Financial Statements and any other financial statements or information related to HD or any Subsidiary that is required for compliance with SEC disclosure requirements in connection with the Merger, including any information necessary to prepare and file the Proxy Statement and the Registration Statement. Without limiting the generality of the foregoing, upon request from Parent, HD shall deliver to Parent all interim financial statements of HD and its Subsidiaries that are prepared by or on behalf of HD or its Subsidiaries from the date hereof until the filing of the Proxy Statement and the Registration Statement.

          (f) Upon request from Parent, HD shall deliver to Parent a letter identifying all Persons who are, at the time of the HD Stockholder Approval, "affiliates" of HD for purposes of Rule 145 under the Securities Act. HD shall use commercially reasonable best efforts to cause each such Person to deliver to Parent at least 30 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit E hereto.

     6.10 Appointment of New Directors. Immediately after the Closing, Parent shall cause each director of HD as of the date preceding the Closing Date to be elected as a director of Parent.

     6.11 Rights Offering. HD and each Subsidiary shall use their best efforts to commence the Rights Offering as soon as practicable after the execution of this Agreement and consummate the Rights Offering in accordance with the terms set forth in Annex A hereto.

     6.12 Listing of Parent Shares. As soon as practicable after the Merger, Parent will take such action as may be commercially reasonable (i) to satisfy NASDAQ criteria for listing the Parent Shares on the Small Cap or National Market, and (ii) apply for the listing of the Parent Shares on the NASDAQ Small Cap or National Market.

     6.13 Further Assurances. From time to time after the Closing, upon the reasonable request of any party hereto, the other party or parties hereto shall execute and deliver or cause to be executed and delivered such further instruments, and take such further action, as the requesting party may reasonably request in order to effectuate fully the purposes, terms and conditions hereof.

     6.14  Indemnification  of  Parent  Officers,  Directors  and Employees.

          (a) The Bylaws of Parent after the Effective Time shall contain the provisions with respect to indemnification set forth in the Bylaws of Parent on the date hereof, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who on or prior to the Effective Time were directors, officers, employees or agents of Parent, unless such modification is required by law.

          (b) Parent shall, to the fullest extent permitted under Applicable Law or under Parent's Certificate of Incorporation or Bylaws and regardless of

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
     whether the Merger is consummated, indemnify and hold harmless, and, after the Effective Time, Parent shall, to the fullest extent permitted under applicable law or under Parent's Certificate of Incorporation or Bylaws as in effect at the Effective Time, indemnify and hold harmless, each present and former director, officer or employee of Parent or Sub (collectively, the "Parent Indemnified Parties") against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action, (x) arising out of or pertaining to the transactions contemplated by this Agreement or
     (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in Parent's Certificate of Incorporation or Bylaws as in effect on the date hereof, in each case for a period of six years after the date hereof.

     6.15 Parent Guaranty. Parent hereby agrees to absolutely, unconditionally and irrevocably guarantee the full and timely performance by Sub of all Sub's obligations under this Agreement.

     6.16 Voting Agreement. HD hereby agrees that it will cause HD Stockholders holding approximately 52% of the HD Shares entitled to vote on the Merger to enter into the Voting Agreement on or before April 30, 2002.

                                  ARTICLE VII
                              CONDITIONS PRECEDENT

     7.1 Conditions to Obligations of HD to Effect the Merger. The obligations of HD to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following conditions:

               (a) The consummation of the Merger shall not be restrained, enjoined, prohibited or materially restricted or delayed by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents or materially restricts or delays the consummation of the Merger. No Action by any Governmental Entity shall have been commenced (and be pending), or, to the knowledge of the parties hereto, threatened, against Parent, Sub, HD, any Subsidiary, or any of their respective Affiliates, partners, associates, officers, directors or stockholders seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith;

               (b) Parent and Sub shall have performed in all material respects their respective agreements contained herein required to be performed at or prior to the Closing, and the representations and warranties of Parent and Sub contained herein that are qualified as to materiality shall be true and correct and such representations and warranties that are not so qualified shall be true and correct in all material respects when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing as if made at and as of the Closing, and HD shall have received a certificate of Parent to such effect signed by a duly authorized officer of Parent;

               (c) Parent shall have obtained or caused to be obtained all of the Consents, if any, listed in Section 7.1(c) of the Parent Disclosure Schedule;

               (d) HD shall have received at the Closing corporate certificates of good standing for each of Parent and Sub, as of a recent date, from the Secretary of State of Delaware, and a copy of the Certificate of Incorporation of Parent and Sub, each as certified by the Secretary of State of Delaware;

               (e) Parent shall have a minimum of $1.0 million in net cash and cash equivalents available as at the Effective Time, exclusive of expenses, fees and other costs (including any Transfer Taxes owed by Parent pursuant to Section 6.5) in connection with this Agreement and the transactions contemplated hereby, and HD shall have received a certificate of Parent to such effect signed by a duly authorized officer of Parent;

               (f) Parent shall have contributed all of its assets other than cash to a newly-formed, wholly-owned subsidiary (other than Sub), and such subsidiary shall have assumed all of Parent's liabilities with respect to such assets;

               (g)  The  Parent  Stockholder  Consent  shall have been obtained;

               (h) HD shall have received, at the Closing, a duly executed Stockholders Agreement, substantially in the form of Exhibit D hereto (the "Stockholders Agreement"), executed by each of the Netword Stockholders (as defined therein);

               (i) There shall have been no Material Adverse Effect of Parent since the date of this Agreement; provided however, that for purposes of this Section 7.1(i), losses incurred by Parent in the ordinary course of business shall not be deemed to be a Material Adverse Effect;

               (j) The Registration Statement shall have been declared effective by the SEC and the Parent Shares issuable upon consummation of the Merger shall be registered under the Securities Act and state securities laws (the "SEC Approval");

               (k) Parent shall have filed a Registration Statement on Form 8-A with the SEC, registering Parent's common stock under Section 12 of the Exchange Act;

               (l) HD shall have received at the Closing, the Lock-Up Escrow Agreement, substantially in the form of Exhibit A, duly executed by Parent;

               (m) HD shall have received an opinion of Parent's legal counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F; and

               (n)  The  HD  Stockholder  Approval  shall  have  been  obtained.

     7.2 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

          (a) The consummation of the Merger shall not be restrained, enjoined, prohibited or materially restricted or delayed by any order, judgment, decree, injunction or ruling of a court of competent jurisdiction or any Governmental Entity and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Entity which prevents or materially restricts or delays the consummation of the Merger. No Action by any Governmental Entity shall have been commenced (and be pending), or, to the knowledge of the parties hereto, threatened, against Parent, Sub, HD or any Subsidiary or any of their respective Affiliates, partners, associates, officers, directors or stockholders seeking to prevent or delay the transactions contemplated hereby or challenging any of the terms or provisions of this Agreement or seeking material damages in connection therewith.

          (b) HD shall have performed in all material respects its agreements contained herein required to be performed at or prior to the Closing, and the representations and warranties of HD contained herein that are qualified as to materiality shall be true and correct and such representations that are not so qualified shall be true and correct in all material respects when made and (except for representations and warranties made as of a specified date, which need only be true as of such date) at and as of the Closing as if made at and as of such time, and Parent shall have received a certificate of HD to such effect signed by a duly authorized officer of HD;

          (c) HD shall have obtained or caused to be obtained all of the Consents, if any, listed in Section 7.2(c) of the HD Disclosure Schedule;

          (d) Parent shall have received a corporate certificate of good standing for HD and each Subsidiary as of a recent date, from the Secretary of State of each such entity's jurisdiction of formation, and a copy of the Certificate of Incorporation of HD and each Subsidiary, each as certified by the Secretary of State of each such entity's jurisdiction of formation;

          (e) There shall have been no Material Adverse Effect of HD or any Subsidiary since the date of this Agreement; provided however, that for purposes of this Section 7.2(e), continuing losses incurred by HD in the ordinary course of business shall not be deemed to be a Material Adverse Effect;

          (f) HD shall have successfully completed the Rights Offering, raising gross proceeds of at least $4,000,000;

          (g)  The  SEC  Approval  shall  have  been  obtained;


          (h) Parent shall have received at Closing, a Stockholders Agreement, substantially in the form of Exhibit D hereto, duly executed by ST, Spencer Trask Investment Partners, LLC, Spencer Trask Intellectual Capital Company LLC, Witmer, Stemm, Cisco Systems, Inc. and Motorola, Inc.;

          (i)  The  HD  Stockholder  Approval  shall  have  been  obtained;

          (j) Rights to demand appraisal under Section 262 of the DGCL shall have expired or shall otherwise be unavailable with respect to at least 95% of the HD Shares;

          (k) Parent shall have received at the Closing, the Lock-Up Escrow Agreement, substantially in the form of Exhibit A, duly executed by HD;

          (l)     The Debt Restructuring shall have been completed;

          (m)     The Parent Stockholder Consent shall have been obtained; and

          (n) Parent shall have received an opinion of legal counsel of HD, substantially in the form of Exhibit G hereto.

     7.3 Mutual Covenants and Obligations. Except as otherwise required by law, the parties agree for U.S. federal income tax purposes to report, to the extent any such report or filing is required under U.S. Treasury Regulations Section 1.368-3 or otherwise, the Merger as a transaction described in Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and to refrain from engaging in any transaction subsequent to the Closing which would cause the Merger to fail to meet the requirements of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. The parties agree to cooperate in the provision of such information as may reasonably be required in the event, subsequent to the Closing, the U.S. Internal Revenue Service challenges the qualification of the transaction thereunder.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. This Agreement may be terminated at any time prior to the
Closing:

          (a)  by  the  mutual  written  consent  of  Parent  and  HD;

          (b) by HD, if not in material breach of its obligations hereunder, upon a material breach by Parent or Sub of any of its representations, warranties, covenants or other obligations hereunder which is not curable or, if curable, is not cured prior to the Termination Date (as defined below);

          (c) by Parent and Sub, if not in material breach of their obligations hereunder, (i) upon a material breach by HD of any of its representations, warranties, covenants or other obligations hereunder which is not curable or, if curable, is not cured prior to the Termination Date, (ii) in the event that HD shall not have consummated the Rights Offering and the Debt Restructuring on or prior to June 30, 2002, or (iii) in the event that the Voting Agreement is not executed and delivered to Parent on or before April 30, 2002;

          (d) by either Parent or HD if any court of competent jurisdiction or other Governmental Entity shall have issued, enacted, entered, promulgated or enforced any order, judgment, decree, injunction or ruling which restrains, enjoins or otherwise prohibits the Merger and such order, judgment, decree, injunction or ruling shall have become final and nonappealable; or

          (e) by either Parent or HD if the Merger shall not have been consummated on or before September 30, 2002 (the "Termination Date"), provided the terminating party is not otherwise in material breach of its representations, warranties, covenants or other obligations hereunder.

        8.2     Fees and Expenses; Termination Fee.

          (a) If the Merger is consummated, all costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be charged to and paid by the Surviving Corporation.

          (b) If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that if any balance of that certain $150,000 retainer paid by HD to Parent's legal counsel in connection with the Rights Offering and other matters exists after such retainer is applied to the legal services rendered by Parent's counsel to HD in connection with the Rights Offering, HD shall reimburse Parent for any fees and expenses of Parent's legal counsel in connection with the Merger in the amount of any such remaining balance.

          (c) Notwithstanding Section 8.2(a), if the Merger is not consummated other than as a result of a termination of this Agreement by HD pursuant to
     Section 8.1(b), HD shall upon demand by Parent, promptly pay Parent a termination fee of $1,000,000. Payment of such termination fee shall be liquidated damages for any such termination.

          (d) Notwithstanding Section 8.2(a), if the Merger is not consummated as a result of a termination of this Agreement by HD pursuant to Section 8.1(b), Parent shall, upon demand by HD, promptly pay HD a termination fee of $1,000,000. Such payment shall be liquidated damages for any such termination.

          (e) Notwithstanding Section 8.2(a), all costs of printing and mailing in connection with the Registration Statement and the Proxy Statement shall be paid by HD.

     8.3 Amendment. This Agreement may be amended at any time by an instrument in writing signed on behalf of all of the parties hereto.


     8.4 Waiver. At any time prior to the Closing, Parent and Sub, on the one hand, or HD, on the other hand, may, to the extent permitted by Applicable Law,
(i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties by the other parties contained herein or in any documents delivered by the other parties pursuant hereto and (iii) waive compliance with any of the agreements of the other parties or with any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX
                            [INTENTIONALLY OMITTED]

     9.1  Intentionally  Omitted.

                                    ARTICLE X
                               GENERAL PROVISIONS

     10.1 Survival; Recourse. None of the agreements contained herein shall survive the Merger, except that the agreements contained in Article I, the additional agreements contained in Article VI and the agreements referred to in
Section 7.3 and Section 8.2 shall survive the Merger indefinitely (except to the extent a shorter period of time is explicitly specified therein). 10.2 Notices. All notices or other communications hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier or express delivery service with receipt, when telefaxed and received, or three (3) days after being deposited in the United States mail, first class, registered or certified, return receipt requested, with postage prepaid, addressed as follows:


     If  to  HD:     Home  Director,  Inc.
     ----------
                     7132  Santa  Teresa  Boulevard
                     San  Jose,  California  95139
                     Attention:  Donald  Witmer
                     Telephone:  (408)  226-6297
                     Fax:  (408)  226-6299

     With a copy to: Snow  Becker  Krauss  P.C.
     ---------------
                     605  Third  Avenue
                     New  York,  N.Y.  10158-0125
                     Attention:  Eric  Honick
                     Telephone:  (212)  687-3860
                     Fax:  (212)  949-7052

     If to Parent or Sub:  Netword,  Inc.
     --------------------
                           1270 Avenue of the Americas, Suite 1800 New York, N.Y. 10020
                           Attention:  Kent  M.  Klineman
                           Telephone:  (212)  392-1980
                           Fax:   (212)  392-1988

     With  a  copy  to:    Kronish  Lieb  Weiner  &  Hellman  LLP
     -----------------
                           1114  Avenue  of  the  Americas
                           New  York,  NY  10036
                           Attention:  Russell  S.  Berman
                           Telephone:  (212)  479-6120
                           Fax:  (212)  479-6275


or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 10.2.

     10.3 Entire Agreement; Enforcement. (a) The Exhibits, the HD Disclosure Schedule and the Parent Disclosure Schedule form a part of this Agreement. This Agreement and the documents and instruments referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including that certain Letter of Intent entered into between Parent and HD dated January 30, 2002, except that the provisions contained in paragraph 6 and paragraph 7 of such Letter of Intent shall remain in full force and effect. There are no other representations or warranties, whether written or oral, between the parties in connection with the subject matter hereof.

          (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedy to which the parties are entitled to at law or in equity, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without posting bond or other undertaking.

     10.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

        10.5     Governing Law; Consent to Jurisdiction.

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its rules of conflict of laws; provided, however, that the DGCL shall govern (i) the filing of the Merger Certificate pursuant to Section 1.3, (ii) the approvals required in connection with the Merger (including the HD Stockholder Approval), and (iii) the rights of Dissenting Stockholders pursuant to Section 3.2.

          (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York located in the borough of Manhattan in the City of New York, or if such court does not have jurisdiction, the Supreme Court of the State of New York, New York County, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby or thereby. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 10.2 shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby or thereby in (i) the United States District Court for the Southern District of New York, or (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

     10.6 Headings; Interpretation. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation hereof. Words such as "herein," "hereof," "hereto," "hereunder" or the like refer to this Agreement as a whole. The words "include" or "including" denote an example rather than a limitation. The words "or," "either" or "any" shall not be exclusive. Any pronoun used herein shall include the corresponding masculine, feminine or neuter forms. The parties hereto have participated jointly in the negotiation and drafting hereof; accordingly, no presumption or burden of proof shall arise in favor or against any party by virtue of the authorship hereof. References to Sections, Articles or Exhibits shall, unless the context otherwise requires, be to Sections, Articles or Exhibits hereof.

     10.7 Counterparts; Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement. This Agreement may be executed by facsimile signature.

     10.8 Severability. If any term or other provision hereof is invalid, illegal or incapable of being enforced pursuant to any rule of law or public policy, all other terms and provisions hereof shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon determination by a court of competent jurisdiction that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as may be possible to the fullest extent permitted by Applicable Law to the end that the transactions contemplated hereby shall be fulfilled to the extent possible.

     10.9 Currency. All payments required by the terms of this Agreement shall be made in the currency of the United States of America. Any references herein to "dollars" or other monetary units shall be deemed to refer to the currency of the United States of America.

     10.10     Certain Definitions.  As used herein:

               (a) "Affiliate" of a specified Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

               (b) "Applicable Law" means, with respect to any Person, any and all provisions of any and all (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances or codes of any Governmental Entity applicable to such Person, (ii) permits applicable to such Person, and (iii) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Entity, in each case in this clause (iii) specifically naming such Person.

               (c) "Environmental Law" means any federal, state or local law (including statutes, regulations, ordinances, codes, rules, judicial opinions and other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants, noise, odors or process waste water, or otherwise relating to the environment or hazardous or toxic substances.

               (d) "Exchange Ratio" means the quotient of (i) the Merger Consideration divided by (ii) the sum of (x) the total number of shares of HD Common issued and outstanding immediately prior to the Effective Time, plus (y) the total number of shares of HD Common issuable upon conversion of all shares of HD Preferred issued and outstanding immediately prior to the Effective Time.

               (e) "Excluded HD Options" means all options and warrants outstanding immediately prior to the Effective Time which upon adjustment and assumption by Parent pursuant to Section 6.6 will provide for an Adjusted Option Price or an Adjusted Warrant Price equal to or greater than $40 per Parent Share.

               (f) "Hazardous Substance" means any toxic or hazardous substance that is regulated by or under authority of any Environmental Law, including any petroleum products, asbestos or polychlorinated biphenyls.

               (g) "Lien" means any charge, security interest, pledge, option, right of first refusal, voting proxy or other voting agreement, or encumbrance of any kind or nature other than restrictions on transfer imposed by federal and state securities laws.

               (h) Any reference to any event, change, condition or effect as "material" with respect to any Person or group of Persons means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such Person or group of Persons.

               (i) "Material Adverse Effect" with respect to any Person or group of Persons, means any event, change or effect that is or is reasonably likely to be materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such Person and its subsidiaries, taken as a whole; however, none of the following in and of itself or in combination with any of the following, shall constitute a Material Adverse Effect: (A) changes or effects which are primarily or directly caused by the execution and delivery of this Agreement or the performance of the pre-Closing covenants set forth herein or (B) the effects resulting from changes in general economic conditions.

               (j) "Permitted Liens" means (a) Liens for taxes, assessments or other governmental charges or levies not yet due; (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security; and (d) minor defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances not materially detracting from the value of the HD Real Property or interfering with the ordinary conduct of the Business.

               (k) "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental Entity.

               (l) "Taxes" means any federal, state, provincial, local or foreign income, alternative minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, branch profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other similar governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

         [Remainder of Page Intentionally Blank, Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


      NETWORD,  INC.,
      a  Delaware  corporation

      By:  /s/  Kent  M.  Klineman
          -------------------------
      Title:  Secretary

      WEBSPEAK  ACQUISITION  CORP.,
      a  Delaware  corporation

      By:  /s/  Kent  M.  Klineman
          -------------------------
      Title:  Secretary

      HOME  DIRECTOR.  INC.,
      a  Delaware  corporation

      By:  /s/  Donald  Witmer
          ---------------------
      Title:  Chairman  &  CEO

                               AMENDMENT NO. 1 TO

                          AGREEMENT AND PLAN OF MERGER

     THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is entered into as of the 31st day of July, 2002, by and among Netword, Inc. a Delaware corporation ("Parent"), Webspeak Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Sub"), and Home Director, Inc., a Delaware corporation ("HD").

     WHEREAS, Parent, Sub and HD are parties to an Agreement and Plan of Merger dated as of April 9, 2002 (the "Merger Agreement") and capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Merger Agreement; and

          WHEREAS, the parties desire to amend the Merger Agreement;

          NOW, THEREFORE, the parties agree as follows:

1. Voting Agreement. Recital K of the Merger Agreement and Section 6.16 of the Merger Agreement are each hereby amended to change "April 30, 2002" to "May 14, 2002."

2. HD Capitalization. Section 4.3(a)(ii) of the Merger Agreement is hereby amended to change the number of authorized shares of HD Common from "150,000,000" to "200,000,000."

3. Bonus and Options. Section 4.7(d) of the Merger Agreement is hereby amended to read in full as follows:

          "(d) there has been no declaration, payment, or commitment for the payment, by HD or any Subsidiary, of a bonus or other additional salary, compensation, or benefit to any employee of HD or any Subsidiary that was not in the ordinary course of business consistent with past practice or, in any event, in excess of $50,000, whether or not in the ordinary course of business consistent with past practice; except that (i) a cash bonus of $200,000 may be paid to Donald B. Witmer ("Witmer") in installments of $100,000 on July 2, 2002, and $100,000 at such time as HD has a cumulative total of $100,000 or more of earnings before interest, taxes, depreciation and amortization for a period of six consecutive months, and (ii) options to purchase 230,000 shares of HD Common at an exercise price of $0.10 per share may be granted to Witmer;"


4. Debt Restructuring. Section 4.8(b) of the HD Disclosure Schedule is hereby amended to change the amount of the Restructured Debts from $7,100,930.09 to $7,000,000.00.

5. Net Cash of Parent. Section 7.1(e) of the Merger Agreement is hereby amended to read in full as follows:

          "(h) Parent shall have a minimum of $900,000 in net cash and cash equivalents available as at the Effective Time, exclusive of expenses, fees and other costs (including any Transfer Taxes owed by Parent pursuant to

     Section 6.5) in connection with this Agreement and the transactions contemplated hereby, and HD shall have received a certificate of Parent to such effect signed by a duly authorized officer of Parent;"

6. Stockholders Agreement. Section 7.1(h) of the Merger Agreement is hereby amended to read in full as follows:

          "(h) HD shall have received, at the Closing, a duly executed Stockholders Agreement, substantially in the form of Exhibit D hereto (the "Stockholders Agreement") executed by Kent M. Klineman, Jordan Klineman, Justine Klineman, Michael L. Wise, Batya Wise, Daniel Wise, David Wise, Gidon Wise, Joseph S. Reiss, Gary & Lynn Gettenberg as joint tenants, The Lawrence Charitable Trust, Klondike Resources, Inc., The Jesurum Family Limited Partnership and Stilwell Holding LLC;"

7. Termination Date. Section 8.1(e) of the Merger Agreement is hereby amended to change the Termination Date from "September 30, 2002", to "November 30, 2002".

8. Amendments to Certificate of Incorporation of Parent. Notwithstanding the provisions of Section 6.1(b)(i) of the Merger Agreement, Parent's Certificate of Incorporation may be amended and restated immediately after the Effective Time by an amended and restated certificate of incorporation substantially as set forth in Exhibit A to this amendment.

9. Amended and Restated Bylaws of Parent. Notwithstanding the provisions of Sections 6.1(b)(i) and 6.14 of the Merger Agreement, the Bylaws of Parent may be amended and restated as of the Effective Time to read in full substantially as set forth in Exhibit B to this Amendment.

10. Amendment to Stock Option Plan of Parent. Notwithstanding the provisions of
Section 6.1(b)(iv)(C) of the Merger Agreement, Parent's stock option plan may be amended after the Parent Split to increase to 600,000 the number of Parent Shares for which options (including options outstanding and/or assumed by Parent at the Effective Time) may be granted thereunder.

11. Continuation of Merger Agreement. As amended hereby, the Merger Agreement shall continue in full force and effect.

12. Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute a single agreement. This Amendment may be executed by facsimile signature.

         [Remainder of Page Intentionally Blank, Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                          NETWORD,  INC.

                                          By:
                                               -------------------------
                                          Name:
                                          Title:

                                          WEBSPEAK  ACQUISITION  CORP.

                                          By:
                                               -------------------------
                                          Name:
                                          Title:



                                          HOME  DIRECTOR,  INC.

                                          By:
                                               -------------------------
                                          Name:
                                          Title:

                                     ANNEX B

                  DELAWARE GENERAL CORPORATION LAW SECTION 262
                                APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this Section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of such stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this Section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Secs. 251 (other than a merger effected pursuant to Sec. 251(g) of this title), 252, 254, 257, 258, 263 or 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security of an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Secs. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:


          a. Shares of stock of the corporation surviving or resulting from such merger or consolidation or depository receipts in respect thereof;

          b. Shares of stock of any other corporation or depository receipts in respect thereof which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security of an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

               c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

               d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b., and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Sec. 253 of this title is not owned by the parent corporation immediately before the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)          Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) and (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Sec. 228 or Sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation; the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock of the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                     ANNEX C


                         FIRST CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NETWORD, INC.

        (pursuant to Section 242 of the Delaware General Corporation law)

It  is  hereby  certified  as  follows:

    FIRST:      The  name  of  the  corporation  is  Netword,  Inc.  (the
"Corporation").


     SECOND:      The  Certificate of Incorporation was filed with the Secretary of  State  of  the  State  of  Delaware  on  February  2,  1999.

     THIRD: The Certificate of Incorporation of the Corporation is hereby amended for the purpose of effecting a one-for-40 reverse split of the outstanding shares of the Corporation's common stock, par value $0.01 per share ("Common Stock"), by inserting the following as Article FOURTH A immediately following Article FOURTH:


               FOURTH A: At the Reverse Split Effective Time, the then outstanding shares of Common Stock (the "Outstanding Shares") shall automatically and without further action be consolidated and combined into a lesser number of shares of Common Stock ("Resulting Shares"), without any change in the par value of the Common Stock, so as to effect a one-for-40 reverse split of the Outstanding Shares (the "Reverse Stock Split") whereby for every 40 Outstanding Shares held by any one beneficial owner there shall be and remain one Resulting Share. The excess of the par value of the Outstanding Shares over the par value of the Resulting Shares shall be credited to additional paid-in capital. From and after the Reverse Split Effective Time, all certificates that formerly evidenced Outstanding Shares shall evidence instead the appropriate reduced number of Resulting Shares, except that if any beneficial owner of Outstanding Shares would be entitled by reason of the Reverse Stock Split to receive a fractional Resulting Share, such owner shall receive a whole share in lieu of such fractional Resulting Share, and such whole share shall be deemed for all purposes to be a validly issued, fully-paid and nonassessable share of Common Stock. The Reverse Stock Split shall become effective as of 12:00 a.m. New York City time on the day following the day on which the certificate amending the Certificate of Incorporation to adopt this Article Fourth A is filed with the Secretary of State of the State of Delaware (the "Reverse Split Effective Time").

     FOURTH: The amendments effected by this First Certificate of Amendment to the Certificate of Incorporation of the Corporation were adopted and approved in accordance with Sections 228 and 242 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, I have signed this instrument as of September ___, 2002.

                                _______________________________
                                Michael  L.  Wise
                                President  and  Chief  Executive  Officer

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NETWORD, INC.

        (pursuant to Section 245 of the Delaware General Corporation law)

It  is  hereby  certified  as  follows:

     FIRST:           The  name  of  the  corporation  is  Netword,  Inc.  (the
"Corporation").


     SECOND:      The  Certificate of Incorporation was filed with the Secretary of  State  of  the  State  of  Delaware  on  February  2,  1999.


     THIRD: Effective as of 12:10 a.m. New York City time on the day following the filing of this Amended and Restated Certificate of Incorporation, the Certificate of Incorporation of the Corporation shall be amended and restated to read in full as set forth in the attachment hereto captioned "Certificate of Incorporation of Home Director, Inc.".


     FIFTH: The amendments effected by this Amended and Restated Certificate of Incorporation were adopted and approved in accordance with Sections 228 and 245 of the Delaware General Corporation Law.


     IN WITNESS WHEREOF, I have signed this instrument as of September ___, 2002.


                      ______________________________
                      Michael  L.  Wise
                      President  and  Chief  Executive  Officer

                          CERTIFICATE OF INCORPORATION

                                       OF

                               HOME DIRECTOR, INC.

        (pursuant to Section 245 of the Delaware General Corporation law)

     FIRST:     The  name  of  the  corporation  is  Home  Director,  Inc.  (the
"Corporation").

     SECOND: The address of the registered office of the Corporation in the State of Delaware is c/o United Corporate Services, Inc., 15 East North Street in the City of Dover, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 42,000,000, of which 40,000,000 shall be shares of common stock, par value $0.01 per share ("Common Stock"), and 2,000,000 shall be shares of preferred stock, par value $0.01 per share ("Preferred Stock").

     Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which classes or series shall have such distinctive designation or title as shall be fixed by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to determine or alter the powers, rights, preferences, privileges, qualifications, limitations, and restrictions granted to or imposed upon any wholly unissued class or series of Preferred Stock, including without limiting the generality of the preceding clause, the authority to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares, all as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors. The Board of Directors is further authorized to determine or alter from time to time the number of shares of Preferred Stock constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of such shares of that class or series, but not the number of shares of such class or series then issued and outstanding. In case the number of shares of any class or series shall be so decreased, the shares removed from such class or series by such decrease shall be restored to the status they had before their inclusion in the class or series from which they are removed.

     Subject to all of the rights of the holders of Preferred Stock that may hereafter be issued, (i) such dividends or distributions as may be determined by the Board of Directors, at its sole discretion, may from time to time be declared and paid or made upon the Common Stock out of assets legally available therefor, and (ii) except as otherwise required by law, each outstanding share of Common Stock shall be entitled to one vote on each matter on which stockholders of the Corporation or the holders of Common Stock shall be entitled to vote.

     FIFTH: (a) The Corporation shall, to the fullest extent permitted by the GCL, as amended from time to time, and as provided in the bylaws of the Corporation (the "Bylaws"), indemnify and hold harmless any and all directors and officers whom it shall have the power to indemnify pursuant to the GCL or the Bylaws from and against any and all liabilities (including expenses) imposed on or reasonably incurred by such directors or officers in connection with any actual or threatened action, suit or other proceeding in which any such director or officer may become involved as a defendant or otherwise or by which such director or officer may be threatened with involvement as a defendant or otherwise, or as to which the power to indemnify may exist under the GCL or Bylaws or otherwise at law or in equity, in each case as to actions brought by reason of the fact that such director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, as the case may be, and such obligation shall continue notwithstanding that any such person shall have ceased to serve as a director or officer of the Corporation.

     (b) The Corporation may, to the fullest extent permitted by the GCL, as amended from time to time, and as provided in the Bylaws, indemnify and hold harmless any and all persons whom it shall have the power to indemnify pursuant to the GCL or the Bylaws from and against any and all liabilities (including expenses) imposed on or reasonably incurred by such persons in connection with any actual or threatened action, suit or other proceeding in which any such person may become involved as a defendant or otherwise or by which such person may be threatened with involvement as a defendant or otherwise, or as to which the power to indemnify may exist under the GCL or Bylaws or otherwise at law or in equity, in each case as to actions brought by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, as the case may be.

     (c) Expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents (including attorneys' fees) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the GCL, or (4) for any transaction from which the director derived any improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. No amendment or repeal of this Article SIXTH or of Article FIFTH of this Amended and Restated Certificate of Incorporation, as it may be further amended (this "Certificate") shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal.

     SEVENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

     EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend or repeal the Bylaws in any manner not inconsistent with this Certificate or the laws of the State of Delaware, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the Bylaws.

     NINTH: The stockholders shall be entitled to vote only at an annual or special meeting of the stockholders in accordance with the Bylaws and shall not be permitted to act by written consent in lieu of a meeting.

     TENTH: Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders shall be given in the manner provided in the Bylaws.

     ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders are subject to this reservation.

                                     ANNEX D
                  FORM OF NETWORD'S AMENDED AND RESTATED BYLAWS




                           AMENDED AND RESTATED BYLAWS

                                       OF

                               HOME DIRECTOR, INC.

                           (as of  September___, 2002)

                                    ARTICLE I

                                     OFFICES

     Section 1.    Principal Office.    The principal office of Home Director,
Inc. (the "Corporation") shall be located at 7132 Santa Teresa Boulevard, San Jose, California 95139 or at such other location as shall be designated by the board of directors of the Corporation (the "Board of Directors" or the "Board").

     Section 2.    Other Offices.    The Corporation may have such other
offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
                                   ARTICLE II
                                  STOCKHOLDERS

Section 1.    Annual Meetings.

     (a) Annual meetings of the stockholders of the Corporation, for the purpose of the election of directors and for the conduct of such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the date which is 120 calendar days prior to the anniversary date of the previous annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 60 days or delayed by more than 90 days from such anniversary, notice by the stockholder to be timely must be so received not earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth day prior to such annual meeting or (2) the tenth day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (A) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (C) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent of a stockholder proposal. In addition to the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act to the extent such regulations require notice that is different from the notice required above.

Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors at an annual meeting. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Such notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to subitems (B), (C) and (D) of paragraph (b) of this Section 1. At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in the notice of nomination which pertains to the nominee. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

     Section 2.    Special Meetings.    Special meetings of the stockholders,
for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called as provided in this Section 2 by the Chief Executive Officer of the Corporation, a majority of the Board of Directors or the owners of 20% of the shares entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Except as next provided, notice shall be given as set forth in Section 4 of Article II of these Bylaws. Upon receipt of a written request addressed to the Chairman of the Board, the President, Vice President or Secretary, mailed or delivered personally to such officer by any person (other than the majority of the Board of Directors) entitled to call a special meeting of stockholders, such officer shall cause notice to be given, to the stockholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, not less than 35 or more than 60 days after the receipt of such request. If such notice is not given within 20 days after receipt of such request, the persons calling the meeting may give notice thereof in the manner provided by Section 4 of Article II of these Bylaws.

     Section 3.    Place of Meetings.    The Board of Directors may designate
any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or special meeting. If no designation is made, the place of meeting shall be the principal office of the Corporation. The Board of Directors may determine, in its sole discretion, that the meeting shall not be held at any place, but instead be held solely by means of remote communication.

     Section 4.    Notice of Meetings.    Whenever stockholders are required or
permitted to take any action at a meeting, a written notice stating the place, date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than 10 days or more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.
Written notice may be delivered through mail, telegram, cablegram, facsimile,
e-mail or other means of electronic transmission.   If mailed, such notice shall
be deemed to be delivered when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If notice is delivered by any other means permitted by this Section 4, then such notice shall be deemed to be delivered when sent by the Corporation. An affidavit of the Secretary of the Corporation that the notice has been given shall be prima facie evidence of the facts stated therein.

     Section 5.    Waiver of Notice.    Notice of a meeting need not be given to
any stockholder who submits a waiver of notice given in writing or by electronic transmission signed by the stockholder as of the time for such meeting. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, need be specified in any waiver of notice.

     Section 6.    Fixing of Record Date.    For the purpose of determining
stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders which may not be more than 60 days or less than 10 days prior to the date on which the particular action requiring such determination of stockholders is to be taken but which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or of stockholders entitled to receive payment of a dividend, the date next preceding the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     Section 7.    Stockholder List.   The Secretary shall prepare or cause to
be prepared a complete list of the stockholders entitled to vote at each meeting of stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares registered in the name of each stockholder. Such list shall be open for examination by any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during the ordinary business hours, and at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the entire time thereof and may be inspected by any stockholder who is present.

     The stock ledger maintained by the Secretary pursuant to Section 9 of
Article IV of these Bylaws shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     Section 8.    Conduct of Meeting.   Meetings of the stockholders shall be
presided over by one of the following officers if present and acting, in the following order of priority: the Chairman of the Board, the President, a Vice President, or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the chairman of the meeting shall appoint a secretary of the meeting.

     Section 9.    Quorum.    Except as otherwise provided by statute or by the
Certificate of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of stockholders for the transaction of business. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of stockholders leaving less than a quorum. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

     Section 10. Proxy Representation. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters as to which such stockholder is entitled to participate, whether by waiving notice of any meeting, by voting or participating at a meeting, or by expressing consent or dissent without a meeting. Every proxy appointment either executed in writing or conveyed through telegram, cablegram, facsimile, e-mail or other means of electronic transmission shall be signed by the stockholder or by the stockholder's attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if its states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     Section 11.    Voting of Shares.    Except as otherwise provided in the
Certificate of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote for the election of directors. Any other action shall be authorized by a majority of the votes cast except as may be otherwise prescribed by statute or by the provisions of the Certificate of Incorporation or these Bylaws. All elections of directors shall be by written ballot.

     Section 12.    Voting of Shares by Certain Holders.    Shares standing in
the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by such person either in person or by proxy, without a transfer of such shares into such person's name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such person's name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     Shares of its own stock belonging to the Corporation whether or not registered in its name, shall not be deemed to be outstanding at any meeting for purposes of determining the persons entitled to vote and the number of shares outstanding.

     Section 13. Stockholder Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.
                                   ARTICLE III
                               BOARD OF DIRECTORS

     Section 1.    General Powers.    The business and affairs of the
Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The use of the phrase "whole Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

     Section 2.    Qualifications and Number.    A director need not be a
stockholder or a citizen of the United States. The number of directors shall initially be eight. Thereafter, the number of directors constituting the whole Board of Directors may be increased or decreased from time to time by action of the stockholders or of the Board of Directors, except that the number of directors shall not be less than three or more than 15.

     Section 3. Election and Term. Directors shall be elected by a plurality of the votes cast at an annual meeting of the stockholders or any special meeting of the stockholders called for such purpose. Each director so elected shall hold office until the next annual meeting of the stockholders and until his or her successor shall be duly elected or qualified, or until his or her earlier resignation or removal.

     Section 4.    Vacancies.    Any director may resign at any time by notice
given in writing or by electronic transmission to the Corporation. Vacancies, including vacancies occasioned by an increase in the number of directors, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his earlier death, resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy caused by an increase in the number of directors, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for the election of directors, summarily order an election to be held to fill any such vacancies, or to replace the directors chosen by the directors then in office.

     Section 5.    Regular Meetings.    An annual meeting of the Board of
Directors shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may establish the time and place for the holding of additional regular meetings without notice.

     Section 6.    Special Meetings.    Special meetings of the Board of
Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

     Section 7. Notice or Constructive Waiver. No notice shall be required for regular meetings of the Board of Directors for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place, including by electronic transmission, shall be given for special meetings of the Board of Directors not less than 24 hours prior to the time fixed for the meeting. Notice need not be given to any director who submits a waiver of notice, in writing or by electronic transmission, signed by such director before or after the time of the meeting. Attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any waiver of notice.

     Section 8.    Quorum.    A majority of the directors at the time in office
shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, provided that the number of directors constituting a quorum shall in no case be less than one-third of the whole Board. If directors who are less than the number required to constitute a quorum shall be present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     Section 9.    Participation by Telephone.    Any member or members of the
Board of Directors or of any committee thereof, may participate in a meeting of the Board, or such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     Section 10.    Manner of Acting.    The vote of a majority of the directors
present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 11.    Action Without a Meeting.    Unless otherwise provided by
the Certificate of Incorporation or these Bylaws, any action that may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing or electronic transmission, setting forth the action to be so taken, shall be signed by all the members of the Board of Directors or committee, as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

     Section 12.    Compensation.    The Board of Directors may provide for the
payment to each director of the expenses, if any, of the director's attendance at each meeting of the Board of Directors and any committee thereof, a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors and any committee thereof or both and/or for such other compensation as the Board of Directors may determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 13.    Removal of Directors.    The Board of Directors, or any
individual director, may be removed from office at any time with or without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for the election of directors; provided, however, that unless otherwise provided in the Certificate of Incorporation, a director may only be removed by the stockholders for cause.

     Section 14.    Committees.    The Board of Directors may, by resolution
passed by a majority of the whole Board, designate one or more committees of the Board, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate director to replace the absent or disqualified member, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, with the exception of any authority the delegation of which is prohibited by statute, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its proceedings and report to the Board of Directors when required by the Board of Directors to do so.

     Section 15.    Interested Directors.    No contract or transaction between
the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction, or solely because such person's or persons' votes are counted for such purpose if (i) the material facts as to such person's or persons' relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person's or persons' relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

     Section 1.    Officers.    The officers of the Corporation shall be a
Chairman of the Board, who shall be the Chief Executive Officer, a President, who shall be the Chief Operating Officer, a Secretary and a Chief Financial Officer. The Corporation may also have, at the discretion of the Board of Directors, one or more Vice Presidents, one or more Assistant Secretaries and such other officers as may be appointed in accordance with the provisions of
Section 3 of this Article IV. Any number of offices may be held by the same person.

     Section 2.    Election of Officers.    The officers of the Corporation,
except such officers as may be appointed in accordance with the provisions of
Section 3 or Section 5 of this Article IV, shall be chosen by the Board of Directors (or any committee thereof authorized to do so) and each shall serve at the pleasure of the Board of Directors. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified, or until such officer's earlier death, resignation or removal.

     Section 3.    Subordinate Officers.    The Board of Directors may appoint,
and may empower the Chairman of the Board or President to appoint, such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time determine.

     Section 4.    Removal and Resignation of Officers.    Any officer may be
removed, with or without cause, by the Board of Directors, at any regular or special meeting of the Board of Directors, or, except in case of an officer appointed by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors. Any such removal shall be without prejudice to the rights, if any, of an officer under any contract to which the officer is a party. Any officer may resign at any time by notice given in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section 5.    Vacancies in Offices.    A vacancy in any office because of
death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 6.    Chairman of the Board; Chief Executive Officer.    The
Chairman of the Board, shall, if present, preside at meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. The Chairman of the Board shall, in addition, be the Chief Executive Officer of the Corporation and, in such capacity, shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and the officers of the Corporation.

     Section 7.    President; Chief Operating Officer.    Subject to such
supervisory powers of the Board of Directors and the Chief Executive Officer, the President shall be the Chief Operating Officer of the Corporation and shall have general supervision, direction and control of the operations of the Corporation. The President shall, in the absence of the Chairman of the Board, preside at all meetings of the stockholders and all meetings of the Board of Directors. The President shall have the powers and duties of management as may be prescribed by the Board of Directors or these Bylaws and in the absence or disability of the Chief Executive Officer, shall perform all duties of the Chief Executive Officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer.

     Section 8.    Vice Presidents.    Each of the Vice Presidents shall have
powers and perform such duties as from time to time may be prescribed by the Board of Directors, these Bylaws, or the Chief Executive Officer of the Corporation.

     Section 9.    Secretary.    The Secretary shall keep or cause to be kept,
at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or applicable law to be given, and shall keep the seal of the Corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws or the Chief Executive Officer of the Corporation.

     Section 10. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

    The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and directors, whenever they request it, an account of all of such officer's transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have the powers and perform such other duties as may be prescribed by the Board of Directors, these Bylaws or the Chief Executive Officer of the Corporation.

     Section 11.    Salaries.    The salaries of the officers shall be fixed
from time to time by the Board of Directors. No officer shall be prevented from receiving salary by reason of the fact that such officer is also a director of the Corporation.
                                    ARTICLE V
                                    INDEMNITY

     Section 1. Indemnification of Officers, Directors, Employees and Agents; Insurance.

     (a) (i) The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (b) (i) The Corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened or pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (ii) The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened or pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

     (c) (i) To the extent that a director or officer of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          (ii) To the extent that an employee or agent of the Corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 1, or in defense of any claim, issue or matter therein, such person may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, if the Board of Directors deems it appropriate.

     (d) Any indemnification under paragraphs (a) and (b) of this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made with respect to each such person, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Section 1. Such expenses incurred by other employees and agents (including attorneys' fees) may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 1 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons' official capacity and as to action in another capacity while holding such office. Any such indemnification may be subject to such conditions as may be imposed under any policy of directors' and officers' liability insurance obtained by the Corporation.

     (g) The Board of Directors may authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise against any liability asserted against such person and incurred by such person in any such capacities, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against liability under the provisions of this Section 1. The Board of Directors, without approval of the stockholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification, the advancement and reimbursement of expenses and the purchase and maintenance of insurance referred to in this
Section 1.

     (h) For the purposes of this Section 1, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other entity or enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this Section 1, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Section 1.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 1 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (k) The Court of Chancery of Delaware is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this Section 1 or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine the Corporation's obligation to advance expenses (including attorneys' fees).

     (l) In the event that any action, suit or proceeding is brought against any person entitled to indemnification pursuant to this Article V, the Corporation shall have the right, at the cost and expense of the Corporation, to defend such action in the name and on behalf of the indemnified party (using counsel designated by the Corporation, who may also be counsel to the Corporation); provided, however, that an indemnified party shall have the right to conduct its own defense and designate its own counsel, if the conduct of such defense by the Corporation or representation of such indemnified party by counsel designated by the Corporation would be inappropriate because of actual or potential differing interests between such indemnified party and the Corporation.

                                   ARTICLE VI
                    CERTIFICATES FOR STOCK AND THEIR TRANSFER

     Section 1.    Certificates for Stock.    Certificates representing stock of
the Corporation shall be in such form as shall be determined by the Board of Directors. Every holder of stock of the Corporation shall be entitled to have a certificate signed, in the name of the Corporation, (i) by the Chairman of the Board of Directors, the President or a Vice President and (ii) by the Chief Financial Officer or the Secretary or the Assistant Secretary of the Corporation, and sealed with the corporate seal certifying the number of shares owned by such person in the Corporation. Any or all of the signatures may be a facsimile. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation.

     Section 2.    Transfer of Stock.    Transfer of stock of the Corporation
shall be made on the stock transfer books of the Corporation and only by the holder of record thereof or by such holder's legal representative, who shall furnish proper evidence of authority to transfer, or by such holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and upon surrender of the certificates therefor for cancellation. All certificates surrendered to the Corporation for cancellation shall be canceled, and no new certificates shall be issued until the former certificate for those shares shall have been surrendered and canceled, except in the case of a lost, stolen or destroyed certificate which shall be issued in accordance with Section 3 of this Article VI.

     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such person's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to be lost, stolen or destroyed.

     Section 4.    Uncertificated Stock.    The Board of Directors of the
Corporation may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated stock. Any such resolution shall not apply to shares of stock represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or Vice President, and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation representing such shares in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

                                   ARTICLE VII
                               GENERAL PROVISIONS

     Section 1.    Fiscal Year.    The fiscal year of the Corporation shall
begin on the first day of January and end on the last day of December of each year.

     Section 2.    Corporate Seal.    The Board of Directors shall adopt a
corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, the year of its organization and the words, "Corporate Seal."

     Section 3. Electronic Signatures. For purposes of any consent, waiver, or resignation by any stockholder, proxyholder, director or officer, which is permitted by these Bylaws to be given by telegram, cablegram or other electronic transmission, such consent, waiver, or resignation shall be deemed to be written, signed and dated if such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, proxyholder, director or officer or by a person or persons authorized to act for the stockholder, proxyholder, director or officer, as the case may be, and (b) the date on which such person or persons transmitted such telegram, cablegram or other electronic
transmission.   The date on which such telegram, cablegram or other electronic transmission is transmitted shall be deemed to be the date on which such consent, waiver or resignation was signed. No consent, waiver or resignation given by telegram, cablegram or other electronic transmission shall be deemed to be delivered until such consent, waiver or resignation is reproduced in paper form and such reproduction is delivered to the Corporation.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section 1. These Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted by the stockholders or by the Board of Directors, at any regular or special meeting of the stockholders or the Board or by unanimous written consent of the Board. Notice of any alteration, amendment, repeal or the adoption of new Bylaws to be proposed at a meeting of stockholders or the Board shall be contained in the notice of such meeting of stockholders or the Board, as the case may be. All such amendments adopted at a meeting of stockholders or the Board of Directors shall be approved by the holders of a majority of the shares entitled to vote thereon or by a majority of the whole Board of Directors, as the case may be.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Netword's certificate of incorporation and bylaws, its directors and officers are entitled to be indemnified by Netword to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law. Additionally, under Netword's certificate of incorporation and bylaws, its directors are not subject to personal liability to Netword or its stockholders for monetary damages resulting from a breach of fiduciary duty or failure to exercise any applicable standard of care, except that Netword's directors may be subject to personal liability for monetary damages in circumstances involving:

     -    a breach of the duty of loyalty;

     - acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law;

     - unlawful payments of dividends, stock purchases or redemptions under the Delaware General Corporation Law; or

     - transactions from which the director derives an improper personal benefit.


     Section 6.14 of the Agreement and Plan of Merger provides that Netword will indemnify and hold harmless each of its present and former officers and directors prior to the effective time of the merger against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (i) arising out of or pertaining to the transactions contemplated by the merger agreement or (ii) arising out of any acts or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted under Netword's certificate of incorporation and bylaws as in effect immediately before the merger.

ITEM 21 - EXHIBITS.

     The following exhibits are filed with this document:

EXHIBIT
NUMBER   EXHIBIT TITLE

2.1       Agreement and Plan of Merger, dated as of April 9, 2002, by and among Netword, Inc., Webspeak
          Acquisition Corp. and Home Director, Inc. set forth in Annex A to the information statement/proxy statement/prospectus included in this registration statement.**

2.2       Amendment No. 1 to Agreement and Plan of Merger dated as of July [  ], 2002 by and among
          Netword, Inc., Webspeak Acquisition Corp. and Home Director, Inc. set forth in Annex A to the information statement/proxy statement/prospectus included in this registration statement.*

2.3       Certificate of Merger between Netword, LLC and Netword, Inc. dated February 18, 1999.(1)

2.4       Agreement and Plan of Merger between Netword, LLC and Netword, Inc. dated February 18, 1999. (1)

3.1       Certificate of Incorporation of Netword, Inc. (1)

3.2       Form of First Certificate of Amendment to the Certificate of Incorporation of Netword, Inc. set forth in Annex C to the information statement/proxy statement/prospectus included in this registration statement.**

3.3       Form of Amended and Restated Certificate of Incorporation of Netword, Inc. set forth in Annex C to this information statement/proxy statement/prospectus included in this registration statement.**

                                      II-1

3.4       Bylaws of Netword, Inc. (1)

3.5       Amended and Restated Bylaws of Netword, Inc. set forth in Annex D to the information statement/proxy statement/prospectus included in this registration statement.**

4.1       Form of Warrant issued to members of Netword, LLC in connection with the merger of Netword,
          LLC and Netword, Inc. (1)

4.2       Warrant dated May 1, 1999 issued to Pryor, Cashman, Sherman & Flynn LLP. (1)

4.3       Form of Subscription Agreement executed in connection with the Rule 506 sale of 782,000 units consummated on July 28, 1999 and August 5, 1999. (1)

4.4       Form of Warrant issued to purchasers in the Rule 506 offering to David Segal and to NorthStar
          Capital Partners LLC. (1)

4.5       Stock Option Plan of Netword, Inc. (1)

4.6       Form of Award Letter for Optionees. (1)

4.7       Warrant dated September 29, 1999 issued to Net2Phone, Inc. (1)

4.8       Form of Lock-Up Escrow Agreement by and between Netword, Inc., Home Director, Inc. and
          Continental Stock Transfer & Trust Company as Lock-Up Escrow Agent.**

5.1       Legal Opinion of Kronish Lieb Weiner & Hellman LLP.*

9.1       Voting Agreement, dated as of April 30, 2002, among Netword, Inc., Spencer Trask Intellectual
          Capital Company LLC, Spencer Trask Ventures, Inc., Cisco Systems, Inc., Motorola, Inc., Donald
          Witmer, Robert Wise and Daryl Stemm.**

9.2       Stockholders Agreement, dated as of July 16, 2002, among Home Director, Inc., Netword, Inc.,
          Spencer Trask Investment Partners, LLC, Spencer Trask Intellectual Capital Company LLC, Spencer
          Trask Ventures, Inc., Motorola, Inc., Cisco Systems, Inc., Donald Witmer, Daryl Stemm, Kent M. Klineman,
          Jordan Klineman, Justine Klineman, Justice Klineman, Michael Wise, Batya Wise, David Wise, Gidon Wise,
          Joseph S. Reiss, Gary and Lynn Gettenberg as joint tenants, The Lawrence Charitable Trust,
          Klondike Resources, Inc., the Jesurum Family Limited Partnership and Stilwell Holding LLC.**

9.3       Letter Agreement, dated as of April 30, 2002 among Netword, Inc., Spencer Trask Investment
          Partners, LLC, Spencer Trask Intellectual Capital Company, LLC, Spencer Trask Ventures, Inc.,
          Donald B. Witmer, Robert Wise and Daryl Stemm.**

10.1      Trademark and Trade Name Purchase and Sale Agreement, dated as of April 30, 1996, between
          Netword, Inc. and the Birdshell Corporation, LLC. (1)

23.1      Consent of Kronish Lieb Weiner & Hellman LLP - (included in Exhibit 5.1).*

23.2      Consent of Mahoney Cohen & Company, CPA. P.C.**

23.3      Consent of Ernst & Young LLP.**

24.1      Power of Attorney (included on page II-4).**

_______________


(1) Incorporated by reference to the corresponding exhibit previously filed as an exhibit to Netword's Registration Statement on Form SB-1 (Reg. No. 333-86873)

*      To be filed by an amendment to the registration statement.
**     Filed herewith

ITEM 22 - UNDERTAKINGS.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lawrence, State of New York, on the 1st day of August 2002.

                                   NETWORD, INC.

                                   By: /s/Michael L. Wise
                                      -----------------------
                                      Michael L. Wise
                                      President and Chief
                                      Executive Officer


                                POWER OF ATTORNEY

     KNOWN ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kent M. Klineman as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

               SIGNATURE           TITLE                            DATE
               ---------           -----                            ----

 /s/Michael L. Wise     President, Chief Executive Officer
-------------------     and Director                             August 1, 2002
    Michael L. Wise


/s/Kent M. Klineman     Secretary and Director                   August 1, 2002
-------------------
   Kent M. Klineman


/s/Murray M.Rubin        Chief Financial and
-------------------      Accounting Officer and Treasurer        August 1, 2002
   Murray M. Rubin